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As Filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-140510

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BARRINGTON BROADCASTING GROUP LLC
BARRINGTON BROADCASTING CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4833 (Primary Standard Industrial Classification Code Number)	20-4841532 20-5172909 (I.R.S. Employer Identification Number)

2500 W. Higgins Road, Suite 155
Hoffman Estates, IL 60169
(847) 884-1877
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Copies to:
K. JAMES YAGER
Chief Executive Officer
2500 W. Higgins Road, Suite 155
Hoffman Estates, IL 60169
(847) 884-1877
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)	JEFFREY J. PELLEGRINO, ESQ. Paul, Hastings, Janofsky & Walker LLP 75 E. 55th Street New York, NY 10022 (212) 318-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date, as the Commission, acting pursuant to said Section 8(a), may determine.

BARRINGTON BROADCASTING GROUP LLC
BARRINGTON BROADCASTING CAPITAL CORPORATION

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OF INCORPORATION/ FORMATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	IRS EMPLOYER IDENTIFICATION NO.
Barrington Albany LLC	DE	4833	20-4848687
Barrington Amarillo LLC	DE	4833	20-4849256
Barrington Bay City LLC	DE	4833	20-4849033
Barrington Colorado Springs LLC	DE	4833	20-5417640
Barrington Columbia LLC	DE	4833	20-4848261
Barrington Flint LLC	DE	4833	20-4848949
Barrington Harlingen LLC	DE	4833	20-4845313
Barrington Jefferson City LLC	DE	4833	20-4849219
Barrington Kirksville LLC	DE	4833	20-4848796
Barrington Marquette LLC	DE	4833	20-4845620
Barrington Myrtle Beach LLC	DE	4833	20-4849110
Barrington Peoria LLC	DE	4833	20-4848874
Barrington Quincy LLC	DE	4833	20-4849186
Barrington Syracuse LLC	DE	4833	20-4844866
Barrington Toledo LLC	DE	4833	20-4845687
Barrington Traverse City LLC	DE	4833	20-4845390
Barrington Albany License LLC	DE	4833	20-4856505
Barrington Amarillo License LLC	DE	4833	20-4854008
Barrington Bay City License LLC	DE	4833	20-4853822
Barrington Colorado Springs License LLC	DE	4833	20-4856397
Barrington Columbia License LLC	DE	4833	20-4856318
Barrington Flint License LLC	DE	4833	20-4853613
Barrington Harlingen License LLC	DE	4833	20-8359875
Barrington Jefferson City License LLC	DE	4833	20-4853955
Barrington Kirksville License LLC	DE	4833	20-4856569
Barrington Marquette License LLC	DE	4833	20-4856227
Barrington Myrtle Beach License LLC	DE	4833	20-4853863
Barrington Peoria License LLC	DE	4833	20-4853555
Barrington Quincy License LLC	DE	4833	20-4853901
Barrington Syracuse License LLC	DE	4833	20-4855950
Barrington Toledo License LLC	DE	4833	20-4856271
Barrington Traverse City License LLC	DE	4833	20-4856176

        The address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 2500 W. Higgins Road, Suite 155, Hoffman Estates, IL 60169 and the telephone number at that address is (847) 884-1877.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 3, 2007

Prospectus

$125,000,000

Offer to Exchange
10 1/2% Senior Subordinated Notes due 2014,
which have been registered under the Securities Act of 1933, for any and all outstanding
10 1/2% Senior Subordinated Notes due 2014,
which have not been registered under the Securities Act of 1933, of

BARRINGTON BROADCASTING GROUP LLC
AND
BARRINGTON BROADCASTING CAPITAL CORPORATION

  •
  We will exchange all original notes that are validly tendered and not withdrawn before the end of the exchange offer for an equal principal amount of new notes that we have registered under the Securities Act of 1933.

  •
  The new notes are substantially identical to the original notes except that, unlike the original notes, the new notes will have no transfer restrictions or registration rights.

  •
  This exchange offer expires at 5:00 p.m., New York City time, on                        , 2007, unless extended.

  •
  No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

  •
  The new notes will be subordinated to all of our existing and future senior debt. The new notes will rank equally in right of payment to all of our future senior subordinated debt and senior in right of payment to all of our future subordinated debt. All of our domestic restricted subsidiaries will fully and unconditionally guarantee the new notes on a senior subordinated basis. The new guarantees will be unsecured and subordinated to the senior indebtedness of such guarantors. The new notes and the new guarantees will also be unsecured and effectively subordinated to all of our and our subsidiary guarantors' secured debt to the extent of value of the assets securing that debt.

        See "Risk Factors" beginning on page 16 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

        Each broker-dealer that receives the new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with the resale of the new notes. If the broker-dealer acquired the original notes as a result of market making or other trading activities, the broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with the resale of the new notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2007.

        This prospectus incorporates important business and financial information about the company that is not included in or delivered with this prospectus. Such information is available without charge to security holders upon written or oral request. Please send written requests to Warren Spector at Barrington Broadcasting Group LLC, 2500 W. Higgins Road, Suite 155, Hoffman Estates, IL 60169 or call (847) 884-1877. To obtain timely delivery, security holders must request the information no later than                        , 2007, which is five business days before the expiration date of the exchange offer.

TABLE OF CONTENTS

Special Note Regarding Forward-Looking Statements	i
Industry and Market Data	i
Prospectus Summary	1
Risk Factors	16
The Exchange Offer	28
Use of Proceeds	37
Capitalization	38
Unaudited Pro Forma Condensed Consolidated Financial Statements	39
Selected Historical Financial Data for Barrington Group	43
Management's Discussion and Analysis of Financial Condition and Results of Operations	46
Industry and Market	58
Business	62
Regulation	82
Management	92
Security Ownership of Certain Beneficial Owners and Management	100
Certain Relationships and Related Transactions	101
Description of Other Indebtedness	103
Description of Notes	105
Material U.S. Federal Income Tax Consequences	147
Plan of Distribution	152
Legal Matters	153
Experts	153
Where You Can Find More Information	153
Index to Consolidated Financial Statements	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words. Such forward-looking statements may be contained in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry and Market," "Business" and "Regulation," among other places in this prospectus. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

  •
  our significant amount of debt;

  •
  our ability to maintain our network affiliations;

  •
  our ability to generate advertising revenues;

  •
  cyclical or other trends in advertising spending;

  •
  the regulatory environment for our industry;

  •
  competition in our markets; and

  •
  our ability to integrate the assets acquired in the acquisition described in this prospectus and achieve certain cost savings.

        Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We urge you to review carefully the section entitled "Risk Factors" in this prospectus for a more complete discussion of the risks related to the notes. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to update publicly or revise any forward-looking statements.

INDUSTRY AND MARKET DATA

        A.C. Nielsen Company, or Nielsen, has created 210 television markets, known as designated market areas, or DMAs, in the United States. DMAs are ranked in size according to various factors based upon the number of television households. In this prospectus, we rely on and refer to information regarding the telecommunications and television broadcasting industries, DMAs and our market share in the sectors in which we compete. We obtained this information from various industry publications, other publicly available information, market research and our own internal surveys and estimates. Industry publications generally state that the information therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information has not been independently verified and is not guaranteed. Similarly, other publicly available information, market research and our own internal surveys and estimates, while believed to be reliable, have not been independently verified, and neither we nor the initial purchasers make any representation as to the accuracy or completeness of such information.

        Unless otherwise noted, all industry data appearing in this prospectus is based on 2006 statistics and all station market rankings appearing in this prospectus are based on the average of the Sunday through Saturday 6:00 a.m. to 2:00 a.m. audience share figures published by Nielsen for the four months of May 2007, February 2007, November 2006 and July 2006. All other data regarding television

i

households and average household income for a particular DMA appearing in this prospectus is published in BIA Financial Network, Inc.'s MEDIA Access Pro Television Software Database. All references in this prospectus to the number of stations within a particular market take into account only those television stations (other than our television stations) with at least a 1.0% audience share.

        In the context of describing ownership of television stations in particular markets, the term "duopoly," as used throughout this prospectus, refers to directly owning, or deriving economic benefit from, two or more stations (which may include one or more full power television stations and one or more low power television stations) in a particular market. See "Industry and Market—Full vs. Low Power Stations" and "Regulation—Local Ownership (the Duopoly Rule)" for an explanation of the distinctions between full power television stations and low power television stations.

        The term "net revenues," as used throughout this prospectus, means gross revenues minus advertising agency fees, fees paid to firms selling national advertising, and fees paid to firms in connection with revenues received from local sales programs.

ii

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making a decision whether to exchange your original notes for new notes. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the "Risk Factors" section beginning on page 16, the financial statements and related notes included elsewhere in this prospectus and the other documents to which we have referred you before making an investment decision.

        The original notes were jointly issued by Barrington Broadcasting Group LLC, a Delaware limited liability company referred to as "Barrington Group," and its wholly-owned subsidiary, Barrington Broadcasting Capital Corporation, a Delaware corporation referred to as "Barrington Capital." As used in this prospectus, the term "Issuers" refers to Barrington Group and Barrington Capital; the term "Barrington Corporation" refers to Barrington Broadcasting Corporation and its consolidated subsidiaries prior to the merger of Barrington Broadcasting Corporation with Barrington Group; unless the context otherwise requires, the terms "we," "us", "our" or similar terms refer to Barrington Group and its consolidated subsidiaries.

        In this prospectus, the term "original notes" refers to the Issuers' 10 1/2% Senior Subordinated Notes due 2014 which are not registered under the Securities Act of 1933, as amended, or the Securities Act, and the term "new notes" refers to the Issuers' 10 1/2% Senior Subordinated Notes due 2014 which have been registered under the Securities Act. The original notes and the new notes are collectively referred to in this prospectus as the "notes."

Company Overview

        We are a television broadcasting company focused on smaller markets across the United States. We own or program 21 network television stations, many of which have leading positions in 15 geographically diverse, smaller markets. In nine of our 15 markets, we operate a station ranked #1 or #2 in audience share, and all but two of our stations have a top three market share. All of our stations are affiliated with national television networks—six with NBC, four with ABC, three with CBS, three with FOX and five with CW, which debuted in September 2006. In the markets where we operate a CW station, we operate duopolies.

        We believe smaller markets are more attractive than larger markets. Our stations are located in markets that rank between the 66th and 199th largest in the United States. As a result of our small market focus, our stations are able to achieve greater audience share, higher advertising rates relative to their market size and lower programming costs than stations in larger markets.

        We have acquired stations where we have identified opportunities to improve revenue generation and implement cost controls. Our management team has demonstrated the ability to improve local content, enhance the local sales force and institute strict cost discipline at our stations. We plan to utilize our expertise in operating stations in smaller markets to increase local revenues generated by the acquired stations as well as to reduce costs at these stations.

Corporate Structure

        The following chart illustrates our organizational structure.

(1)
Barrington Group is a holding company with no significant independent operations, whose only significant asset is the membership interests of the operating subsidiaries and Barrington Capital.

(2)
Each of our television stations is operated as a separate limited liability company subsidiary of Barrington Group. These subsidiaries are referred to as the "operating subsidiaries."

(3)
Formed exclusively to be the co-issuer of the notes.

(4)
The FCC license for each of our television stations is held by a separate limited liability company subsidiary of the respective operating subsidiary. These subsidiaries are referred to as the "FCC subsidiaries."

The Raycom Acquisition and Related Transactions

        On August 11, 2006, Barrington Corporation purchased substantially all of the assets of twelve television stations from Raycom Media, Inc., which is referred to as "Raycom." We refer to the purchase of the television stations from Raycom in this prospectus as the "Raycom acquisition" and to the twelve television stations we purchased from Raycom as the "acquired stations." The purchase price paid in connection with the Raycom acquisition was approximately $264.0 million.

        Concurrently with the closing of the Raycom acquisition, Barrington Corporation merged with and into Barrington Group and all of Barrington Corporation's existing operating subsidiaries merged with and into newly-formed limited liability companies. Such transactions are collectively referred to as the "LLC conversion."

        In connection with the Raycom acquisition, the Issuers issued $125.0 million aggregate principal amount of the notes in a Rule 144A offering. The notes, which mature on August 15, 2014, bear interest at a rate of 10 1/2% per annum. Interest will be paid on the notes on each February 15 and August 15, beginning on February 15, 2007.

        In connection with the Raycom acquisition, we repaid our old credit facilities and entered into a new credit facility, which is referred to as "our credit facility." Our credit facility is comprised of a $147.5 million senior secured term loan facility, referred to as the "term facility," and a $25.0 million senior secured revolving credit facility, referred to as the "revolving facility." The term facility has a seven year maturity and the revolving facility has a six year maturity. Our obligations under our credit facility are guaranteed by Barrington Broadcasting LLC, our parent, which is referred to as "Barrington

Broadcasting," and all of our direct and indirect subsidiaries. Our credit facility is secured by a first priority lien on substantially all of our and our direct and indirect subsidiaries' existing and future assets. In addition, we guaranteed a $2.5 million term loan of SagamoreHill of Carolina, LLC, referred to as "SagamoreHill," which owns WWMB, a station we program pursuant to a local marketing agreement. The term loan, which is referred to as the "SagamoreHill term loan," is guaranteed by Barrington Group and the guarantors and such guarantees are secured by a first priority lien on substantially all of the assets of Barrington Group and the guarantors. We did not receive any proceeds from the SagamoreHill term loan, but SagamoreHill was required to apply the proceeds it received to repay in full its old credit facility. For more information about our credit facility and the SagamoreHill term loan, see "Description of Other Indebtedness."

        In addition, concurrently with the closing of the Raycom acquisition, our equity sponsor contributed $60.5 million in additional equity capital to Barrington Broadcasting that was immediately contributed to Barrington Group. We refer to this contribution herein as the "Pilot Group capital contribution."

        The gross proceeds from the sale of the original notes together with borrowings of $147.5 million under the term facility of our credit agreement, $2.5 million of borrowings under the SagamoreHill term loan, $60.5 million from the Pilot Group capital contribution and $4.7 million of cash on hand were used to pay the purchase price for the Raycom acquisition, repay $61.0 million of existing debt, pay a $2.4 million tax liability, make $3.2 million of capital expenditures and pay $13.2 million of transactions fees and expenses.

        In this prospectus, we refer to the offering of the notes, the Raycom acquisition, the LLC conversion, the repayment of the old credit facilities, the borrowings under our credit facility, the guarantees of the SagamoreHill term loan, the capital contribution and the payment of related fees and expenses collectively as the "Transactions."

Our Strengths

        We believe that the following competitive strengths allow us to successfully operate in smaller markets:

  •
  Leading positions within our local markets

  •
  Limited competition within our markets

  •
  Diverse operations

  •
  Growing local advertising base

  •
  Strong cash flow

  •
  Experienced management team and equity sponsor

Our Strategy

        The primary aspects of our strategy include the following:

  •
  Capitalize on strong local presence

  •
  Focus on local advertising

  •
  Implement cost reduction initiatives

  •
  Leverage stations for internet dissemination

  •
  Selectively pursue acquisitions in smaller markets

Our Equity Sponsor

        Pilot Group, LP, referred to as "Pilot Group," a Delaware limited liability partnership formed in October 2003, is an investment firm which specializes in media and branded consumer products and services businesses. Pilot Group invests in business sectors where its principals' past management experience is most relevant and Pilot Group principals work closely with the management teams of all of its portfolio companies. The partnership principals have significant television and radio experience. Pilot Group's current portfolio investments, in addition to Barrington Broadcasting, include: Contours Express LLC (women's fitness club franchisor), DailyCandy, Inc. (online email content service), Double O Radio Corporation (owner and operator of radio stations in smaller markets), OTX Corporation (online advertising research company), Thrillist (online email content service), Stereogum (independent music content site) and Ideal Bite (online email environmental service).

        Our principal executive offices are located at 2500 W. Higgins Road, Suite 155, Hoffman Estates, Illinois 60169, and our telephone number is (847) 884-1877. Our website address is www.barringtontv.com. The information on our website is not deemed to be part of this prospectus.

The Exchange Offer

        The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

The Exchange Offer	We are offering to exchange up to $125,000,000 aggregate principal amount of our new 10 1/2% senior subordinated notes due 2014 for up to $125,000,000 aggregate principal amount of our original 10 1/2% senior subordinated notes due 2014, which are currently outstanding. Original notes may only be exchanged in $1,000 principal increments. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged promptly upon such expiration. Any original notes not accepted for tender for any reason will be returned promptly after termination or expiration of the exchange offer.
Resales Without Further Registration
We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;
•
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and
• you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be a statutory underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 90 days after the date of this prospectus for use in connection with any such resale. See "Plan of Distribution."
Expiration Date	5:00 p.m., New York City time, on , 2007, unless we extend the exchange offer.
Accrued Interest on the New Notes and Original Notes
The new notes will bear interest from August 11, 2006 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the date of issuance of the new notes.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See "The Exchange Offer—Conditions."
Procedures for Tendering Original Notes
Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.
Special Procedures for Beneficial Holders
If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your original notes, either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:
• your original notes are not immediately available; or
• time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or
• you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.
Failure to Exchange Will Affect You Adversely
If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the original notes will be adversely affected.
Material U.S. Federal Income Tax Consequences	The exchange of original notes for new notes pursuant to the exchange offer should not result in a taxable event. Accordingly, we believe that:
• no gain or loss should be realized by a United States holder upon period of the original notes; and
• holder's holding period for the new notes should include the holding period of the original notes; and
• the adjusted tax basis of the new notes should be the same as the adjusted tax basis of the original notes exchanged at the time of such exchange.
See "Material U.S. Federal Income Tax Consequences."
Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offer. Deliveries by hand, registered, certified, first class or overnight mail should be addressed to U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Specialized Finance Department, Reference: Barrington Broadcasting Group LLC Exchange. For information with respect to the Exchange Offer, contact the Exchange Agent at telephone number (800) 934-6802 or facsimile number (651) 495-8158.
Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."

Summary of Terms of New Notes

        The exchange offer constitutes an offer to exchange up to $125.0 million aggregate principal amount of the new notes for up to an equal aggregate principal amount of the original notes. The new notes will be obligations of the Issuers evidencing the same indebtedness as the original notes, and will be entitled to the benefit of the same indenture. The form and terms of the new notes are substantially the same as the form and terms of the original notes except that the new notes have been registered under the Securities Act. See "Description of Notes."

Terms of New Notes

Issuers	Barrington Broadcasting Group LLC Barrington Broadcasting Capital Corporation
Notes Offered	The form and terms of the new notes will be the same as the form and terms of the original notes except that:
• the new notes will bear a different CUSIP number from the original notes;
• the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new notes.
The new notes will evidence the same debt as the original notes. They will be entitled to the benefits of the indenture governing the original notes and will be treated under the indenture as a single class with the original notes. We refer to the new notes and the original notes collectively as the "notes" in this prospectus.
Maturity Date	August 15, 2014.
Interest Rate	The notes will bear interest at a rate of 10 1/2%, payable in cash in arrears.
Interest Payment Dates	Interest will be paid on each February 15 and August 15, beginning on February 15, 2007. Interest on the new notes will accrue from the last interest payment date on the original notes.
Subsidiary Guarantees	The notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by all of our existing and future restricted subsidiaries (other than Barrington Capital) that guarantee our and our restricted subsidiaries' other indebtedness. We refer to such subsidiaries collectively as the "guarantors" in this prospectus.
Ranking	The original notes are, and the new notes will be:
• unsecured senior subordinated obligations of the Issuers, subordinated in right of payment to the Issuers' existing and future senior debt,
• pari passu in right of payment with any of the Issuers' future senior subordinated debt,

	•	senior in right of payment to any of the Issuers' future subordinated debt and
	•	effectively subordinated to the Issuers' secured debt to the extent of the value of the assets securing such debt.
The guarantee by each guarantor of the original notes was, and of the new notes will be:
	•	that guarantor's unsecured senior subordinated obligation,
	•	subordinated in right of payment to all of that guarantor's existing and future senior debt,
	•	pari passu in right of payment with any of that guarantor's future senior subordinated debt,
	•	senior in right of payment to any of that guarantor's future subordinated debt and
	•	effectively subordinated to that guarantor's secured debt to the extent of the value of the assets securing such debt.
At March 31, 2007, we had $152.2 million of debt outstanding that ranked senior to the notes.
Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time on or after August 15, 2010 at the redemption prices described in the section "Description of Notes—Optional Redemption," plus accrued and unpaid interest.
In addition, on or before August 15, 2009 we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from one or more equity offerings, as long as:
	•	we pay 110.5% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to the redemption date;
	•	we redeem the notes within 90 days of completing the equity offering; and
	•	at least 65% of the aggregate principal amount of notes issued remains outstanding afterwards.
Change of Control	If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued interest.
Mandatory Offer to Repurchase	If we sell certain assets or we experience specific kinds of changes of control, we must offer to repurchase the notes at the prices described in "Description of Notes—Repurchase at the Option of Holders." Our ability to pay cash to holders of notes upon a repurchase may be limited by our then existing financial resources or the terms of our senior debt may prevent us from paying.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit the Issuers' (and most or all of their subsidiaries') ability to:
	•	incur additional indebtedness and issue certain preferred stock;
	•	pay dividends on our capital stock or repurchase our capital stock or subordinated debt;
	•	make investments;
	•	create certain liens;
	•	sell certain assets or merge or consolidate with or into other companies;
	•	incur restrictions on the ability of our subsidiaries to make distributions or transfer assets to us; and
	•	enter into transactions with affiliates.
These covenants are subject to important exceptions and qualifications, which are described in "Description of Notes—Certain Covenants."
No Listing on any Securities Exchange	We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated system.
Risk Factors	You should carefully consider the information under "Risk Factors" beginning on page 16 of this prospectus and all other information included in this prospectus prior to making a decision to exchange original notes for new notes.

        For additional information regarding the notes, see the "Description of Notes" section of this prospectus.

Comparison with Original Notes

Freely Transferable	The new notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The new notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the original notes, with the exception that the new notes will be registered under the Securities Act. See "The Exchange Offer."
Registration Rights	The holders of the original notes currently are entitled to certain registration rights pursuant to the registration rights agreement entered into on the issue date of the original notes by and among the Issuers, the subsidiary guarantors named therein and the initial purchasers named therein, including the right to cause us to register the original notes for resale under the Securities Act if the exchange offer is not consummated prior to the 360th day after August 11, 2006. However, pursuant to the registration rights agreement, such registration rights will expire upon consummation of the exchange offer except we may have obligations with respect to the initial purchasers holding their initial allotment of original notes. Accordingly, holders of original notes who do not exchange their original notes for new notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their original notes unless such original notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

Summary Historical Financial Data for Barrington Group

        The following table presents the summary historical financial data for Barrington Group (which is the surviving entity of the merger with Barrington Corporation, which merger took place on August 11, 2006). The following summary historical financial data for Barrington Group for the three months ended March 31, 2007 and 2006 and as of March 31, 2007 and 2006 have been derived from the unaudited interim consolidated financial statements of Barrington Group included elsewhere in this prospectus. The following summary historical financial data for Barrington Group for the years ended December 31, 2006 and 2005 and the period from May 1, 2004 to December 31, 2004 and as of December 31, 2006, 2005 and 2004 have been derived from the audited consolidated financial statements of Barrington Group included elsewhere in this prospectus. The following summary historical financial data for Barrington Group for the period from January 1, 2004 to April 30, 2004 and the year ended December 31, 2003 and as of April 30, 2004 and December 31, 2003 have been derived from the audited combined financial statements of Chelsey Broadcasting of Quincy, LLC and Chelsey Broadcasting of Peoria, LLC included elsewhere in this prospectus. The following summary historical financial data for Barrington Group for the period from October 22, 2002 to December 31, 2002 and the period from January 1, 2002 to October 21, 2002 and as of December 31, 2002 have been derived from the unaudited consolidated financial statements of Chelsey Broadcasting of Quincy, LLC, Chelsea Broadcasting of Peoria, LLC and of WHOI and KHQA under the ownership of Benedek Broadcasting Corporation.

        The summary historical financial data of Barrington Group should be read in conjunction with "Prospectus Summary," "Capitalization," "Unaudited Pro Forma Consolidated Financial Data" and the notes thereto, "Selected Historical Financial Data for Barrington Group" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of Barrington Corporation and the notes thereto included elsewhere in this prospectus.

        Barrington Group, which was formed in October 2003 to acquire broadcasting stations, acquired:

  •
  WHOI and KHQA in April 2004;

  •
  WEYI in May 2004;

  •
  KRCG in February 2005;

  •
  a construction permit for WBSF in April 2005;

  •
  KVII and KVIH in August 2005;

  •
  WPDE and a local marketing agreement for WWMB in February 2006; and

  •
  the twelve Raycom stations in August 2006.

        As Barrington Group had no operations prior to its acquisition of WHOI and KHQA, WHOI and KHQA are deemed to be the predecessor company to Barrington Group. The predecessor company includes WHOI and KHQA for the period from October 22, 2002 to December 31, 2002, for the year ended December 31, 2003 and for the period from January 1, 2004 to April 30, 2004. The results for the period from January 1, 2002 to October 21, 2002 are those under the ownership of an entity that owned WHOI and KHQA prior to the predecessor company.

		Predecessor Company			Barrington Group
	Period from January 1, 2002 to October 21, 2002	Period from October 22, 2002 to December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 to April 30, 2004	Period from May 1, 2004 to December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007
	(Dollars in thousands)
Statement of Operations Data:
Net revenues	$7,344	$2,190	$9,422	$3,161	$13,486	$25,288	$76,063	$8,602	$26,005
Expenses:
Operating(1)	6,005	1,422	7,698	2,611	8,498	17,813	46,422	6,385	19,170
Depreciation and amortization	378	126	689	256	3,162	7,648	19,866	2,852	7,823
Equity in loss of joint venture interest	—	—	—	—	—	—	9	—	6
Corporate	415	38	55	61	718	1,720	4,367	482	1,160

Total operating expenses	6,798	1,586	8,442	2,928	12,378	27,181	70,664	9,719	28,159

Income (loss) from operations	546	604	980	233	1,108	(1,893)	5,399	(1,117)	(2,154)
Total net interest expense	6	18	87	22	1,527	5,070 (2)	13,774 (2)	1,152	6,500
Other expense	3,560 (3)	—	72	—	—	—	—	—	—

Income (loss) before income taxes	(3,020)	586	821	211	(419)	(6,963)	(8,375)	(2,269)	(8,654)
Income tax expense (benefit)	—	—	—	—	(108)	159	2,920	41	(5)

Net income (loss)	$(3,020)	$586	$821	$211	$(311)	$(7,122)	$(11,295)	$(2,310)	$(8,649)

Other Financial Data:
EBITDA(4)	$(2,636)	$730	$1,597	$489	$4,270	$5,755	$25,274	$1,735	$5,675
EBITDA margin(5)	(35.9%)	33.3%	16.9%	15.5%	31.7%	22.8%	33.2%	20.2%	21.8%
	Predecessor Company			Barrington Group
	December 31, 2002	December 31, 2003	April 30, 2004	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$436	$359	$398	$1,828	$1,737	$4,920	$3,809
Total assets	11,734	12,112	11,593	53,298	118,234	424,621	415,415
Total long-term debt, including current portions	1,074	944	926	25,500	54,018	274,575	277,201
Total member's/stockholder's equity	9,721	10,169	9,697	25,247	60,006	128,489	119,229

(1)
Includes selling, technical, programming (including amortization of program broadcast rights), general and administrative expenses.

(2)
Includes loss on early extinguishment of debt of $2,047 and $575 in the years ended December 31, 2005 and 2006, respectively.

(3)
For the period from January 1, 2002 to October 21, 2002, reflects the loss generated as a result of the sale of the stations to the predecessor company.

(4)
EBITDA is a measure commonly used by financial analysts in evaluating performance of companies, including broadcast companies. Accordingly, management believes that EBITDA may be useful for holders of the notes in assessing our operating performance and our ability to meet our debt service requirements. Management also believes that this measure allows a standardized comparison between companies in the broadcast industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. EBITDA, as used herein, is not necessarily comparable to similarly titled measures of other companies. The items excluded from EBITDA are significant in assessing our operating results and liquidity. EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with generally accepted accounting principles, referred to as "GAAP." Some of these limitations are:

  •
  it does not reflect cash outlays for capital expenditures or contractual commitments;

  •
  it does not reflect changes in, or cash requirements for, working capital;

  •
  it does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

  •
  it does not reflect income tax expense, or the cash necessary to pay income taxes;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA (including pro forma presentations thereof) does not reflect cash requirements for such replacements; and

  •
  other companies, including other companies in our industry, may calculate this measure differently than as presented in this prospectus, limiting its usefulness as a comparative measure.

  Because of these limitations, EBITDA and the related ratio should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results using EBITDA only supplementally. For more information, see the consolidated financial statements and related notes included elsewhere in this prospectus.

  The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. These rules require, among other things:

  •
  a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with GAAP; and

  •
  a statement disclosing the purposes for which the registrant's management uses the non-GAAP financial measure.

  The rules prohibit, among other things:

  •
  exclusion of charges or liabilities that require cash settlement or would have required cash settlement absent an ability to settle in another manner, from non-GAAP liquidity measures;

  •
  adjustment of a non-GAAP performance measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it is reasonably likely to recur; and

  •
  presentation of non-GAAP financial measures on the face of any pro forma financial information.

  EBITDA is defined as net income (loss) before provision (benefit) for income taxes, interest expense, depreciation and amortization (excluding amortization of program broadcast rights and network revenues). A reconciliation of EBITDA to net income (loss) is provided below.

		Predecessor Company			Barrington Group
	Period from January 1, 2002 to October 21, 2002	Period from October 22, 2002 to December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 to April 30, 2004	Period from May 1, 2004 to December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007
	(Dollars in thousands)
Reconciliation of EBITDA:
Net income (loss)	$(3,020)	$586	$821	$211	$(311)	$(7,122)	$(11,295)	$(2,310)	$(8,649)
Total net interest expense	6	18	87	22	1,527	5,070	13,774	1,152	6,500
Income tax expense (benefit)	—	—	—	—	(108)	159	2920	41	(5)
Depreciation and amortization	378	126	689	256	3,162	7,648	19,866	2,852	7,823
Equity in loss of joint venture interest	—	—	—	—	—	—	9	—	6

EBITDA	$(2,636)	$730	$1,597	$489	$4,270	$5,755	$25,274	$1,735	$5,675

(5)
EBITDA divided by net revenues.

Ratio of Earnings to Fixed Charges

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. The historical ratios are prepared on a consolidated basis in accordance with generally accepted accounting principles and, therefore, reflect all consolidated earnings and fixed charges.

        The ratio of earnings to fixed charges for each of the periods is determined by dividing earnings by fixed charges. Earnings consist of income (loss) from operations before income taxes, amortization of previously capitalized interest and fixed charges, exclusive of capitalized interest cost. Fixed charges consist of interest incurred and amortization of deferred loan costs.

			Predecessor Company			Barrington Group
	Period from January 1, 2002 to October 21, 2002		Period from October 22, 2002 to December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 to April 30, 2004	Period from May 1, 2004 to December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007
	(Dollars in thousands)
Earnings before fixed charges:
Income (loss) before income taxes	$540	(1)	$586	$821	$211	$(419)	$(6,963)	$(8,375)	$(2,269)	$(8,654)
Depreciation and amortization	378		126	689	256	3,162	7,648	19,866	2,852	7,823
Equity in loss of joint venture interest	—		—	—	—	—	—	9	—	6
Interest and other debt expense	6		18	87	22	1,527	5,070	13,774	1,152	6,500

Earnings before fixed charges	$924		$730	$1,597	$489	$4,270	$5,755	$25,274	$1,735	$5,675

Fixed charges:
Interest and other debt expense	$6		$18	$87	$22	$1,535	$3,037	$13,336	$1,237	$6,533

Total fixed charges	$6		$18	$87	$22	$1,535	$3,037	$13,336	$1,237	$6,533

Ratio of earnings to fixed charges	154.0		40.6	18.4	22.2	2.78	1.89	1.90	1.40	0.87

(1)
Excludes the loss of $3,560 generated as a result of the sale of WHOI and KHQA to the predecessor company.

RISK FACTORS

        You should consider carefully the following risks and other information in this prospectus before you decide whether or not to exchange original notes for new notes. Any of the following risks could materially adversely affect our business, financial condition and operating results. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or which we currently deem to be immaterial may also materially and adversely affect our business, financial condition and operating results.

Risks Related to Our Business

The revenues generated by stations we operate or provide programming to could decline substantially if they fail to maintain or renew their network affiliation agreements on favorable terms, or at all.

        Due to the quality of the programming provided by the networks, stations that are affiliated with a network generally have higher ratings than unaffiliated independent stations in the same market. As a result, it is important for stations to maintain their network affiliations. All of the television stations that we own and operate or which we program have affiliation agreements with a major network—six stations have affiliation agreements with NBC, three stations have affiliation agreements with CBS, four stations have affiliation agreements with ABC, three stations have affiliation agreements with FOX and five stations have affiliation agreements with CW. Each of NBC, CBS and ABC generally provides affiliated stations with up to 22 hours of prime time programming per week, while each of FOX and CW provides affiliated stations with up to 15 hours of prime time programming per week. In return, affiliated stations broadcast the respective network's commercials during the network programming.

        All of the network affiliation agreements of the stations that we own and operate or to which we provide services are scheduled to expire at various times beginning in August 2008 through August 2016. Network affiliation agreements are also subject to earlier termination by the networks under limited circumstances. For more information regarding these network affiliation agreements, see "Business—Our Stations." We cannot assure you that our affiliation agreements will be renewed or that each network will continue to provide programming to affiliates on the same basis as it currently provides programming. The non-renewal or termination of a network affiliation could adversely affect our results of operations.

Because a high percentage of our operating expenses are fixed, a relatively small decrease in gross advertising revenues could have a significant negative impact on our results of operations.

        Other than commissions paid to our sales staff and outside sales agencies, our expenses do not vary significantly with the increase or decrease of gross advertising revenues. As a result, a relatively small change in gross advertising revenues could have a disproportionate effect on our financial results. Accordingly, a minor shortfall in expected gross revenues could have a significant negative impact on our results of operations.

We are dependent to a significant degree on automotive advertising.

        Approximately 21% of pro forma gross revenues for the year ended December 31, 2006 (after giving effect to the Raycom acquisition and the acquisition of WPDE and WWMB as if they had occurred on January 1, 2006), and 24% of actual gross revenues for the three months ended March 31, 2007, consisted of automotive advertising revenues. A significant decrease in these revenues in the future could materially and adversely affect our results of operations and cash flows, which could affect our ability to fund operations and service our debt obligations.

Our advertising revenues are subject to cyclical and seasonal variations.

        Our business is cyclical in nature. Because we depend upon the sale of advertising for a significant portion of our gross revenues, our operating results are sensitive to prevailing economic conditions, including changes in local, regional and national economic conditions, particularly as they may affect advertising expenditures. During periods of economic contraction, gross revenues may decrease while some of our costs remain fixed, resulting in decreased earnings.

        Our business has experienced and is expected to continue to experience significant seasonality due to, among other things, seasonal advertising patterns and seasonal influences on people's viewing habits. Typically, our gross revenues are lowest during the first quarter, and highest during the fourth quarter, of each calendar year.

        Our gross revenues tend to be higher in even-numbered years, when national, state and local political advertising is a significant element of advertising revenues. In odd-numbered years, little if any gross revenues are obtained from political advertising.

If the CW network does not perform as anticipated, our ability to generate advertising revenues may be adversely affected.

        Prior to the launch of the new CW network in September 2006, one of our stations was affiliated with WB, three of our stations were affiliated with UPN, and one of our satellites was affiliated with ABC. These five stations, along with a digital sub channel in one of our markets, are currently affiliates of CW. In the markets where we operate a CW station, we operate duopolies. CW, which is a joint venture between CBS and Time Warner, targets a younger demographic audience. Our ability to generate advertising revenues at these stations depends heavily upon audience acceptance of CW and its programming content. If CW does not attract the number of viewers anticipated, our advertising revenues may be adversely affected.

We are dependent on our senior executives and our business would be negatively impacted if we were to lose their services.

        We believe that our success and our ability to maintain our competitive position depends on our ability to retain the services of K. James Yager and Chris Cornelius, two of our senior executives who, along with other members of senior management, are employed by a management company and provide services to us pursuant to a management agreement. These individuals have extensive experience in the television broadcasting industry and have been instrumental in formulating and executing our business strategy. If the management agreement were to be terminated or we otherwise lost the services of K. James Yager or Chris Cornelius, we may not be able to timely identify and retain appropriate or suitable replacements to manage our operations. The complete or partial loss of their services could adversely affect our ability to manage effectively our overall operations and successfully execute current or future business strategies.

We may not realize all of the anticipated operating synergies and cost savings from the Raycom acquisition which may adversely affect our financial performance.

        We may not realize all of the anticipated operating synergies and cost savings from the Raycom acquisition, which we discuss under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These are forward-looking estimates and involve known and unknown risks, uncertainties and other factors that may cause the actual cost savings or cash generated to be materially different from our estimates or result in these savings not being realized in the time frame expected, or at all.

        In addition to the general factors discussed above, such estimates are based upon a variety of other factors and were derived utilizing numerous important assumptions, including

  •
  achieving estimated headcount reductions;

  •
  eliminating certain components of fixed overhead without adversely affecting our ability to manage our operations; and

  •
  integrating information technology and other systems without undue cost, delay or interruption.

We may have difficulty integrating the acquired stations into our operating structure and if we are unable to manage effectively such integration, our operating results will suffer.

        We have experienced rapid growth. We now own, operate and provide sales and other services to 21 television stations. To manage effectively our integration and address the increased reporting requirements and administrative demands resulting from the Raycom acquisition, we will need, among other things, to continue to develop our financial and management controls and management information systems. We will also need to continue to identify, attract and retain highly skilled finance and management personnel. Failure to do any of these tasks in an efficient and timely manner could seriously harm our business and affect our ability to comply with our financial reporting requirements.

        There are other risks associated with the rapid growth of our business. For example, there is the possibility that:

  •
  we may not be able to successfully reduce costs, increase gross advertising revenues or audience share or realize anticipated synergies and economies of scale with respect to any Acquired Station;

  •
  our management may be reassigned from overseeing existing operations by the need to integrate the acquired stations;

  •
  we may experience difficulties integrating operations and systems, as well as company policies and cultures;

  •
  we may fail to retain and assimilate employees of the acquired stations; and

  •
  problems may arise in entering new markets in which we have little or no experience.

        The occurrence of any of these events could have a material adverse effect on our results of operations.

Our business may be adversely affected by strikes and other labor protests which could cause disruptions in our operations.

        As of March 31, 2007 approximately 15% of our employees were represented by various unions, including the United Auto Workers, the International Brotherhood of Electrical Workers, Radio & Broadcast Engineers and the National Broadcast Employees & Technicians / Communications Workers of America. If we were to experience a strike or work stoppage at one of our broadcasting stations, any resulting disruptions in operations could cause us to lose viewers and advertisers and might have permanent adverse effects on our business.

We are controlled by Pilot Group, and its interests may differ from the interests of note holders.

        As a result of Pilot Group's controlling interest in us, Pilot Group is able to exercise a controlling influence over our business and affairs. As the managing member of Barrington Broadcasting, Pilot Group is able to unilaterally determine the outcome of many matters, including the election and removal of directors, the acquisition of additional television stations and the approval of any merger, consolidation or sale of all or substantially all of our assets. In addition, four of our directors are affiliated with Pilot Group. The interests of Pilot Group may differ from the interests of the holders of the notes and Pilot Group could take actions or make decisions that are not in the best interests of the note holders. Furthermore, this concentration of ownership by Pilot Group may have the effect of impeding a merger, consolidation, takeover or other business combination involving us.

Changes in FCC ownership rules may limit our ability to continue programming WWMB under a "grandfathered" local marketing agreement which could adversely affect our results of operations.

        FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. The television duopoly rule limits licensees to the ownership of one television station in most medium-sized and smaller television markets and two stations in most larger markets. In addition, the FCC ownership limitations currently restrict the programming by one station owner of a second station in the same market pursuant to a time brokerage agreement or local marketing agreement. However, time brokerage agreements or local marketing agreements entered into prior to November 5, 1996 are currently "grandfathered" from such restrictions. We currently program WWMB pursuant to a "grandfathered" local marketing agreement.

        In 2003, the FCC voted to revise and in most cases liberalize substantially several of its national and local ownership rules. In 2004, the United States Court of Appeals for the Third Circuit in Philadelphia, Pennsylvania found virtually all of those actions to be without adequate support and remanded to the FCC for further deliberation. In 2005, the United States Supreme Court declined to hear an appeal of the Court of Appeals' decision. The FCC commenced a further rulemaking in June 2006 in order to re-examine the ownership rules in light of the Court's decision. While the FCC has not indicated that it will review its rules regarding "grandfathered" time brokerage agreements and local marketing agreements in its current rulemaking, it likely will do so in a future proceeding. We are unable to predict the timing or outcome of any such FCC deliberations. If the FCC's duopoly rule is relaxed, we may be able to acquire full ownership of WWMB. If we are unable to acquire WWMB and the FCC decides to prohibit grandfathered time brokerage agreements or local marketing agreements, our continued programming of WWMB through our local marketing agreement may not be permitted by the FCC, which could have a material adverse effect on our results of operations.

Risks Related to Our Industry

Our television content may attract fewer viewers, limiting our ability to generate advertising revenues.

        The success of each of our television stations is primarily dependent upon our ability to generate advertising revenues. The ability of television stations to generate advertising revenues depends to a significant degree upon audience acceptance. Although we are diversified in our network affiliations by having affiliation agreements with all of the major television networks, our programming may not attract sufficient targeted viewership or we may not achieve favorable ratings. Our ratings and audience acceptance is influenced by many factors, including the content offered, shifts in population, demographics, general economic conditions, public tastes, reviews by critics, promotions, the quality and acceptance of other competing content in the marketplace at or near the same time, the availability of alternative forms of entertainment and other intangible factors. All of these factors could change rapidly, and many are beyond our control. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could cause our advertising revenues to decline. In addition, we, our networks and the others on whom we rely for programming, may not be able to anticipate and react effectively to shifts in viewer tastes and interests in the markets. Such inability to anticipate shifts in viewer preferences could negatively impact our advertising revenues and our results of operations. Our advertising revenues will suffer if any of our broadcasting stations cannot maintain their audience ratings or market share or cannot continue to command the advertising rates that we anticipate.

The continued development of alternative video program distribution channels may adversely affect our ability to retain viewers.

        Within the past year, several of the largest national television networks—including networks with which some of our stations are affiliated—have begun providing access to popular network programs to viewers by means of platforms other than local television stations affiliated with such networks. These platforms include portable playing devices (such as the iPod), streaming over the Internet, and delivery to portable receivers, including specially-equipped mobile telephone devices. While this phenomenon is in its very early stages and it is difficult to predict what impact it may have, if it continues or grows, upon the traditional model for the delivery of network television programs to viewers through network-affiliated local stations and multichannel video program distributors such as local cable systems and DBS service providers. This matter has been the subject of expressions of concern on the part of various network-affiliated television station group owners.

Our industry is subject to significant syndicated and other programming costs, and increased programming costs could adversely affect our results of operations.

        Our industry is subject to significant syndicated and other programming costs. Programming costs constitute one of the most significant operating costs in our industry. We may be exposed in the future to increased programming costs, which may adversely affect our operating results. We often acquire program rights two or three years in advance, making it difficult for us to accurately predict how a program will perform. In some instances, we may have to replace programs before their costs have been fully amortized, resulting in write-offs that increase station operating costs. If we are unable to obtain audience-attracting programming in the future or if we are exposed to increased programming costs, our operating results will be negatively impacted.

The February 17, 2009 "hard date" for the cessation of analog transmissions may adversely affect us.

        Under federal law, full-power television stations may no longer broadcast their analog signals after February 17, 2009. Viewers who rely on over-the-air reception for television viewing and those who receive our programming through multichannel video programming distributors such as cable television systems and direct broadcast satellite, referred to as "DBS," service providers will no longer be able to view our programming unless they own or acquire television receivers with digital reception capability or converter boxes that permit digital television, referred to as "DTV," signals to be viewed on analog television sets. While federal subsidies will be available for purchasing such converter boxes, we cannot predict the extent to which our viewers will take advantage of such subsidies or purchase converter boxes without the use of subsidies. Further, the federal subsidy program will operate only from January 2008 through March 2009, and we cannot predict whether the late commencement or short duration of this program will affect the number of our viewers who purchase converter boxes using federal subsidies. The February 17, 2009 analog cessation could also encourage viewers to obtain video programming from other sources, especially the Internet. Any failure of viewers to adopt DTV technology could reduce television viewing audiences and could adversely affect our operating results.

We may be adversely affected by disruptions in our ability to receive or transmit programming.

        The transmission of programming is subject to risks of equipment failure, including those failures caused by satellite defects and destruction, natural disasters, power losses, low-flying aircraft, software errors or telecommunications errors. Disruption of our programming transmissions may occur in the future and satellites or other comparable transmission equipment may not be available. Any natural disaster or extreme climatic event, such as an ice storm, could result in the loss of our ability to broadcast. Further, we own or lease antenna and transmitter space for each of our stations. If we were to lose any of our antenna tower leases or if any of our towers or transmitters were damaged, we may not be able to secure replacement leases on commercially reasonable terms, or at all, which could also prevent us from transmitting our signals. Disruptions in our ability to receive or transmit our broadcast signals could have a material adverse effect on our audience levels, advertising revenues and future results of operations.

Any potential hostilities, terrorist attacks or natural disasters may affect our revenues and results of operations.

        We may experience a loss of advertising revenues and incur additional broadcasting expenses in the event that the United States engages in foreign hostilities, in the event there is a terrorist attack against the United States or upon the occurrence of a natural disaster. A significant news event like a war, a terrorist attack or a natural disaster will likely result in the preemption of regularly scheduled programming by network news coverage of the event. As a result, advertising may not be aired and the revenues for such advertising may be lost unless the broadcasting station is able to run the advertising at agreed-upon times in the future. We cannot assure you that the advertisers will agree to run such advertising in future time periods or that space will be available for such advertising. We cannot predict the extent or duration of any preemption of local programming if it occurs. In addition, our broadcasting stations may incur additional expenses as a result of expanded news coverage of the local impact of a war, terrorist attack or natural disaster. The loss of revenues and increased expenses could negatively affect our results of operations.

If we are unable to reach retransmission consent agreements with cable companies for the carriage of our stations' signals, we could lose revenues and audience share.

        In connection with the distribution of local television broadcast station signals to cable television service subscribers in individual markets, the Communications Act of 1934, as amended by, among other statutes, the Telecommunications Act of 1996, as amended, referred to as the "Communications Act," permits the stations to choose either mandatory carriage ("must-carry") or retransmission consent. These elections are made at intervals of three years. Under must-carry, the station informs the local cable company that the station's signal is required to be distributed to the cable company's subscribers, but there is no compensation to the station for such distribution. Under retransmission consent, the station notifies the local cable company that the two parties will commence negotiations to determine if they can agree on the terms under which the cable system will be given permission by the broadcast station to distribute the station's signal to the cable system's subscribers; usually, those terms involve some form of benefit accorded to the station. However, if no agreement is reached, the cable system cannot distribute the station's signal to the cable system's subscribers.

        One of our stations, KRCG in Jefferson City, Missouri, has elected to exercise its so-called "must-carry" rights under which cable companies serving the station's market must carry its signal. All of our other stations have elected retransmission consent, and have negotiated agreements with cable companies for the carriage of their signals.

If direct broadcast satellite companies do not carry our stations, we could lose revenues and audience share.

        Federal statutes allow direct broadcast satellite television service providers to transmit broadcast television signals to subscribers in those stations' local markets, provided that the satellite service providers offer to carry all local stations in that market. However, satellite providers have limited capacity to deliver all of the local station signals in all of the local markets. DirecTV and EchoStar's Dish Network carry our stations in ten and 13 of our markets, respectively. In those markets in which satellite providers do not carry local station signals, subscribers to those satellite services will be unable to view our stations without making further arrangements, such as installing special antennas and switches. In the event that subscribers to satellite services do not receive signals from the stations that we own and operate, or that we provide programming to under local marketing agreements, we could lose audience share which would adversely affect our results of operations.

        Federal law also permits satellite service providers to import into local markets the signals of same-network-affiliated stations from distant markets, under certain conditions where the local network-affiliated station's signal does not reach certain households in the market with sufficient strength to be viewed or where the out-of-market station is "significantly viewed" in the local market. Such distant signal importation could fragment the audience for any of our stations in local markets that might be so affected, by giving viewers in that market access to a potentially superior quality signal offering the same network programming as our station offers.

The FCC can sanction us for programming on our stations that is found to be indecent.

        Over the past several years, the FCC has begun to impose substantial fines on television stations for their broadcasts of indecent material in violation of the Communications Act and related FCC rules. The FCC also has revised its indecency analysis to more strictly prohibit the use of certain language on broadcast television. In addition, Congress passed legislation in 2006 that substantially increased the maximum amount that the FCC can fine stations for their broadcast of indecent programming. Because our stations' programming is in large part provided by the networks with which our stations are affiliated, and because network programs are frequently not provided to the affiliated stations in advance of the scheduled times of broadcast to enable the stations to review the program content and to make an independent determination as to whether any of such content may be actionably indecent, we do not always have a means of guarding against the broadcast by our stations of network-supplied programs that may contain potentially indecent material, and we may be subject to the imposition of fines if the FCC were to find such programming to be indecent.

Risks Relating to Our Indebtedness

We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the notes, and we might have difficulty obtaining more financing.

        We have a substantial amount of indebtedness in relation to our equity. As of March 31, 2007, we had total indebtedness of approximately $277.2 million, comprising approximately 70% of our capitalization. Our substantial indebtedness could have important consequences for you. For example, it could:

  •
  adversely affect our cash flow and make it more difficult for us to satisfy our obligations with respect to the notes;

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  limit our ability to pursue acquisition opportunities;

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  limit our ability to respond to changing business, economic and industry conditions and to withstand competitive pressures, which may affect our financial condition;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  result in an event of default if we fail to comply with the financial and other restrictive covenants contained in the indenture governing the notes, our credit facility or our other indebtedness;

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  limit our ability to borrow additional funds or obtain additional financing in the future;

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  expose us to greater interest rate risk since the interest rate on borrowings under our credit facility will fluctuate with the current market rates; and

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  place us at a competitive disadvantage to our competitors who are not as highly leveraged.

        Under the terms of the indenture and our credit facility, we are permitted, subject to certain conditions and limitations, to incur additional indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.

        If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on those debt instruments.

The Issuers' ability to make payments under the notes substantially depends on cash flow from our operating subsidiaries. If such subsidiaries cannot make distributions to the Issuers, or such distributions decrease, the Issuers may not be able to make payments on the notes.

        Barrington Group and Barrington Capital have no operations except for those conducted through Barrington Group's operating subsidiaries. Accordingly, our only material source of cash, including cash to make payments on or redeem the notes, is distributions with respect to our ownership interests in our operating subsidiaries that are derived from the earnings and cash flow generated by such operating subsidiaries. Distributions to Barrington Group from its operating subsidiaries will depend on:

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  the financial performance of our operating subsidiaries;

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  covenants contained in our debt agreements, including the agreements governing our credit facility and the indenture governing the notes;

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  covenants contained in other agreements to which we or our subsidiaries are or may become subject;

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  business and tax considerations; and

  •
  applicable law, including laws regarding the payment of distributions.

        The operating results of our operating subsidiaries at any given time may not be sufficient to make distributions or other payments to us and any distributions and/or payments to us may not be adequate to pay any amounts due under the notes or our other indebtedness. If the cash flows and capital resources of our operating subsidiaries are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and our operating subsidiaries might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. Our operating subsidiaries may not be able to consummate those dispositions or to obtain the proceeds which could be realized from them and these proceeds may not be adequate to meet any debt service obligations then due. Any inability to meet our debt service obligations would have a material adverse effect on our results of operations.

Our ability to engage in certain transactions is restricted by the agreements governing our credit facility and the indenture governing the notes.

        The agreements governing our credit facility and the indenture governing the notes contain covenants that limit our and our restricted subsidiaries' ability to engage in specific types of transactions. The covenants include, among other things, limitations on our ability to:

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  make distributions on our equity interests, repurchase, repay or redeem our equity interests or prepay subordinated indebtedness;

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  issue preferred equity;

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  make certain investments;

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  incur additional indebtedness;

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  create liens on assets to secure indebtedness;

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  transfer or sell all or substantially all of our assets;

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  merge or consolidate with another entity;

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  enter into certain transactions with affiliates; and

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  enter into sale and leaseback transactions.

        The agreements governing our credit facility require us to satisfy various financial covenants, including maximum total leverage, minimum interest coverage ratios, and limit our total capital expenditures. Future indebtedness or other contracts could contain financial or other covenants more restrictive than those applicable to our credit facility and the notes. These restrictive covenants may limit our ability to expand our operations, pursue our business strategies and react to events and opportunities as they unfold or present themselves. If we are unable to capitalize on future business opportunities, our business may be harmed.

        Our ability to comply with these provisions may be affected by general economic conditions, industry conditions and other events beyond our control. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in our credit facility or the indenture governing the notes could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

Floating rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Our credit facility is subject to floating rates of interest. If there is a rise in interest rates, our debt service obligations on the borrowings under our credit facility would increase even though the amount borrowed remained the same, which would affect our results of operations. A 1% change in LIBOR would result in our interest expense under our credit facility fluctuating approximately $1.5 million per year without taking into account the effect of any hedging instruments. We entered into interest rate hedging agreements which effectively fixed the interest rate on the majority of our borrowings under our credit facility at no greater than 5.5%. There can be no assurance that when these interest rate hedging agreements expire we will be able to enter into other interest rate hedging agreements on favorable terms or at all.

Risks Relating to the Notes, the Offering and the Exchange

The notes are contractually junior in right of payment to our senior indebtedness, and the guarantees are contractually junior in right of payment to all senior indebtedness of the guarantors.

        The notes are contractually junior in right of payment to all of our existing and future senior indebtedness, and the guarantees are contractually junior in right of payment to all existing and future senior indebtedness of the guarantors. As of March 31, 2007, we had approximately $152.2 million of senior indebtedness, consisting of indebtedness under our credit facility (excluding an additional $22.0 million of borrowings available thereunder) and the guarantees of the SagamoreHill term loan. We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under our credit facility, unless that indebtedness has been paid in full or the default has been cured or waived. In addition, if certain other defaults regarding certain senior indebtedness occur, we may be prohibited from paying any amount on the notes and the guarantors may be prohibited from paying any amount on the guarantees for a designated period of time. In the event of bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the notes only after all payments had been made on our senior indebtedness. Similarly, in the event of bankruptcy, liquidation or dissolution of any guarantor, its assets would be available to pay obligations on its guarantee of the notes only after all payments had been made on its senior indebtedness. Accordingly, we may not have enough assets remaining after payments to holders of our senior indebtedness to make any payments on the notes.

The notes are not secured by our assets or the assets of our subsidiaries.

        The notes and the guarantees are not secured by the Issuers' assets or the assets of the guarantors. However, the indebtedness incurred under our credit facility and the guarantees of the SagamoreHill term loan are secured by a security interest in all or substantially all of the Issuers' assets, and all or substantially all of the assets of the guarantors. In addition, future indebtedness that the Issuers and the guarantors incur may be secured by the Issuers' assets and those of the guarantors. If the Issuers or the guarantors become insolvent, or are liquidated, or if payment of any secured indebtedness is accelerated, the holders of the secured indebtedness will be entitled to exercise the remedies available to secured lenders under applicable laws including the ability to foreclose on and sell the Issuers' and the guarantors' collateral securing the indebtedness in order to satisfy the secured indebtedness. In such circumstances, we may not have sufficient assets to repay the notes.

Federal and state fraudulent transfer and conveyance laws allow courts, under specific circumstances, to void guarantees and to require note holders to return payments received from us or the guarantors.

        The Issuers' creditors or the creditors of our guarantors could challenge the note guarantees issued by the guarantors as fraudulent transfers or conveyances or on other grounds. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, the delivery of the guarantees could be voided as fraudulent transfers or conveyances if a court determined that the guarantor, at the time it incurred the indebtedness evidenced by its guarantees:

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  delivered the guarantees with the intent to hinder, delay or defraud its existing or future creditors; or

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  received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantees, and if the guarantor:

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  was insolvent or rendered insolvent at the time it delivered the guarantees;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        If the guarantees issued by the guarantors were avoided or limited under fraudulent transfer or conveyance or other laws, any claim noteholders may make against such guarantors for amounts payable on the notes would be effectively subordinated to all of the indebtedness and other obligations of such guarantors, including trade payables and any subordinated indebtedness. If the granting of liens to secure the guarantees issued by the guarantors were avoided or limited under fraudulent transfer or conveyance or other laws, the guarantees would become unsecured claims to the extent of the avoidance or limitation, ranking equally with all general unsecured claims of such guarantors.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts, including contingent liabilities, as they become due.

        We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the guarantees issued by the guarantors or that any such guarantees would not be subordinated to a guarantor's other indebtedness.

There is no established trading market for the new notes, which means there are uncertainties regarding the ability of a holder to dispose of the new notes and the potential sale price.

        The new notes will constitute a new issue of securities and there is no established trading market for the new notes, which means you may be unable to sell your notes at a particular time and the prices that you receive when you sell your notes might not be favorable. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the original notes have advised us that they intend to make a market in the new notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the new notes at any time, in their sole discretion. As a result, an active trading market for the new notes may not develop.

        The trading market for the new notes or, in the case of any holders of original notes that do not exchange them, the trading market for the original notes following the offer to exchange the original notes for the new notes, may not be liquid. Future trading prices of the notes will depend on many factors, including

  •
  our operating performance and financial condition;

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  our ability to complete the offer to exchange the original notes for the new notes; and

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  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the new notes will be subject to disruptions, which could reduce the market price of our securities.

Noteholders may not be entitled to require us to repurchase the notes in connection with certain transactions because the term "all or substantially all" in the context of a change of control has no established meaning under the relevant law.

        One of the ways a change of control can occur under the indenture governing the notes is upon a sale of all or substantially all of our assets. The meaning of the phrase "all or substantially all" as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a change of control has occurred and whether noteholders have the right to require us to repurchase the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of certain specific kinds of change of control events, we are required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in our credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a change of control under the indenture. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

If you fail to exchange your original notes, you will face restrictions that will make the sale or transfer of your original notes more difficult.

        If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. We do not intend to register the original notes under the Securities Act. To the extent other original notes are tendered and accepted in the exchange offer and you elect not to exchange your original notes, the trading market, if any, for your original notes would be adversely affected because your original notes will be less liquid than the new notes. See "The Exchange Offer—Consequences of Failure to Exchange."

Some holders that exchange their original notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their new notes.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that received new notes for its own account in exchange for original notes which were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be a statutory underwriter under the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are required to comply with the registration and prospectus delivery requirements, then you may face additional burdens on the transfer of your notes and could incur liability for failure to comply with applicable requirements.

THE EXCHANGE OFFER

The Exchange Offer

  Purpose of the Exchange Offer

        The Issuers sold $125.0 million in principal amount of the original notes on August 11, 2006, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

        In connection with the sale of original notes to the initial purchasers pursuant to a purchase agreement dated August 3, 2006, among the Issuers, the guarantors named therein and the initial purchasers named therein, the holders of the original notes became entitled to the benefits of a registration rights agreement dated August 11, 2006 among the Issuers, the guarantors named therein and the initial purchasers named therein.

        The registration rights agreement provides that:

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  We will file an exchange offer registration statement with the SEC;

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  Unless the exchange offer would not be permitted by applicable law or SEC policy, we will use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by the 360th day after the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day; and

  •
  We will keep the registered exchange offer open for at least 30 days (or longer if required by applicable law or otherwise extended by us, at our option) after the date notice of the registered exchange offer is mailed to the holders of the original notes.

        The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of original notes known to us.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. The Issuers will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer.

        Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the new notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer that acquired original notes directly from the Issuers cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" for additional information.

        We will accept validly tendered original notes promptly following the expiration of the tender offer by giving oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the Issuers and delivering new notes to such holders.

        If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "—Conditions" without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes promptly after the expiration date.

        Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "—Fees and Expenses."

  Shelf Registration Statement

        Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

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  we are not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

  •
  the exchange offer is not consummated within 360 days following the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day, or

  •
  with respect to any holder of original notes, (i) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) such holder may not resell the new notes it acquires in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder or (iii) such holder is an initial purchaser of the original notes and requests that the Issuers prepare a shelf registration statement.

        A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the applicable registration rights agreement, including indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

        We have agreed to file a shelf registration statement with the SEC on or prior to the earliest to occur of (a) the 30th day after the date on which we determine that we are not required to file an exchange offer registration statement or (b) we receive notice from a holder of original notes as contemplated by clause (i), (ii) or (iii) in the third bullet point above, provided, however that in no event shall we be required to file a shelf registration statement on or before the 180th day following the issue date of the original notes, which date is referred to as the "shelf filing deadline." We have agreed to use our commercially reasonable best efforts to cause a shelf registration statement to be declared effective by the SEC on or before the 360th day after the shelf filing deadline or, if that day is not a business day, then the next succeeding day that is a business day. In addition, we agreed to use our commercially reasonable efforts to keep such shelf registration statement continuously effective for a period of two years following the date the shelf registration statement is declared effective, or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it.

  Additional Interest in Certain Circumstances

        If any of the following, each a "registration default," occurs:

  •
  the exchange offer registration statement or the shelf registration statement is not filed by the 180th day following the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day;

  •
  the exchange offer registration statement is not declared effective by the 360th day following the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day;

  •
  the shelf registration statement is not declared effective by the 360th day following the shelf filing deadline or, if that day is not a business day, then the next succeeding day that is a business day;

  •
  the exchange offer has not been consummated by the 30th day after the exchange offer registration statement is declared effective by the SEC or, if that day is not a business day, then the next succeeding day that is a business day; or

  •
  the exchange offer registration statement or the shelf registration statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being immediately succeeded by a post-effective amendment which cures such failure and which is itself immediately declared effective;

commencing on the day after the occurrence of such registration default, the interest rate applicable to the notes shall be increased by 0.25% per annum during the first 90-day period immediately following the occurrence of such registration default, and will continue to increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such increase exceed 1.00% per annum.

  Expiration Date; Extensions; Amendment

        We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term "expiration date" means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right

  •
  to delay accepting any original notes and to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under "—Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. (We are required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of original notes sought for tender.)

        All conditions set forth under "—Conditions" must be satisfied or waived prior to the expiration date.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. In the event of a material change in the exchange offer, including the waiver of a material condition by us, we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the notice of the material change.

        Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent's message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

        The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.

        Only a holder of original notes may tender original notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the original notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

  •
  for the account of an eligible guarantor institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

        If a letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.

        If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or defects as to the original notes. If we waive any condition of the notes for any note holder, we will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the expiration date.

        In addition, we reserve the absolute right in our sole discretion to:

  •
  purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under "—Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

  •
  to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering, each holder will represent to us that, among other things:

  •
  such holder or other person is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  •
  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person,

  •
  neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes in violation of the Securities Act, and

  •
  if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of original notes by causing The Depository Trust Company to transfer such original notes into the exchange agent's account with respect to the original notes in accordance with The Depository Trust Company's procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent's message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        Holders who wish to tender their original notes and

  •
  whose original notes are not immediately available; or

  •
  who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

  •
  who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, may effect a tender if:

  •
  the tender is made by or through an "eligible guarantor institution";

  •
  prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such "eligible guarantor institution" a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent's message in lieu of such letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    •
    a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer or an agent's message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the depositor, who is the person having deposited the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited;

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender; and

  •
  specify the name in which any such original notes are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under "—Exchange Offer Procedures" at any time prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if:

  •
  in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us;

  •
  any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby;

  •
  any cessation of trading on any securities exchange, or any banking moratorium, shall have occurred, as a result of which we are unable to proceed with the exchange offer; or

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated or, to our knowledge, threatened for that purpose.

        If any of the foregoing conditions exist, we may, in our reasonable discretion

  •
  refuse to accept any original notes and return all tendered original notes to the tendering holders;

  •
  extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

  •
  waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the date of the prospectus supplement.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to U.S. Bank National Association addressed as follows:

By Mail, Overnight Mail or Courier:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Department

Phone: (800) 934-6802
Fax: (651) 495-8158

        U.S. Bank National Association is the registrar and paying agent under the indenture governing the original notes and the new notes.

Fees and Expenses

        We will pay the expenses of soliciting original notes for exchange. The principal solicitation is being made by mail by U.S. Bank National Association as exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

        We will pay U.S. Bank National Association as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of the original notes in connection with the exchange offer. If, however, certificates representing the new notes or the original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the original notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The unamortized expenses related to the issuance of the original notes will be amortized over the term of the new notes.

Consequences of Failure to Exchange

        Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Regulatory Approvals

        We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

        Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

        Neither our affiliates nor the affiliates of the guarantors have any interest, direct or indirect, in the exchange offer.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations to register an exchange offer of the new notes for the original notes required by the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.

CAPITALIZATION

        The following table sets forth Barrington Group's cash and cash equivalents, debt and total capitalization as of March 31, 2007. The information presented in the table below should be read in conjunction with "Use of Proceeds," "Selected Historical Financial Data for Barrington Group," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, appearing elsewhere in this prospectus.

As of March 31, 2007
(Dollars in millions)
Cash and cash equivalents	$3.8

Debt:
Revolving facility(1)	$3.0
Term facility	146.7
Other debt(2)	2.5

Total senior secured debt	152.2
10 1/2% Senior Subordinated Notes	125.0

Total debt	277.2
Total member's equity	119.2

Total capitalization	$396.4

(1)
As of March 31, 2007, we had an additional $22.0 million of available borrowings under the revolving facility.

(2)
Represents the SagamoreHill term loan which is guaranteed by Barrington Group and the guarantors.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        The following unaudited pro forma consolidated statements of operations of Barrington Group are based on our historical consolidated financial statements and the historical combined financial statements of the acquired stations adjusted to give effect to:

  •
  Barrington Group's acquisition of WPDE and a local marketing agreement for WWMB in February 2006; and

  •
  the Transactions (which includes the financial results of KGBT prior to its acquisition by Raycom).

        The unaudited pro forma consolidated financial data does not purport to represent what our results of operations or financial information would have been if the Transactions and the acquisitions completed by Barrington Group since January 1, 2006 had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma consolidated financial data is based on certain assumptions which management believes are reasonable, including the costs that would have been incurred if the transactions above and related financing had occurred prior to January 1, 2006.

        The unaudited pro forma consolidated statements of operations should be read in conjunction with "Prospectus Summary," "Capitalization," "Selected Historical Financial Data for Barrington Group" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical audited financial statements of Barrington Corporation and the Raycom Sales Group and the notes thereto included elsewhere in this prospectus.

 Barrington Group
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006

	Actual Historical
	Barrington Group	WPDE/WWMB(1)	Acquired Stations(2)	KGBT(3)	Pro Forma Adjustments		Pro Forma
	(Dollars in thousands)
Net revenues	$76,063	$725	$43,395	$657	$32	(5)	$120,872
Expenses
Operating(4)	46,422	694	28,330	784	1,923	(6)	78,153
Depreciation and amortization	19,875	101	8,509	93	1,525	(6)(7)	30,103
Corporate	4,367	—	1,106	—	(1,106	)(6)(8)	4,367

Total expenses	70,664	795	37,945	877	2,342		112,623

Income (loss) from operations	5,399	(70)	5,450	(220)	(2,310)		8,249
Total net interest expense	13,199	—	15,866	—	(2,474	)(9)	26,591
Other expense	575	—	1,230	—	(575)	(10)	1,230

Loss before income taxes	(8,375)	(70)	(11,646)	(220)	739		(19,572)
Income tax (benefit) expense	2,920	—	(3,176)	—	402	(11)	146

Net loss	$(11,295)	$(70)	$(8,470)	$(220)	$337		$(19,718)

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(dollars in thousands)

(1)
Represents the unaudited historical operating results for WPDE/WWMB, which Barrington Group acquired on February 6, 2006, for the period January 1, 2006 through February 5, 2006.

(2)
Represents the audited historical operating results for the acquired stations for the period from January 1, 2006 through August 11, 2006, excluding KGBT for the period from January 1, 2006 to January 31, 2006.

(3)
Represents the historical operating results for KGBT under the ownership of Liberty Corporation for the period from January 1, 2006 to January 31, 2006.

(4)
Operating expenses include selling, technical and programming (including the amortization of program broadcast rights) and general and administrative expenses.

(5)
Includes $32 of additional revenues and expenses to reflect consistent presentation of revenues and expenses from the valuation of barter programming for WPDE/WWMB.

(6)
For consistent presentation purposes, the following amounts have been reclassified: (a) the amortization of broadcast rights for the acquired stations has been reclassified from depreciation and amortization to operating expense; the amortization of broadcast rights reclassified was $1,941; and (b) $50 of corporate expenses for KGBT were reclassified from operating expense to corporate expense. Also includes $32 of additional operating expenses for WPDE/WWMB to reflect the valuation of barter programming.

(7)
Represents the elimination of historical depreciation and amortization for WPDE/WWMB, the acquired stations and KGBT and reflects the addition of depreciation and amortization for such entities at fair value as if all assets had been purchased on January 1, 2006 based on the following calculation:

Year Ended December 31, 2006
WPDE/WWMB	$165
Acquired stations	2,353
KGBT	948

Additional pro forma depreciation and amortization	$3,466

(8)
Represents an adjustment in the amount of $1,156 to reflect expected annual corporate costs.

(9)
Reflects the net change in interest expense as a result of the new financing arrangements to fund the Transactions, which is based on the following calculation:

Year Ended December 31, 2006
Total cash interest on new borrowings(a)	$25,097
Amortization on deferred financing costs(b)	1,631
Unrealized loss on interest rate cap	6
Interest income	(143)

Total pro forma interest expense	$26,591

  (a)
  Represents a 0.50% commitment fee on the undrawn funds under the revolving facility, an interest rate of 7.90% on the drawn funds under our credit facility and an interest rate of 10.50% on the notes offered hereby. A 1/8% increase or decrease in the interest rate applicable to borrowings under our credit facility would change annual pro forma interest expense by $188.

  (b)
  Represents annual amortization expense of debt issuance costs of $12,171, utilizing a weighted average maturity of 7.5 years.

(10)
Represents the write off of deferred debt issuance costs of $575.

(11)
Includes the elimination of historical income tax benefit for the acquired stations and historical income tax expense for Barrington Group and WPDE/WWMB due to the change in the form of organization of Barrington Group into a pass through entity as if the LLC conversion occurred on January 1, 2006. Also includes state tax expense with respect to the acquired stations, WPDE/WWMB and KGBT as if they had been purchased on January 1, 2006.

SELECTED HISTORICAL FINANCIAL DATA FOR BARRINGTON GROUP

        The following table presents the selected historical financial data for Barrington Group (which is the surviving entity of the merger with Barrington Corporation, which merger took place on August 11, 2006). The following selected historical financial data for Barrington Group for the three months ended March 31, 2007 and 2006 and as of March 31, 2007 and 2006 have been derived from the unaudited interim consolidated financial statements of Barrington Group included elsewhere in this prospectus. The following selected historical financial data for Barrington Group for the years ended December 31, 2006 and 2005 and the period from May 1, 2004 to December 31, 2004 and as of December 31, 2006, 2005 and 2004 have been derived from the audited consolidated financial statements of Barrington Group included elsewhere in this prospectus. The following selected historical financial data for Barrington Group for the period from January 1, 2004 to April 30, 2004 and the year ended December 31, 2003 and as of April 30, 2004 and December 31, 2003 have been derived from the audited combined financial statements of Chelsey Broadcasting of Peoria, LLC included elsewhere in this prospectus. The following selected historical financial data for Barrington Group for the period from October 22, 2002 to December 31, 2002 and the period from January 1, 2002 to October 21, 2002 and as of December 31, 2002 have been derived from the unaudited consolidated financial statements of Chelsey Broadcasting of Quincy, LLC, Chelsey Broadcasting of Peoria, LLC and of WHOI and KHQA under the ownership of Benedek Broadcasting Corporation. The selected historical financial data of Barrington Group should be read in conjunction with "Prospectus Summary," "Capitalization," "Unaudited Pro Forma Consolidated Financial Data" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of Barrington Corporation and the notes thereto included elsewhere in this prospectus.

        Barrington Group, which was formed in October 2003 to acquire broadcasting stations, acquired:

  •
  WHOI and KHQA in April 2004;

  •
  WEYI in May 2004;

  •
  KRCG in February 2005;

  •
  a construction permit for WBSF in April 2005;

  •
  KVII and KVIH in August 2005;

  •
  WPDE and a local marketing agreement for WWMB in February 2006; and

  •
  the twelve Raycom stations in August 2006.

        As Barrington Group had no operations prior to its acquisition of WHOI and KHQA, WHOI and KHQA are deemed to be the predecessor company to Barrington Group. The predecessor company includes WHOI and KHQA for the unaudited period from October 22, 2002 to December 31, 2002, for the year ended December 31, 2003 and for the period from January 1, 2004 to April 30, 2004. The results for the period from January 1, 2002 to October 21, 2002 are derived from the records of the entity that owned WHOI and KHQA prior to the predecessor company, which results are not audited.

	Predecessor Company
					Barrington Group
				Period from January 1, 2004 to April 30, 2004
	Period from January 1, 2002 to October 21, 2002	Period from October 22, 2002 to December 31, 2002	Year Ended December 31, 2003		Period from May 1, 2004 to December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007
	(Dollars in thousands)
Statement of Operations Data:
Net revenues	$7,344	$2,190	$9,422	$3,161	$13,486	$25,288	$76,063	$8,602	$26,005
Expenses:
Operating(1)	6,005	1,422	7,698	2,611	8,498	17,813	46,422	6,385	19,170
Depreciation and amortization	378	126	689	256	3,162	7,648	19,866	2,852	7,823
Equity in loss of joint venture interest	—	—	—	—	—	—	9	—	6
Corporate	415	38	55	61	718	1,720	4,367	482	1,160

Total operating expenses	6,798	1,586	8,442	2,928	12,378	27,181	70,664	9,719	28,159

Income (loss) from operations	546	604	980	233	1,108	(1,893)	5,399	(1,117)	(2,154)
Total net interest expense	6	18	87	22	1,527	5,070 (2)	13,774 (2)	1,152	6,500
Other expense	3,560 (3)	—	72	—	—	—	—	—	—

Income (loss) before income taxes	(3,020)	586	821	211	(419)	(6,963)	(8,375)	(2,269)	(8,654)
Income tax expense (benefit)	—	—	—	—	(108)	159	2,920	41	(5)

Net income (loss)	($3,020)	$586	$821	$211	$(311)	$(7,122)	$(11,295)	$(2,310)	$(8,649)

Other Financial Data:
EBITDA(4)	($2,636)	$730	$1,597	$489	$4,270	$5,755	$25,274	$1,735	$5,675
EBITDA margin(5)	(35.9%)	33.3%	16.9%	15.5%	31.7%	22.8%	33.2%	20.2%	21.8%
Capital expenditures(6)	$1,262	$97	$1,109	$74	$1,597	$2,812	$8,720	$1,039	$3,172
	Predecessor Company			Barrington Group
	December 31, 2002	December 31, 2003	April 30, 2004	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$436	$359	$398	$1,828	$1,737	$4,920	$3,809
Total assets	11,734	12,112	11,593	53,298	118,234	424,621	415,415
Total long term debt, including current portions	1,074	944	926	25,500	54,018	274,575	277,201
Total member's/stockholder's equity	9,721	10,169	9,697	25,247	60,006	128,489	119,229

(1)
Includes selling, technical, programming (including amortization of program broadcast rights), general and administrative expenses.

(2)
Includes loss on early extinguishment of debt of $2,047 and $575 in the years ended December 31, 2005 and 2006, respectively.

(3)
For the period from January 1, 2002 to October 21, 2002, reflects the loss generated as a result of the sale of the stations to the predecessor company.

(4)
EBITDA is a measure commonly used by financial analysts in evaluating performance of companies, including broadcast companies. Accordingly, management believes that EBITDA may be useful for holders of the notes in assessing our operating performance and our ability to meet our debt service requirements. Management also believes that this measure allows a standardized comparison between companies in the broadcast industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. EBITDA, as used herein, is not necessarily comparable to similarly titled measures of other companies. The items excluded from EBITDA are significant in assessing our operating results and liquidity. EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Some of these limitations are:

  •
  it does not reflect cash outlays for capital expenditures or contractual commitments;

  •
  it does not reflect changes in, or cash requirements for, working capital;

  •
  it does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

  •
  it does not reflect income tax expense, or the cash necessary to pay income taxes;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA (including pro forma presentations thereof) does not reflect cash requirements for such replacements; and

  •
  other companies, including other companies in our industry, may calculate this measure differently than as presented in this prospectus, limiting its usefulness as a comparative measure.

  Because of these limitations, EBITDA and the related ratio should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results using EBITDA only supplementally. For more information, see the consolidated financial statements and related notes included elsewhere in this prospectus.

  The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. These rules require, among other things:

  •
  a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with GAAP; and

  •
  a statement disclosing the purposes for which the registrant's management uses the non-GAAP financial measure.

  The rules prohibit, among other things:

  •
  exclusion of charges or liabilities that require cash settlement or would have required cash settlement absent an ability to settle in another manner, from non-GAAP liquidity measures;

  •
  adjustment of a non-GAAP performance measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it is reasonably likely to recur; and

  •
  presentation of non-GAAP financial measures on the face of any pro forma financial information.

  EBITDA is defined as net income (loss) before provision (benefit) for income taxes, interest expense, depreciation and amortization (excluding amortization of program broadcast rights and network revenues). A reconciliation of EBITDA to net income (loss) is provided below.

		Predecessor Company
	Period from January 1, 2002 to October 21, 2002				Barrington Group
				Period from January 1, 2004 to April 30, 2004
		Period from October 22, 2002 to December 31, 2002	Year Ended December 31, 2003		Period from May 1, 2004 to December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007
	(Dollars in thousands)
Reconciliation of EBITDA:
Net income (loss)	$(3,020)	$586	$821	$211	$(311)	$(7,122)	$(11,295)	$(2,310)	$(8,649)
Total net interest expense	6	18	87	22	1,527	5,070	13,774	1,152	6,500
Income tax expense (benefit)	—	—	—	—	(108)	159	2920	41	(5)
Depreciation and amortization	378	126	689	256	3,162	7,648	19,866	2,852	7,823
Equity in loss of joint venture interest	—	—	—	—	—	—	9	—	6

EBITDA	$(2,636)	$730	$1,597	$489	$4,270	$5,755	$25,274	$1,735	$5,675

(5)
EBITDA divided by net revenues.

(6)
Does not include equipment acquired in barter transactions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion together with "Selected Historical Financial Data for Barrington Group," our consolidated financial statements and the notes thereto and the unaudited pro forma condensed consolidated financial statements and related notes thereto that appear elsewhere in this prospectus.

Introduction

        We are a television broadcasting company focused on smaller markets across the United States. We own or program 21 network television stations, many of which have leading positions in 15 geographically diverse smaller markets. As a result of our small market focus, our stations are able to achieve greater audience share, higher advertising rates relative to their market size and lower programming costs than stations in larger markets. We have acquired stations where we have identified opportunities to improve revenue generation and implement cost controls.

        The Raycom acquisition was accounted for using the purchase method of accounting under SFAS No. 141, Business Combinations. As a result, the Raycom acquisition will affect our future results of operations in certain significant respects. The aggregate acquisition consideration was allocated to the tangible and intangible assets acquired and liabilities assumed by us based upon their respective fair values as of the acquisition date. In addition, our corporate overhead expenses increased and, due to the effects of the increased borrowings to finance the Raycom acquisition, our interest expense increased and will continue to increase significantly in the periods following the Raycom acquisition.

        We are subject to regulation by the FCC. For a discussion of relevant regulatory issues, see "Regulation."

        We face risks that could materially adversely affect our business, consolidated financial condition, results of operations or liquidity. For a discussion of certain of the risks facing us, see "Risk Factors."

Revenues

        Our revenues are primarily derived from the sale of local and national advertising. We compete for advertising revenues primarily with other broadcast television stations, radio stations, cable system operators and programmers, and newspapers serving the same market. All network-affiliated stations are required to carry advertising sold by their networks, which reduces the amount of advertising time available for sale by our stations. Our stations sell the remaining advertising time in network programming and the advertising time in non-network programming, retaining all of the revenues received from these sales.

        Advertisers wishing to reach a national audience usually purchase time directly from the networks, or advertise nationwide on a case-by-case basis. National advertisers who wish to reach the audience within one of our markets often buy advertising time directly from our stations through national advertising sales representative firms. Local businesses purchase advertising time directly from our stations' local sales staffs.

        Advertising rates are based upon a number of factors, including:

  •
  a program's popularity among the viewers that an advertiser wishes to target (demographic ratings);

  •
  the number of advertisers competing for the available time;

  •
  the size of the market served by the station;

  •
  the availability of alternative advertising media in the market area;

  •
  the effectiveness of the sales forces; and

  •
  development of projects, features and programs that tie advertiser messages to programming.

        Our advertising revenues are positively affected by strong local economies, national and regional political election campaigns, and certain events such as the Olympics or the Super Bowl. Because television broadcast stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the revenues of broadcast television stations. The gross advertising revenues of our stations are generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. Additionally, our gross advertising revenues in even-numbered years can benefit from demand for advertising time in Olympic broadcasts and advertising placed by candidates for political offices. A station's local market strength, especially in local news ratings, is the primary factor that buyers use when placing political advertising. From time to time, proposals have been advanced in Congress to require television broadcast stations to provide some advertising time to political candidates at no charge, which could potentially reduce advertising revenues from political candidates. For the nine months ended September 30, 2006, we received a greater than expected amount of political advertising revenue.

        Local and regional advertising is sold by each station's own sales representatives to local and other non-national advertisers or agencies. Generally, these contracts are short-term, although occasionally, longer-term packages will be sold. National spot advertising (generally a series of spot announcements between programs or within the station's own programs) is sold by the station or its sales representatives directly to agencies representing national advertisers. Political advertising is generated by national and local elections, which can vary greatly from both market to market and year to year.

        We also derive revenues from other sources, including trade and barter programming, internet and network compensation. A national syndicated program distributor will often retain a portion of the available advertising time for programming it supplies in exchange for no fees or reduced fees charged to the stations for such programming. These programming arrangements are referred to as "barter programming." Network compensation is the amount, if any, paid by a network to its affiliated stations for broadcasting network programs.

        Compared to revenues from national advertising accounts, revenues from local advertising is generally more stable and more controllable. We seek to attract new advertisers to television and to increase the amount of advertising time sold to existing local advertisers by relying on experienced local sales forces with strong community ties, producing news and other programming with local advertising appeal and sponsoring or co-promoting local events and activities. We place a strong emphasis on the experience of our local sales staff and maintain an on-going training program for sales personnel.

        A television station's rates are primarily determined by the estimated number of television homes it can provide for an advertiser's message. The estimates of the total number of television homes in a market and the station's share of those homes are based on the Nielsen Media Research industry-wide television rating service. The demographic make-up of the viewing audience is equally important to advertisers. A station's rate card for national and local advertisers takes into account, in addition to audience delivered, such variables as the length of the commercial announcements and the quantity purchased. Because television stations rely on advertising revenues, they are sensitive to cyclical changes in the national and local economy. The sizes of advertisers' budgets, which are affected by broad economic trends, affect the broadcast industry in general. The strength of the local economy in each station's market also significantly impacts revenues.

Results of Operations

Combined Results of Barrington Group

        Barrington Group was formed in October 2003 to acquire broadcasting stations and began operations on April 30, 2004 with the acquisition of WHOI & KHQA. We acquired WEYI on May 14, 2004, KRCG on February 28, 2005 and KVII/KVIH on August 1, 2005. In addition, we consummated the Raycom acquisition in August 2006. Therefore, the historical results set forth below are not comparable from year to year. The results of operations for the three months ended March 31, 2006 include a full three months of operations for WHOI, KHQA, WEYI, KRCG and KVII, as well as WPDE/WWMB operations from February 6, 2006, the date of acquisition. The results of operations set forth below for the three months ended March 31, 2007 are a full three months of operations for the aforementioned stations as well as the acquired Raycom stations.

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

        For the three months ended March 31, 2007, we reported net revenues of $26.0 million compared to net revenues of $8.6 million in the three months ended March 31, 2006. We had a net loss of $8.6 million for the three months ended March 31, 2007 compared to a net loss of $2.3 million for the corresponding period in 2006. The following table provides historical information for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,
	2007	2006
	(Dollars in thousands)
Net revenues	$26,005	$8,602
Operating expenses:
Selling, technical and program expenses	14,027	4,474
General and administrative	5,143	1,911
Depreciation and amortization	7,823	2,852
Equity in loss of joint venture interest	6	—
Corporate	1,160	482

	28,159	9,719

Loss from operations	(2,154)	(1,117)
Net interest expense	(6,500)	(1,152)

Loss before income taxes	(8,654)	(2,269)
Income tax benefit (expense)	5	(41)

Net loss	$(8,649)	$(2,310)

        Our net revenue for the three months ended March 31, 2007 was $26.0 million, as compared to $8.6 million for the three months ended March 31, 2006, an increase of $17.4 million or 202.3%. The major components of, and changes to, net revenue were as follows:

  •
  Barrington Group acquired WPDE/WWMB in February 2006 and the Raycom stations in August 2006. The WPDE/WWMB acquisition and the Raycom acquisition are included in our results of operations since the respective acquisition dates. For the three months ended March 31, 2007, the WPDE/WWMB acquisition and the Raycom acquisition increased our net revenues by $17.9 million, including an increase of $0.2 million in gross political revenues.

  •
  Our gross political revenue for the three months ended March 31, 2007 was $0.3 million, as compared to $0.5 million for the three months ended March 31, 2006, a decrease of approximately $0.2 million or 48.4%. Political revenue for the three months ended March 31, 2006 consisted of revenues associated with the mid-term congressional and gubernatorial races in Missouri, Michigan, New York, Ohio, and Illinois. For the three months ended March 31, 2007 gross political revenue was comprised primarily of political advertising associated with local political campaigns.

  •
  Gross national revenues decreased by $0.3 million, or 13.1%, for the stations that were part of the group for the entire three months ended March 31, 2006. The decrease in gross national revenues for the three months ended March 31, 2007 was primarily due to decreased spending by national automotive accounts and the reduction in national revenues caused by Olympic advertising in the first quarter of 2006.

        Our operating expenses for the three months ended March 31, 2007 were $28.2 million, as compared to $9.7 million for the three months ended March 31, 2006, an increase of $18.4 million, or 189.7%. The major changes to operating expenses were as follows:

  •
  The expenses of WPDE/WWMB and the Raycom Stations increased operating expenses by $17.2 million for the three months ended March 31, 2007. Because all of these stations were acquired either during the quarter ended or subsequent to March 31, 2006, the quarterly comparison of the three months ended March 31, 2007 and the three months ended March 31, 2006 was affected.

  •
  Excluding the effect of the WPDE/WWMB acquisition and the Raycom acquisition, our selling, technical and programming expenses increased $0.3 million, or 7.3%, caused equally by the launch of a centrally-coordinated website initiative and front end costs associated with the establishment of a centralized processing center for sales scheduling.

  •
  Our corporate expenses increased by $0.7 million for the three months ended March 31, 2007 to $1.2 million from $0.5 million for the three months ended March 31, 2006, primarily as result of staffing additions, increased compensation and additional professional fees.

        Our net interest expense for the three months ended March 31, 2007 was $6.5 million as compared to $1.2 million for the three months ended March 31, 2006, an increase of $5.3 million, or 464.2%. The increase was caused by additional borrowings made to finance the 2006 acquisitions and an increase in LIBOR interest rates. In the first quarter of 2006 the rise in interest rates was partially offset by an unrealized gain on Barrington Group's interest rate caps.

        We had a $5,000 income tax benefit for the three months ended March 31, 2007 compared to state tax expense of $41,000 for the three months ended March 31, 2006. The decrease was due to a reduction in state tax liabilities due to the LLC conversion.

        Our net loss was $8.6 million for the three months ended March 31, 2007, compared to a loss of $2.3 million for the three months ended March 31, 2006, a change of $6.3 million, or 274.4%.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

        The following table sets forth our operating results for the year ended December 31, 2006 as compared to the year ended December 31, 2005. The results of operations for the year ended December 31, 2005 include a full year of operations for WHOI, KHQA and WEYI, ten months of operations for KRCG and five months for operations of KVII. For the year ended December 31, 2006, the results of operations set forth below include a full year of operations for the aforementioned stations as well the operations of WPDE/WWMB from February 6, 2006 and the acquired Raycom stations operations from August 11, 2006, the date of acquisition.

	Years Ended December 31,
	2006	2005
	(Dollars in thousands)
Net revenues	76,063	25,288
Operating expenses:
Selling, technical and program expenses	33,876	12,915
General and administrative	12,547	4,899
Depreciation and amortization	19,865	7,648
Equity in loss of joint venture	9	—
Corporate	4,367	1,720

	70,664	27,182

Income (loss) from operations	5,399	(1,894)
Net interest expense	(13,774)	(5,070)

Loss before income taxes	(8,375)	(6,964)
Income tax expense	(2,920)	(159)

Net loss	$(11,295)	$(7,123)

Our net revenues for the year ended December 31, 2006 were $76.1 million, as compared to $25.3 million for the year ended December 31, 2005, an increase of $50.8 million or 200.8%. The major components of, and changes to, net revenue were as follows:

  •
  Barrington Group acquired KRCG in March 2005, KVII in August 2005, WPDE/WWMB in February 2006 and the Raycom Stations in August of 2006. The KRCG acquisition, the KVII/KVIH acquisition, the WPDE/ WWMB acquisition and the Raycom acquisition are included in our results of operations since the respective acquisition dates. For the year ended December 31, 2006, the KRCG acquisition, the KVII/KVIH acquisition, the WPDE/ WWMB acquisition and the Raycom acquisition increased our net revenues by $49.1 million, including an increase of $12.1 million in gross political revenues.

  •
  Our gross political revenues for the year ended December 31, 2006 were $14.7 million, as compared to $0.1 million for the year ended December 31, 2005, an increase of approximately $14.6 million. Approximately 83% of the increase, or $12.1 million, was attributable to the KRCG acquisition, the KVII/KVIH acquisition, the WPDE/ WWMB acquisition and the Raycom acquisition. Political revenues for the year ended December 31, 2006 were positively impacted by the mid-term congressional and gubernatorial races in Missouri, Michigan, New York, Ohio, and Illinois.

  •
  For the stations that were part of the group during 2005, gross local revenues increased by $0.3 million, or 2.9%. The increase in gross local revenues was caused by an increased focus on local accounts and improved selling strategies.

  •
  Our gross national revenues decreased by $0.5 million, or 7.6%, for the stations that were part of the group during 2005. The decrease in gross national revenues for the years ended December 31, 2006 was primarily due to decreased spending by national automotive accounts.

        Our operating expenses for the years ended December 31, 2006 were $70.7 million, as compared to $27.2 million for the years ended December 31, 2005, an increase of $43.5 million, or 160.0%. The major changes to operating expenses were as follows:

  •
  The expenses of KRCG, KVII, WPDE/WWMB and the Raycom Stations were $46.9 million for the year ended December 31, 2006. The expenses of KRCG and KVII, which are included in our results of operations from March 1, 2005 and August 1, 2005, respectively, totaled $7.6 million for the year ended December 31, 2005. In addition, because Barrington Group acquired WPDE/WWMB and the Raycom Stations subsequent to December 31, 2005, the comparison between the years ended December 31, 2006 and December 31, 2005 was also affected by these acquisitions.

  •
  Excluding the effect of the KRCG acquisition, the KVII/KVIH acquisition, the WPDE/ WWMB acquisition and the Raycom acquisition, our selling, technical and programming expenses and general and administrative expenses increased $1.4 million, or 10.3%, for the year ended December 31, 2006, as a result of increased costs associated with restructured sales management at WEYI and scheduled payroll increases.

  •
  Our corporate expenses increased by $2.7 million for the year ended December 31, 2006 to $4.4 million from $1.7 million for the years ended December 31, 2005 primarily as result of $1.0 million of bonuses paid to certain members of management, $0.3 million of fees in connection with the merger of Barrington Corporation with and into Barrington Group, increased personnel in connection with the Raycom acquisition, and increased professional fees.

        Our net interest expense for the year ended December 31, 2006 was $13.8 million as compared to $5.1 million for the year ended December 31, 2005, an increase of $8.7 million, or 171.7%. The increase was caused by the additional interest expense associated with the additional debt incurred and the issuance of the notes to fund the Raycom acquisition. The refinancing also resulting in the write-off of unamortized debt issuance costs of $0.6 million for the year ended December 31, 2006. For the year ended December 31, 2005, material modifications of Barrington Group's debt associated with the 2005 acquisitions resulted in a write-off of unamortized debt issuance costs totaling $2.0 million.

        Our income tax expense for the year ended December 31, 2006 was approximately $2.9 million which included additional federal and state taxes of $2.4 million paid in connection with the merger of Barrington Corporation with and into Barrington Group and accruals for additional state income taxes of approximately $0.5 million attributable to the newly formed LLCs.

        Our net loss was $11.3 million for the year ended December 31, 2006, as compared to $7.1 million for the year ended December 31, 2005, an increase of $4.2 million, or 58.6%.

Year Ended December 31, 2005 Compared to Eight Months Ended December 31, 2004

        Barrington Group was formed in October 2003 to acquire broadcasting stations and began operations on April 30, 2004 with the acquisition of WHOI and KHQA. Additionally, on May 14, 2004 WEYI was acquired. The results set forth in the table below for December 31, 2004 include the operations of the three aforementioned stations for the eight months then ended. Subsequently, we acquired KRCG on February 28, 2005 and KVII and KVIH on August 1, 2005. Therefore, the results of operations for the year ending December 31, 2005 include a full twelve months of operations for

WHOI, KHQA and WEYI, ten months of operations for KRCG and five months of operations for KVII and KVIH. The table below summarizes those results:

	Year Ended December 31, 2005	Eight Months Ended December 31, 2004
	(Dollars in thousands)
Net revenues	$25,288	$13,486
Operating expenses
Selling, technical and programming expenses	12,914	6,201
General and administrative	4,899	2,297
Depreciation and amortization	7,648	3,162
Corporate	1,720	718

Total operating expenses	27,181	12,378

Loss from operations	(1,893)	1,108
Net interest expense	5,070	1,527

Loss before income taxes	(6,963)	(419)
Income tax expense (benefit)	159	(108)

Net loss	$(7,122)	$(311)

        Revenues.    Net revenues for the year ended December 31, 2005 were $25.3 million, as compared to $13.5 million for the eight months ended December 31, 2004, an increase $11.8 million or 87.5%. Revenues were primarily derived from advertising revenues from local advertisers as well as national advertisers. We derived only a small proportion of our revenues from political advertising in 2005 as no major elections or caucuses occurred in our markets, which is typical for odd numbered years. Political revenues for the eight months ended December 31, 2004 were $1.8 million.

        Operating expenses.    Operating expenses, consisting of selling, general and administrative, corporate overhead and depreciation and amortization, were $27.2 million and $12.4 million for the year ended December 31, 2005 and the eight months ended December 31, 2004, respectively. Total operating expenses increased by $14.8 million, a percentage increase of 119.6%. Selling, general and administrative expenses increase by $9.3 million or 109.6%, while corporate expense increased by $1.0 milliion or 139.6%. Depreciation and amortization increased by $4.5 milliion or 141.9% due to the acquisitions of KRCG, KVII and KVIH and the additional four months expense for WHOI, KHQA and WHOI.

        Loss from operations.    The operating loss for 2005 was $1.9 million compared to operating income of $1.1 million in 2004, a decrease of 3.0 million or 270.8%. The increase in the loss was mainly due to the increases in depreciation and amortization and corporate overhead for the periods.

        Net interest expense.    Total net interest expense was $5.1 million for the year ending December 31, 2005 and $1.5 million for the eight months ended December 31, 2004, an increase of $3.5 million or 232.0%. Total net interest expense includes interest expense on our bank financing, amortization of debt issuance costs, unrealized losses on our interest rate caps, and a loss on extinguishment of debt. In connection with the purchases of KRCG and KVII, Barrington Group entered into a credit facility which increased our total debt. The refinancing resulted in a write-off of unamortized debt issuance costs of $2.0 million in 2005.

        Income tax expense (benefit).    Income tax expense for 2005 was $0.2 million, compared to a tax benefit in 2004 of $0.1 million, an increase in tax expense of $0.3 million. In 2004, we recorded a benefit due to net operating loss for the period. In 2005, a valuation allowance was recorded against the deferred tax benefit because the estimates of future taxable profits did not indicate a reasonable likelihood of realization. Accordingly, the net tax expense for 2005 is the result of recording the allowance and state taxes. Included in the 2005 tax expense are certain state taxes that are based on revenues and capital, as well as income. See Note 10 to the unaudited pro forma statements of operations and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" for information regarding the prospective tax effects of the LLC conversion.

        Net loss.    Net loss was $7.1 million for 2005, compared to $0.3 million in 2004, a decrease of $6.8 million, or 2,190.0%, mainly due to interest on the refinancing in connection with the purchase of KRCG and KVII and increases in depreciation and amortization and corporate overhead.

Off-Balance Sheet Arrangements

        Barrington Group does not have any off-balance sheet arrangements.

Liquidity and Capital Resources

        Our primary sources of liquidity are cash flow from operating activities, borrowings under our credit facilities and capital contributions. Our need for liquidity arises primarily from acquisitions, capital expenditures and interest payable on our new credit facility. In the first quarter of 2007, we utilized $3.0 million of our revolving credit facility to fund seasonal working capital needs. We expect that cash from operations and borrowings under our revolving credit facility will be sufficient to cover our liquidity requirements during the next twelve months.

        Cash flows from operating activities.    Barrington Group's cash flows provided by operating activities for the three months ended March 31, 2007 were $35,000 as compared to cash flows provided by operating activities of $1.3 million for the three months ended March 31, 2006. The decrease in Barrington Group's cash flows from operations for the three months ended March 31, 2007 were primarily attributable to cash payments of interest of $8.7 million for the three months ended March 31, 2007, as compared to $1.0 million for the three months ended March 31, 2006, an increase of $7.7 million or 741.1%. The increase in interest paid was primarily due to semi-annual interest due on the notes during February of 2007 and to the additional bank debt incurred in connection with the Raycom acquisition. In addition, accrued interest expense decreased $2.5 million from $5.7 million at March 31, 2006 to $3.2 million at March 31, 2007. Excluding depreciation and amortization, Barrington Group's operating income for the three months ended March 31, 2007 was $5.7 million, as compared to $1.7 million for the three months ended March 31, 2006, an increase of $4.0 million or 226.7%.

        Cash flows from investing activities.    Barrington Group's cash flows used in investing activities were $3.5 million for the three months ended March 31, 2007, as compared to $25.6 million for the three months ended March 31, 2006. The WPDE/WWMB acquisition was completed in February 2006 for $24.6 million. Barrington Group's cash purchases of property and equipment were $3.2 million for the three months ended March 31, 2007, as compared to $1.0 million for the three months ended March 31, 2006.

        Cash flows from financing activities.    Barrington Group's cash flows provided by financing activities were $2.4 million for three months ended March 31, 2007, compared to $26.1 million for the three months ended March 31, 2006. There were no capital contributions for the three months ended March 31, 2007 compared to capital contributions of $19.3 million for the three months ended March 31, 2006. In February 2006, Barrington Group borrowed $7.0 million to fund the WPDE/WWMB acquisition. The capital contribution for the three months ended March 31, 2006 was used to fund the WPDE/WWMB acquisition as well. For the three months ended March 31, 2007, borrowings on the revolving credit facility totaled $3.0 million to fund short-term capital needs.

        Our Credit Facility and Notes.    In order to finance the Raycom acquisition, Barrington Group entered into a new credit facility on August 11, 2006. Our credit facility is comprised of a $147.5 million senior secured term loan facility and a $25.0 million senior secured revolving credit facility. Together with $125.0 million of funds from our offering of the notes and capital contributions from our equity sponsor in the amount of $60.5 million, our credit facility provided the resources to complete the Raycom acquisition, as well as repay $61.0 million of Barrington Group's existing long-term debt. The balance on the term loan portion of our credit facility at March 31, 2007 was $146.8 million.

        The term facility has a seven year maturity and the revolving facility has a six year maturity. The obligations under our credit facility are guaranteed by Barrington Broadcasting and all of Barrington Group's direct and indirect subsidiaries. Our credit facility is secured by a first priority lien on substantially all of our and Barrington Group's direct and indirect subsidiaries' existing and future assets.

        Borrowings under our credit facility bear interest at a floating rate, which can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin payable at least annually. Base rate is defined as the higher of (i) the Bank of America prime rate or (ii) the federal funds effective rate plus 0.50%. The applicable margin for (x) the term facility is 2.25% for LIBOR loans and 1.25% for base rate loans and (y) the revolving facility is 2.25% for LIBOR loans and 1.25% for base rate loans for the first six months and subject to a pricing grid thereafter based on total leverage. The interest rate payable under our credit facility will increase by 2.0% per annum during the continuance of an event of default. The unused portion of the revolving facility is subject to a commitment fee of 0.50% per year.

        In addition, on August 11, 2006, we issued $125.0 million aggregate principal amount of the notes and used the net proceeds of such offering to consummate the Raycom acquisition. The notes mature on August 15, 2014. Interest is payable on the notes semi-annually in cash in arrears on February 15 and August 15 of each year. The notes are unconditionally guaranteed on an unsecured senior subordinated basis by all of our current and future restricted subsidiaries (other than Barrington Capital) that guarantee our and our subsidiaries' other indebtedness. The notes bear interest at a fixed rate of 10.5%.

        Our credit facility and the indenture governing the notes limit our ability to:

  •
  incur additional indebtedness and issue certain preferred stock;

  •
  pay dividends on our capital stock or repurchase our capital stock or subordinated debt;

  •
  make investments;

  •
  create certain liens;

  •
  sell certain assets or merge or consolidate with or into other companies;

  •
  incur restriction on the ability of our subsidiaries to make distributions or transfer assets to us; and

  •
  enter into transactions with affiliates.

        Our credit facility also contains certain defined conditions of default and covenants, including requirements to maintain various financial ratios and, manage prudently. Continued availability of the revolving facility will be predicated on compliance with these covenants. For additional information regarding our new credit facility and the notes, see Note C of the "Notes to the Condensed Consolidated Financial Statements."

Contractual Obligations

        The following table summarizes our contractual obligations as of March 31, 2007.

		Nine Months Ended December 31, 2007
			Payments Due During Fiscal Year
								2013 and After
	Total		2008	2009	2010	2011	2012
	(Dollars in thousands)
10 1/2% Senior Subordinated Notes	$125,000	$—	$—	$—	$—	$—	$—	$125,000
Guarantee of SagamoreHill Term Loan	2,438	18	25	25	25	25	25	2,295
Contracts payable	1,525	194	143	120	117	113	110	728
Revolving loan facility	3,000	3,000
Term facility	146,763	1,106	1,475	1,475	1,475	1,475	1,475	138,282
Program broadcast payables	5,000	3,325	663	405	247	133	132	95
Total obligations reported as liabilities	283,726	7,643	2,306	2,025	1,864	1,746	1,742	266,400
Non-cancelable commitments to purchase program broadcast rights	11,558	1,140	3,473	3,175	2,437	1,131	202	—
Operating lease obligations	7,874	772	927	900	848	667	645	3,115
Total contractual obligations	303,158	9,555	6,706	6,100	5,149	3,544	2,589	269,515

Seasonality

        Our business has experienced and is expected to continue to experience significant seasonality due to, among other things, seasonal advertising patterns and seasonal influences on people's viewing habits. The gross advertising revenues of television broadcasting stations are generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. In addition, gross advertising revenues tend to be higher in even-numbered years, when national, state and local political advertising is a significant element of gross advertising revenues. In odd-numbered years, little if any revenues are obtained from political advertising.

Critical Accounting Policies and Estimates

        Financial statements prepared in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from those assumptions and estimates. The accounting policies that are most significant and sensitive to assumptions and estimates include allocation of a station's purchase price to identifiable assets, and the procedures used to evaluate various assets for impairment.

        Purchase accounting.    The purchases of stations involve allocation of the purchase price according to the estimated fair market values of the monetary, tangible, and intangible assets acquired. The allocated values are "pushed-down" to become the restated asset costs on the books of the subsidiary companies representing the individual stations. We obtain detailed independent appraisals following our purchases of stations. The values assigned by the appraisals may differ from the estimates initially assigned by us at the time of purchase. Generally accepted accounting principles allow up to one year for completion of the determination of allocation values, so changes to the allocation of the purchase price might materially change the depreciation and amortization expenses reported up to one year from purchase.

        Impairment of long-lived assets.    Generally accepted accounting principles require that most long-lived assets are carried at the lower of cost or fair value. Such assets compose the major portion of our total assets and exceed stockholder's equity. We review and test our long-lived assets for potential impairment at least annually. This review requires assumptions and estimates of future cash flows to be generated by its stations, discount rates to be used in present value calculations, expected future benefits from network affiliation contracts, and other future conditions. Changes in market conditions or our plans could change management's judgments regarding impairment of assets.

        In 2005, we wrote-off $2.0 million of unamortized debt issuance costs because of an early extinguishment of the related debt by a refinancing. Also, the consummation of our credit facility required the write-off of $0.6 million of unamortized debt issuance costs in 2006 because of early extinguishment of the related debt by the refinancing.

        Derivative financial instruments.    We, invest in derivative financial instruments to limit our exposure to interest rate increases on our floating rate debt. We recognize at fair value all derivatives, whether designated in hedging relationships or not, in the balance sheet as either an asset or liability. The accounting for changes in the fair value of a derivative, including certain derivative instruments embedded in other contracts, depends on the intended use of the derivative and the resulting designation. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item are recognized in the statement of operations. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the statement of operations when the hedged item affects net income. If a derivative does not qualify as a hedge, its carrying value must be periodically adjusted to fair value, with any gain or loss recognized in operating results.

Recently Issued Accounting Pronouncements

        In April 2006, the FASB issued a FASB Staff Position, FIN 46(R)-6 ("FSP FIN 46R-6") Determining the Variability be Considered in Applying FASB Interpretation No. 46(R), which is effective beginning the first day of the first reporting period beginning after June 15, 2006. FSP FIN 46R-6 addresses how a reporting enterprise should determine the variability to be considered in applying FASB Interpretation No. 46, Consolidation of Variable Interest Entities. We are assessing the impact of this interpretation, but do not expect that the adoption of FSP FIN 46R-6 will have a material impact on our consolidated financial position or consolidated results of operations. We adopted FSP FIN 46R-6 effective for the quarter ended June 30, 2006.

        In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements (SFAS No. 157), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 establishes a comprehensive definition of fair value and provides measurement standards and disclosure requirements for entities to use in the application of the concept as is already required or permitted in other accounting standards.

        In February 2007, the Financial Accounting Standards Board issued SFAS Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 establishes as optional but irrevocable once elected, the accounting application of fair value for financial assets and liabilities. Barrington Group is assessing the impact of both SFAS No. 157 and 159 on its financial statements for 2008 and beyond.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. We have no cash flow exposure due to rate changes on the notes because they bear interest at fixed rates. However, our credit facility bears interest at floating rates based on LIBOR. Accordingly, we are exposed to potential losses related to changes in interest rates. If there is a rise in interest rates, our debt service obligations on the borrowings under our credit facility would increase even though the amount borrowed remained the same, which would affect our results of operations. A 1% change in LIBOR would result in our interest expense under our credit facility fluctuating approximately $1.5 million per year, without taking into account any hedging instruments.

        We do not enter into derivatives or other financial instruments for trading or speculative purposes; however, in order to manage our interest rate risk we entered into interest rate hedge agreements to effectively fix the interest rate on a portion of the borrowings under our credit facility. The interest rate hedge agreements, which are effective as of February 12, 2007 and August 14, 2007, effectively fix the interest rate on $120 million of our floating rate debt between 4.84% and 5.5% per annum. These hedge agreements expire in 2010 and 2011, respectively. We have an additional interest rate hedge agreement which effectively fixes the interest rate on $20 million of our floating rate debt at 5.5% per annum. This interest rate hedge agreement expires in 2007.

INDUSTRY AND MARKET

Overview

        All television stations in the country are grouped by Nielsen, a national audience measuring service, into 210 DMAs that are ranked in size according to various metrics based upon the number of television households. Each DMA is an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of a "rating," which is a station's percentage of the total potential audience in the market, or a "share," which is the station's percentage of the audience actually watching television at a given time. Nielsen provides data on the basis of local television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ratings. In larger geographic markets, Nielsen uses a combination of meters connected directly to selected television sets, personal people meters and weekly diaries of television viewing, while in smaller markets Nielsen uses only weekly diaries.

        There are currently four major television networks: NBC, ABC, CBS and FOX. Television networks provide their programming to local television stations to provide the networks with a greater national audience for advertising. Whether or not a station is affiliated with one of the four major networks has a significant impact on the composition of the station's revenues, expenses and operations. A typical network affiliate receives a significant part of its programming, including during prime-time and late-night hours, from the network. This programming (and in certain instances, cash payments) is provided to the affiliate by the network in exchange for a substantial majority of the advertising time during network programs. The network then sells this advertising time and retains the revenues. The affiliate retains the revenues from the remaining advertising time sold during network programs and from advertising time sold during non-network programs, including local news. Most of the major costs for television stations are labor-related and stem from associated wages, salaries and benefits. Advancements in automation technology has made it possible to reduce some of the labor-related costs by reducing headcount.

        Broadcast television stations compete for advertising revenues and audience share primarily with other commercial broadcast television stations and other advertising media, including newspapers, radio stations, cable television, magazines, billboards and other outdoor advertising, transit advertising, the Yellow Pages directories, direct mail and local internet portals serving the same market. Non-commercial, religious, specialty-format (e.g., "shop at home"), and Spanish-language broadcasting stations in many markets also compete with commercial stations for viewers.

Television Broadcasting History

        Commercial television broadcasting began in the United States on a regular basis in the 1940s. Through the 1970s, network television broadcasters enjoyed virtual dominance in viewership and television advertising revenues because network-affiliated stations competed only with each other in most local markets. This level of dominance changed in the 1980s and 1990s as more local stations were authorized by the FCC and marketplace choices expanded with the growth of independent stations, new networks such as FOX, UPN, PAX and The WB, and cable and satellite television services. This trend relating to the expanded growth of stations continues with the combination of UPN and WB to form The CW network and the introduction of FOX's MyNetwork TV, both which launched in September 2006.

        There are a limited number of channels available for broadcasting in any one geographic area. Television stations can be distinguished by the frequency on which they broadcast. Historically, television stations that broadcast over the air on the very high frequency, or VHF, band (channels 2-13) of the spectrum had a competitive advantage over television stations that broadcast over the air on the ultra-high frequency, or UHF, band (channels above 13) of the spectrum because the former usually had better signal coverage and operated at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and the expansion of cable television systems and alternative delivery systems, or ADSs, like satellite-to-home distribution services have reduced the VHF signal advantage. Any disparity between VHF and UHF is likely to diminish even further in the era of digital television.

        Cable television systems, which grew at a rapid rate beginning in the early 1970s, were initially used to retransmit broadcast television programming to paying subscribers in areas with poor over-the-air broadcast signal reception. In the aggregate, much cable-only programming has emerged over the past decade as a significant competitor for viewers of broadcast television programming. Notwithstanding the strong presence of cable television, over-the-air broadcasting remains the primary distribution system for mass market television advertising. Basic cable penetration (the percentage of television households which are connected to a cable system) was approximately 60.3% in 2006. Overall, cable television penetration has declined over the past several years due to the emergence of DBS systems.

        DBS systems have rapidly increased their penetration rate in the last decade, capturing more than 20% of U.S. households. DBS services provide nationwide distribution of video programming (including in some cases pay-per-view programming and programming packages unique to DBS) using small receiving dishes and digital transmission technologies. In November 1999, Congress passed the Satellite Home Viewer Improvement Act, which requires DBS operators to distribute the signals of local television stations to subscribers in the stations' local market areas, or local-into-local satellite service, if the DBS operator provides such local-into-local service for any television station in the relevant market. DirecTV and EchoStar currently provide satellite carriage of local stations in 143 and 173 of the 210 DMAs, respectively. Further penetration of DBS will be at the expense of cable television and will benefit television broadcasters, as the DBS systems generally pay retransmission consent fees to broadcasters to retransmit their programming and DBS does not compete with television broadcasters for advertising revenues from local advertisers.

        The FCC allotted new DTV television channels to most existing broadcast stations in the first half of 1997. DTV is a transmission system that delivers improved video and audio signals including high definition television and also has substantial interactivity, multiplexing and data transmission capabilities. For most full-power licensed television stations, the FCC has allocated a matching DTV channel. All commercial television station operators were required to complete construction of and begin broadcasting with digital transmission systems no later than May 1, 2002, unless they obtained extensions. The major-network-affiliated stations in the top ten markets were required to begin digital broadcasting by May 1999, and in the top 30 markets by November 1, 1999. Television broadcasters must cease their analog broadcasting by February 17, 2009 and return one of their channels to the U.S. government at that time.

Large vs. Small Markets

        Larger markets are driven by overnight ratings as determined by meters and published by Nielsen. Generally, this category is comprised of the 50 largest DMAs. Advertising rates in larger markets can be volatile depending on overnight ratings trends for individual shows. In smaller markets, DMAs 51 through 210, ratings are determined four times per year in February, May, July and November and therefore advertising rates typically remain constant for longer periods than in larger markets, often set for an entire season or year.

        Greater competition for advertisers and syndicated programming exists in the larger markets. Typically, larger markets have more broadcast television stations competing for syndicated programming and local advertisers. Also in larger markets, broadcast television competes for local advertisers with a larger pool of advertising media. Furthermore, greater cable penetration, which averages 63.6% in the largest 50 markets, versus 59.3% in markets 51 through 210, makes cable operators more competitive for local advertisers in the larger markets. DBS, which does not compete directly for local advertising, has penetration of 27.8% on average in smaller markets versus 24.0% on average in larger markets.

Full vs. Low Power Stations

        Low-power television stations differ from full-power television stations in several important respects. As the name suggests, low-power television stations operate at substantially lower power levels than do full-power television stations, and have correspondingly smaller coverage areas. Low-power television stations are considered "secondary" in terms of interference protection, and are subject to displacement by earlier- or later-authorized full-power television stations and Class A television stations, or by future non-television services that may be authorized by the FCC to operate on certain of the frequencies currently licensed for use by low-power television stations.

        Unlike full-power television stations, which by law must cease analog broadcast operations by February 17, 2009, low-power television stations do not currently have a deadline by which they must convert to digital operations. The digital operations of low-power analog television stations also differ from those of full-power analog television stations in that the former do not have a virtual certainty of obtaining from the FCC paired channels allocated for digital operations, as do most full-power analog television stations. However, licensees of analog low-power television stations had the opportunity during a "filing window" in 2006 to apply for so-called "digital companion channels" on which successful applicants would have the opportunity to commence digital broadcast operations while continuing analog broadcast operations on their existing channels. In cases of mutually-exclusive applications for low-power digital companion channels, the FCC will award licenses for such channels by auction. As an alternative to applying for digital companion channels, analog low-power television stations were given an opportunity in 2006 to apply to the FCC to "flash cut" their operations from transmitting in the analog mode to transmitting in the digital mode on the same or on a different channel. Low-power television stations also differ from full-power television stations in that low-power television stations may only obtain "must-carry" rights against local cable television systems or DBS operators under very limited circumstances. A low-power television station normally must rely upon the willingness of local cable systems or DBS operators to enter into a retransmission consent agreement in relation to the carriage of the station's signal. Finally, low-power television stations are not required to operate in conformance with all of the rules that govern the operation of full-power stations, including maintenance of a local studio in or near the station's community of license from which programs must be capable of originating, broadcasting a minimum amount of weekly programs directed primarily to educating and informing children, etc.

Competition in the Television Industry

        Competition in the television industry takes place on several levels: competition for audience, competition for programming (including news) and competition for advertisers. In addition, the broadcasting industry is continually faced with technological change and innovation, the rise in popularity of competing entertainment and communications media, and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on our operations.

        According to BIA Financial Network, Inc.'s MEDIA Access Pro, the top ten broadcasting companies ranked by number of full-power, commercial television stations currently own and/or operate over 60% of the total stations in the top 50 markets. This concentration is due in part to the four major networks owning stations primarily in larger markets. We believe that the fragmented ownership in smaller markets creates significant opportunities to realize revenue generation and cost efficiencies similar to those that have been realized in larger markets by the top broadcasting companies.

Audience

        Stations compete for viewership generally against other leisure activities in which one could choose to engage rather than watch television. Broadcast stations compete for audience share specifically on the basis of program popularity, which has a direct effect on advertising rates. A portion of the daily programming on the NBC, CBS, ABC, FOX and CW affiliated stations that we own or provide services to is supplied by the network with which each station is affiliated. In those periods, the stations are dependent upon the performance of the network programs in attracting viewers. Stations compete for audience share during non-network time periods with a combination of locally originated news, public affairs and other entertainment programming, including syndicated programs.

Programming

        Stations purchase non-network programming for cash, cash and barter, or barter only. Competition for non-network programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Stations compete for exclusive access to non-network reruns (such as Seinfeld) and first-run product (such as Oprah). Additionally, stations try to produce unique newscasts that include local features and events, as well as a journalistic style that appeals to local viewers. Broadcasters also compete to secure program broadcast rights for local community and sporting events.

Advertising

        In addition to competing with other video programming outlets for audience share, stations compete for advertising revenues with other television stations in their respective markets and other advertising media, such as newspapers, radio stations, magazines, billboards and other outdoor advertising, transit advertising, the Yellow Pages directories, direct mail, local cable systems and local internet portals.

        Advertisers wishing to reach a national audience may purchase time directly from the networks. However, competition for advertising dollars in the broadcasting industry also occurs within individual markets. Generally, a television broadcasting station in a particular market does not compete with stations in other market areas, unless a station in a "distant" DMA is imported by a local cable television system or DBS service provider pursuant to certain provisions of the Satellite Home Viewer Improvements Act, the Satellite Home Viewer Extension and Reauthorization Act, and the FCC's rules.

BUSINESS

Company Overview

        We are a television broadcasting company focused on smaller markets across the United States. We own or program 21 network television stations, many of which have leading positions in 15 geographically diverse, smaller markets. In nine of our 15 markets, we operate a station ranked #1 or #2 in audience share, and all but two of our stations have a top three market share. All of our stations are affiliated with national television networks—six with NBC, four with ABC, three with CBS, three with FOX and five with CW. In the markets where we operate a CW station, we continue to operate duopolies.

        We believe smaller markets are more attractive than larger markets. Our stations are located in markets that rank between the 66th and 199th largest in the United States. As a result of our small market focus, our stations are able to achieve greater audience share, higher advertising rates relative to their market size and lower programming costs than stations in larger markets.

        We have acquired stations where we have identified opportunities to improve revenue generation and implement cost controls. We believe our expertise in operating stations in smaller markets will allow us to increase local revenues generated by the acquired stations as well as to reduce costs at these stations.

Our Small Market Focus

        We believe smaller markets offer significant growth opportunities for television broadcasting companies. Traditional competitive local media, like Yellow Pages directories and newspapers, have experienced substantial declines in usage by both local and national advertisers. Local television is a cost effective substitute for these advertising dollars and has proven to be more efficient as well. In addition, small market rates for advertising time on television are more affordable to local advertisers than television advertising rates within larger markets. The coverage areas of smaller market television stations better fit the business trading areas of local advertisers than the coverage areas of television stations within the top 50 markets. New production and provisioning technologies allow smaller businesses to finally take advantage of television advertising in smaller markets.

Competitive Strengths

        We believe that the following competitive strengths allow us to successfully operate in smaller markets:

        Leading Positions Within Our Local Markets.    Our leading positions in the markets we serve enable us to effectively sell advertising to local businesses. In nine of our markets, we have a local newscast that is ranked #1 or #2, and in nine markets we operate the #1 or #2 ranked station as measured by audience share. In addition to our strong rankings, we believe that our unique local content, identifiable local personalities and deep-rooted community presence give us an advantage when competing for local advertising revenues, which we believe are more stable than national advertising revenues. Furthermore, the leading syndicated programs our stations typically carry allow us to enhance our local brand. Lastly, our current duopoly position in four of our markets includes a CW network-affiliated station that complements its primary station's demographic by targeting viewers in the 18 to 34 age group.

        Limited Competition Within Our Markets.    We operate in markets ranked 66 to 199. Generally, in these smaller markets, there are a limited number of competing television stations and other alternatives for advertisers to effectively reach a broad audience. In ten of our 15 markets, we compete with only three or fewer other stations. In addition, we believe that the reduced costs of producing television commercials, together with declining cable penetration and diminished effectiveness of print advertising, have and will continue to enhance the attractiveness of television advertising relative to other forms of advertising in our markets. Furthermore, with fewer competing television stations, we face less competition for syndicated programming, which enables us to have high quality programming while spending less than 4% of our pro forma 2006 gross revenues on programming (after giving effect to the Raycom acquisition and the acquisitions completed by Barrington Group in 2006 as if they had occurred on January 1, 2006) versus approximately 8% for the average network-affiliated television station in 2005, which is the most recent industry information available.

        Diverse Operations.    We believe our operations are well diversified and are not dependent on any specific market, station, network or advertising category. We operate 21 stations in 15 distinct markets across 14 states. No single market accounted for more than 15% of our pro forma 2006 net revenues (after giving effect to the Raycom acquisition and the acquisitions completed by Barrington Group in 2006 as if they had occurred on January 1, 2006). Our primary stations are affiliated with all four major networks with no network group accounting for more than approximately 41% of our pro forma 2006 net revenues (after giving effect to the Raycom acquisition and the acquisitions completed by Barrington Group in 2006 as if they had occurred on January 1, 2006). Advertising revenues for our stations are well diversified, with our largest advertising category representing approximately 21% of our pro forma 2006 gross revenues (after giving effect to the Raycom acquisition and the acquisitions completed by Barrington Group in 2006 as if they had occurred on January 1, 2006).

        Growing Local Advertising Base.    Due to the reduced costs of producing television commercials, we believe that our stations now appeal to an incremental advertising base that was historically unable to afford local television advertising. We believe that tapping into this expanding base of potential advertisers will enable our stations to increase gross revenues by increasing the amount of television commercials produced within our stations and the competition for airtime sold to local advertisers for such commercials.

        Ability to Deleverage.    We believe our strong cash flow, minimal cash payments for taxes and low working capital requirements will allow us to reduce leverage. We have substantially completed our expenditures relating to our stations' required conversion to digital transmission.

        Experienced Management Team and Equity Sponsor.    With an average of more than 25 years of experience in managing television stations in smaller markets, our management team, which is employed by a management company, has significant expertise in integrating acquisitions and improving operations at stations similar to our stations. Our management team is led by K. James Yager, who has 46 years of television experience with network-affiliated television stations serving smaller markets. He serves on the Board of Directors of the National Association of Broadcasters, referred to as the "NAB," and is a former Chairman of the Radio and Television Boards of the NAB; he is a member of the Broadcast Music Board of Directors and has testified numerous times before congressional committees regarding various broadcasting issues. Chris Cornelius, our Chief Operating Officer, has 23 years of television management experience and serves on the NBC Affiliate Board of Directors. Warren Spector, our Chief Financial Officer, has 20 years of television experience, having served as Chief Financial Officer of Retlaw Enterprises before the sale of its television broadcasting assets to Fisher Communications where he served as Chief Operating Officer. The principals of our equity sponsor, Pilot Group, add significant media experience, as they have operated radio stations in larger and smaller markets and have held positions with AOL Time Warner, ABC, NBC, CBS and MTV.

Our Strategy

        The primary aspects of our strategy include the following:

        Capitalize on Strong Local Presence.    We expect to maintain strong local brands and market presence at our existing stations and improve the local brand and market presence at the acquired stations by providing programming focused on local news, community affairs and local events. We believe that these efforts will increase local viewership and allow us to effectively meet the needs of our communities and local advertisers.

        Focus on Local Advertising.    We believe local advertising is a more stable source of revenues than national advertising. Declining commercial production costs have made television advertising more attractive to potential local advertisers within our markets. To target these local advertisers, we have employed at the existing stations high quality sales teams with significant expertise in their respective markets. We plan to increase local revenues at the acquired stations by realigning sales efforts to focus on selling directly to local advertisers and capturing a greater share of all market advertising expenditures.

        Implement Cost Reduction Initiatives.    We plan to use our expertise in operating smaller market stations and the additional scale from the acquired stations to implement cost savings initiatives at our stations. We plan to emphasize strict cost controls with a focus on minimizing operating and programming expenses.

        Leverage Stations for Internet Dissemination.    By employing unique, local-based content and leveraging our established brands, we plan to further develop local web portals with minimal capital expenditures. We believe providing valuable local content and cross promotion across our television stations and Internet sites will drive advertising revenues and customer usage. We plan to expand our reach with user created content that is specific to our local markets.

        Selectively Pursue Acquisitions in Smaller Markets.    We believe our television station portfolio has reached our target scale. As a result, we plan to only selectively pursue additional acquisitions, primarily in smaller markets where we can realize benefits through shared infrastructure and personnel.

Our Stations

        The following table sets forth information about the existing stations and the acquired stations as of June 30, 2007.

Market Rank	Market	Station	Network Affiliation	Station Rank	News Rank(1)	No. of Stations in Market		Cable Penetration	Satellite Penetration
Primary Stations
66	Flint/Saginaw/Bay City, MI	WEYI	NBC	3	3	5		60.7%	26.2%
71	Toledo, OH	WNWO	NBC	3	4	4		62.1%	21.5%
79	Syracuse, NY	WSTM	NBC	2	1	6		73.9%	14.2%
83	Columbia, SC	WACH	FOX	4	3	5		55.7%	30.9%
91	Harlingen/Weslaco/McAllen/ Brownsville, TX	KGBT	CBS	2	3	6	(2)	40.6%	22.6%
94	Colorado Springs/Pueblo, CO	KXRM	FOX	4	4	5		49.0%	32.5%
105	Myrtle Beach/Florence, SC	WPDE	ABC	2	2	4		66.9%	22.6%
113	Traverse City/Cadillac, MI	WPBN/WTOM	NBC	2	2	4		50.2%	33.6%
116	Peoria/Bloomington, IL	WHOI	ABC	3	3	5		65.1%	23.4%
131	Amarillo, TX	KVII	ABC	2	2	5		51.0%	38.4%
139	Columbia/Jefferson City, MO	KRCG	CBS	1	1	4		42.6%	41.5%
145	Albany, GA	WFXL	FOX	2	2	2		60.4%	30.1%
171	Quincy, IL/Hannibal, MO/Keokuk, IA	KHQA	CBS	1	2	2		46.3%	39.8%
178	Marquette, MI	WLUC	NBC	1	1	4		70.5%	22.1%
199	Kirksville, MO/Ottumwa, IA	KTVO	ABC	1	1	2		47.4%	40.2%
Duopoly Stations(3)
66	Flint/Saginaw/Bay City, MI	WBSF	CW
79	Syracuse, NY	WSTQ-LP(4)	CW
94	Colorado Springs, CO	KXTU-LP(4)	CW
105	Myrtle Beach/Florence, SC	WWMB(5)	CW
131	Amarillo, TX	KVIH	CW

(1)
News rank based on household audience share for the respective station's late night local newscast based on an average of the most recent four rating periods (May 2007, February 2007, November 2006 and July 2006) as reported by Nielsen.

(2)
Includes only U.S.-based stations.

(3)
Station rank and news rank are excluded as these stations were not currently operating as CW affiliates for the most recent four rating periods.

(4)
Operates as a low power station.

(5)
The assets of WWMB and its FCC license are owned by SagamoreHill. We program WWMB pursuant to a local marketing agreement.

WEYI and WBSF (Flint / Saginaw / Bay City, Michigan)

        Television Market Profile.    As the 66th largest DMA with a population of 1,216,000 residents and approximately 474,000 television households, the Flint / Saginaw / Bay City, Michigan DMA is our largest market. The Flint DMA has an average household income of $43,652 and encompasses 13 counties in northeast and central Michigan. Major employers in the market include General Motors, Delphi, Covenant Healthcare, Automotive Component Carrier Inc. and Dow Chemical. The market is home to Central Michigan University, Saginaw Valley State University and the University of Michigan at Flint, which have a combined enrollment of approximately 43,000 students.

        Station Profiles.    We acquired WEYI in May 2004 from LIN Television and acquired a construction permit in April 2005 from ACME Communications to build WBSF, our second station in the market. WEYI is a full power UHF station that began broadcasting in 1953 as a CBS affiliate and became an NBC affiliate in 1995. The station's affiliation agreement with NBC expires in December 2015. WEYI broadcasts its analog signal on channel 25 and its digital signal on channel 30. WEYI is carried by both EchoStar's DISH Network and DirecTV pursuant to retransmission agreements which expire in 2008 and 2009, respectively. WEYI, which is ranked #3 in its morning, early evening and late evening newscasts, produces approximately 22.5 hours of local news per week and has automated news production facilities that allow us to produce additional local newscasts at low incremental costs. Since acquiring the station, we have added five hours of local weekly morning news, the fastest growing news daypart, to WEYI's program schedule. WEYI's syndicated programming includes Ellen, The Montel Williams Show, Entertainment Tonight, Inside Edition and Martha.

        WBSF is a full power UHF station that began broadcasting in September 2006 as a CW affiliate. From 2005 to September 2006, it was broadcast as a multicast signal on the digital tier of WEYI and carried the WB network. WBSF broadcasts its analog signal on channel 46. WBSF is not required to convert to digital operations until February 17, 2009 because the FCC has not allocated the station a separate channel for digital operations. WBSF is carried by both EchoStar's DISH Network and DirecTV pursuant to a must carry agreement and retransmission agreement, respectively, both of which expire in 2008. WBSF's syndicated programming includes Maury Povich, Judge Lopez, Divorce Court and Judge Hatchett.

        The combination of WEYI's and WBSF's respective affiliations with NBC and CW have expanded the combined stations' demographic base to the 18-34 age group. In addition, it has provided both stations with low cost cross-promotional opportunities.

        As of March 31, 2007, the station had 69 full time and seven part time employees. The stations' technical and operating employees are represented by the UAW under a contract expiring in September 2009.

        WEYI and WBSF's websites are produced by the interactive division of Barrington Broadcasting. The websites are designed to be the local content portal for news and community information, using the current resources of the station combined with community provisioning for production and content.

        The table below provides an overview of our stations and the other commercial television stations in the Flint DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WJRT	ABC	ABC/Disney	19.7%	18.8%	20.1%	16.1%	18.7%
WNEM	CBS	Meredith Corp	15.2	16.3	16.7	14.8	15.8
WEYI	NBC	Barrington Broadcasting	7.7	7.0	7.9	6.6	7.3
WSMH	FOX	Sinclair	6.3	6.8	5.2	4.1	5.6
WBSF	CW	Barrington Broadcasting	1.2	1.2	0.9	0.5	1.0

WNWO (Toledo, Ohio)

        Television Market Profile.    Toledo, Ohio is the 71st largest DMA with a population of 1,085,900 residents and 426,000 television households. The Toledo DMA has an average household income of $44,972 and encompasses 12 counties in northwest Ohio and one county in southeast Michigan. Leading employers in the Toledo DMA include Chrysler, Dana Corporation, Owens Corning, Seaway Food Town and Promedia. The market is home to the University of Toledo and Bowling Green State University, which have a combined enrollment of approximately 40,000 students.

        Station Profile.    We acquired WNWO as part of the Raycom acquisition in August 2006. WNWO is a full power UHF station that began broadcasting in 1966 as the flagship of the Overmeyer Network. It became an independent station in 1967, an ABC affiliate in 1970 and an NBC affiliate in 1995. The station's affiliation agreement with NBC expires in December 2015. WNWO broadcasts its analog signal on channel 24 and its digital signal on channel 49. WNWO is carried by both Direct TV and EchoStar's Dish Network pursuant to retransmission agreements that expire in 2010. WNWO is ranked fourth in its morning, early evening, and late evening newscasts in the Toledo DMA. WNWO produces approximately 22 hours of local news programming per week.

        WNWO is an NBC WeatherPlus station, giving viewers 24-hour access to local weather through a digital multicast channel on WNWO's digital signal. WNWO's syndicated programming includes Martha, The Montel Williams Show and Judge Judy.

        As of March 31, 2007, the station had 72 full time and nine part time employees. The station's technical and production employees are represented by the IBEW under a contract expiring in November 2008.

        WNWO's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our station and the other commercial television stations in the Toledo DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WTOL	CBS	Raycom	19.9%	21.0%	20.6%	18.0%	19.9%
WTVG	ABC	ABC/Disney	17.6	16.9	19.3	14.5	17.1
WNWO	NBC	Barrington Broadcasting	7.1	7.6	8.0	6.6	7.3
WUPW	FOX	LIN Television	7.1	7.2	5.6	4.9	6.2

WSTM / WSTQ-LP (Syracuse, New York)

        Television Market Profile.    Syracuse, New York is the 79th largest DMA with a population of 1,036,900 residents and 387,000 television households. The Syracuse DMA has an average household income of $42,794 and encompasses seven counties in upstate New York. Major employers in the Syracuse DMA include the SUNY Health Science Center, Carrier Corporation, Syracuse University, New Process Gear and Niagara Mohawk. The market is home to Syracuse University and Colgate University, which have a combined enrollment of more than 20,000 students.

        Station Profiles.    We acquired WSTM and WSTQ-LP as part of the Raycom acquisition in August 2006. WSTM is a full power VHF station that has been an NBC affiliate since it began broadcasting in 1950. The station's affiliation agreement with NBC expires in December 2015. WSTM broadcasts its analog signal on channel 3 and its digital signal on channel 54. WSTM is carried by both DirecTV and EchoStar's Dish Network pursuant to retransmission consent agreements that expire in 2010. WSTM is ranked #2 in its early morning and early evening newscasts and #1 in its late evening newscasts in the Syracuse DMA. WSTM broadcasts approximately 27 hours of local news per week.

        WSTM is an NBC WeatherPlus station giving viewers 24 hour access to local weather through a digital multicast channel on WSTM's digital signal. WSTM's syndicated programming includes Dr. Phil, Ellen, Access Hollywood and Entertainment Tonight.

        WSTQ-LP broadcasts its analog signal on channel 14. Despite being a low-power station, WSTQ-LP can be seen across the Syracuse DMA through local cable systems in the area. WSTQ-LP is not required under current law to convert to digital operations due to its status as a low-power television station. WSTQ-LP was a UPN affiliate since it began broadcasting in 2003, and became a CW affiliate in September 2006. WSTQ-LP's syndicated programming includes Judge Hatchett, the Cosby Show, Sex in the City and Dr. Phil. WSTQ-LP also broadcasts a 20-game local schedule of the New York Yankees. WSTM produces approximately 14.5 hours of local news weekly including a 30-minute 10:00 p.m. newscast that airs exclusively on WSTQ-LP.

        As of March 31, 2007, WSTM and WSTQ-LP had 84 full time and 20 part time employees. The stations' technical employees are represented by the National Broadcast Employees & Technicians / Communications Workers of America union under a contract expiring in March 2008.

        WSTM and WSTQ-LP's websites are currently produced under an agreement with World Now. They are primarily news and information websites that blend national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our stations and the other commercial television stations in the Syracuse DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WSTM	HBC	Barrington Broadcasting	15.0%	14.2%	14.8%	13.0%	14.3%
WSYR	ABC	Clear Channel	17.0	16.4	15.5	13.7	15.7
WTVH	CBS	Granite	11.3	13.0	13.4	9.0	11.7
WSYT	FOX	Sinclair	5.7	6.0	4.5	4.1	5.1
WNYS	MNT	RKM Media	1.8	1.7	1.8	2.9	2.1
WSTQ-LP	CW	Barrington Broadcasting	1.6	1.3	1.2	1.1	1.3

WACH (Columbia, South Carolina)

        Television Market Profile.    Columbia, South Carolina is the 83rd largest DMA with a population of 971,600 residents and 378,000 television households. The Columbia DMA has an average household income of $44,100 and encompasses ten counties in eastern South Carolina. Columbia is the state capital of South Carolina. Major employers in the Columbia DMA include the State of South Carolina, Michelin, International Paper, Honeywell and Siemens. The market is home to the University of South Carolina and South Carolina State College, which have a combined enrollment of approximately 26,000 students.

        Station Profile.    We acquired WACH as part of the Raycom acquisition in August 2006. WACH is a full power UHF station that began broadcasting in 1980 as an independent Christian station and became a FOX affiliate in 1988. The station's affiliation agreement with FOX expires in August 2008. WACH broadcasts its analog signal on channel 57 and its digital signal on channel 48. The station can also be seen on both DirecTV and EchoStar's DISH Network pursuant to retransmission agreements that expire in 2010. WACH has the only 10:00 p.m. newscast in the Columbia DMA, which is ranked #2 in late evening news among all newscasts in the Columbia DMA. WACH commenced in-house production of its late night newscast in January 2007 and a morning newscast in May 2007. Previously, its late night newscast was produced by another station in the market. The station airs approximately 3.5 hours of local news programming weekly. WACH's syndicated programming includes Everybody Loves Raymond, My Wife and Kids, The Simpsons and The Bernie Mac Show.

        As of March 31, 2007, the station had 50 full time and ten part time employees. None of the station's employees are represented by a union.

        WACH's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our station and the other commercial television stations in the Columbia DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WIS	NBC	Raycom	20.6%	23.1%	23.2%	19.9%	21.7%
WLTX	CBS	Gannett Co	13.5	16.6	15.4	12.1	14.4
WOLO	ABC	Bahakel Communications	7.9	7.5	8.4	5.9	7.4
WACH	FOX	Barrington Broadcasting	6.9	7.5	6.6	6.8	7.0
WZRB	CW	Roberts Broadcasting	2.1	2.5	1.7	1.8	2.0

KGBT (Harlingen / Weslaco / McAllen / Brownsville, Texas)

        Television Market Profile.    Harlingen / Weslaco / McAllen / Brownsville, Texas is the 91st largest DMA with a population of 1,124,700 residents and 327,000 television households. The Harlingen DMA has an average household income of $34,492 and encompasses three counties in the southern coastal region of Texas. Over 1,400,000 people in three Mexican cities near the Texas/Mexico border receive their television service from stations in the market but are not included by Nielsen as part of the Harlingen DMA. The market serves as a major hub for NAFTA-related business between Mexico and the United States. Local industry, which was historically limited to vegetable and citrus farming, has recently experienced significant diversification. Major employers in the Harlingen DMA include Texas State Bank and Citation Oil & Gas. The La Plaza Mall located in McAllen is the second highest sales volume shopping mall in the United States.

        Station Profile.    We acquired KGBT as part of the Raycom acquisition in August 2006. KGBT is a full power VHF station that has been a CBS affiliate since it began broadcasting in 1953. The station's affiliation agreement with CBS expires in December 2013. KGBT broadcasts its analog signal on channel 4 and its full power digital signal on channel 31. The station is carried by DirecTV pursuant to a retransmission agreement that expires in 2009. The station is also carried by EchoStar's DISH Network pursuant to a retransmission agreement which expires in 2010. KGBT is ranked #2 among English language stations serving the market and #3 among all stations serving the market. The station is ranked #2 in its morning and early evening newscasts and #3 in its late evening newscasts in the Harlingen DMA. The station broadcasts approximately 28 hours of local news per week. KGBT's syndicated programming includes Wheel of Fortune, Jeopardy, and Martha.

        As of March 31, 2007, the station had 68 full time and two part time employees. None of the station's employees are represented by a union.

        KGBT's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local advertisers and local content.

        The table below provides an overview of our station and the other commercial television stations in the Harlingen DMA with at least a 1% audience share:

			Audience Share
Station(1)	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KNVO	UNI	Entravision Holdings	15.3%	16.6%	16.8%	13.2%	15.5%
KRGV	ABC	Manship Stations	11.8	10.1	12.7	12.2	11.7
KGBT	CBS	Barrington Broadcasting	8.4	8.6	8.3	7.0	8.1
KTLM	TEL	Sunbelt Multimedia	6.7	6.7	7.2	6.1	6.7
KVEO	NBC	Comm. Corp of America	3.7	3.6	3.9	4.7	4.0
KVTF	TLF	Entravision Holdings	1.7	2.1	1.3	1.0	1.5

(1)
Includes only U.S. based stations.

KXRM / KXTU-LP (Colorado Springs / Pueblo, Colorado)

        Television Market Profile.    Colorado Springs/Pueblo, Colorado is the 94th largest DMA with a population of 850,700 residents and 317,000 television households. The market has an average household income of $48,853 and encompasses 13 counties in central and southeastern Colorado. Approximately 46% of the residents within the Colorado Springs DMA are within the 18-49 age demographic, making the market one of the youngest in the United States. A large concentration of bio-tech industries, information laboratories and telecom businesses are located in the Colorado Springs DMA, including MCI and Hewlett Packard. The market is home to the Air Force Academy, the University of Colorado at Colorado Springs and Colorado College, which have a combined enrollment of approximately 15,000 students.

        Station Profiles.    We acquired KXRM and KXTU-LP as part of the Raycom acquisition in August 2006. KXRM is a full power UHF station that began broadcasting in 1985 as an independent station and later became affiliated with the FOX network. KXRM's affiliation agreement with FOX expires in August 2008. KXRM, which was the second broadcaster in the market to go fully digital, broadcasts its analog signal on channel 21 and its full power digital signal on channel 22. The station can also be seen on both DirecTV and EchoStar's DISH Network pursuant to retransmission agreements that expire in 2010. KXRM is the only station in the market to broadcast a 9:00 p.m. newscast, which is ranked #4 overall in late night news in the Colorado Springs DMA. KXRM's newscast has been brought in-house, with the objective of improving ratings and expanding the number of time periods it produces local news. KXRM's syndicated programming includes The People's Court, Judge Alex, Sex in the City; Everybody Loves Raymond, Friends, According to Jim and Will & Grace.

        KXTU-LP is a low power station that broadcasts from Cheyenne Mountain, which overlooks Colorado Springs. Although the station is housed and staffed alongside KXRM, KXTU-LP is programmed and promoted as a separate station. The station, which began broadcasting in November 1999, broadcasts its analog signal on channel 57 and is not required by the FCC to broadcast in digital given its low power station status. KXTU-LP can be viewed throughout the Colorado Springs DMA, as it is carried on all local cable systems in the market and can also be seen on DirecTV. EchoStar's DISH Network plans to begin carrying the station in the near future. Our retransmission agreements with both DirecTV and EchoStar's DISH Network expire in 2010. KXTU-LP became a CW affiliate in September 2006. KXTU-LP does not broadcast news. KXTU-LP's syndicated programming includes Malcolm in the Middle, That 70's Show, The Simpsons, South Park and Scrubs.

        As of March 31, 2007, KXRM and KXTU-LP had a total of 44 full time and two part time employees in their combined operations. None of the stations' employees are represented by a union.

        KXRM and KXTU-LP's websites are currently produced under an agreement with World Now. They are primarily news and information websites that blend national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our stations and the other commercial television stations in the Colorado Springs DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KKTV	CBS	Gray Television	14.3%	15.6%	17.5%	12.6%	15.0%
KOAA	NBC	Cordillera Comm.	14.2	15.2	15.1	13.5	14.5
KRDO	ABC	News Press Gazette	13.2	10.4	11.2	8.5	10.8
KXRM	FOX	Barrington Broadcasting	6.2	6.5	5.8	4.4	5.7
KXTU-LP	CW	Barrington Broadcasting	1.2	1.9	1.8	1.3	1.6

WPDE / WWMB (Myrtle Beach / Florence, South Carolina)

        Television Market Profile.    Myrtle Beach / Florence, South Carolina is the 105th largest DMA with a population of 672,900 residents and 272,000 television households. The Myrtle Beach DMA has an average household income of $38,748 and encompasses six counties in northeast South Carolina and two counties in southwest North Carolina. Major employers in the Myrtle Beach DMA include Burroughs and Chapin, Horry County School District, AVX Corp., Honda of South Carolina and Wellman, Inc. The market is home to Coastal Carolina University and Francis Marion University, which have a combined enrollment of approximately 11,000 students.

        Station Profiles.    We acquired WPDE and a local marketing agreement for WWMB in February 2006 from Diversified Communications. WPDE is a full power UHF station that began broadcasting in 1980 as an ABC affiliate. The station's affiliation agreement with ABC expires in December 2013. WPDE broadcasts its analog signal on channel 15 and its digital signal on channel 16. WPDE is carried by both EchoStar's DISH Network and DirecTV pursuant to retransmission agreements that expire in 2011. WPDE, which is ranked #2 in its morning, early evening and late evening newscasts, produces approximately 22.5 hours of local news per week. Since acquiring WPDE we have added 5 hours of local weekly news to WPDE's program schedule. WPDE's syndicated programming includes Rachel Ray, Judge Judy, Everybody Loves Raymond and Entertainment Tonight.

        WWMB is a full power UHF station that began broadcasting in 1994 and became a UPN affiliate in 2001. The station became an affiliate of the CW network in September 2006. WWMB broadcasts its analog signal on channel 21 and its digital signal on channel 20. WWMB is carried by both EchoStar's DISH Network and DirecTV pursuant to retransmission agreements that expire in 2008 and 2009, respectively. WPDE will produce approximately 7.5 hours of local news per week that airs exclusively on WWMB, which is an increase of 5 hours of local news since we assumed the local marketing agreement. WWMB's syndicated programming includes Friends, The Simpsons, South Park and Scrubs.

        As of March 31, 2007, WPDE and WWMB had 63 full time and two part time employees. None of the stations' employees are represented by a union.

        WPDE and WWMB's websites are currently produced by the stations.

        The table below provides an overview of our stations and the other commercial television stations in the Myrtle Beach DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WBTW	CBS	Media General	23.8%	23.8%	21.6%	20.6%	22.5%
WPDE	ABC	Barrington Broadcasting	9.3	9.4	9.5	7.0	8.8
WFXB	FOX	Bahakel Communications	6.0	5.8	4.2	3.4	4.9
WWMB	CW	SagamoreHill(1)	1.9	2.0	2.1	1.9	2.0

(1)
We program WWMB pursuant to a local marketing agreement with SagamoreHill.

WPBN / WTOM (Traverse City / Cadillac, Michigan)

        Television Market Profile.    Traverse City / Cadillac, Michigan is the 113th largest DMA with a population of 622,200 residents and 249,000 television households. The Traverse City DMA has an average household income of $41,531 and encompasses 25 counties in northwest Michigan. It is the largest geographic DMA east of the Mississippi River. Major employers in the Traverse City DMA include Munson Medical Center, Grand Traverse Resort & Spa, Sara Lee Bakery and Lear Corp. The market is home to Northwestern Michigan College and Interlochen Arts Academy, which have a combined enrollment of approximately 4,800 students.

        Station Profiles.    We acquired WPBN/WTOM as part of the Raycom acquisition in August 2006. Both WPBN and WTOM are full power VHF stations serving the Traverse City DMA. WPBN began broadcasting in 1954 as a NBC affiliate and WTOM signed on as a satellite in 1959. The station's affiliation agreement with NBC expires in December 2015. WPBN broadcasts its analog signal on channel 7 and its full power digital signal on channel 50. Carrying the programming of WPBN, WTOM broadcasts its analog signal on channel 4 and its full power digital signal on channel 35. WPBN is carried by both EchoStar's DISH Network and DirecTV pursuant to retransmission agreements that expire in 2010. WPBN, which is ranked #2 in its morning, early evening and late evening newscasts, produces approximately 19.5 hours of local news per week. WPBN's syndicated programming includes Dr. Phil, Oprah, Martha, Jeopardy and Wheel of Fortune.

        As of March 31, 2007, the stations had 65 full time and 7 part time employees. None of the stations' employees are represented by a union.

        WPBN and WTOM's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our station and the other commercial television stations in the Traverse City DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WWTV	CBS	Heritage Broadcasting	21.6%	23.0%	20.7%	21.4%	21.7%
WPBN	NBC	Barrington Broadcasting	15.5	14.7	14.6	13.1	14.5
WGTU	ABC	Max Media LLC	6.4	4.6	6.5	4.2	5.4
WFQX	FOX	Cadillac Telecasting	3.3	4.2	2.9	2.3	3.2

WHOI (Peoria/Bloomington, Illinois)

        Television Market Profile.    Peoria / Bloomington, Illinois is the 116th largest DMA with a population of 624,200 residents and 243,000 television households. The Peoria DMA has an average household income of $47,725 and encompasses ten counties in central Illinois. Major employers in the Peoria DMA include Caterpillar, State Farm Insurance and Methodist Medical Center. The market is home to Bradley University, Illinois State University and Illinois Wesleyan University, which have a combined enrollment of greater than 30,000 students.

        Station Profile.    We acquired WHOI in April 2004 from Chelsey Broadcasting. WHOI is a full power UHF station that began broadcasting in 1953 as an ABC affiliate. The station's affiliation agreement with ABC expires in December 2009. WHOI broadcasts its analog signal on channel 19 and its digital signal on channel 40. WHOI can be seen on both DirecTV and EchoStar's DISH Network pursuant to retransmission agreements which expire in 2009. WHOI is ranked #3 in its morning, early evening and late evening newscasts, produces approximately 22 hours of local news per week and has automated news production facilities that allow us to produce additional local newscasts at low incremental costs. WHOI's syndicated programming includes Ellen, The Montel Williams Show, Entertainment Tonight, Who Wants to Be a Millionaire? and Live with Regis & Kelly.

        As of March 31, 2007, the station had 53 full time and three part time employees. Technical employees of the station are represented by the International Brotherhood of Electrical Workers Local No. 51 under a contract expiring in September 2009.

        WHOI's website is produced by the interactive division of Barrington Broadcasting. The website is designed to be the local content portal for news and community information, using the current resources of the station combined with community provisioning for production and content.

        The table below provides an overview of our station and the other commercial television stations in the Peoria DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WEEK	NBC	Granite Broadcasting	18.1%	18.6%	20.5%	15.8%	18.3%
WMBD	CBS	Nexstar Broadcasting	11.8	14.9	14.7	10.7	13.0
WHOI	ABC	Barrington Broadcasting	9.4	7.5	10.2	7.9	8.8
WYZZ	FOX	Sinclair	5.5	5.6	4.4	4.0	4.9
WAOE	MNT	Venture Technologies	1.3	1.4	1.4	1.7	1.5

KVII/KVIH (Amarillo, Texas)

        Television Market Profile.    Amarillo, Texas is the 131st largest DMA with a population of 515,000 residents and 191,000 television households. The Amarillo DMA has an average household income of $40,946 and encompasses 27 counties in northern Texas, three counties in western Oklahoma, four counties in eastern New Mexico and one county in southwestern Kansas. Major employers in the Amarillo DMA include Tyson Foods, BWXT Pantex, BSA Health System, Owens Corning and Affiliated Foods. The market is home to Amarillo College, which has an enrollment of approximately 11,000 students, and Cannon Air Force Base.

        Station Profiles.    We acquired KVII and KVIH in August 2005 from New Vision. KVII is a full power VHF station that began broadcasting in 1957 as an ABC affiliate. The stations' affiliation agreement with ABC expires in August 2013. KVII broadcasts its analog signal on channel 7 and its digital signal on channel 23. KVIH, in Clovis, New Mexico, which began broadcasting the CW signal in May 2007 as its primary signal, broadcasts its analog signal on channel 12. KVIH previously carried the programming of KVII. KVII can be seen on EchoStar's DISH Network pursuant to a retransmission agreement that expires in 2009. KVII is ranked #1 in both its morning and early evening newscasts and #2 in its late evening newscasts in the Amarillo DMA. The station produces approximately 22 hours of local news per week. KVII's syndicated programming includes Live with Regis & Kelly, Oprah, Wheel of Fortune and Judge Judy.

        As of March 31, 2007, the stations had 55 full time and seven part time employees. None of the stations' employees are represented by a union.

        KVII's website is produced by the interactive division of Barrington Broadcasting. The website is designed to be the local content portal for news and community information, using the current resources of the station combined with community provisioning for production and content.

        The table below provides an overview of our stations and the other commercial television stations in the Amarillo DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KFDA	CBS	Drewry Comm. Group	15.4%	15.8%	16.4%	14.5%	15.5%
KVII	ABC	Barrington Broadcasting	14.4	14.0	12.7	12.1	13.3
KAMR	NBC	Nexstar Broadcasting	6.4	6.7	7.1	5.4	6.4
KCIT	FOX	Mission Broadcasting	5.1	4.4	4.7	3.0	4.3

KRCG (Columbia/Jefferson City, Missouri)

        Television Market Profile.    Columbia / Jefferson City, Missouri is the 139th largest DMA with a population of 439,800 residents and 170,000 television households. The Columbia / Jefferson City DMA has an average household income of $42,516 and encompasses 14 counties in central Missouri. Jefferson City is the state capital of Missouri. Major employers in the Columbia / Jefferson City DMA include the University of Missouri, Missouri state government, State Farm Insurance, 3M and Columbia Foods. The market is home to University of Missouri, which has an enrollment of approximately 27,000 students and features one of the country's leading journalism schools.

        Station Profile.    We acquired KRCG in February 2005 from Mel Wheeler Inc. KRCG is a full power VHF station that began broadcasting in 1955 as a CBS affiliate. The station's affiliation agreement with CBS expires in June 2015. KRCG broadcasts its analog signal on channel 13 and its digital signal on channel 12. KRCG can be seen on both EchoStar's DISH Network and DirecTV pursuant to retransmission agreements which expire in 2008 and 2011, respectively. KRCG is ranked #1 in its morning newscasts and #2 in its early evening newscasts and its late evening newscasts in the market, and produces approximately 22.5 hours of local news per week. Since acquiring the station, we have added 5 hours of locally produced news to KRCG's program schedule. KRCGs syndicated programming includes Ellen, The Montel Williams Show, Entertainment Tonight and Martha.

        As of March 31, 2007, the station had 58 full time and ten part time employees. Technical employees are represented by the National Broadcast Employees & Technicians / Communications Workers of America union under a contract expiring in November 2010.

        KRCG's website is produced by the interactive division of Barrington Broadcasting. The website is designed to be the local content portal for news and community information, using the current resources of the station combined with community provisioning for production and content.

        The table below provides an overview of our station and the other commercial television stations in the Columbia / Jefferson City DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KOMU	NBC	University of Missouri	16.4%	17.1%	16.4%	14.2%	16.0%
KRCG	CBS	Barrington Broadcasting	15.7	17.6	17.3	14.4	16.3
KMIZ	ABC	JW Broadcasting	9.3	8.8	10.6	7.0	8.9
KQFX	FOX	JW Broadcasting	4.3	4.2	2.5	3.3	3.6

WFXL (Albany, Georgia)

        Television Market Profile.    Albany, Georgia is the 145th largest DMA with a population of 415,000 residents and 153,000 television households. The Albany DMA has an average household income of $37,607 and encompasses 18 counties in southwest Georgia. Leading employers in the Albany DMA include Proctor & Gamble, SAB-Miller Brewing, Merck & Co. and Masterfoods USA.

        Station Profile.    We acquired WFXL as part of the Raycom acquisition in August 2006. WFXL is a full power UHF station that began broadcasting in 1982 and became a FOX affiliate in 1989. The station's affiliation agreement with FOX expires in June 2009. WFXL broadcasts its analog signal on channel 31 and its digital signal on channel 12. WFXL can be seen on EchoStar's DISH Network pursuant to a retransmission agreement that expires in 2010. WFXL is not carried by DirecTV but has an agreement in place, which expires in 2010, that stipulates the station will be broadcast to DirecTV's satellite subscribers when local-into-local satellite service becomes available from DirecTV in the market. WFXL has the only 10:00 p.m. newscast in the Albany DMA, which is the #2 ranked late night newscast. WFXL broadcasts approximately 3.5 hours of news programming a week. WFXL's syndicated programming includes Dr. Phil, Ellen, Judge Judy, Everybody Loves Raymond, Scrubs, The Simpsons and Seinfeld.

        As of March 31, 2007, the station had 35 full time and eight part time employees. None of the station's employees are represented by a union.

        WFXL's website is produced by the station.

        The table below provides an overview of our station and the other commercial television stations in the Albany DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WALB	NBC	Raycom	20.3%	21.4%	22.4%	18.6%	20.7%
WFXL	FOX	Barrington Broadcasting	4.6	4.7	4.1	3.6	4.3

KHQA (Quincy, Illinois / Hannibal, Missouri / Keokuk, Iowa)

        Television Market Profile.    Quincy, Illinois / Hannibal, Missouri / Keokuk, Iowa is the 171st largest DMA with a population of 267,400 residents and 104,000 television households. The Quincy DMA has an average household income of $38,136 and encompasses eight counties in central Illinois, eight counties in northeast Missouri and one county in southeast Iowa. Major employers in the Quincy DMA include Titan International, Knapheide Manufacturing and Methode Electronics. The market is home to Quincy University and Western Illinois University, which have a combined enrollment of approximately 14,000 students.

        Station Profile.    We acquired KHQA in April 2004 from Chelsey Broadcasting. KHQA is a full power VHF station that began broadcasting in 1953 as a CBS affiliate. The station's affiliation agreement with CBS expires in June 2015. KHQA broadcasts its analog signal on channel 7 and its full power digital signal on channel 29. KHQA can be seen on EchoStar's DISH Network pursuant to a retransmission agreement that expires in 2009. KHQA, which is ranked #2 in its morning, early evening and late evening newscasts and #1 in its noon newscasts, produces approximately 19.5 hours of local news per week. KHQA's syndicated programming includes Ellen, Dr. Phil, Oprah, Wheel of Fortune and Jeopardy. KHQA is the #1 ranked station in the Quincy DMA 6:00 a.m. to 2:00 a.m. Sunday—Saturday, according to audience share figures published by Nielsen for the November '06, July '06, May '06 and February '06 ratings periods. The station benefits from political activity and advertising from within the Quincy DMA's three states (Illinois, Missouri and Iowa).

        As of March 31, 2007, the station had 44 full time and seven part time employees. None of the station's employees are represented by a union.

        KHQA's website is produced by the interactive division of Barrington Broadcasting. The website is designed to be the local content portal for news and community information, using the current resources of the station combined with community provisioning for production and content.

        The table below provides an overview of our station and the other commercial television stations in the Quincy DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KHQA	CBS	Barrington Broadcasting	21.7%	20.7%	21.3%	16.1%	20.0%
WGEM	NBC	Quincy Newspapers Inc.	19.1	17.8	18.8	15.7	17.9

WLUC (Marquette, Michigan)

        Television Market Profile.    Marquette, Michigan is the 178th largest DMA, with a population of 221,200 residents and 90,000 television households. The Marquette DMA has an average household income of $37,937 and encompasses ten counties in the upper peninsula of Michigan and one county in northeast Wisconsin. Major employers in the Marquette DMA include Marquette General Health Systems, Cliff Michigan Mining Company, Peninsula Medical Center and Northern Michigan University. The market is home to Northern Michigan University, Michigan Technological University and Lake Superior State University, which have a combined enrollment of approximately 19,000 students.

        Station Profile.    We acquired WLUC as part of the Raycom acquisition in August 2006. WLUC is a full power VHF station that began broadcasting in 1956 as a CBS affiliate and became an NBC affiliate in 1995. The station's affiliation agreement with NBC expires in December 2015. WLUC broadcasts its analog signal on channel 6 and its digital signal on channel 35. WLUC is not carried by either EchoStar's DISH Network or DirecTV, but has agreements in place with EchoStar's DISH Network and DirecTV, which expire in 2010, that stipulate the station will be broadcasted to satellite subscribers when local-into-local satellite service becomes available in the market. WLUC, which is ranked #1 in its morning, early evening and late evening newscasts, produces approximately 18 hours of local news per week. WLUC's syndicated programming includes Ellen, Dr. Phil, Oprah, Judge Judy, Friends and Regis & Kelly.

        As of March 31, 2007, the station had 67 full time and 13 part time employees. None of the station's employees are represented by a union.

        WLUC's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our station and the other commercial television stations in the Marquette DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
WLUC	NBC	Barrington Broadcasting	23.0%	23.7%	23.2%	20.4%	22.6%
WJMN	CBS	CBS Television	7.5	8.7	8.7	7.0	8.0
WBUP	ABC	Thunder Bay	5.6	4.9	5.8	4.3	5.2
WMQF	FOX	Equity Broadcasting	0.9	1.1	1.6	0.9	1.1

KTVO (Kirksville, Missouri / Ottumwa, Iowa)

        Television Market Profile.    Kirksville, Missouri / Ottumwa, Iowa is the 199th largest DMA with a population of 129,600 residents and 51,000 television households. The Kirksville DMA has an average household income of $36,010 and encompasses five counties in northeast Missouri and four counties in southeast Iowa. Major employers in the Kirksville DMA include Cargill, Ottumwa Regional Health Center, Truman State University, Northeast Regional Health System and Adair Foods. The market is home to Truman State University, Missouri's only public liberal arts and sciences university, and Kirksville College of Osteopathic Medicine, the nation's first and largest osteopathic university, which have a combined enrollment of approximately 6,500 students.

        Station Profile.    We acquired KTVO as part of the Raycom acquisition in August 2006. KTVO is a full power VHF station that began broadcasting in 1955 as an ABC affiliate. The station's affiliation agreement with ABC expires in December 2013. KTVO broadcasts its analog signal on channel 3 and its digital signal on channel 33. KTVO is not carried by EchoStar's DISH Network or DirecTV, but has retransmission agreements in place, which expire in 2010, that stipulate that the station will be broadcasted to satellite subscribers when local-into-local satellite service becomes available in the market. KTVO, which is ranked #1 in its morning, early evening and late evening newscasts, produces approximately 18.5 hours of local news per week and is the only station in the market to produce local news. KTVO's syndicated programming includes Ellen, Live with Regis & Kelly, Oprah, Wheel of Fortune and Jeopardy.

        As of March 31, 2007, the station had 37 full time and 13 part time employees. None of the station's employees are represented by a union.

        KTVO's website is currently produced under an agreement with World Now. It is primarily a news and information website that blends national information and advertising obtained from World Now with local content and local advertisers.

        The table below provides an overview of our station and the other commercial television stations in the Kirksville DMA with at least a 1% audience share:

			Audience Share
Station	Affiliation	Owner	May '07	February '07	November '06	July '06	Average
KTVO	ABC	Barrington Broadcasting	21.3%	18.8%	18.0%	16.4%	18.6%
KYOU	FOX	Ottumwa	4.5	4.7	4.5	4.0	4.4

Competition

        Our stations directly compete for audience share, programming and advertising revenues with the other television broadcast stations in each of our markets, many of which are owned by parent companies with greater financial resources than us. Information on our audience share for recent periods as compared to our direct competitors is set forth in the tables above. We also compete generally for audience share and advertising revenues with all other advertising outlets, including radio stations, cable television, newspapers and the Internet. On a larger scale, we compete for audience share against all the other leisure activities in which television viewers could choose to engage rather than watch television. For more information about competition in our industry generally, see "Industry and Market—Competition in the Television Industry."

Audience Share

        We compete for viewership generally against other leisure activities in which one could choose to engage rather than watch television. Broadcast stations compete for audience share specifically on the basis of program popularity, which has a direct effect on advertising rates. A portion of the daily programming on the NBC, CBS, ABC, FOX and CW affiliated stations that we own or provide services to is supplied by the network with which each station is affiliated. In those periods, the stations are dependent upon the performance of the network programs in attracting viewers. Stations compete for audience share during non-network time periods with a combination of locally originated news, public affairs and other entertainment programming, including syndicated programs.

Programming

        We purchase non-network programming for cash, cash and barter, or barter only. Competition for non-network programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. We compete with other stations for exclusive access to non-network reruns (such as Seinfeld) and first-run product (such as Oprah). Additionally, stations try to produce unique newscasts that include local features and events, as well as a journalistic style that appeals to local viewers. We also compete to secure program broadcast rights for local community and sporting events.

Advertising Revenues

        In addition to competing with other video programming outlets for audience share, we compete for advertising revenues with other television stations in our respective markets and other advertising media, such as newspapers, radio stations, magazines, billboards and other outdoor advertising, transit advertising, the Yellow Pages directories, direct mail, local cable systems and local internet ports.

        Advertisers wishing to reach a national audience may purchase time directly from the networks. However, competition for advertising dollars in the broadcasting industry also occurs within individual markets. Generally, a television broadcasting station in a particular market does not compete with stations in other market areas, unless a station in a "distant" DMA is imported by a local cable television system or DBS service provider pursuant to certain provisions of the Satellite Home Viewer Improvements Act, the Satellite Home Viewer Extension and Reauthorization Act, and the FCC's rules.

Employees

        As of March 31, 2007, we had a total of 998 employees comprised of 878 full time and 120 part-time or temporary employees. As of March 31, 2007, 149 of our employees were covered by collective bargaining agreements. We believe that our employee relations are satisfactory, and we have not experienced any work stoppages at any of our facilities. However, we cannot assure you that our collective bargaining agreements will be renewed in the future, or that we will not experience a prolonged labor dispute, which could have a material adverse effect on our business, financial condition, or results of operations.

Properties

        We lease our main offices, which are located at 2500 W. Higgins Road, Suite 155, Hoffman Estates, Illinois 60169. We own and lease facilities in the following locations.

Station—Metropolitan Area	Use—Location	Owned or Leased	Mortgage
WEYI / WBSF—Flint / Saginaw / Bay City, MI	Studio and tower site—Clio, MI	Owned	Yes
	Tower site—Bay City, MI	Leased	No
WNWO—Toledo, OH	Studio and office—Toledo, OH	Owned	Yes
	Tower and transmitter site—Oregon, OH	Owned	Yes
WSTM / WSTQ-LP—Syracuse, NY	Studio and office—Onondaga, NY	Owned	Yes
	Tower and transmitter site—Syracuse, NY	Owned	Yes
	Transmitter site—Syracuse, NY	Leased	No
WACH—Columbia, SC	Studio—Columbia, SC	Leased	No
	Tower site (analog)—Elgin, SC	Leased	No
	Tower site (digital)—Elgin, SC	Leased	No
KGBT—Harlingen / Weslaco / McAllen / Brownsville, TX	Studio—Harlingen, TX	Owned	Yes
	Transmitter site—Harlingen, TX	Owned	Yes
	News bureau—Pharr (McAllen), TX	Owned	Yes
	News bureau—Brownsville, TX	Leased	No
	Tower site—Harlingen, TX	Leased	No
KXRM / KXTU-LP—Colorado Springs / Pueblo, CO	Studio and office—Colorado Springs, CO	Owned	Yes
	Transmitter site—Colorado Springs, CO	Leased	No
	Transmitter site—Colorado Springs, CO	Leased	No
	Transmitter site—Florence, CO	Leased	No
	Translator site—Woodland Park, CO	Leased	No
WPDE / WWMB—Myrtle Beach / Florence, SC	News bureau and sales office—Florence, SC	Owned	Yes
	Tower, transmitter and antennae site—Dillon County, SC	Owned	Yes
	Main studio and office facility—Conway, SC	Leasehold	No

WPBN / WTOM—Traverse City / Cadillac, MI	Microwave relay site—Fingerboard Corners, MI	Owned	Yes
	Studio, tower and transmitter site—Cheboygan, MI	Owned	Yes
	Microwave relay site—Leetsville, MI	Owned	Yes
	Studio—Traverse City, MI	Owned	Yes
	Microwave relay site—Gaylord, MI	Leasehold	No
	Tower and transmitter site—Slagle Township, MI	Leased	No
	News and sales office—Cadillac, MI	Leased	No
	News bureau—Gaylord, MI	Leased	No
WHOI—Peoria / Bloomington, IL	Tower and studio site—Creve Coeur, IL	Owned	Yes
	Sales office—Normal, IL	Leased	No
KVII/KVIH—Amarillo, TX	Studio—Amarillo, TX	Owned	Yes
	Tower and booster site—Guymon, OK	Owned (via joint venture)	No
	Tower site—Potter County, TX	Leasehold	No
	Tower site—Clovis, NM	Owned	Yes
	Tower site—Roosevelt County, NM	Leasehold	No
	Tower / booster site—Bovina, TX	Leasehold (via joint venture)	No
KRCG—Columbia / Jefferson City, MO	Studio and tower site—New Bloomfield, MI	Owned	Yes
	Sales office—Columbia, MO	Leased	No
	Weather radar—Fulton, MO	Leased	No
WFXL—Albany, GA	Studio—Albany, GA	Leased	No
	Tower site—Doerun, GA(1)	Leased	No
	Tower site—Albany, GA	Leased	No
KHQA—Quincy, IL / Hannibal, MO / Keokuk, IA	Studio—Hannibal, MO	Owned	Yes
	Tower site—Quincy, IL	Owned	Yes
	Studio and tower site—Quincy, IL	Owned	Yes
	Remote studio—Keokuk, IA	Leased	No
	Tower site—Carthage, IL	Leased	No

WLUC—Marquette, MI	Tower and transmitter site—Ely, MI	Owned	Yes
	Studio—Negaunee, MI	Owned	Yes
	Parking lot—Negaunee, MI	Leasehold	No
	Passive reflector screen site—Ishpemning, MI	Leasehold	No
	Microwave / camera site—Marquette, MI	Leased	No
	News and sales office—Escanaba, MI	Leased	No
	News and sales office—Iron Mountain, MI	Leased	No
	News and sales office—Hancock, MI	Leased	No
KTVO—Kirksville, MO / Ottumwa, IA	Studio—Kirksville, MO	Owned	Yes
	Tower and transmitter site—Lancaster, MO	Owned	Yes
	Studio—Ottumwa, IA	Owned	Yes
	Microwave relay site—Soap Creek, IA	Owned	Yes
	Tower site—Knox County, Colony, MO	Leasehold	No
	Sales office and microwave antenna site—Ottumwa, IA	Leased	No
	Antenna site—Quincy, IL	Leased	No

(1)
WFXL's tower, which was located on this site, was destroyed. See "Business—Our Stations." WFXL's new tower, which became operational in July 2007, is owned by a limited liability company which is owned 50% by an affiliate of Raycom and 50% by Barrington Albany LLC, an operating subsidiary of Barrington Group. This limited liability company will lease the tower site.

Legal Proceedings

        From time to time, we are involved in litigation arising out of our operations. Management believes that we are not currently party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, would have a material adverse effect on our financial position or results of operations.

REGULATION

        The following is a brief discussion of certain provisions of the Communications Act and the FCC's regulations and policies that affect the business operations of television broadcasting stations. For more information about the nature and extent of the FCC's regulation of television broadcasting stations, you should refer to the Communications Act and the FCC's rules, public notices, and rulings. Over the years, Congress and the FCC have added, amended, and deleted various statutory and regulatory requirements to which station owners are subject. Some of these changes have a minimal business impact, whereas others may significantly affect the business or operation of individual stations or the broadcast industry as a whole. The following discussion summarizes statutory and regulatory requirements and policies currently in effect.

License Grant and Renewal

        Television broadcast licenses are granted for a maximum term of eight years and are subject to renewal upon application to the FCC. The FCC is required to grant an application for license renewal, if during the preceding license term the station served the public interest, the licensee did not commit any serious violations of the Communications Act or the FCC's rules, and the licensee committed no other violations of the Communications Act or the FCC's rules that, taken together, would constitute a pattern of abuse. The vast majority of renewal applications are routinely granted by the FCC under this standard. If a licensee fails to meet this standard, the FCC may still grant renewal on terms and conditions that it deems appropriate, including subjecting the renewal applicant to a monetary forfeiture or granting license renewal for a term that is shorter than the normal eight-year period.

        During certain limited periods after a renewal application is filed, interested parties, including members of the public, may file petitions with the FCC asking the FCC to deny the renewal application. The renewal applicant is entitled to respond to such a petition. After reviewing the pleadings, if the FCC should determine that there is a substantial and material question of fact as to whether a grant of the renewal application would serve the public interest, the FCC is required to hold a trial-type hearing on the issues presented. If, after the hearing, the FCC should determine that the renewal applicant has met the renewal standard, the FCC must grant the renewal application. If the renewal applicant should fail to meet the renewal standard and should further fail to show that there are mitigating factors entitling it to renewal subject to appropriate sanctions, the FCC can deny the renewal application. In the vast majority of cases where a petition to deny is filed against a license renewal application, the FCC ultimately grants the renewal without a hearing.

        No competing application to the FCC for authority to operate a new station that would replace the incumbent licensee may be filed against a renewal application, unless the FCC first determines that the incumbent licensee is not entitled to the renewal of its license.

        In considering a license renewal application, the FCC may sanction a station operator for failing to observe FCC rules and policies at any point during the license term during which the renewal applicant was the licensee of the station, and may impose a monetary forfeiture for any statutory or rule violation that has been found to have occurred during such period.

        The FCC prohibits the assignment of a broadcasting station license or the transfer of control of a company that holds a license for a broadcasting station, without prior FCC approval. This includes so-called "de facto" transfers of control, where a party other than the FCC-approved licensee effectively supplants the FCC-approved licensee as the party exercising functional control over the station (with or without the FCC-approved licensee's assent).

Foreign Ownership

        The Communications Act limits the extent of non-U.S. citizen ownership of companies that own U.S. broadcast stations, including indirect ownership through one or more intervening subsidiary companies. Under this restriction, a U.S. broadcast company such as ours may have no more than 25% non-U.S. ownership. The FCC has developed various policies and procedures for determining compliance with the non-U.S.-citizen ownership limits in the context of various forms of business entities, including corporations, partnerships, and limited liability companies.

Other Ownership Restrictions

        The FCC has in place rules that establish limits on the ownership of broadcast stations and other forms of media of mass communication. These ownership limits apply to attributable interests in a station licensee held by an individual, a corporation, a partnership, or another entity. In the case of corporations, officers, directors, and shareholders holding voting stock interests of 5% or more (20% or more, in the case of certain kinds of qualified investment companies, insurance companies, and bank trust departments) are considered to hold attributable interests. For partnerships, all general partners and non-insulated limited partners are attributable. (The FCC permits certain limited partners to become "insulated" from attribution if they have no material involvement in the business of the partnership and if the partnership agreement contains certain specific restrictions on the ability of the insulated limited partner to participate in the partnership's business.) Limited liability companies are treated the same as partnerships, subject to the law of the state of formation of the limited liability company permitting the insulation of members of the company. The FCC also considers attributable the holder of more than 33% of a licensee's total asset value (defined as the sum of the values of the licensee's total debt plus total equity), if that person or entity also provides 15% or more of the station's total weekly broadcast programming or has an attributable interest in another media entity in the same market that is subject to the FCC's ownership rules, such as another radio or television station or a daily newspaper.

Local Ownership (the Duopoly Rule)

        In 2003, the FCC modified its broadcast and media ownership rules in a manner that generally expanded the ability of a single person or entity to own additional interests in broadcast stations and newspapers. However, the U.S. Court of Appeals for the Third Circuit in 2003 stayed the FCC's new rules, with a few exceptions, and in 2004, that same Court remanded the matter to the FCC for further proceedings. As a result, the FCC continues to follow the rules that it had in place prior to its 2003 action, pending completion of the rulemaking proceeding it commenced in June 2006.

        With respect to the ownership of more than one full-power commercial television station in a single market (markets are defined according to Nielsen's DMAs), the FCC's rules permit such ownership if, after the acquisition that results in a single person or entity holding attributable interests in two such stations, there would still be eight independently-owned and operating, full-power television stations or station combinations in the DMA, where the predicted Grade B field-strength signal of each such independently-owned station or station combination overlaps the predicted Grade B field-strength signal contour of one of the two stations that would be under common ownership, and if at least one of the two stations to be commonly owned is not ranked as one of the top four stations in the DMA based upon its all-day audience share, as measured by Nielsen. (Common ownership of two commercial television stations in the same DMA is also permitted if the stations' predicted Grade B field-strength signal contours do not overlap each other, but this is rarely encountered.)

        The rule allows the FCC to consider waivers of the local commercial television station ownership limits. The FCC will consider waivers to allow common ownership of failed stations, failing stations, and FCC-authorized but as-yet-unbuilt stations, provided that in each such case certain qualifying criteria are satisfied.

        The FCC attributes toward the local television ownership limits a station owner's involvement in a so-called "time brokerage" arrangement involving a second station in the same market. In such a situation, the owner of one station in a market provides programming to a second same-market station pursuant to a "time brokerage" or "local marketing" agreement; if the programming so provided aggregates to more than 15 percent of the second station's weekly broadcast programming, then the provider of that programming is deemed to hold an attributable interest in the second station. However, local marketing agreements entered into prior to November 5, 1996 are "grandfathered;" that is to say, they are deemed to confer attributable interests, but to the extent that those interests conflict with the FCC's local station ownership rule, they are exempted from the application of that rule, pending completion by the FCC of its current rulemaking proceeding. This "grandfathering" is subject to possible extension or termination, depending upon the outcome of the current rulemaking proceeding.

        Television stations that are classified by the FCC as "low-power" television stations are not subject to the local station ownership limits.

        In addition, provided that certain showings can be made, the FCC will permit ownership of two commercial television stations in the same market, where one of the stations is classified as a "satellite" of the other station; that is to say, where the satellite station rebroadcasts all or virtually all of the programming of the other commonly-owned commercial station in the same DMA.

        We currently have two markets in which we own two full-power television stations in the same DMA that are under common ownership and that are programmed separately from each other: WEYI (TV) in Saginaw, Michigan and WBSF (TV) in Bay City, Michigan, which are both in the Flint-Saginaw-Bay City DMA and KVII-TV in Amarillo, Texas and KVIH-TV in Clovis, New Mexico, both in the Amarillo, Texas DMA. We currently also have one market in which we own a station and provide programming to a second station pursuant to a grandfathered local marketing agreement: that market is the Florence-Myrtle Beach, South Carolina DMA, where we own WPDE-TV and where we provide more than 15% of the weekly programming broadcast by WWMB (TV), which is owned by SagamoreHill. In addition, we own the following two-station combination that is currently authorized as a "parent/satellite" combination: WPBN (TV) in Traverse City, Michigan and WTOM (TV) in Cheboygan, Michigan, both in the Traverse City / Cadillac, Michigan DMA.

        We also own full power stations in the Syracuse, New York DMA and the Colorado Springs, Colorado DMA that are affiliates of the NBC and FOX national television networks, respectively, and low power stations in the Syracuse, New York DMA and the Colorado, Springs, Colorado DMA that are affiliates of the CW national television network.

National Ownership

        There is no nationwide limit on the number of television stations in which a single party or entity may hold attributable interests. However, the FCC's rules limit the percentage of U.S. television households that a party may reach through those television stations in which it holds attributable interests. This rule provides that when calculating a party's nationwide aggregate audience coverage, the ownership of a UHF station in any given market results in only half of that market's actual percentage of the total nationwide television households being counted against the owner's limit. In 2004, Congress enacted legislation to the effect that a single person or entity may have an attributable interest in television stations that reach, in the aggregate, no more than 39 percent of all U.S. television households.

        The stations we own have a combined national audience reach of approximately 3.4% of television households.

Radio/Television Cross-Ownership Rule (One-to-a-Market Rule)

        The FCC voted to eliminate this rule when it adopted its new cross-media ownership rule in June 2003. However, following the Third Circuit's decision to stay that new cross-media rule pending completion of the FCC's remand proceeding, the one-to-a-market rule will continue to govern common ownership of radio and television stations in the same market. In markets with at least 20 independently-owned media outlets, ownership of one television station and up to seven radio stations (if ownership of seven radio stations is permissible under the FCC's local radio station ownership restrictions), or two television stations (if allowed under the separate local television station ownership rule) and up to six radio stations (if allowable under the separate local radio station ownership rule) is permitted. If the number of independently-owned media outlets is fewer than 20 but greater than or equal to 10, ownership of one television station (or two if allowed under the separate local television station ownership rule) and four radio stations (if allowed under the local radio station ownership rule) is permitted. In markets with fewer than 10 independent media voices, ownership of one television station (or two if allowed under the separate local television station ownership rule) and one radio station is permitted. In calculating the number of media voices in a market, the FCC includes all independently-owned and operating full-power radio and television stations (if the television stations' predicted Grade B field-strength signal contours overlap the equivalent contour(s) of the television station(s) that is/are the subject(s) of the acquisition under consideration), independently-owned cable systems (multiple cable systems are nonetheless aggregated and counted as but a single voice), and independently-owned newspapers published in the English language at least four days per week that have a circulation that exceeds five percent of the households in the DMA. The FCC seeks comment on this rule in the rulemaking proceeding it commenced in June 2006.

Local Television/Newspaper Cross-Ownership Rule

        The FCC also voted to eliminate this rule when it adopted its new cross-media ownership rule in June, 2003. However, pending completion of the FCC's rulemaking proceeding following the Third Circuit's remand, the local television/newspaper cross-ownership rule will continue to govern common ownership of newspapers and television stations in the same market. Under this rule, a party is prohibited from having an attributable interest in a television station and a daily newspaper, if the television station's predicted Grade A analog (NTSC) field-strength signal contour encompasses the entire community in which the newspaper is published.

Local Television/Cable Cross-Ownership

        There is no longer any FCC rule prohibiting common ownership of a cable television system and a television broadcast station in the same area.

Cable "Must-Carry" and Retransmission Consent Rights

        Every three years, television broadcasters are required to make an election with respect to the carriage of their stations' signals on local cable television systems in their stations' DMAs. A station may elect to exercise its "must-carry" rights, which (as explained below) generally compel the cable system to carry the station's analog signal, or alternatively may choose to negotiate with the cable system for the granting to that system of the station's consent to the retransmission of its analog and/or digital signals by the cable system to such system's subscribers. The most recent election was made October 1, 2005, and is effective for the three-year period beginning January 1, 2006. The next election date will be October 1, 2008, for the three-year period beginning January 1, 2009.

        If a broadcaster chooses to exercise its must-carry rights, it may request cable system carriage on its over-the-air channel or another channel on which it was carried on the cable system as of a specified date. A cable system generally must carry the station's signal in compliance with the station's carriage request, and in a manner that makes the signal available to all cable subscribers. However, must-carry rights are not absolute, and whether a cable system is required to carry the station on its system, or in the specific manner requested, depends upon variables such as the location, size, and number of activated channels of the cable system and whether the station's programming duplicates, or substantially duplicates, the programming of another station carried on the cable system. If certain conditions are met, a cable system may decline to carry a television station that has elected must-carry status, although it is unusual for all of those conditions to be met.

        If a broadcaster chooses to exercise its retransmission consent rights, a cable television system that is subject to that election may not carry the station's signal without the station's consent. This generally requires the cable system and the television station operator to negotiate the terms under which the television station will consent to the cable system's carriage of the station's signal. Frequently, the station obtains certain concessions from the cable system in exchange for the granting of retransmission consent rights.

        One of our stations, KRCG in Jefferson City, Missouri, has elected to exercise its must-carry rights with several cable system operators. All of our other stations all have elected retransmission consent, and have negotiated agreements with cable companies for the carriage of their signals through the current three-year cycle.

Direct-to-Home Satellite Services and Must-Carry

        In November 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999, known as "SHVIA." Congress later amended and extended SHVIA in December 2004 with the Satellite Home Viewer Extension and Reauthorization Act of 2004, known as "SHVERA." SHVIA requires providers of DBS services such as DirecTV and EchoStar to carry upon request the signals of all local television stations in a DMA in which the satellite service provider is carrying at least one local television station's signal (sometimes referred to as "carry-one, carry-all"). Satellite providers also may import the signal of a network-affiliated station that is outside of a local market to subscribers within the local market who are deemed to be "unserved" by a local station affiliated with the same network, or if the station from outside of the local market is "significantly viewed" within the local market. "Unserved" generally refers to a satellite subscriber who is unable, using a conventional outdoor rooftop antenna, to receive the signal of the local network-affiliated station of at least so-called "Grade B" strength. If a subscriber is able to receive a Grade B-quality signal from a local network affiliate, then, subject to certain exceptions, the subscriber is not eligible to receive that network's programming from an out-of-market affiliate of the same network carried on the satellite service.

        DirecTV and EchoStar currently provide satellite carriage of our stations in ten and 13 of our markets, respectively.

        In November 2000, the FCC adopted rules implementing the requirements of SHVIA. These include requiring commercial television stations to elect between retransmission consent and must-carry status for purposes of satellite carriage. The first election, which was to have been made by July 1, 2001, for carriage commencing January 1, 2002, was for a four-year period. Beginning with the 2005 election cycle, for carriage commencing January 1, 2006, the cable and satellite carriage election periods coincide and occur every three years. Market areas are based on Nielsen's definitions of DMAs. Satellite carriers are not required to carry duplicative network signals in a single, local market, unless the stations are licensed to different communities in different states. Satellite carriers are required to carry all local television stations in a contiguous manner on their channel line-ups and may not discriminate in their carriage of stations.

Digital Television

        DTV transmission delivers video and audio signals of higher quality and resolution (including high definition television) than the existing analog transmission system. DTV also has substantial capabilities for multiplexing (the transmission of several program streams concurrently within the same channel bandwidth) and data transmission. The FCC assigned new DTV channels to existing and authorized analog broadcast stations in the first half of 1997. For each then-existing or authorized analog television station, the FCC allocated a DTV channel (which is different from the station's analog channel). In general, the DTV channels assigned to television stations are intended to allow stations to have their DTV coverage areas replicate their analog coverage areas. However, there are a number of variables that will ultimately determine the extent to which a station's DTV operation will provide such replication. Under certain circumstances, a station's DTV operation may cover a lesser geographic area than the station's current analog signal covers. The introduction of digital television will require consumers to purchase new television receivers that are capable of displaying DTV signals or adapters that will receive DTV signals and convert them into an analog signal for display on their existing analog receivers.

        All commercial television station operators were required to have begun broadcasting on their allocated DTV channels by May 1, 2002. All of our stations met this deadline.

        Each DTV station affiliated with one of the "Big Four" national television networks (namely, ABC, CBS, NBC, and FOX) and licensed to a community within the largest 100 television markets was obliged to have completed construction of the so-called "maximized" transmitting facilities authorized in such station's outstanding construction permit from the FCC by July 1, 2005 and to be operating with those facilities by that date. Each DTV station that either is not affiliated with one of the Big Four national television networks or that is licensed to a community that is not in one of the 100 largest television markets was obliged to have completed construction of the maximized transmitting facilities authorized in such station's outstanding construction permit from the FCC by July 1, 2006 and to be operating with those facilities by that date. Under the FCC's rules and policies, a DTV station that had not commenced operations with its maximized facilities specified in an outstanding construction permit from the FCC by the applicable deadline described above could forfeit future protection from interference caused by other stations operating on the same channel or an adjacent channel with respect to the area that was predicted to have received service from those maximized facilities but that was not predicted to receive service from the facilities that the station was then actually operating (known as "use-it-or-lose-it"). WFXL was unable to complete the construction of its maximized DTV facilities before the use-it-or-lose-it deadline due to the total loss of its transmitting facilities, but we timely filed a request for a waiver of the use-it-or-lose-it deadline for WFXL. WSTM was unable to construct its maximized DTV facilities by its use-it-or-lose-it deadline, due to difficulties in frequency coordination with the Canadian government, but we timely filed a request for a waiver of the use-it-or-lose-it deadline for WSTM. Further, we have entered into a channel-swap agreement with the Public Broadcasting Council of Central New York, licensee of analog station WCNY-TV, Channel 24, in Syracuse, New York. Pursuant to this agreement, WSTM plans to construct and operate digital facilities on channel 24 that fully replicate the existing analog coverage area of WSTM-TV on or before the end of the DTV transition (i.e., by February 17, 2009), and WCNY will continue to operate WCNY-DT on channel 25, which WCNY currently utilizes for its digital operations.

        Once a station has begun broadcasting its DTV signal, it may broadcast both its analog and DTV signals simultaneously until February 17, 2009, at which point in time analog transmissions are required to cease and after which the FCC will reclaim one of the channels, such that each broadcaster will thereafter operate a single DTV channel.

        Channels now used for analog broadcasting range from 2 through 69. The FCC designated Channels 2 through 51 as the "core" channels that will be used for the broadcasting of digital television after the completion of the conversion of television transmissions in the United States from the analog format to the digital format, i.e., after February 17, 2009. However, because of the limited number of available core channels, the FCC assigned many stations DTV channels above Channel 51 (Channels 52 through 69) for temporary use during the period of transition from simultaneous digital and analog transmission to DTV-only operations. At the end of the transition period, these stations will have to change their DTV operation to one of the core channels. These requirements and processes have resulted in three categories of television stations: (1) those with both their analog channel and their DTV channel within the core channel range; (2) those with either an analog channel or a DTV channel inside the core, and the other outside the core; and (3) those with both their analog channel and their DTV channel outside the core. One of our stations, WACH in Columbia, South Carolina, has an out-of-core analog channel, channel 57. It will operate digitally on Channel 48, which is in the core, after the end of the DTV transition.

        WSTM has an out-of-core DTV channel, channel 54. It will operate digitally on channel 24, which is in the core, at the end of the DTV transition. Channel 24 is currently the analog channel for the PBS station in Syracuse, WCNY-TV, but WSTM has negotiated a channel-swap agreement with the licensee of WCNY-TV for the use of channel 24 for WSTM's post-transition DTV operations.

        Station operators that were allocated a DTV channel to be paired with their pre-existing analog channel were required to select which of their two channels they will use for permanent DTV operation after the end of the transition period. These operators had the choice of electing to continue to use their current DTV channel as their permanent, post-transition DTV channel (if it is in the core) or switch their DTV operation to their current analog channel (if it is in the core). The channel not selected for permanent DTV operation will be returned to the FCC at the end of the transition period. Below is a table showing the current analog channel, the assigned DTV channel, and the post-transition DTV channel election for each of our full-power stations:

Station	Current Analog Channel	Current Digital Channel	Elected Post-Transition Channel
WEYI	25	30	30
WBSF	46	NA	46
WNWO	24	49	49
WSTM	3	54	24
WACH	57	48	48
KGBT	4	31	31
KXRM	21	22	22
WPDE	15	16	16
WWMB	21	20	20
WPBN	7	50	7
WTOM	4	35	35
WHOI	19	40	19
KVII	7	23	7
KVIH	12	20	20
KRCG	13	12	12
WFXL	31	12	12
KHQA	7	29	7
WLUC	6	35	35
KTVO	3	33	33

        The conversion to DTV has required an average initial capital expenditure of approximately $750,000 per station for transmission of digital signals. We have substantially completed these initial capital expenditures. We estimate that additional capital expenditures of approximately $1,500,000 in the aggregate (approximately $375,000 per station) will be required to enable WSTM, WPBN, KVII and KHQA to change their current digital channel.

        With respect to cable system carriage of the signals of television stations that are broadcasting both an analog and a DTV signal, such stations may choose must-carry status or retransmission consent for their analog signals, but only retransmission consent for their digital signals. Such stations do not presently have the right to assert must-carry rights for both their analog and DTV signals or to assert must-carry rights for their DTV signals in lieu of analog carriage. The FCC has pending a rulemaking proceeding examining whether to allow such stations to assert must-carry rights for both their analog and their DTV signals, but has tentatively concluded that it will not do so. If a television station operates only a DTV signal, or returns its analog channel to the FCC and converts to digital-only operations (which it may do, upon obtaining the FCC's permission), it may assert must-carry rights for its DTV signal.

        The exercise of must-carry rights by a digital-only television station for its DTV signal applies only to a single programming stream within the digital signal, and certain other program-related content. If a television station is concurrently broadcasting more than one program stream with its DTV signal, it may select which program stream it wishes to be subject to its must-carry election. Cable systems are not required to carry Internet, e-commerce, or other ancillary or supplemental services provided over DTV signals, or services that are not related to the station's primary video programming carried on the cable system.

        With respect to DBS service providers, the FCC declined to address whether analog television stations' must-carry rights regarding satellite service providers, which went into effect January 1, 2002, also apply to stations' DTV signals. The FCC said it would address this issue at the same time that it considers digital mandatory carriage issues for cable television.

        Television station operators may use a portion of their DTV signals to provide ancillary services, such as computer software distribution, internet, interactive programming, e-commerce, paging services, audio signals, subscription video, or data transmission services. To the extent that a station provides such ancillary services, it is subject to the same regulations as are applicable to other analogous services under the FCC's rules and policies. A commercial television station is also required to pay the FCC a fee equal to 5% of the gross revenues derived from all ancillary services provided over such station's DTV signal for which it received a fee in exchange for the service or received compensation from a third party in exchange for transmission of material from that third party, not including commercial advertisements used to support broadcasting.

Programming and Operations

        The Communications Act requires broadcasters to serve "the public interest." Since the late 1970s, the FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, television station licensees are still required to present programming that is responsive to community problems, needs and interests, and to maintain certain records demonstrating such responsiveness. The FCC may consider complaints from viewers concerning programming when the FCC evaluates a station's license renewal application, although viewer complaints also may be filed and considered by the FCC at any time. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things:

  •
  political advertising, including pricing and availability to legally-qualified candidates and their supporters;

  •
  sponsorship identification announcements;

  •
  station-conducted contests, third-party-conducted contests, and lottery advertising;

  •
  the broadcasting of obscene, indecent, or profane material;

  •
  various operational requirements, including the maintenance and staffing of a main studio within the station's community of license or within its service area, and the maintenance at such studio of a file containing certain FCC-related records and other material that is required to be available for inspection by the public; and

  •
  technical operations, including limits on human exposure (both on the part of the general public and on the part of installation and repair crews) to harmful levels of non-ionizing electromagnetic radio frequency radiation.

        On November 7, 2002, the FCC adopted new rules governing the recruitment and hiring of employees at most broadcast stations. These equal-employment-opportunity, or EEO, rules require broadcasters to provide broad outreach for filling all full-time (defined as 30 or more hours per week) job vacancies. In addition, broadcasters that have five or more but fewer than ten full-time employees or that are located in smaller markets must engage in two long-term recruitment initiatives over each two-year period, and broadcasters in larger markets or that have ten or more full-time employees must engage in four long-term recruitment initiatives every two years. In addition, the FCC requires that stations maintain extensive records with respect to their recruitment and hiring initiatives and practices, prepare an annual report containing extracts from such records in their local public inspection files, and submit copies of the two most recent such reports when applying to the FCC for renewal of their licenses. Moreover, the FCC conducts random audits of the EEO record-keeping and recruitment/hiring practices of stations and may subject stations that fail to comply with either the record-keeping requirements, or the required recruitment and hiring practices, or both, to regulatory sanctions, including monetary forfeitures. Finally, the FCC will conduct reviews of the employment practices of all broadcast stations that employ more than ten persons on a full-time basis, at the mid-point of such stations' license terms.

        Television stations are required to comply with the Children's Television Act of 1990 and various FCC regulations that were adopted pursuant to that Act. These include limits on the amount of commercial matter that can be included in programs that are designed primarily for audiences comprised of children 12 years of age and younger; restrictions on the station's ability to display its Internet World Wide Web address on the screen during such programs; an affirmative requirement to present at least three hours per week of so-called "core" educational and informational programming for viewers aged 16 years old and younger (with restrictions on what times of day and under what circumstances such programming must be aired); affirmative obligations to publicize the broadcasting of such programs; and related record-keeping and FCC reporting obligations.

        In addition, television stations are now required to provide (with certain limited exceptions) closed captioning for virtually all of their analog programming first shown on or after January 1, 1998 and for digital programming first shown on or after January 1, 2002, and for 30 percent of programming first shown before these dates, in order to ensure that the content of such programming is accessible to persons suffering from deafness or diminished hearing capability.

        The Telecommunications Act of 1996 directs the FCC to establish, if the broadcast industry does not do so on a voluntary basis, guidelines and procedures for rating programming that contains sexual, violent, or indecent material or other content that may not be suitable for viewers of all ages. A multi-industry task force developed a ratings plan that the FCC has ratified. The FCC also has issued rules that require television manufacturers to install appropriate technology, such as a "V-Chip" that can block programming based on an electronically encoded rating, to facilitate the implementation of the ratings guidelines.

        In recent years, the FCC has taken an increasingly more aggressive posture in enforcing its regulations against the broadcast of obscene programming (which is forbidden at all times) and indecent programming (which may only be broadcast lawfully during a "safe harbor" period between 10 P.M. and 6 A.M. locally). The FCC has issued various rulings applying its court-approved definition of "indecency" to particular broadcasts, both in the radio and the television contexts, but many broadcasters and others have complained that the application of the rules in such instances has rendered it more rather than less difficult, and perhaps even impossible, to ascertain, in particular cases, whether specific content would or would not fall within the definition. In June 2007, the U.S. Court of Appeals for the Second Circuit vacated and remanded an FCC order that had sanctioned certain broadcasts for containing "fleeting expletives" on the grounds that this new policy is arbitrary and capricious under the Administrative Procedures Act. The FCC has also issued to individual stations and to stations that are owned and operated by certain television networks multiple notices of apparent liability for monetary forfeitures, involving tens of thousands of dollars in some cases, and in the case of one network's owned-and-operated stations, over half a million dollars for a single program that was held by the FCC to contain indecent content. In June 2006, the President signed into law the Broadcast Decency Enforcement Act of 2005. Under that law, the FCC has authority to assess even higher monetary forfeitures for indecent broadcasts presented outside of the safe-harbor periods, up to a maximum of $325,000 (increased from the previous maximum of $32,500) for each violation or each day of a continuing violation, up to a total $3,000,000 (increased from the previous maximum of $325,000) for a continuing violation.

        The FCC imposes restrictions on the terms of network affiliation agreements. Among other things, these rules prohibit a television station from entering into any affiliation agreement that would: (i) require the station to clear time for network programming that the station previously scheduled for other use; and (ii) preclude the preemption by the station of scheduled network programs that the station determines are unsuitable for its audience and the replacement of such programming with programming that the station believes is of greater local or national importance. The FCC has been urged by an organization comprised of the associations of the largest television networks' affiliates to review several of its rules and policies governing the relationship between networks and their affiliates. We are unable to predict the outcome of this proceeding.

        Within the past year, several of the largest national television networks—including networks with which some of our stations are affiliated—have begun providing access to popular network programs to viewers by means of platforms other than local television stations affiliated with such networks. These platforms include portable playing devices (such as the iPod), streaming over the Internet, and delivery to portable receivers, including specially-equipped mobile telephone devices. While this phenomenon is in its very early stages and it is difficult to predict what impact it may have, if it continues or grows, upon the traditional model for the delivery of network television programs to viewers through network-affiliated local stations and multichannel video program distributors such as local cable systems and DBS service providers, the matter has been the subject of expressions of concern on the part of various network-affiliated television station group owners and is being watched closely by observers.

Proposed Legislation and Regulations

        The FCC's ongoing rulemaking proceedings concerning the transition from analog to digital television broadcasts are likely to have a significant impact on the television industry and the operation of our stations. In addition to the rulemaking proceedings described earlier, the FCC may decide to initiate other rulemaking proceedings, on its own or in response to requests from outside parties, including members of Congress, any of which might have such an impact. Congress also may amend the Communications Act in a manner that could impact our stations or the television broadcast industry generally.

MANAGEMENT

Executive Officers and Directors

        Our executive officers are employed by Barrington Broadcasting Company, LLC, which is referred to as "Barrington Company," and provide services to us pursuant to a management agreement. The following table sets forth the names and positions of our current directors and executive officers and their ages as of June 30, 2007.

Name	Age	Position
K. James Yager	72	President and Chief Executive Officer of Barrington Group Director of Barrington Broadcasting
Chris Cornelius	47	Chief Operating Officer of Barrington Group Director of Barrington Broadcasting
Warren Spector	49	Chief Financial Officer of Barrington Group Director of Barrington Broadcasting
Keith Bland	51	Vice President of Barrington Group
Mary Flodin	51	Vice President of Barrington Group
Robert B. Sherman	65	Director of Barrington Broadcasting
Mayo S. Stuntz, Jr.	57	Director of Barrington Broadcasting
Paul M. McNicol	50	Director of Barrington Broadcasting
Andrew Russell	35	Director of Barrington Broadcasting

        K. James Yager.    Mr. Yager co-founded Barrington Corporation (prior to its merger with Barrington Group) in May 2003 and has served as Chief Executive Officer and a director since its formation and President since January 2004. In addition, Mr. Yager serves as Chief Executive Officer of Barrington Company and became a director of Barrington Group in May 2006. Previously, Mr. Yager served as President and Chief Operating Officer of Benedek Broadcasting Corporation where, from 1986 to October 2002, he helped grow the company from four to twenty-eight network-affiliated television stations and led the company's $503 million merger with Gray Television, Inc. In March 2002, prior to Benedek's merger with Gray Television, Inc., and while Mr. Yager was serving as the Chief Operating Officer of Benedek, the company filed for bankruptcy protection under chapter 11 of the United States Bankruptcy Code. From 1980 to 1986, Mr. Yager held the position of Executive Vice President and Chief Operating Officer of Spartan Communications Corporation. Prior to joining Spartan Communications Corporation, Mr. Yager served as General Manager and then Senior Vice President for Cosmos Broadcasting Corporation from 1960 to 1980, managing affiliates in Columbia, South Carolina, Montgomery, Alabama and New Orleans, Louisiana. Mr. Yager is currently a member of the board of directors of the Television Operators Caucus and the Northwestern University Media Management Center Advisory Board. In addition, Mr. Yager serves on the compensation committee and audit committee of the boards of directors of Broadcast Music Incorporated and the National Association of Broadcasters, respectively. In 2005, Mr. Yager received the National Association of Broadcasters' Chuck Sherman award for Television Leadership. Mr. Yager holds a bachelor's degree from Colgate University and is a U.S. Army veteran.

        Chris Cornelius.    Mr. Cornelius co-founded Barrington Corporation (prior to its merger with Barrington Group) in May 2003 and has served as Chief Operating Officer and a director since its formation. In addition, Mr. Cornelius serves as President and Chief Operating Officer of Barrington Company and became a director of Barrington Group in May 2006. Prior to the formation of Barrington Corporation, Mr. Cornelius served as Senior Vice President of Benedek Broadcasting Corporation since 1999, after having served as the Vice President and General Manager of WILX-TV, Benedek's NBC affiliate in Lansing, Michigan, since 1997. In his capacity as Senior Vice President of Benedek Broadcasting Group, Mr. Cornelius successfully improved the market rank of five of the six stations involved in the merger with Gray Television, Inc. in 2002 to the number one position in their respective markets. In March 2002, prior to Benedek's merger with Gray Television, Inc., and while Mr. Cornelius was serving as Senior Vice President of Benedek, the company filed for bankruptcy protection under chapter 11 of the United States Bankruptcy Code. From 1989 to 1997, Mr. Cornelius served as an account executive and General Sales Manager for Gillette Broadcasting Company and helped transition the CBS affiliate WWMT-TV to the ownership of Granite Broadcasting Corporation. Mr. Cornelius was elected to the NBC Affiliates Board in the spring of 2006. Mr. Cornelius holds a B.A. in Marketing and Advertising from Western Michigan University.

        Warren Spector.    Mr. Spector has served as Chief Financial Officer of Barrington Corporation (prior to its merger with Barrington Group), a director of Barrington Group and Senior Vice President of Barrington Company since May 2006. Prior to joining Barrington Group, Mr. Spector served as Managing Director of Lydian Wealth Management from 2004 to July 2005. From 1999 to 2003, Mr. Spector was Executive Vice President and Chief Operating Officer of Fisher Communications, Inc. Mr. Spector also served as the Chief Financial Officer of Retlaw Enterprises, Inc. from 1992 to 1999, where he secured over $130 million in financing for acquisitions and negotiated the sale of broadcasting assets for $215 million. In 1991, Mr. Spector was a financial consultant for legal arbitration cases, and from 1986 to 1991, Mr. Spector served as the Senior Vice President of Finance and Administration for Act III Communications, Inc. From 1979 to 1986, Mr. Spector was employed by Price Waterhouse. Mr. Spector is a C.P.A. certified in the State of California and holds a B.A. in Economics and a M.B.A. from the University of California at Los Angeles. Mr. Spector is a member of the board of directors of the Communications Corporation of America and a member of the investment committee of a Disney family private foundation. Communications Corporation of America filed for bankruptcy in June 2006.

        Keith Bland.    Mr. Bland co-founded Barrington Corporation (prior to its merger with Barrington Group) in May 2003 and has served as Vice President, Acquisitions and Development, since its formation. In addition, Mr. Bland serves as Senior Vice President, Acquisitions and Development of Barrington Company. From 1987 to 2002, Mr. Bland was employed by Benedek Broadcasting Corporation as Sales Manager, Vice President and General Manager and then Senior Vice President for Planning and Technical Operations of Benedek Broadcasting Corporation, in which capacity he designed and oversaw the construction of five digital television studios and guided the company through the transition to new digital transmission systems. In March 2002, while Mr. Bland was serving as a Senior Vice President of Benedek, the company filed for bankruptcy protection under chapter 11 of the United States Bankruptcy Code. Before joining Benedek, Mr. Bland worked as a Sales Manager for Gilmore Broadcasting Corporation in Rockford, Illinois from 1986 to 1987.

        Mary Flodin.    Ms. Flodin co-founded Barrington Corporation (prior to its merger with Barrington Group) in May 2003 and has served as Vice President of Finance and Administration since its formation. In addition, Ms. Flodin serves as Senior Vice President, Finance and Administration of Barrington Company. Previously, Ms. Flodin served as Controller, Vice President, and then Senior Vice President of Benedek Broadcasting Corporation since 1988. During her tenure at Benedek, Ms. Flodin provided financial leadership to a team that integrated seventeen television stations into a nine-station group in four months, implemented centralized payroll processing and implemented corporate processing of significant payments and oversight of station financial information. In March 2002, while Ms. Flodin was serving as Senior Vice President and Treasurer of Benedek, the company filed for bankruptcy protection under chapter 11 of the United States Bankruptcy Code. In 2000, Ms. Flodin managed the financial aspects of a tri-party swap of Benedek's station in Springfield, Massachusetts, WWLP-TV, for KAKE-TV in Wichita, Kansas and WOWT-TV in Omaha, Nebraska. Prior to 1988, Ms. Flodin worked for AMCORE Financial, Inc., a bank holding company, where she participated in merger and acquisition activity and secondary public stock offerings, and for Grant Thornton, International in Chicago. Ms. Flodin earned a B.B.A. with an accounting emphasis in 1980 from the

University of Wisconsin and is a member and former director of the Broadcast and Cable Financial Managers Association.

        Robert B. Sherman.    Mr. Sherman has served as a director of Barrington Corporation (prior to its merger with Barrington Group) since its formation and has served as a director of Barrington Group since May 2006. Mr. Sherman is a member of Pilot Group, the indirect parent of Barrington Broadcasting. Mr. Sherman previously served as President of Interactive Marketing for America Online from April 2001 to March 2005 as well as President of Time Warner Cable Advertising Sales. Mr. Sherman previously served as Executive Vice-President of NBC's owned and operated radio stations, Vice-President and General Manager of CBS's WCAU Philadelphia and Vice-President and General Manager of NBC's WNBC New York. In the early 1990s, Mr. Sherman set up the sponsorship sales organization of Six Flags Theme Parks and co-founded and served as Chief Executive Officer of the advertising agency, Della Femina Sherman. In addition, Mr. Sherman founded, operated and sold three radio station holding companies, including Roberts Radio, which was acquired by Clear Channel Communications in 2000.

        Mayo S. Stuntz, Jr.    Mr. Stuntz has served as a director of Barrington Corporation (prior to its merger with Barrington Group) since its formation and has served as a director of Barrington Group since May 2006. Mr. Stuntz is a member of Pilot Group, the indirect parent of Barrington Broadcasting. Most recently at AOL Time Warner, Mr. Stuntz served as Executive Vice President from January 2001 to late 2002, as Chief Operating Officer of AOL's Interactive Services Group from 1999 to January 2001 and as President of CompuServe (an AOL subsidiary) from early 1998 to 1999. Prior to joining AOL Time Warner, Mr. Stuntz was the Chief Operating Officer of Century 21 Real Estate and Executive Vice President responsible for Operations at Six Flags Theme Parks. Mr. Stuntz also served as Executive Vice President of Business and Strategic Development at Time Warner Enterprises and was employed as Executive Vice President of Quantum Media. Mr. Stuntz started his career as Marketing Manager for American Airlines and went on to serve in management capacities at ABC and NBC and later served as Senior Vice President of Business Management and Development at MTV, where he was responsible for the company's new network development and international expansion. A graduate of Cornell University, Mr. Stuntz received his M.B.A. from Harvard Business School.

        Paul M. McNicol.    Mr. McNicol has served as a director of Barrington Corporation (prior to its merger with Barrington Group) since its formation and has served as a director of Barrington Group since May 2006. Mr. McNicol is a member of Pilot Group, the indirect parent of Barrington Broadcasting. Most recently, Mr. McNicol served as Senior Vice President of the AOL Time Warner Global Marketing Solutions Group from April 2001 to November 2002 and as Senior Vice President of America Online's Interactive Marketing Division from March 2000 to April 2001. From 1997 to 2000, Mr. McNicol was Senior Vice President and General Counsel of the Real Estate Division of the Cendant Corporation. Previously, Mr. McNicol served as Senior Vice President and General Counsel of Six Flags Theme Parks, Inc., where he was also responsible for the oversight of the company's Human Resources functions. From 1982 to 1994, Mr. McNicol practiced corporate and securities law in New York City. Mr. McNicol is a graduate of Harvard College, and received his J.D. from Fordham University Law School.

        Andrew Russell.    Mr. Russell became a director of Barrington Group in May 2006 and is a member of Pilot Group, the indirect parent of Barrington Broadcasting. Most recently, Mr. Russell was a partner at East River Ventures, a venture capital firm in New York focusing on early stage information technology companies, where he began working in 1999. Previously, Mr. Russell started Epinard LLC, a hospitality company, with the flagship restaurant MOOMBA and worked as an investment banker at Chemical Bank from 1993 to 1996. A graduate of Cornell University, Mr. Russell received his M.B.A. from Columbia University Business School.

Contingent Equity Plan

        On December 30, 2003, Pilot Group and Barrington Company entered into the Amended and Restated Limited Liability Company Operating Agreement of Barrington Broadcasting, which is referred to as the "parent operating agreement." Pursuant to the parent operating agreement, Barrington Company, which is owned by K. James Yager, Chris Cornelius, Keith Bland and Mary Flodin, members of our executive management team, has a contingent profits interest in Barrington Broadcasting and Barrington Broadcasting is required to make distributions from capital events as follows:

        (i)    first, to Pilot Group until it has received a return of all of its capital contributions to Barrington Broadcasting;

        (ii)   second, 95% to Pilot Group and 5% to Barrington Company, until Pilot Group has received an amount, calculated like interest at a rate of 9% per annum, on all of its capital contributions to Barrington Broadcasting, which amount is calculated from the date of any such capital contribution;

        (iii)  third, 100% to Barrington Company, until Barrington Company has received a cumulative distribution pursuant to clause (ii) above and this clause (iii) equal to 10% of the amounts distributed pursuant to clause (ii) above and this clause (iii); and

        (iv)  fourth, 90% to Pilot Group and 10% to Barrington Company.

We expect that Warren Spector, our chief financial officer, and certain other current or future members of our management team also will have an ownership interest in Barrington Company.

Committees of the Board of Directors

        We have two standing committees of the board of directors: an audit committee and a compensation committee.

        Our audit committee consists of Robert B. Sherman, Mayo S. Stuntz, Jr., Paul M. McNicol and Andrew Russell. Among other functions, the principal duties of our audit committee are to appoint our independent auditors, oversee the quality and integrity of our financial reporting and the audit of our financial statements by our independent auditors and, in fulfilling its obligations, our audit committee will review with our management and independent auditors the scope and results of our annual audit, our auditors' independence and our accounting policies.

        Our compensation committee consists of Robert B. Sherman, Mayo S. Stuntz, Jr., Paul M. McNicol and Andrew Russell. Among other functions, the principal duties of our compensation committee are to oversee the compensation of our chief executive officer and other executive officers, including plans and programs relating to cash compensation, incentive compensation and other benefits.

Executive Compensation.

  Summary Compensation Table

        Our executive officers are employed by Barrington Company and provide services to us pursuant to a management agreement. See "Certain Relationships and Related Transactions—Management Agreement" in this prospectus. The following table sets forth information regarding the compensation that we paid to our Chief Executive Officer and each of our four other most highly compensated executive officers in 2006. We refer to these officers in this prospectus as the named executive officers, or NEOs.

Name and Principal Position	Year	Salary		Bonus	All Other Compensation(1)		Total
K. James Yager President and Chief Executive Officer	2006	$208,000		$291,000	$38,548		$537,548
Chris Cornelius Chief Operating Officer	2006	197,600		276,600	27,710		501,910
Warren Spector Chief Financial Officer(2)	2006	187,539	(1)	40,000	25,047		252,586
Keith Bland Vice President	2006	156,000		176,000	26,975		358,975
Mary Flodin Vice President	2006	130,000		150,000	—		303,497
David Meister Senior Vice President(3)	2006	89,923	(4)	—	230,729	(5)	323,381

(1)
Other compensation includes amounts for reimbursement of taxes or tax gross-ups paid to the members of the Barrington Company LLC for Mr. Yager, Mr. Cornelius, Mr. Bland and Ms. Flodin in the amount of $26,960, $24,681, $22,789 and $23,023, respectively. Other compensation also includes temporary housing and transportation benefits for Mr. Spector in the amount of $22,811. Country club membership fees for Mr. Yager of $8,295 are included in other compensation. Remaining amounts included life insurance and medical and dental premiums paid on the executive officer's behalf.

(2)
Mr. Spector's employment with Barrington Company began in May 2006.

(3)
Mr. Meister left the employment of Barrington Company in May 2006.

(4)
Represents gross amount paid by Barrington Company. $22,480 was reimbursed by an affiliated portfolio company.

(5)
Represents gross amount paid by Barrington Company under a negotiated severance arrangement. Of the total, $53,125 was reimbursed by an affiliated portfolio company and $2,604 is expected to be reimbursed by an affiliated portfolio company in 2007.

  Compensation Discussion and Analysis

  General Principals and Procedures

        The objectives of our executive compensation program are to attract and retain highly qualified individuals at all levels. Our success depends on developing, motivating and retaining individuals who have the skills and expertise to lead Barrington Group. The compensation program is designed to reflect the Company's performance. It is comprised of the following components: (1) salary, (2) bonuses, and (3) other employee benefits. Our NEOs do not currently receive long term incentives in the form of stock awards and option awards.

  Specific Principals for Determining Executive Compensation

        The material components of compensation for our NEOs from year to year, as well as the specific principals and purpose for each component, are as follows. We believe that these components of compensation are necessary and appropriate in order to attract and retain qualified NEOs. See "Executive Compensation Decisions for 2006" for amounts and further details.

        Salary.    Prior to 2006, our compensation of our executive officers was set at a level below our peer group to reflect the Company's goal to defer standard levels of compensation until our operating income reached certain levels. Therefore, based on the limited resources of the stations we had acquired prior to August 2006, salaries for our executive officers were fixed from 2004-2006.

        Bonus.    The bonuses our executive officers receive are based on a percentage of their salaries and are primarily dependent on the achievement of our financial goals. Bonuses are paid in cash. The Company believes that bonuses provide an additional incentive for our executive officers to achieve targets set by the Company.

        Other Employee Benefits.    All of our executive officers are eligible to receive group health, dental and life insurance benefits without charge under Barrington Group's employee benefit plans. Our executive officers can participate in our 401(k) plan on the same basis as all of our employees.

        Certain executive officers receive tax gross-ups in connection with the executive officers' additional tax liabilities caused by the method of taxation applied to members of a limited liability company. In addition, our executive officers receive perquisites in the form of temporary housing and Mr. Yager receives country club membership fees.

  Methods for Determining Amounts

        Salary.    The amount of each of our executive officer's salary in 2006 was based on the recommendations of Mr. Yager and approved by the Board of Directors. The executive salaries for 2006 were unchanged from 2004-2005. The Company's limited resources and smaller size were factors used in determining the level of salaries for 2006. The Company has not historically used benchmarking to determine salary levels for our executive officers.

        Bonus.    The annual performance bonus is paid to our executive officers after our audit is completed based primarily on the executive officer's performance toward our financial and qualitative objectives. A portion of the bonus is discretionary. In general, the higher the position in the management hierarchy, the greater the percentage of bonus compensation as compared to base salary.

        Interrelationship of Elements.    The amount of each executive officer's salary does not affect the level of bonus that may achieved by such executive officer and vise versa. In 2006, the Company did consider past compensation levels to determine the level of the special bonus awarded to executive officers after the Raycom acquisition. Our executive officers' total compensation prior to 2006 was below standard levels and the bonuses paid to executive officers partially compensated those executive officers for their prior below-market levels of compensation.

        Tax Considerations.    Our executive officers are paid by Barrington Company. Because Barrington Company operates as a limited liability company, it compensates its members in the form of guaranteed payments and each member is therefore personally responsible for certain taxes consisting primarily of self-employment taxes. The Company reimburses Mr. Yager, Mr. Cornelius, Mr. Bland and Ms. Flodin as members of Barrington Company for their incremental tax liability in the form of tax gross-ups.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the "Code," generally disallows a tax deduction for compensation in excess of $1 million paid to the NEOs of most public companies. All compensation paid to executive officers of the Company has not approached the Section 162(m) limitation.

        Going forward, the compensation committee remains aware of Section 162(m) and 409A limitations and the available exemptions and special rules, and will address the issue of Section 162(m) deductibility and 409A compliance when and if circumstances warrant the use of such exemptions or other considerations.

        Policy Regarding Release of Information.    The Company does not time, or plan to time, its release of non-public information for the purpose of affecting the value of executive compensation.

        Policy Regarding Recovering Awards.    The Company does not currently have a policy to adjust or recover awards or payments if the Company's financial statements are restated.

  Post Employment Severance and Change in Control Benefits

        The Company currently does not have employment agreements with its executive officers and the Company has not formalized a severance plan nor has its practices with respect to termination agreements indicated that a standard is in place. See "—Executive Compensation Decisions for 2006" for a discussion regarding the Company's severance arrangement with Mr. Meister.

  Executive Compensation Decisions for 2006

        Once we achieved our goal of acquiring television stations of sufficient scale to meet certain operating targets, our executive compensation levels were adjusted to more closely achieve the mid-point of base salaries earned by similarly-qualified executives within comparable companies in our peer group.

        Barrington Group formed the compensation committee in August 2006, concurrent with the Raycom acquisition.

        The following decisions were made in 2006 with respect to each component of executive compensation for the Company's NEOs.

        Salary.    Base salaries for 2006 remained the same as base salaries in 2004 and 2005. Our approach to executive compensation for 2007 and beyond is to establish base salaries for our executive officers at levels that are greater than those historically paid and comparable with the executive base salaries of our peers. Going forward, Mr. Yager will consider the performance of each executive officer relative to the Company's objectives, the base salaries levels of executives in our peer group, the Company's performance during the year and market movements in compensation levels for the position. Based on these considerations, Mr. Yager will make recommendations to the compensation committee regarding executive compensation during the fall of each year for base salary levels to be paid in the following year. The base salary of Mr. Yager will be reviewed annually by the compensation committee based on the same criteria as the rest of our executive officers.

        Bonus.    For 2006, each of Mr. Yager and Mr. Cornelius earned 40% of their base salary in the form of a discretionary performance bonus. Mr. Spector, Mr. Bland and Ms. Flodin earned 21%, 13% and 15%, respectively, of their base salary in the form of a discretionary performance bonus for 2006. In addition, the compensation committee approved a one-time transaction bonus in connection with the Company's achievement of operating targets after the Raycom acquisition equal to 100% of base salary for Mr. Yager, Mr. Cornelius, Mr. Bland and Ms. Flodin. Such transaction bonus was paid shortly after the closing of the Raycom acquisition to recognize the achievement of expanding our operating size.

        Post Employment Severance.    In 2006, the Company paid severance benefits to Mr. Meister based on a negotiated agreement. The amount of the severance was based on an amount that reflected the progress of the Company toward its objective of expanding its size and achieving its operating goals through the date of termination. In addition, the severance benefits reflected certain positive and negative assurances obtained in the severance agreement.

Director Compensation

        Our directors are not compensated for their service on the board of directors.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee will be one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Barrington Capital is a wholly owned subsidiary of Barrington Group. Barrington Group is a wholly owned subsidiary of Barrington Broadcasting. Pilot Group is the sole beneficial owner of Barrington Broadcasting. Each of Robert B. Sherman, Mayo S. Stuntz, Jr., Paul M. McNicol and Andrew Russell, who serve as directors of Barrington Group, may be deemed to share beneficial ownership of limited liability company units owned of record by Barrington Broadcasting by virtue of their status as members of Pilot Group. Each of Mr. Sherman, Mr. Stuntz, Mr. McNicol and Mr. Russell disclaim beneficial ownership of such limited liability company units, except to the extent of their pecuniary interests. Certain members of our executive management hold a contingent profits interest in Barrington Broadcasting, see "Management—Contingent Equity Plan."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Barrington Group's Code of Business Conduct and Ethics, which is available on the company website at www.barringtontv.com, prohibits directors and executive officers from engaging in transactions on behalf of Barrington Group with a family member or with a company with which they are or their family member is a significant owner or associated or employed in a significant role. Barrington Group's audit committee must review and approve in advance all material related party transactions or business or professional relationships.

Management Agreement

        On December 30, 2003, Barrington Broadcasting (formerly Pilot Group TV LLC) entered into a Management Agreement with Barrington Company, which is owned by K. James Yager, Chris Cornelius, Keith Bland and Mary Flodin, members of our executive management team, which agreement commenced on January 8, 2004 and was scheduled to expire on January 8, 2007. Barrington Broadcasting's rights and obligations with respect to the management agreement were subsequently transferred to Barrington Corporation. Pursuant to the management agreement, Barrington Corporation retained Barrington Company as the exclusive manager of the television stations owned by and acquired by Barrington Corporation. This agreement requires Barrington Corporation to pay Barrington Company an annual management fee equal to budgeted overhead expenses and may include a discretionary performance-based management fee. Barrington Corporation paid management fees to Barrington Company of $0.7 million, $1.7 million and $4.4 million in 2004, 2005 and 2006, respectively. The term of the management agreement has been extended to December 31, 2007.

Contingent Equity Plan

        Barrington Company, owned by members of our executive management, is a member of Barrington Broadcasting. Pursuant to the Operating Agreement, Barrington Company is entitled to receive certain profit distributions from Barrington Broadcasting. No such distributions have been made. For additional information, see "Management—Contingent Equity Plan."

Purchase of Television Stations

        Between April 2004 and May 2004, Pilot Group made aggregate capital contributions of approximately $25.6 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for stations WEYI, WHOI and KHQA.

        In February 2005, Pilot Group made a capital contribution of approximately $28.8 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for station KRCG.

        In May 2005, Pilot Group made a capital contribution of approximately $0.4 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for station WBSF.

        In August 2005, Pilot Group made a capital contribution of approximately $12.7 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for station KVII.

        In February 2006, Pilot Group made a capital contribution of approximately $19.3 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for station WPDE.

        In August 2006, Pilot Group made a capital contribution of approximately $60.5 million to Barrington Broadcasting, which in turn made a capital contribution to Barrington Corporation, to fund a portion of the purchase price for the Raycom acquisition.

Transaction Bonuses

        In September 2006, K. James Yager, Christopher Cornelius, Mary Flodin and Keith Bland received one-time transaction bonuses in an aggregate amount of $0.7 million in connection with the Raycom acquisition and related transactions.

DESCRIPTION OF OTHER INDEBTEDNESS

Our Credit Facility

General

        In connection with the Raycom acquisition, we entered into a new credit facility with Bank of America, N.A., as administrative and collateral agent, Wachovia Bank, National Association, as sole syndication agent, CIT Lending Service Corporation, as documentation agent, Banc of America Securities LLC and Wachovia Capital Markets, LLC as joint lead arrangers and joint book running managers and the lenders party thereto. Our credit facility is comprised of a $147.5 million seven year term facility and a $25.0 million six year revolving facility. In addition, subject to customary limitations, our credit facility allows for an uncommitted incremental term loan facility of up to $50.0 million. Our obligations under our credit facility are guaranteed by Barrington Broadcasting and all of our direct and indirect subsidiaries. Our credit facility is secured by a first priority lien on substantially all of our and our direct and indirect subsidiaries' existing and future assets.

        We used borrowings under our credit facility to refinance our old credit facilities, to finance the Raycom acquisition, to pay related fees and expenses and for general corporate purposes.

Interest Rates and Fees

        Borrowings under our credit facility bear interest at a floating rate, which can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin. Base rate is defined as the higher of (i) the Bank of America prime rate or (ii) the federal funds effective rate plus 0.5%. The applicable margin for (x) the term facility is 2.25% for LIBOR loans and 1.25% for base rate loans and (y) the revolving facility is 2.25% for LIBOR loans and 1.25% for base rate loans for the first six months and will be determined by a total leverage based pricing grid thereafter. The interest rate payable under our credit facility will increase by 2.0% per annum during the continuance of an event of default.

        We are required to pay the following fees under our credit facility: (i) a commitment fee of 0.50% per annum on the unused portion of the revolving facility with a stepdown to 0.375% per annum based on our total leverage; (ii) a letter of credit fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans; (iii) a fronting fee on the aggregate stated amount of each letter of credit of 0.125% per annum; and (iv) certain expenses of the lenders and agents.

Prepayments

        Our credit facility is required to be prepaid in an amount equal to (i) subject to certain reinvestment rights, 100% of net cash proceeds of certain asset sales by us or our subsidiaries; (ii) 100% of extraordinary receipts such as tax refunds, indemnity payments, pension reversions and certain insurance proceeds (excluding cash receipts in the ordinary course of business) subject to certain reinvestment provisions; (iii) 50% (subject to stepdowns (based on our total leverage)) of the net cash proceeds from the issuance of equity by us or our subsidiaries subject to certain exceptions; (iv) 100% of the net cash proceeds from the incurrence of additional debt by us or our subsidiaries subject to certain exceptions; and (v) 50% (subject to stepdowns (based on our total leverage)) of our excess cash flow.

Scheduled Amortization

        The term facility is subject to quarterly amortization of principal (in equal installments), with 6.75% of the initial aggregate term facility advances to be payable in the first six years and nine months, and 93.25% of the initial aggregate term facility advances to be payable at maturity. Advances under the revolving facility may be made, and letters of credit may be issued, on a revolving basis up to the full amount of the revolving facility.

Covenants

        Covenants and provisions contained in our credit facility restrict, among other things, the ability of us and our subsidiaries, in each case subject to certain exceptions (i) to create or incur liens; (ii) to incur additional indebtedness; (iii) to engage in mergers and consolidations; (iv) to engage in certain asset sales; (v) to make loans and investments; (vi) to engage in acquisitions and joint ventures; (vii) to make certain dividend or other distributions to, or to redeem or repurchase equity from, equity holders; (viii) to create new subsidiaries; (ix) to become the general partner of a partnership; (x) to prepay, redeem or repurchase debt; (xi) to make capital expenditures; (xii) to grant certain negative pledges; (xiii) to engage in a different business; (xiv) to amend, modify or terminate any organizational document, debt agreement or material agreement in a manner adverse to the lenders; and (xv) to make any significant change in our accounting practices. We and our subsidiaries are also required to comply with a maximum leverage ratio, a minimum interest coverage ratio and customary affirmative covenants.

Events of Default

        Our credit facility contains customary events of default, including (i) payment defaults; (ii) breaches of representations and warranties; (iii) covenant defaults; (iv) cross-defaults to certain other indebtedness in excess of specified amounts; (v) certain events of bankruptcy and insolvency; (vi) judgments in excess of specified amounts; (vii) failure of any guaranty, security or other document supporting our credit facility to be in full force and effect; (viii) a change of control; or (ix) ERISA defaults. Subject to customary limitations, our credit facility permits Barrington Broadcasting to issue certain junior securities, the proceeds of which can be used solely to cure a default relating to the maximum leverage ratio or the minimum interest coverage ratio.

SagamoreHill Term Loan

        In connection with the Raycom acquisition, SagamoreHill entered into an approximately $2.5 million seven-year term facility. The SagamoreHill term loan is guaranteed by us and our direct and indirect subsidiaries. In addition, the SagamoreHill term loan is secured by a first priority lien on substantially all of the existing and future assets of Barrington Group and the guarantors.

        The terms and conditions of the SagamoreHill term loan are substantially identical to the terms of the term facility described above, subject to certain appropriate modifications.

        The SagamoreHill term loan replaced an existing loan to SagamoreHill of substantially the same amount.

DESCRIPTION OF NOTES

        The Issuers issued the original Notes and will issue the Notes described in this prospectus under an indenture, or the Indenture, dated as of August 11, 2006, among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee, or the Trustee. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA. A copy of the Indenture is attached an exhibit to this registration statement.

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Barrington" refers only to Barrington Broadcasting Group LLC, and the term "Issuers" refers to Barrington and Barrington Broadcasting Capital Corporation, or Capital Corp., as co-issuers of the Notes and not to any of their respective subsidiaries.

        The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

General

        The Notes are joint and several general unsecured senior subordinated obligations of the Issuers and subordinated in right of payment to all existing and future Senior Debt (including the Credit Facility) of the Issuers. The Notes rank pari passu in right of payment with any future senior subordinated Indebtedness of the Issuers and are effectively subordinated to all secured Indebtedness of the Issuers to the extent of the value of the assets securing such Indebtedness. The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by all of Barrington's Domestic Subsidiaries (other than Capital Corp. and Sagamore). For a further description of the guarantees, see below under the subheading "—Note Guarantees."

        As of September 30, 2006, the Issuers and Guarantors had total indebtedness of approximately $275.0 million, of which $150.0 million was Senior Debt. As indicated above and as discussed in detail below under the caption "—Subordination," payments on the Notes and under these guarantees are subordinated to the payment of Senior Debt. The Indenture permits Barrington and the Guarantors to incur additional Senior Debt.]

        As of the date of the Indenture, all of Barrington's subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Barrington will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Barrington's Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

        The Issuers issued the original notes in an aggregate principal amount of $125.0 million. The Issuers may issue additional Notes under the Indenture from time to time. Any offering of additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes mature on August 15, 2014.

        Interest on the Notes accrues at the rate of 10 1/2% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2007. The Issuers will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1.

        Interest on the Notes accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the Notes, and Parent or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

        The Notes are guaranteed by each of Barrington's current and future Domestic Subsidiaries (other than Capital Corp. and Sagamore). These Note Guarantees are joint, several, full and unconditional obligations of the Guarantors. Each Note Guarantee is subordinated to the prior payment in full of all Senior Debt. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes, the Offering and the Exchange—Federal and state fraudulent transfer and conveyance laws allow courts, under specific circumstances, to void guarantees and to require note holders to return payments received from us or the guarantors." A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Barrington or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

        The Note Guarantee of a Guarantor will be released:

        (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary of Barrington if the sale or other disposition complies with the "Asset Sale" provisions of the Indenture; or

        (2)   in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with the "Asset Sale" provisions of the Indenture; or

        (3)   if Barrington designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

        (4)   in connection with any transaction whereby a Guarantor is no longer a Restricted Subsidiary immediately after giving effect to such transaction if the transaction complies with the "Asset Sale" provisions of the Indenture;

        (5)   upon the discharge or release of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing all other Indebtedness of the Issuers and the Restricted Subsidiaries, which resulted in the creation of such Note Guarantee pursuant to the covenant "—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness;" or

        (6)   if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or if their obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Subordination

        The payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers, including Senior Debt incurred after the date of the Indenture.

        The holders of Senior Debt are entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt), whether or not a claim for such interest would be allowed in such proceeding before the Holders of Notes will be entitled to receive any payment with respect to the Notes or on account of any purchase or redemption or other acquisition of any Note (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein), in the event of any distribution to creditors of the Issuers:

        (1)   in a liquidation or dissolution of Barrington or Capital Corp.;

        (2)   in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Barrington or Capital Corp. or their respective property;

        (3)   in an assignment for the benefit of creditors; or

        (4)   in any marshaling of Barrington's or Capital Corp.'s assets and liabilities.

        Neither the Issuers nor any Guarantor may make any payment in respect of the Notes or on account of any purchase or redemption or other acquisition of any Note (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) if:

        (1)   a default in the payment of the principal of, or premium, if any, or interest on, or any fees or other amounts relating to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

        (2)   any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt.

        Payments on the Notes (including any missed payments) may and will be resumed:

        (1)   in the case of a payment default, upon the date on which such default is cured or waived; and

        (2)   in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived, 179 days after the date on which the applicable Payment Blockage Notice is received, or the date on which the trustee receives notice from the holders or any representative of the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

        If the trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) when the payment is prohibited by these subordination provisions, the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

        The Issuers must promptly notify holders of Senior Debt of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Barrington, Holders of Notes may recover less ratably than creditors of Barrington or Capital Corp. who are holders of Senior Debt. See "Risk Factors—Risks Related to the Notes, the Offering and the Exchange—The notes are contractually junior in right of payment to our senior indebtedness, and the guarantees are contractually junior in right of payment to all senior indebtedness of the guarantors."

Optional Redemption

        At any time prior to August 15, 2009, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.50% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

        (1)   at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any additional Notes issued under the Indenture) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

        (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the Notes are not redeemable at the Issuers' option prior to August 15, 2010.

        On or after August 15, 2010, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2010	105.250%
2011	102.625%
2012 and thereafter	100.000%

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

        (1)   if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

        (2)   if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 60 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule l4e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

        (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

        (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

        (3)   deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

        The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        The Credit Agreement includes provisions prohibiting the Issuers from purchasing any notes at any time before the Notes become due and payable or are otherwise required to be paid under the Indenture. The Credit Agreement provides that the occurrence of certain events that would constitute a Change of Control constitute a default under the Credit Agreement and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuers and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their respective Subsidiaries taken as a whole to another Person or group may be uncertain. See "Risk Factors—Risks Related to the Notes, the Offering and the Exchange—Noteholders may not be entitled to require us to repurchase the notes in connection with certain transactions because the term "all or substantially all" in the context of a change of control has no established meaning under the relevant law."

Asset Sales

        (A)  Barrington will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Barrington (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2)   the fair market value is determined by Barrington's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

          (3)   at least 75% of the consideration received in the Asset Sale by Barrington or such Restricted Subsidiary is in the form of cash or Cash Equivalents, except to the extent Barrington is undertaking a permitted Asset Swap. For purposes of this provision and the next paragraph, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on Barrington's most recent consolidated balance sheet, of Barrington or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Barrington or such Restricted Subsidiary from further liability; and

            (b)   any securities, Notes or other obligations received by Barrington or any such Restricted Subsidiary from such transferee that are converted by Barrington or such Restricted Subsidiary within 180 days into cash or Cash Equivalents, to the extent of the cash received in that conversion.

        Notwithstanding the foregoing, Barrington or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

        (x)   Barrington or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

        (y)   the fair market value is determined by Barrington's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

        (z)   at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash;

        provided that any cash (other than any amount deemed cash under clause (3)(a) of the preceding paragraph) received by Barrington or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

        (B)  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Barrington or such Restricted Subsidiary may apply those Net Proceeds at its option:

          (1)   to permanently repay or repurchase Senior Debt of Barrington or any Guarantor;

          (2)   to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business if, after giving effect to any such acquisition of Voting Stock, the Permitted Business is or becomes a Restricted Subsidiary of Barrington or is merged with or into Barrington or a Restricted Subsidiary;

          (3)   to make a capital expenditure; or

          (4)   to acquire other assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Barrington may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (C)  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

        The Credit Agreement prohibits the Issuers from purchasing any Notes, and provides that certain change of control or asset sale events with respect to the Issuers would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Issuers become a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Certain Covenants

Restricted Payments

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

        (1)   declare or pay any dividend or make any other payment or distribution on account of Barrington's or any of the Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Barrington or any of the Restricted Subsidiaries) or to the direct or indirect holders of Barrington's or any of the Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Barrington and other than dividends or distributions payable to Barrington or the Restricted Subsidiaries);

        (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Barrington) any Equity Interests of Barrington or any direct or indirect parent of Barrington (other than any such Equity Interests owned by Barrington or a Restricted Subsidiary);

        (3)   make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or the Note Guarantees, except a payment of principal at the Stated Maturity thereof; or

        (4)   make any Restricted Investment

        (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

        (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

        (2)   Barrington would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Barrington and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7), (9) and (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a)   (i) 100% of the aggregate Consolidated Cash Flow of Barrington (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the Issue Date and ending on the last day of Barrington's most recent calendar month for which financial information is available to Barrington ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (ii) 1.4 times Consolidated Interest Expense for the same period plus

          (b)   100% of the aggregate net proceeds (including the fair market value of property other than cash) received by Barrington as a contribution to the equity capital of Barrington or from the issue or sale of Equity Interests of Barrington (other than Disqualified Stock) since the Issue Date, or of Disqualified Stock or debt securities of Barrington issued since the Issue Date that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

          (c)   to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of such Subsidiary as of the date of such redesignation, plus

          (d)   the aggregate amount returned in cash to Barrington or a Restricted Subsidiary of Barrington that is a Guarantor after the Issue Date with respect to Investments (other than Permitted Investments) made after the Issue Date, to the extent such dividends were not otherwise included in Consolidated Cash Flow, whether through interest payments, principal payments, dividends or other distributions, plus

          (e)   the net cash proceeds received by Barrington or any of the Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments referred to in clause (4) above (other than to a Restricted Subsidiary);

provided, however, that the sum of clauses (c), (d) and (e) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

        The preceding provisions will not prohibit:

        (1)   the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

        (2)   the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Barrington or any Restricted Subsidiary or of any Equity Interests of Barrington in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Barrington (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

        (3)   the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Barrington or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (4)   the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

        (5)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Barrington or the payment of a dividend to the Parent to effect the repurchase, redemption, acquisition or retirement of Barrington's or Parent's equity interest, that are held by any member or former member of Barrington's management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $1.0 million in any calendar year and (b) the net cash proceeds to Barrington from any issuance or reissuance of Equity Interests of Barrington or a Restricted Subsidiary (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (3)(b) of the proceeding paragraph) and the net cash proceeds to Barrington of any "keyman" life insurance proceeds;

        (6)   the payment of the dividends on Disqualified Stock or Preferred Stock of any Restricted Subsidiary the incurrence or issuance of which was permitted by the Indenture;

        (7)   repurchases of Equity Interests deemed to occur upon the exercise of stock options;

        (8)   so long as Parent is a limited liability company taxable as a partnership for federal in come tax purposes, distributions to the direct owners or the members of Parent in amounts, with respect to any period after December 31, 2005, not to exceed the Tax Amount for each such person for such period;

        (9)   so long as no Default or Event of Default exists both before and after giving effect thereto, Barrington may authorize, declare and pay dividends to its Parent, for the purpose of paying the corporate overhead expenses of Parent attributable to its ownership of Barrington, in an aggregate amount for all such overhead expenses not to exceed $500,000 in any Fiscal Year;

        (10) the retirement of any shares of Disqualified Stock of Barrington by conversion into, or by exchange for, shares of Disqualified Stock of Barrington, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Barrington) of other shares of Disqualified Stock of Barrington;

        (11) purchase, redeem, defease or otherwise acquire or retire for value any subordinated Indebtedness pursuant to provisions requiring Barrington or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a "change of control" as defined in the agreements or instruments governing such subordinated Indebtedness; provided, however, that the Issuers have made a Change of Control Offer and have purchased all Notes tendered in connection with such Change of Control Offer;

        (12) make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Barrington; and

        (13) other Restricted Payments not to exceed $5.0 million in the aggregate.

        The Board of Directors of Barrington may designate any Restricted Subsidiary (other than Capital Corp.) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Barrington and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Barrington or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Barrington will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Barrington will not issue any shares of Disqualified Stock and will not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Barrington or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or Preferred Stock if the Leverage Ratio for Barrington at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such Preferred Stock, as the case may be, would have been no greater than 7 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of the most recently ended four full fiscal quarter period of Barrington for which internal financial statements are available.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (1)   the incurrence by Barrington or the Restricted Subsidiaries of Indebtedness under the Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Barrington and the Restricted Subsidiaries thereunder) and related Guarantees under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness of Barrington and the Restricted Subsidiaries then classified as having been incurred pursuant to this clause (1) after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), does not exceed an amount equal to $172.5 million less the aggregate amount applied by Barrington and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Facilities pursuant to the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales";

        (2)   the guarantee by Barrington of Indebtedness of Sagamore in an aggregate amount not to exceed $2.5 million;

        (3)   the incurrence by Barrington and the Restricted Subsidiaries of Existing Indebtedness;

        (4)   the incurrence by Barrington of Indebtedness represented by the Notes, including the Notes to be issued pursuant to the Registration Rights Agreement, in accordance with the terms of the Indenture;

        (5)   the incurrence by Barrington or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness;

        (6)   the incurrence by Barrington or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Barrington and any of the Restricted Subsidiaries; provided, however, that (i) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Barrington or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not Barrington or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Barrington or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

        (7)   the incurrence by Barrington or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business in connection with the conduct of their respective businesses and not for speculative purposes;

        (8)   the guarantee by Barrington of Indebtedness of any of the Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this covenant;

        (9)   the guarantee by any Restricted Subsidiary of Indebtedness of Barrington or any Guarantor;

        (10) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;

        (11) Indebtedness incurred by Barrington or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (12) Indebtedness of Barrington and the Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

        (13) Obligations in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and completion or performance guarantees in the ordinary course of business; and

        (14) the incurrence by Barrington or any of the Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (3) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Barrington will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Barrington may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph of this covenant, provided that Barrington or a Restricted Subsidiary would be permitted to incur the item of Indebtedness, or portion of the item of Indebtedness, under the other clause or the first paragraph of this covenant, as the case may be, at the time of reclassification. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Anti-Layering

        Barrington will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Barrington and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

Liens

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Notes, the guarantees, and the Indenture are secured on an equal and ratable basis with the obligation so secured until such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1)   pay dividends or make any other distributions on its Capital Stock to Barrington or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Barrington or any of the Restricted Subsidiaries;

        (2)   make loans or advances to Barrington or any of the Restricted Subsidiaries; or

        (3)   transfer any of its properties or assets to Barrington or any of the Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

        (1)   agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

        (2)   the Indenture, the Notes, including the Notes to be issued pursuant to the Registration Rights Agreement, and the Note Guarantees;

        (3)   applicable law, rule, regulation or order;

        (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by Barrington or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

        (5)   customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

        (6)   purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

        (7)   contracts for the sale of assets, including without limitation any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

        (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

        (9)   Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

        (10) provisions with respect to the disposition or distribution of assets or property (including cash) in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

        (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        Barrington may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Barrington is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Barrington and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

        (1)   either: (a) Barrington is the surviving corporation: or (b) the Person formed by or surviving any such consolidation or merger (if other than Barrington) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

        (2)   the Person formed by or surviving any such consolidation or merger (if other than Barrington) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Barrington under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

        (3)   immediately after such transaction no Default or Event of Default exists; and

        (4)   Barrington or the Person formed by or surviving any such consolidation or merger (if other than Barrington), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        The preceding clause (4) will not prohibit: (a) a merger between Barrington and one of Barrington's Wholly Owned Subsidiaries or (b) a merger between Barrington and one of Barrington's Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

        In addition, Barrington may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Barrington and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

        (1)   the Affiliate Transaction is on terms that are no less favorable to Barrington or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Barrington or such Restricted Subsidiary with an unrelated Person; and

        (2)   Barrington delivers to the trustee:

          (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

        (1)   any employment agreement entered into by Barrington or any of the Restricted Subsidiaries in the ordinary course of business of Barrington or such Restricted Subsidiary;

        (2)   transactions between or among Barrington and/or the Restricted Subsidiaries;

        (3)   loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to officers, directors, employees and consultants;

        (4)   sales of Equity Interests (other than Disqualified Stock) of Barrington to Affiliates of Barrington;

        (5)   transactions under any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any amendment, modification, or replacement is no less favorable to Barrington and the Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture;

        (6)   Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments"; and

        (7)   transactions between Barrington and Sagamore in the ordinary course of business.

Limitations on Issuances of Guarantees of Indebtedness

        Barrington will not permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness or guarantee or pledge any assets to secure the payment of any other of Barrington's Indebtedness or that of any Restricted Subsidiary unless either the Restricted Subsidiary

        (1)   is a Guarantor or

        (2)   simultaneously executes and delivers a supplemental indenture to the Indenture and becomes a Guarantor which guarantee shall

          (a)   with respect to any guarantee of Senior Debt, be subordinated in right of payment on the same terms as the notes are subordinated to the Senior Debt; and

          (b)   with respect to any guarantee of any other Indebtedness, be senior to or rank equal to the Restricted Subsidiary's other Indebtedness or guarantee of or pledge to secure the other Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Barrington and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption

"—Restricted Payments" or Permitted Investments, as determined by Barrington. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Sale and Leaseback Transactions

        Barrington will not, and will not permit any of the Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Barrington or any Guarantor may enter into a sale and leaseback transaction if:

        (1)   Barrington or that Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens";

        (2)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

        (3)   the transfer of assets in that sale and leaseback transaction is permitted by, and Barrington or such Guarantor applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Business Activities

        Barrington will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Barrington and the Restricted Subsidiaries taken as a whole.

Payments for Consent

        Barrington and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Limitation on Business Activities of Barrington Broadcasting Capital Corporation.

        The Indenture provides that Capital Corp. will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (a) as necessary to maintain its corporate existence, (b) the issuance of Equity Interests to Barrington or any Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Barrington, including the Notes, that is permitted to be incurred by Barrington under the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (c) activities incidental thereto. The Indenture also provides that for so long as Barrington or any successor obligor under the Notes is a limited liability company, partnership or trust there shall be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Barrington and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

Reports

        Whether or not required by the Commission, so long as any Notes are outstanding, Barrington will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

        (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Barrington were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Barrington's certified independent accountants; and

        (2)   all current reports that would be required to be filed with the Commission on Form 8-K if Barrington were required to file such reports.

        If Barrington has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Barrington and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        In addition, following the consummation of the exchange offer, whether or not required by the Commission, Barrington will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Barrington and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        For the avoidance of doubt, Barrington will not be subject to Section 404 of the Sarbanes-Oxley Act of 2002 until compliance is required pursuant to the rules and regulations of the Commission.

Events of Default and Remedies

        Each of the following is an Event of Default:

        (1)   default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

        (2)   default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

        (3)   failure by the Issuers to comply with the provisions described under the caption "—Repurchase at the Option of Holders—Change of Control";

        (4)   failure by the Issuers for 30 days after written notice from the trustee or holders of at least 25% in principal amount of the Notes to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments," or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

        (5)   failure by Barrington or any of the Restricted Subsidiaries for 60 days after written notice from the trustee or holders of at least 25% in principal amount of the Notes to comply with any of the other covenants or agreements in the Indenture;

        (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Barrington or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Barrington or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

          (a)   is caused by a failure to pay principal of such Indebtedness at the final stated maturity thereof or

          (b)   results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness described under clauses (a) and (b) above, aggregates $5.0 million or more;

        (7)   failure by Barrington or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

        (8)   except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor which is a Significant Subsidiary, shall deny or disaffirm its obligations under its Note Guarantee; and

        (9)   certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Significant Subsidiaries.

        In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of the preceding paragraph have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

        (1)   the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

        (2)   all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

        (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

        (2)   the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1)   the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

        (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of the Restricted Subsidiaries is a party or by which the Issuers or any of the Restricted Subsidiaries is bound;

        (6)   the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

        (7)   the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder):

        (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the scheduled redemption of the Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

        (3)   reduce the rate of or change the time for payment of interest on any Note;

        (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

        (5)   make any Note payable in money other than that stated in the Notes;

        (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

        (7)   waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

        (8)   make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of the provisions of the Indenture relating to (i) subordination that adversely affects the rights of the Holders of the Notes or (ii) release of any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

        Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuers, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

        (1)   to cure any ambiguity, defect or inconsistency;

        (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (3)   to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

        (4)   to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

        (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

        (6)   to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of its date;

        (7)   to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

        (8)   to conform the Indenture to this "Description of Notes."

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

        (1)   either:

          (a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

          (b)   all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

        (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary is bound;

        (3)   the Issuers or any Guarantor have paid or caused to be paid all other sums payable by them under the Indenture; and

        (4)   the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        The original notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). The notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

        Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more temporary notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Notes"). The Rule 144A Global Notes and the Regulation S Temporary Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the offering of the Notes and the closing of the offering of the Notes (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Temporary Global Notes may be held through an indirect participant in DTC such as the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"). Within a reasonable time period after the expiration of the Restricted Period, the Regulation S Temporary Global Notes will be exchanged for one or more permanent notes in registered, global form without interest coupons (collectively, the "Regulation S

Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes"; the Regulation S Global Notes and the Rule 144A Global Notes collectively being the "Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the indenture. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "—Exchanges Between Regulation S Notes and Rule 144A Notes."

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." Regulation S Notes will also bear the legend as described under "Notice to Investors." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

        (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

        (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are

Participants. Investors in the Regulation S Global Notes may initially hold their interests therein Participants such as Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are Participants. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuers, the trustee or any agent of the Issuers or the trustee has or will have any responsibility or liability for:

        (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

        (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. None of the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

        (1)   DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

        (2)   the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

        (3)   there has occurred and is continuing an Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Exchanges Between Regulation S Notes and Rule 144A Notes

        Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

        (1)   such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

        (2)   the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

          (a)   who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

          (b)   purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

          (c)   in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

        Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Certifications by Holders of the Regulation S Temporary Global Notes

        A holder of a beneficial interest in the Regulation S Temporary Global Notes must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the indenture certifying that the beneficial owner of the interest in the Regulation S Temporary Global Note is either a non-U.S. person or a U.S. person that has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or Clearstream, as the case may be, must provide to the trustee (or the paying agent if other than the trustee) a certificate in the form required by the indenture, prior to any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes.

Same Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTAL™ Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the acquisition of certain television broadcast stations of Raycom.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Purchase Agreement" means the Asset Purchase Agreement, dated March 24, 2006 by and among Raycom Media, Inc. ("Raycom"), certain Raycom entities party thereto and Barrington and Raycom.

        "Asset Sale" means:

        (1)   the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Barrington and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and /or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

        (2)   the issuance of Equity Interests in any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

        (1)   any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value of $1.0 million or less;

        (2)   a transfer of assets between or among Barrington and Restricted Subsidiaries;

        (3)   an issuance of Equity Interests to Barrington or to another Restricted Subsidiary;

        (4)   the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

        (5)   the sale and leaseback of any assets within 90 days of the acquisition thereof;

        (6)   foreclosures on assets;

        (7)   the disposition of equipment no longer used or useful in the business of such entity;

        (8)   the sale or other disposition of cash or Cash Equivalents;

        (9)   a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

        (10) the licensing of intellectual property;

        (11) the grant of Liens not prohibited by the Indenture; and

        (12) any release of intangible claims or rights in connection with the loss or settlement of a bona fidelawsuit, dispute or controversy.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means, as to any Person, the board of directors of such Person (or if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

        (3)   certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (x) any lender party to the Credit Agreements or (y) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

        (4)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5)   commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

        (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

        (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Barrington and the Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

        (2)   the adoption of a plan relating to the liquidation or dissolution of Barrington;

        (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Barrington, measured by voting power rather than number of shares; or

        (4)   the first day on which a majority of the members of the Board of Directors of Barrington are not Continuing Directors.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

        (1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of the Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

        (2)   provision for taxes based on income or profits of such Person and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

        (3)   Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

        (4)   depreciation, amortization (including amortization of goodwill and other intangibles and amortization of programming costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; plus

        (5)   any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

        (6)   noncash items (excluding any noncash item to the extent that it represents an accrual of, or a reserve for, cash expenditures in any future period) reducing such Consolidated Net Income for such period; plus

        (7)   any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

        (8)   noncash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

        (9)   programming rights payments made during such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of:

        (1)   the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net of all payments made or received (if any) pursuant to Hedging Obligations):

        (2)   the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

        (3)   any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

        (4)   the product of:

          (a)   all cash dividend payments (and noncash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person or any of the Restricted Subsidiaries, times

          (b)   a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

        (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

        (2)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

        (3)   the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and

        (4)   the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Barrington or Parent, as applicable, who:

        (1)   was a member of such Board of Directors on the date of the Indenture;

        (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

        (3)   was nominated by Principals beneficially owning at least 20% of the Voting Stock of Barrington.

        "Control Investment Affiliate" means with respect to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies or a Person controlled by such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Credit Agreement" means that certain Credit Agreement, dated as of August 11, 2006, by and among Parent, Barrington, the guarantors party thereto, Bank of America, N.A., as administrative agent and the other lenders party thereto, providing for up to $172.0 million aggregate principal amount of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount whether or not with the same lenders or agents).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

        (1)   any Indebtedness outstanding under the Credit Facilities; and

        (2)   any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Barrington as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Barrington to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Barrington may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offering of Capital Stock (other than Disqualified Stock) of Parent or Barrington, the net proceeds of which are contributed to Barrington, in each case to any Person that is not an Affiliate of Barrington, which offering results in at least $35.0 million of net aggregate proceeds to Barrington.

        "Existing Indebtedness" means Indebtedness of Barrington and the Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

        "Guarantee or guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each of:

        (1)   Barrington's Domestic Subsidiaries on the Issue Date (other than Capital Corp. and Sagamore) and their respective successors and assigns; and

        (2)   any other subsidiary of Barrington that executes a Note Guarantee in accordance with the provisions of the Indenture and its successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

        (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

        (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

        (1)   in respect of borrowed money;

        (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (3)   in respect of banker's acceptances;

        (4)   representing Capital Lease Obligations;

        (5)   representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

        (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of any Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary.

        The amount of any Indebtedness outstanding as of any date will be:

        (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

        (2)   the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Barrington or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect

Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Barrington will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means August 11, 2006.

        "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of Barrington and the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of Barrington and Preferred Stock of the Restricted Subsidiaries (except Preferred Stock issued to Barrington or a Restricted Subsidiary) as of the last day of such fiscal quarter to (ii) the aggregate Consolidated Cash Flow of Barrington for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the "Reference Period").

        For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness as of the last day of the Reference Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of Barrington and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding Disqualified Stock of Barrington and Preferred Stock of the Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Disqualified Stock of Barrington and Preferred Stock of the Restricted Subsidiaries giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or such Disqualified Stock or Preferred Stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of Barrington and the Restricted Subsidiaries and the issuance of Disqualified Stock of Barrington and Preferred Stock of the Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment or repurchase of other Indebtedness, or issuance of Disqualified Stock of Barrington or Preferred Stock of the Restricted Subsidiaries, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment or repurchase, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such Disqualified Stock or Preferred Stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and operating expense reductions within the first year after such acquisition Barrington reasonably anticipates in good faith if Barrington delivers to the Trustee an officer's certificate executed by the chief financial or accounting officer of Barrington certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and operating expense reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Hedging Obligations.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

        (1)   any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

        (2)   any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by Barrington or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

        (1)   as to which neither Barrington nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

        (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Barrington or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

        (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Barrington or any of the Restricted Subsidiaries (other than the Capital Stock of an Unrestricted Subsidiary).

        "Notes" means the 10 1/2% Senior Subordinated Notes issued by the Issuers on August 11, 2006, the exchange notes contemplated by this prospectus and any additional notes issued by the Issuers under the Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

        "Parent" means Barrington Broadcasting LLC, the direct parent of Barrington, and its successors and assigns.

        "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful to the business of such aforementioned Person.

        "Permitted Business" means any business engaged in by Barrington or the Restricted Subsidiaries as of the Closing Date or any business reasonably related, ancillary or complementary thereto.

        "Permitted Investments" means:

        (1)   any Investment in Barrington or in a Restricted Subsidiary;

        (2)   any Investment in Cash Equivalents;

        (3)   any Investment by Barrington or any Restricted Subsidiary in a Person if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Barrington or a Subsidiary;

        (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

        (5)   any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Barrington;

        (6)   any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

        (7)   Hedging Obligations;

        (8)   Investments represented by guarantees that are otherwise permitted under the Indenture;

        (9)   Investments resulting from the creation of Liens on the assets of Barrington or any of the Restrictive Subsidiaries that are otherwise permitted under the Indenture;

        (10) Investments in Sagamore in an aggregate amount not to exceed $1.0 million; or

        (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $7.5 million.

        "Permitted Junior Securities" means:

        (1)   Equity Interests in Barrington or any Guarantor; or

        (2)   debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

        "Permitted Liens" means:

        (1)   Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

        (2)   Liens in favor of Barrington or the Restricted Subsidiaries;

        (3)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Barrington or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Barrington or the Restricted Subsidiary;

        (4)   Liens on property existing at the time of acquisition of the property by Barrington or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition;

        (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

        (6)   Liens to secure Indebtedness (including Capital Lease Obligations) initially permitted by clause (11) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

        (7)   Liens existing on the date of the Indenture;

        (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made;

        (9)   Liens incurred in the ordinary course of business of Barrington or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding;

        (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

        (11) Liens securing Permitted Refinancing Indebtedness where the Liens securing indebtedness being refinanced were permitted under the Indenture;

        (12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed as applicable, in the ordinary course of business and consistent with industry practices;

        (13) any interest or title of a lessor under any Capital Lease Obligation;

        (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

        (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

        (16) Liens securing Hedging Obligations which Hedging Obligations relate to indebtedness that is otherwise permitted under the Indenture;

        (17) leases or subleases granted to others;

        (18) Liens under licensing agreements;

        (19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (20) judgment Liens not giving rise to an Event of Default;

        (21) Liens encumbering property of Barrington or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of Barrington or a Restricted Subsidiary;

        (22) Liens encumbering property of Barrington or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of Barrington or a Restricted Subsidiary in accordance with GAAP; and

        (23) Liens to secure the guarantee permitted by clause (2) of "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Refinancing Indebtedness" means any Indebtedness of Barrington or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend refinance, renew, replace, defease or refund other Indebtedness of Barrington or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

        (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); and

        (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation. partnership, joint venture, association. joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Principals" means (i) Pilot Group, LP and its Control Investment Affiliates.

        "Related Party" means:

        (1)   any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

        (2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means all current and future Domestic Subsidiaries of Barrington, other than Unrestricted Subsidiaries.

        "Sagamore" means SagamoreHill of Carolina Licenses, LLC and SagamoreHill of Carolina, LLC.

        "Senior Debt" means:

        (1)   all Indebtedness of Barrington or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

        (2)   any other Indebtedness of Barrington or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

        (3)   all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

        (1)   any liability for federal, state, local or other taxes owed or owing by Barrington;

        (2)   any intercompany Indebtedness of Barrington or any Restricted Subsidiaries or any of its Affiliates;

        (3)   any trade payables; or

        (4)   the portion of any Indebtedness that is incurred in violation of the Indenture.

        "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof

        "Subsidiary" means, with respect to any specified Person:

        (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors. managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

        (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Tax Amount" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person it were a New York individual filing separate tax returns with respect to its Taxable Income for such period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a New York individual shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status of a corporation.

        "Taxable Income" means, with respect to any Person for any period, such Person's distributive share of Parent's taxable income or loss for such period for federal income tax purposes; provided that (1) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (2) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (3) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by Parent that is not treated as deductible for federal income tax purposes by a partner or member of Parent.

        "Transactions" means the transactions contemplated by the Asset Purchase Agreement, the borrowings under the Credit Agreement, the offering of the notes and the application of the proceeds therefrom and the other related transactions described in this prospectus.

        "Unrestricted Subsidiary" means any Subsidiary of Barrington that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

        (1)   has no Indebtedness other than Non-Recourse Debt;

        (2)   is not party to any agreement, contract, arrangement or understanding with Barrington or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Barrington or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Barrington;

        (3)   is a Person with respect to which neither Barrington nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

        (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Barrington or any of the Restricted Subsidiaries.

        Any designation of a Subsidiary of Barrington as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" Barrington will be in default of such covenant. The Board of Directors of Barrington may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

        (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of the material United States federal income tax consequences, and for Non-United States Holders only, estate tax consequences, relating to the exchange of original notes for new notes and the purchase, ownership and disposition of the notes by initial holders of the original notes.

        This summary deals only with notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, hereafter referred to as the "Code," and does not deal with special situations, such as those of broker dealers, tax-exempt organizations, partnerships or other pass through entities or investors in such entities, individual retirement accounts and other tax deferred accounts, financial institutions, insurance companies, or persons holding the notes as part of a hedging or conversion transaction or straddle, or a constructive sale, or persons who have ceased to be United States citizens or to be taxed as resident aliens or United States persons whose functional currency is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be subject to change, possibly with retroactive effect, so as to result in United States federal income or estate tax consequences different from those discussed below. We have not sought and do not expect to seek any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and we cannot assure you that the Internal Revenue Service will agree with such statements and conclusions. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

        To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that (i) any United States tax advice contained or referred to in this prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code; (ii) any such tax advice is written in connection with the promotion or marketing of the matters addressed; and (iii) prospective investors should seek advice based on their particular circumstances from an independent advisor.

        As used herein, a "United States Holder" is a beneficial owner of a note that is, for United States federal income tax purposes,

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any political subdivision thereof, or the District of Columbia,

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source,

  •
  a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, and

  •
  a certain type of trust in existence on August 20, 1996, which was treated as a United States person under the Code in effect immediately prior to such date and which has made a valid election to be treated as a United States person under the Code.

        A "Non-United States Holder" is a beneficial owner of a note who is for United States federal income tax purposes a non-resident alien or a corporation, trust or estate that is not a United States Holder.

        If a partnership (including a limited liability company taxed as a partnership) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding notes, we suggest that you consult your tax advisor.

        This summary is for general information only and is not tax advice. Persons considering the purchase, ownership or disposition of notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Exchange of Notes

        The exchange of original notes for new notes described in this prospectus should not result in a taxable exchange for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the new notes. The holding period of a new note should include the holding period of the original note and the adjusted tax basis of the new note should be the same as the adjusted tax basis of the original note at the time of the exchange.

        Holders considering the exchange of original notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other jurisdiction.

United States Holders

Payments of Interest

        Interest on the notes will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for United States federal income tax purposes. It is not contemplated that the notes will be issued with original issue discount and the following discussion has been prepared accordingly.

Sale, Exchange, Redemption or Retirement of the Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder will generally recognize gain or loss in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of other property received (other than amounts received in respect of accrued but unpaid interest) in exchange therefor and

  •
  the holder's adjusted tax basis in such note.

        Amounts attributable to accrued but unpaid interest on the notes will be treated as ordinary interest income as described above. A United States Holder's adjusted tax basis in a note generally will equal the purchase price paid by the holder for the note, reduced by any payments of principal on the note and any pre-issuance accrued interest.

        Gain or loss realized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, redemption, retirement or other taxable disposition, the note has been held by the United States Holder for more than one year. Net long-term capital gain recognized by a non-corporate United States Holder is generally subject to a maximum United States federal rate of 15%. The deductibility of capital losses is subject to certain limitations under the Code.

Information Reporting and Backup Withholding

        We will, when required, report to the Internal Revenue Service and to each United States Holder any principal and interest paid to a United States Holder, if any. A United States Holder may be subject to a backup withholding tax (currently at a rate of 28%) when such holder receives interest and principal payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will generally be subject to this backup withholding tax if such holder is not otherwise exempt and such holder (i) fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number; (ii) furnishes an incorrect TIN; (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends or (iv) fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

        United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of the notes will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Non-United States Holders

Payments of Interest

        The payment to a Non-United States Holder of interest on a note that is not effectively connected with such holder's conduct of a United States trade or business generally will not be subject to United States federal income and withholding tax, pursuant to the "portfolio interest exemption," provided that

  •
  the Non-United States Holder does not directly, indirectly or constructively own 10% or more of the total combined capital or profits interests in Barrington Group,

  •
  the Non-United States Holder is not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code, and

  •
  the Non-United States Holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

and provided that either:

  •
  the beneficial owner of the note certifies to us or our paying agent, under penalties of perjury, that it is not a United States Holder and provides its name and address on an Internal Revenue Service Form W-8BEN, or a suitable substitute form, or

  •
  a securities clearing organization, bank or other financial institution that holds the notes on behalf of such Non-United States Holder in the ordinary course of its trade or business certifies to us or our paying agent, under penalties of perjury, that it has received such an Internal Revenue Service Form W-8BEN or suitable substitute from the beneficial owner or from a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

        Special certification and other rules apply to certain Non-United States Holders that are entities rather than individuals, particularly entities treated as partnerships for United States federal income tax purposes and certain other flow-through entities, and to Non-United States Holders acting as (or holding notes through) intermediaries.

        If a Non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax, unless the beneficial owner of the note provides us or our paying agent with a properly executed:

  •
  Form W-8BEN, or successor form, claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable income tax treaty, or

  •
  Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        If a Non-United States Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, such Non-United States Holder will not be subject to the 30% withholding tax, but rather will be subject to United States federal income tax on that interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable tax treaty rate) of its earnings and profits for that taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        Special rules may apply to certain Non-United States Holders, such as "controlled foreign corporations" and "passive foreign investment companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them or to their shareholders.

Sale, Exchange, Redemption or Retirement of the Notes

        A Non-United States Holder generally will not be subject to United States federal income or withholding tax on any gain recognized upon the sale, exchange redemption or other taxable disposition of a note unless:

  •
  that gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, and, if a tax treaty applies, attributable to a United States permanent establishment maintained by such Non-United States Holder, or

  •
  in the case of gains derived by an individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        A Non-United States Holder that is a corporation described in the first bullet point above may be subject to a branch profits tax equal to 30% (or lower applicable tax treaty rate).

United States Federal Estate Tax

        Subject to applicable estate tax treaty provisions, notes held by an individual Non-United States Holder at the time of his or her death will generally not be subject to United States federal estate tax if the interest on the notes qualifies for the portfolio interest exemption from United States federal income tax under the rules described above without regard to the certification requirement described above, and payments with respect to such notes would not have been effectively connected with the conduct of a trade or business in the United States by a nonresident decedent.

Information Reporting and Backup Withholding

        We will, when required, report to the Internal Revenue Service and to each Non-United States Holder any principal and interest paid to a Non-United States Holder and the amount of tax withheld with respect to such payments, if any. Copies of these information returns may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities of the country in which the Non-United States Holder resides.

        Non-United States Holders may be subject to backup withholding (currently at a rate of 28%) and additional information reporting requirements. However, backup withholding and additional information reporting requirements generally do not apply to payments of interest made by us or a paying agent to Non-United States Holders if the certification described above under "—Non-United States Holders—Payments of Interest" is received, or an exemption has been otherwise established, provided that neither we nor the paying agent have actual knowledge or reason to know that the Non-United States Holder is a United States person for United States federal income tax purposes that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

        If the foreign office of a foreign "broker," as defined in the applicable Treasury regulations, pays the proceeds of a sale, redemption or other disposition of a note to the seller thereof outside the United States, backup withholding and information reporting requirements will generally not apply. However, information reporting requirements, but not backup withholding, will generally apply to a payment by a foreign office of a broker that is a United States person or a "United States related person," unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met or the holder otherwise establishes an exemption. For this purpose, a "United States related person" is:

  •
  a foreign person that derives 50% or more of its gross income from all sources in specified periods from activities that are effectively connected with the conduct of a trade or business in the United States,

  •
  a "controlled foreign corporation" (a foreign corporation controlled by certain United States shareholders), or

  •
  a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in the applicable Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or if at any time during its taxable year, such foreign partnership is engaged in a trade or business in the United States.

        Payment by a United States office of any United States or foreign broker is generally subject to both backup withholding and information reporting unless the holder certifies under penalties of perjury that it is a Non-United States Holder or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a holder of the notes may be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

        Non-United States Holders should consult their tax advisers concerning the possible application of Treasury regulations and income tax treaties to any payments made on or with respect to the notes.

PLAN OF DISTRIBUTION

        If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Exchange Offer Procedures" in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed to use our commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 90 days after the date of this prospectus for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        For a period of 90 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes being registered pursuant to a shelf registration statement, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The enforceability of the new notes and the guarantees offered in this prospectus, the binding obligations of the Issuers and the subsidiary guarantors pertaining to such notes and guarantees and other matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Barrington Broadcasting Group as of December 31, 2006 and 2005 and for the year ended December 31, 2005 and the eight month period ended December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of Chelsey Broadcasting of Quincy, LLC and Chelsey Broadcasting of Peoria, LLC as of April 30, 2004 and December 31, 2003 and for the period from January 1, 2004 to April 30, 2004 and the year ended December 31, 2003 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of Raycom Sales Group (a division of Raycom Media, Inc. and Subsidiaries) as of August 11, 2006, December 31, 2005 and 2004, and for the period from January 1, 2006 to August 11, 2006 and years ending December 31, 2005 and 2004, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

        The financial statements of KGBT-TV (a wholly-owned subsidiary of Raycom Media, Inc.) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

        The financial statements of South Carolina Broadcasting, a division of Diversified Comunications and Subsidiaries, as of February 5, 2006 and December 31, 2005 and for the period from January 1, 2006 to February 5, 2006 and the year ended December 31, 2005 have been audited by Baker, Newman and Noyes LLC, independent auditors, as set forth in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-4 (SEC File No. 333-140510). This prospectus, which forms part of this registration statement, does not contain all the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        In connection with the exchange offer, we will begin to file annual, quarterly and current reports and other information with the SEC. Our SEC filings will be available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        We maintain a website at www.barringtontv.com which contains information concerning the Issuers and their subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
BARRINGTON BROADCASTING GROUP LLC
Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2007 and 2006 (Unaudited)
Condensed Consolidated Balance Sheets (Unaudited)	F-4
Condensed Consolidated Statements of Operations (Unaudited)	F-5
Condensed Consolidated Statements of Cash Flows (Unaudited)	F-6
Notes to Condensed Consolidated Financial Statements	F-8
Consolidated Financial Statements for the Years Ended December 31, 2006 and 2005, and the Eight Month Period from May 1, 2004 through December 31, 2004
Report of Independent Registered Public Accounting Firm	F-16
Consolidated Balance Sheets	F-17
Consolidated Statements of Operations	F-18
Consolidated Statements of Member's/Stockholder's Equity	F-19
Consolidated Statements of Cash Flows	F-20
Notes to Consolidated Financial Statements	F-22
CHELSEY BROADCASTING OF QUINCY, LLC AND CHELSEY BROADCASTING OF PEORIA, LLC
Combined Financial Statements for the Period from January 1, 2004 through April 30, 2004 and the Year Ended December 31, 2003
Report of Independent Auditors	F-42
Combined Balance Sheets	F-43
Combined Statements of Operations	F-44
Combined Statements of Member's Equity	F-45
Combined Statements of Cash Flows	F-46
Notes to Combined Financial Statements	F-47
RAYCOM SALES GROUP (A DIVISION OF RAYCOM MEDIA, INC. AND SUBSIDIARIES)
Combined Financial Statements for the Period from January 1, 2006 to August 11, 2006
Independent Auditors' Report	F-55
Combined Balance Sheet	F-56
Combined Statement of Operations	F-57
Combined Statement of Division Equity	F-58
Combined Statement of Cash Flows	F-59
Notes to Combined Financial Statements	F-60
Combined Financial Statements for the Years Ended December 31, 2005, 2004 and 2003
Independent Auditors' Report	F-70
Combined Balance Sheets	F-71
Combined Statements of Operations	F-72
Combined Statements of Division Equity (Deficit)	F-73
Combined Statements of Cash Flows	F-74
Notes to Combined Financial Statements	F-75
KGBT-TV (A WHOLLY OWNED SUBSIDIARY OF RAYCOM MEDIA, INC.)
Financial Statements for the Years Ended December 31, 2005, 2004 and 2003
Independent Auditors' Report	F-90
Balance Sheets	F-91
Statements of Operations	F-92
Statements of Changes in Division Equity	F-93
Statements of Cash Flows	F-94

 BARRINGTON BROADCASTING GROUP LLC

Condensed Consolidated Financial Statements for the

Three Months Ended March 31, 2007 and 2006 (Unaudited)

 BARRINGTON BROADCASTING GROUP LLC

Condensed Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
	(unaudited)
	(dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,809	$4,920
Trade receivables, less allowance for doubtful accounts of $797 and $744	21,073	23,229
Current portion of program broadcast rights	2,497	3,599
Prepaid expenses and other current assets	1,138	1,436

Total current assets	28,517	33,184
Program broadcast rights	1,150	1,068
Debt issuance costs	11,132	11,318
Investment in joint venture	2,059	2,065
Other	142	141
Property and equipment, net	92,329	95,425
Goodwill	9,462	9,278
Other intangibles, net	270,624	272,142

TOTAL ASSETS	$415,415	$424,621

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$1,772	$1,721
Current portion of program broadcast payable	3,481	4,449
Revolving credit facility	3,000	—
Current maturities of long-term debt	1,500	1,500
Current portion of contracts payable	244	327
Accrued interest	3,191	5,722
Accrued expenses and other liabilities	5,457	4,963
Deferred revenue—current	149	149

Total current liabilities	18,794	18,831
Long-term debt	272,701	273,076
Contracts payable	1,282	1,502
Program broadcast payable	1,519	1,434
Interest rate collar	611	—
Deferred revenue	1,279	1,289
MEMBER'S EQUITY
Member's equity	119,840	128,489
Other comprehensive loss	(611)	—

Total member's equity	119,229	128,489

TOTAL LIABILITIES AND MEMBER'S EQUITY	$415,415	$424,621

See the accompanying notes to condensed consolidated financial statements.

 BARRINGTON BROADCASTING GROUP LLC

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(dollars in thousands)
NET REVENUES	$26,005	$8,602
OPERATING EXPENSES
Selling, technical and program expenses	14,027	4,474
General and administrative	5,143	1,911
Depreciation and amortization	7,823	2,852
Equity in loss of joint venture interest	6	—
Corporate	1,160	482

Total operating expenses	28,159	9,719
LOSS FROM OPERATIONS	(2,154)	(1,117)
INTEREST (EXPENSE) INCOME
Interest expense	(6,117)	(1,207)
Amortization of debt issuance costs	(416)	(30)
Unrealized gain on interest rate caps	—	69
Interest income	33	16

Total net interest expense	(6,500)	(1,152)

LOSS BEFORE INCOME TAXES	(8,654)	(2,269)
INCOME TAX BENEFIT (EXPENSE)	5	(41)

NET LOSS	$(8,649)	$(2,310)

See the accompanying notes to condensed consolidated financial statements.

 BARRINGTON BROADCASTING GROUP LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,649)	$(2,310)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,292	2,442
Amortization of program broadcast rights	1,248	427
Payments of program broadcast payable	(1,195)	(409)
Amortization of intangibles and debt issuance costs	1,934	435
Unrealized gain on interest rate caps	—	(69)
Barter expenses net of revenue	76	23
Loss on disposal of assets	13	5
Imputed interest on long term contracts	(24)	—
Equity in loss of joint venture interest	6	—
Changes in assets and liabilities that relate to operations, net of effect of acquisitions:
Trade receivables	2,156	(421)
Prepaid expenses and other	298	(450)
Accounts payable	(73)	1,050
Accrued interest	(2,531)	(90)
Accrued expenses	494	674
Deferred revenue	(10)	(22)

Net cash provided by operating activities	35	1,285
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,172)	(1,039)
Proceeds from disposition of assets	11	5
Acquisition of television stations, net of cash acquired	(362)	(24,556)

Net cash used in investing activities	(3,523)	(25,590)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	—	(3)
Proceeds from guaranteed loan	—	2,450
Proceeds from long-term debt	—	4,550
Borrowings on revolving loan facility	3,000	—
Principal payments on long-term debt	(375)	—
Payments of contracts payable	(18)	—
Contributed capital	—	19,250
Payment of debt issuance costs	(230)	(133)

Net cash provided by financing activities	2,377	26,114

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,111)	1,809
Cash and cash equivalents, beginning of period	4,920	1,337

Cash and cash equivalents, end of period	$3,809	$3,146

Continued

See the accompanying notes to condensed consolidated financial statements.

	Three Months Ended March 31,
	2007	2006
	(dollars in thousands)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments of interest	$8,672	$1,031

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of program broadcast rights	$312	$—

Equipment acquired by barter transactions	$48	$(7)

Loss on interest rate collar	$611	$—

ACQUISITION OF TELEVISION STATIONS
Current assets acquired	$—	$43
Property and equipment acquired	—	10,293
Intangible assets acquired	—	14,494
Current liablities assumed	—	(31)
Program broadcast rights acquired	—	210
Program broadcast liabilities assumed	—	(218)
Other long term liabilities assumed	—	—

Acquisition of stations	$—	$24,791
Amounts paid in 2007 pertaining to 2006 acquisitions	362	—
Additional amounts paid in 2006 subsequent to March 31, 2006	—	(235)

Payment for acquisition of stations	$362	$24,556

See the accompanying notes to condensed consolidated financial statements.

 BARRINGTON BROADCASTING GROUP LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

(Note A)—Nature of Business and Basis of Presentation

        Nature of Business—Barrington Broadcasting Group LLC ("Barrington Group") owns and operates 21 television stations located in 15 markets in the United States. Barrington Group's revenues are derived primarily from the sale of advertising time and, to a lesser extent, internet advertising, network compensation and barter transactions for goods and services. The stations sell commercial time during programs to national, regional and local advertisers. The networks also sell commercial time during the programs to national advertisers.

        The advertising revenue of the stations is generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. Additionally, advertising revenue in even-numbered years can benefit from demand for advertising time in Olympic broadcasts and advertising placed by candidates for political offices as well as political issue-oriented advertising. Credit arrangements are determined on an individual customer basis. Segment information is not presented because all of Barrington Group's revenue is attributed to a single reportable segment.

        Basis of Presentation—The unaudited condensed consolidated financial statements have been prepared consistent with generally accepted accounting principles for interim financial information and the instructions for Form 10-Q and Article 10 of Regulation S-X. Some of the information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. It is recommended that these financial statements be read along with the annual financial statements and footnotes thereto of Barrington Group for the year ended December 31, 2006 which are available on the company website (www.barringtontv.com). The unaudited condensed consolidated financial statements and the amounts provided in the footnotes thereto have been rounded to the nearest thousand.

        On August 11, 2006 all of Barrington Broadcasting Corporation's existing operating subsidiaries merged with and into newly-formed limited liability company subsidiaries of Barrington Broadcasting Corporation and Barrington Broadcasting Corporation merged with and into Barrington Group. Barrington Group, the survivor of such merger, acquired twelve television stations from Raycom Media Inc. ("Raycom") and Barrington Group entered into a new credit facility with a $147,500,000 term loan facility and a $25,000,000 revolving facility. The stations acquired from Raycom include WNWO, the NBC affiliate in Toledo, Ohio; WSTM and WSTQ, the NBC and CW affiliates, respectively, in Syracuse, New York; WACH, the FOX affiliate in Columbia, South Carolina; KGBT, the CBS affiliate in Harlingen, Texas; KXRM and KXTU, the FOX and CW affiliates, respectively, in Colorado Springs, Colorado; WPBN and WTOM, the NBC affiliates in Traverse City and Sheboygan, Michigan; WLUC, the NBC affiliate in Marquette, Michigan; WFXL, the FOX affiliate in Albany, Georgia; and KTVO, the ABC affiliate in Kirksville, Missouri (collectively, the "Raycom Stations"). In addition, Barrington Broadcasting Capital Corporation was formed on August 11, 2006 to be a co-issuer of the $125,000,000 10.5% Senior Subordinated Notes due 2014 (the "Notes") in connection with the Raycom acquisition. The condensed financial statements include the consolidated financial statements of Barrington Group (formerly Barrington Broadcasting Corporation).

        The unaudited condensed consolidated financial statements include the accounts of Barrington Group and its television stations consisting of WEYI and WBSF, Flint-Saginaw-Bay City, Michigan;

WNWO, Toledo, Ohio; WSTM and WSTQ, Syracuse, New York; WACH, Columbia, South Carolina; KGBT, Harlingen, Texas; KXRM and KXTU, Colorado Springs, Colorado; WPDE, Myrtle Beach, South Carolina; WPBN and WTOM, Traverse City, Michigan; WHOI Peoria, Illinois; KVII and KVIH, Amarillo, Texas; KRCG, Columbia-Jefferson City, Missouri; WFXL, Albany, Georgia; KHQA, Quincy, Illinois-Hannibal, Missouri; WLUC, Marquette, Michigan; and KTVO, Kirksville, Missouri, all of which are wholly-owned. Barrington Group also programs WWMB, owned by SagamoreHill of Carolina, LLC ("SagamoreHill"), in South Carolina, under a local marketing agreement ("LMA"). SagamoreHill is consolidated as a variable interest entity in accordance with Financial Accounting Standards Board Interpretation No. 46 (R) ("FIN 46R"), Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51. All significant intercompany accounts and transactions have been eliminated. Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

        In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly Barrington Group's financial position, results of operations and cash flows at the dates and for the periods presented. Results of interim periods are not necessarily indicative of anticipated results for the year. Barrington Group believes that there is no material difference between the 2007 and 2006 reporting periods and that the results of both periods are comparable except for the on-going effects of the merger of Barrington Corporation into Barrington Group during 2006, the acquisitions and the related capitalization and financing, reflected during the three months ended March 31, 2007.

(Note B)—Acquisitions of Television Stations

        On February 6, 2006, Barrington Group completed the acquisition of all of the television broadcasting assets of WPDE, Myrtle Beach, South Carolina from Diversified Communications (the "WPDE/WWMB acquisition"). In addition to the assets of WPDE, Barrington Group acquired the rights to operate WWMB, Myrtle Beach, South Carolina and an option to purchase the station from its owner. The WPDE/WWMB acquisition was funded with cash provided by contributed capital and bank financing. Concurrently with the WPDE transaction, WWMB, the CW affiliate serving Myrtle Beach, was purchased by SagamoreHill. Barrington Group is operating WWMB on behalf of SagamoreHill under a local marketing agreement ("LMA"). Under the terms of the LMA, Barrington Group makes periodic payments to SagamoreHill for the right to provide programming and sell advertising on WWMB. SagamoreHill retains ultimate control and responsibility for the operation of its station. Barrington Group guaranteed full payment of all obligations incurred by SagamoreHill and SagamoreHill of Carolina Licenses, LLC, which owns WWMB's FCC license, under a $2,450,000 senior credit facility incurred by SagamoreHill and SagamoreHill of Carolina Licenses, LLC. SagamoreHill is considered a variable interest entity and in accordance with FIN 46R, our interest in SagamoreHill was consolidated into the consolidated financial statements as of February 6, 2006. Barrington Group acquired an option to acquire the assets of SagamoreHill for a base value of $2,367,000. The option price increases by 5% annually until it expires in 2021. The option term can be extended through 2029. The total purchase price of WPDE and the option to acquire SagamoreHill's WWMB, including costs of the acquisition, was $24,791,000, which consisted of the fair market value of the assets of $24,166,000 and fees and costs of the transaction amounting to $625,000. The purchase price has been allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets.

        On August 11, 2006, Barrington Group completed the acquisition of the Raycom Stations. The total purchase price of the Raycom acquisition including costs was $264,389,000, which consisted of the fair market value of the assets of $261,582,000 and fees and costs of the transaction estimated at $2,807,000. The purchase price is subject to the resolution of various contingencies including the final transaction fee amounts. The purchase price has been allocated on a preliminary basis to acquired assets and liabilities at fair value based on an appraisal of the acquired assets.

        The Raycom acquisition was financed with the proceeds from the $125,000,000 offering of the Notes, a $60,458,000 member's equity contribution and the proceeds from Barrington Group's new credit facility in the form of a $147,500,000 senior secured term loan B and a $25,000,000 revolving credit facility. The revolving credit facility was not used to finance the Raycom acquisition.

        The aggregate purchase price for the stations acquired in 2006 (the Raycom acquisition and the WPDE/WWMB acquisition, together the "2006 acquisitions") was allocated as follows:

	2006 Acquisitions
(dollars in thousands)	Raycom Acquisition	WPDE/WWMB Acquisition
Current assets	$12,343	$43
Program broadcast rights	3,649	210
Joint venture and long term assets	2,074	—
Total property and equipment	61,721	10,293
Intangible Assets
FCC licenses	182,354	2,183
Goodwill	3,672	1,341
Other intangibles, subject to amortization	8,878	8,787
Other intangibles, not subject to amortization	—	2,183

Total intangible assets acquired	194,904	14,494

Total assets	274,691	25,040

Current liabilities	3,948	31
Other liabilities	2,530	—
Program broadcast payable	3,824	218

Total liabilities	10,302	249

Total purchase price, including costs	$264,389	$24,791

        The Raycom acquisition included a 50% equity interest in two joint ventures formed to co-own and maintain television towers: Tall Tower Joint Venture, in Harlingen, Texas and Albany Tower LLC ("Albany Tower") in Albany, Georgia. Albany Tower represents our right to 50% of a newly constructed tower, which is currently in the process of being constructed in Albany, Georgia.

        All of the acquisitions have been recorded under the purchase method of accounting and are included in the operating results from the acquisition date forward. The FCC licenses and goodwill are considered indefinite-lived assets and as such are not subject to amortization. All of our intangible assets are deductible over 15 years for tax purposes.

        The unaudited condensed consolidated pro forma results of operations data for the three months ended March 31, 2006 reflect adjustments as if the 2006 acquisitions had occurred on January 1, 2006.

(dollars in thousands)
Net revenues	$26,684
Loss from operations	(1,084)
Net loss	(7,756)

(Note C)—Long-Term Debt

        Long-term debt consists of the following:

(dollars in thousands)	March 31, 2007	December 31, 2006
Senior Secured Term Loan B	$146,763	$147,131
Senior Secured Term Loan	—	—
Notes	125,000	125,000
Guaranteed Loan	2,438	2,445

	274,201	274,576
less current portion	1,500	1,500

	$272,701	$273,076

        The new credit facility is an obligation of Barrington Group and consists of a $147,500,000 senior secured term loan B with a seven year maturity and a $25,000,000 revolving credit facility with a six year maturity. The obligations under the credit facility are guaranteed by Barrington Broadcasting LLC, the parent of Barrington Group, and all of Barrington Group's direct and indirect subsidiaries. The new credit facility is secured by a first priority lien on substantially all of our existing and future assets and those of our direct and indirect subsidiaries. As of March 31, 2007, drawings on the revolving credit facility totaled $3,000,000.

        Borrowings under the new credit facility bear interest at a floating rate, which can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin payable at least quarterly. Base rate is defined as the higher of (i) the Bank of America prime rate or (ii) the federal funds effective rate plus 0.50%. The applicable margin for (x) the term loan is 2.25% for LIBOR loans and 1.25% for base rate loans and (y) the revolving facility is 2.25% for LIBOR loans and 1.25% for base rate loans for the first nine months and subject to a pricing grid thereafter based on total leverage. The interest rate payable under the new credit facility will increase by 2.0% per annum during the continuance of an event of default. The unused portion of the revolving credit facility is subject to a commitment fee of 0.50% per year. The weighted average interest rate on the outstanding balances under the new credit facility and the guaranteed loan was 7.72% as of March 31, 2007.

        The loan agreement contains certain financial covenants, including, but not limited to, covenants related to interest coverage and total leverage. In addition, the loan agreement contains other affirmative and negative covenants relating to, among other things, preservation of assets, compliance with laws, maintenance of insurance, financial statements and reporting, liens, payments on the other debt, disposition of assets, transactions with affiliates, mergers and acquisitions, sales of assets, guarantees, and investments. The loan agreement contains customary events of default for bank facilities of this kind, including default on payment of the loans or other indebtedness, certain changes in ownership, control or management of Barrington Group, bankruptcy, and loss of FCC licenses, among others. The loans are secured by Barrington Group's present and future property and mortgages on substantially all presently owned and hereafter acquired real estate, guarantees by and security interests in the assets of each of the subsidiaries of Barrington Group. As of March 31, 2007, Barrington Group was in compliance with these financial covenants.

        Barrington Group issued $125,000,000 aggregate principal amount of the Notes. The Notes mature on August 15, 2014. Interest is payable on the Notes semi-annually in cash in arrears on February 15 and August 15 of each year. The Notes are unconditionally guaranteed on an unsecured senior subordinated basis by all of Barrington Group's current and future restricted subsidiaries (other than Barrington Capital) that guarantee our and our subsidiaries' other indebtedness. The Notes bear interest at a fixed rate of 10.5% and principal is due at maturity.

        The indenture governing the Notes limits Barrington Group's ability to incur additional indebtedness and issue certain preferred stock; pay dividends on our capital stock or repurchase our capital stock or subordinated debt; make investments; create certain liens; sell certain assets or merge or consolidate with or into other companies; incur restriction on the ability of our subsidiaries to make distributions or transfer assets to us; and enter into transactions with affiliates.

        Barrington Corporation had previously financed a portion of its acquisitions with borrowings in the form of a term loan pursuant to a loan facility dated May 14, 2004 as amended. The total borrowings during the three months ended March 31, 2006 totaled $4,550,000 under the term loan for the acquisition of WPDE and $2,450,000 on the guaranteed loan for SagamoreHill. On August 11, 2006, the outstanding balance of the term loan and the guaranteed loan totaling $61,018,000 was refinanced concurrently with the Raycom acquisition.

(Note D)—Accounting for Derivative Instruments and Hedging Activities

        Under the provisions of SFAS No. 133, as amended and interpreted, Barrington Group recognizes at fair value all derivatives, whether designated in hedging relationships or not, in the balance sheet as either an asset or liability. The accounting for changes in the fair value of a derivative, including certain derivative instruments embedded in other contracts, depends on the intended use of the derivative and the resulting designation. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item are recognized in the statement of operations. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the statement of operations when the hedged item affects net income. If a derivative does not qualify as a hedge, it is marked to fair value through the statement of operations. Any fees associated with these derivatives are amortized over their term. Under these derivatives, the differentials to be received or paid are recognized as an adjustment to interest expense over the life of the contract. Gains and losses on termination of these instruments are recognized as interest expense when terminated.

        SFAS No. 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments in order to use hedge accounting under this standard. Barrington Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes relating all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. Barrington Group's derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of corporate risk-management policies. Management reviews the correlation and effectiveness of its derivatives on a periodic basis.

Non Hedge Accounting Treatment

        During the year ended December 31, 2005, Barrington Corporation entered into two interest rate cap agreements containing notional amounts of $44,000,000 and $20,000,000 that did not qualify for hedge accounting treatment. These agreements were outstanding at March 31, 2007.

        These interest rate cap agreements, with a combined cost of $108,800, limit Barrington Group's exposure to interest rate increases on its floating rate debt, thus reducing the impact of interest rate increases on future income. The 5.00% interest rate cap dated June 1, 2005 contains a notional amount of $44,000,000 and expires May 31, 2007. The 5.50% interest rate cap dated November 9, 2005, contains a notional amount of $20,000,000 and expires November 14, 2007. The notional principal amount of floating rate debt covered by the interest rate cap agreements effectively limits Barrington Group's exposure to LIBOR rates rising over 5.00% for the first $44,000,000 and 5.50% for the next $20,000,000.

        The agreements provide payment to Barrington Group as of specified dates, without an exchange of the underlying principal, of a differential which represents the interest at the three-month LIBOR rate on the notional amounts in excess of 5.00% or 5.50%, as the case may be, during the term of the agreements. The differential to be received is accrued as interest rates increase above the stated LIBOR rate and is recognized as a reduction to interest expense related to debt.

        Barrington Group did not accrue any payments receivable under these agreements during the three months ended March 31, 2007 or 2006. Barrington Group received payments of $41,000 under these agreements for the three months ending March 31, 2007. The fair value of the interest rate caps was $84,000 and $158,000 at March 31, 2007 and March 31, 2006, respectively. As a result of adjustments to fair value, Barrington Group recorded an unrealized gain on the interest rate caps of $69,000 for the three months ended March 31, 2006 and a nominal gain for the three months ended March 31, 2007.

Hedge Accounting Treatment

        In January 2007, Barrington Group entered into two interest rate collar agreements effective in February 2007, to limit the exposure to fluctuation in short-term interest rates on a portion of our variable rate debt by locking in a range of interest rates. The collar agreements are designated as hedging instruments under SFAS No. 133 and unrealized changes in the fair value of these agreements are recorded in other comprehensive income. The interest rate collars consist of a purchased option and a sold option, which have been entered into simultaneously with the same counterparties. The notional amount of each interest rate collar agreement is $40,000,000 and both interest rate collar contracts expire on February 12, 2011.

        The interest rate collar agreements provide that Barrington Group will receive payment when the three-month LIBOR rises above 5.50% and requires payment when the three-month LIBOR falls below 4.84%. During the quarter ending March 31, 2007, there were no payments received or paid as the three-month LIBOR was within the range contained in the interest rate collar agreement as of the valuation date. Barrington Group recorded a liability in the amount of $611,000 based on the present value of the expected cash movement of the interest rate collars to maturity. In the event that interest rate expectations change, the effect of the change in the valuation of the interest rate collar to maturity will be reflected.

(Note E)—Comprehensive Loss

        Comprehensive loss includes net loss and changes in member's equity from non-owner sources. For Barrington Group, the difference between net loss and comprehensive loss is due to the impact of interest rate collars.

        Comprehensive loss for the three months ended March 31, 2007 consists of the following:

(dollars in thousands)	Three Months Ended March 31, 2007
Net loss	$(8,649)
Interest rate collar adjustments	(611)

Comprehensive loss	$(9,260)

(Note F)—Income Taxes

        Concurrently with the closing of the Raycom acquisition, Barrington Corporation and each of its subsidiaries were merged into newly-formed limited liability companies (the "LLC conversion"). As such, Barrington Group was not subject to federal income taxes after August 11, 2006. Accordingly, no federal tax provision has been recorded for the three months ended March 31, 2007. For the three months ending March 31, 2007 and 2006, provisions for various other state income and franchise taxes were $71,000 and $41,000, respectively. In addition, due to a reduction in state tax liability caused by the LLC conversion, a $76,000 tax benefit was recorded, resulting in a $5,000 net tax benefit for the three months ending March 31, 2007.

BARRINGTON BROADCASTING CORPORATION

Consolidated Financial Statements

for the Years Ended December 31, 2006 and 2005,
and the Eight Month Period from May 1, 2004 to December 31, 2004

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Member
Barrington Broadcasting Group LLC

        We have audited the accompanying consolidated balance sheets of Barrington Broadcasting Group LLC, (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations, cash flows and member's/stockholder's equity for the years ended December 31, 2006 and 2005 and the eight month period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Barrington Broadcasting Group LLC at December 31, 2006 and 2005 and the consolidated results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and the eight month period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

March 19, 2007

 BARRINGTON BROADCASTING GROUP LLC

Consolidated Balance Sheets

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,920,542	$1,336,820
Restricted cash	—	400,059
Trade receivables, less allowance for doubtful accounts of $744,419 and $126,642	23,229,375	6,538,652
Current portion of program broadcast rights	3,598,758	1,023,878
Prepaid expenses and other current assets	1,436,011	1,185,152

Total current assets	33,184,686	10,484,561
Program broadcast rights	1,067,897	31,056
Debt issuance costs, net	11,318,226	509,561
Investment in joint venture	2,064,965	—
Other	140,632	43,868
Property and equipment, net	95,424,767	30,882,510
Goodwill	9,277,937	4,652,591
Other intangibles, net	272,141,632	71,629,543

TOTAL ASSETS	$424,620,742	$118,233,690

LIABILITIES AND MEMBER'S/STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$1,720,584	$858,596
Current portion of program broadcast payable	4,448,802	1,231,007
Current maturities of long-term debt	1,499,500	2,700,892
Current portion of contracts payable	327,418	—
Accrued interest	5,722,089	472,866
Accrued expenses and other liabilities	4,964,308	1,101,485
Deferred revenue—current	148,954	87,996

Total current liabilities	18,831,655	6,452,842
Long-term debt	273,075,625	51,316,953
Contracts payable	1,502,272	—
Program broadcast payable	1,433,675	19,717
Deferred revenue	1,288,949	437,966
MEMBER'S/STOCKHOLDER'S EQUITY
Common stock, $0.001 par value Authorized 5,000 shares; issued and outstanding 1,000 shares	—	1
Member's equity	128,488,566	—
Additional paid-in capital	—	67,439,032
Accumulated deficit	—	(7,432,821)

Total member's/stockholder's equity	128,488,566	60,006,212

TOTAL LIABILITIES AND MEMBER'S/STOCKHOLDER'S EQUITY	$424,620,742	$118,233,690

See accompanying notes to consolidated financial statements

 BARRINGTON BROADCASTING GROUP LLC

Consolidated Statements of Operations

	Years Ended December 31,		Eight Month Period Ended December 31, 2004
	2006	2005
NET REVENUES	$76,062,929	$25,288,206	$13,485,984
OPERATING EXPENSES
Selling, technical and program expenses	33,875,571	12,914,524	6,200,830
General and administrative	12,546,611	4,898,921	2,297,321
Depreciation and amortization	19,865,829	7,647,721	3,161,940
Equity in loss of joint venture interest	9,271	—	—
Corporate	4,367,269	1,719,659	717,661

Total operating expenses	70,664,551	27,180,825	12,377,752
INCOME (LOSS) FROM OPERATIONS	5,398,378	(1,892,619)	1,108,232
INTEREST (EXPENSE) INCOME
Interest expense	(12,600,550)	(2,969,555)	(1,441,872)
Amortization of debt issuance costs	(735,634)	(67,434)	(92,868)
Unrealized loss on interest rate caps	(5,783)	(19,863)	—
Interest income	142,947	33,638	7,741
Loss on early extinguishment of debt	(575,062)	(2,046,942)	—

Total net interest expense	(13,774,082)	(5,070,156)	(1,526,999)

LOSS BEFORE INCOME TAXES	(8,375,704)	(6,962,775)	(418,767)
INCOME TAX (EXPENSE) BENEFIT	(2,919,776)	(159,373)	108,094

NET LOSS	$(11,295,480)	$(7,122,148)	$(310,673)

See accompanying notes to consolidated financial statements

 BARRINGTON BROADCASTING GROUP LLC

Consolidated Statement of Member's/Stockholder's Equity
For the Years Ended December 31, 2006 and 2005
and the Eight Month Period Ended December 31, 2004

	Common Stock	Member's Equity	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at May 1, 2004	$—	$—	$—	$—	$—
Issuance of common stock	1	—	—	—	1
Contributed capital	—	—	25,557,915	—	25,557,915
Net loss	—	—	—	(310,673)	(310,673)

Balance at December 31, 2004	$1	$—	$25,557,915	$(310,673)	$25,247,243
Contributed capital	—	—	41,881,117	—	41,881,117
Net loss	—	—	—	(7,122,148)	(7,122,148)

Balance at December 31, 2005	$1	$—	$67,439,032	$(7,432,821)	$60,006,212
Conversion to LLC	(1)	60,006,212	(67,439,032)	7,432,821	—
Contributed members equity	—	79,777,834	—	—	79,777,834
Net loss	—	(11,295,480)	—	—	(11,295,480)

Balance at December 31, 2006	$—	$128,488,566	$—	$—	$128,488,566

See accompanying notes to consolidated financial statements

 BARRINGTON BROADCASTING GROUP LLC

Consolidated Statements of Cash Flows

	Years Ended December 31,		Eight Month Period Ended December 31, 2004
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,295,480)	$(7,122,148)	$(310,673)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,031,576	6,726,929	2,626,099
Amortization of program broadcast rights	3,052,743	1,246,400	571,304
Payments of program broadcast payable	(2,129,993)	(1,066,718)	(553,826)
Amortization of intangibles and debt issuance costs	4,607,097	983,478	628,709
Loss on early extinguishment of debt	575,062	2,046,942	—
Deferred income taxes	—	109,694	(109,694)
Unrealized loss on interest rate caps	5,783	19,863	—
Barter revenue net of expenses	(618,471)	(213,580)	(29,431)
(Gain) loss on disposal of assets	(37,211)	4,744	—
Impairment loss on property and equipment	258,094	—	—
Imputed interest on contracts payable	52,392	—	—
Equity in loss of joint venture interest	9,271	—	—
Changes in assets and liabilities that relate to operations, net of effect of acquisitions:
Trade receivables	(4,758,713)	(2,635,738)	(2,431,683)
Prepaid expenses and other	100,520	(890,812)	(291,072)
Accounts payable	695,985	485,253	318,716
Accrued expenses	5,797,968	684,737	796,456
Deferred revenue	(69,635)	525,962	—

Net cash provided by operating activities	12,276,988	905,006	1,214,905
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,719,964)	(2,811,855)	(1,597,095)
Proceeds from disposition of assets	58,034	12,425	—
Acquisition of television stations, net of cash acquired	(288,614,155)	(66,133,889)	(48,445,474)

Net cash used in investing activities	(297,276,085)	(68,933,319)	(50,042,569)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	400,059	(8,793)	(391,266)
Issuance of senior subordinated notes	125,000,000	—	—
Proceeds from guaranteed loan	4,900,000	—	—
Repayment of guaranteed loan	(2,450,000)	—	—
Repayment of long-term debt	(58,567,845)	—	—
Proceeds from long-term debt	152,050,000	28,517,845	25,500,000
Payment of related party loan	—	(500,000)	500,000
Principal payments on notes and capital leases	(374,875)	(3,194)	(1,971)
Purchase of interest rate cap	—	(108,800)	—
Payments of contracts payable	(32,993)	—	—
Contributed capital/member's equity	79,777,834	41,881,117	25,557,916
Payment of debt issuance costs	(12,119,361)	(1,850,037)	(900,020)

Net cash provided by financing activities	288,582,819	67,928,138	50,264,659

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,583,722	(100,175)	1,436,995
Cash and cash equivalents, beginning of period	1,336,820	1,436,995	—

Cash and cash equivalents, end of period	$4,920,542	$1,336,820	$1,436,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments of interest	$7,298,935	$2,628,584	$1,310,259

Cash payments (refunds) of income taxes	$2,344,000	$(321)	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of program broadcast rights	$2,719,779	$935,428	$858,022

Equipment acquired by barter transactions	$119,399	$190,505	$11,556

ACQUISITION OF TELEVISION STATIONS
Current assets acquired	$12,386,138	$—	$1,436,505
Property and equipment acquired	72,013,387	16,152,346	19,489,354
Joint venture interests, at fair market value	2,074,236	—	—
Intangible assets acquired	209,211,688	49,880,563	27,650,664
Current liablities assumed	(3,979,356)	(99,887)	(109,339)
Program broadcast rights acquired	3,944,685	505,428	573,760
Program broadcast liabilities assumed	(4,041,967)	(526,100)	(551,720)
Other long term liabilities assumed	(2,791,867)	—	—

Acquisition of stations	$288,816,944	$65,912,350	$48,489,224
Amounts received in 2006 pertaining to 2005 acquisitions	(202,789)	202,789	—
Amounts received in 2005 pertaining to 2004 acquisitions	—	18,750	(18,750)
Amounts paid in 2004 pertaining to 2005 acquisitions	—	—	(25,000)

Payment for acquisition of stations	$288,614,155	$66,133,889	$48,445,474

See accompanying notes to consolidated financial statements

 BARRINGTON BROADCASTING GROUP LLC

Notes to the Consolidated Financial Statements

(Note A)—Basis of Presentation and Accounting Policies

        Nature of Business—Barrington Broadcasting Group LLC ("Barrington Group") owns and operates 21 television stations located in 15 markets in the United States. Barrington Group's revenues are derived primarily from the sale of advertising time and, to a lesser extent, from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. The stations sell commercial time during programs to national, regional and local advertisers. The networks also sell commercial time during the programs to national advertisers.

        The advertising revenue of the stations is generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. Additionally, advertising revenue in even-numbered years can benefit from demand for advertising time in Olympic broadcasts and advertising placed by candidates for political offices as well as political issue-oriented advertising. Credit arrangements are determined on an individual customer basis. Segment information is not presented because all of Barrington Group's revenue is attributed to a single reportable segment.

        Basis of Presentation—The consolidated financial statements include the accounts of Barrington Group and its television stations consisting of WEYI and WBSF, Flint-Saginaw-Bay City, Michigan; WNWO, Toledo, Ohio; WSTM and WSTQ, Syracuse, New York; WACH, Columbia, South Carolina; KGBT, Harlingen, Texas; KXRM and KXTU, Colorado Springs, Colorado; WPDE, Myrtle Beach, South Carolina; WPBN and WTOM, Traverse City, Michigan; WHOI Peoria, Illinois; KVII and KVIH, Amarillo, Texas; KRCG, Columbia-Jefferson City, Missouri; WFXL, Albany, Georgia; KHQA, Quincy, Illinois-Hannibal, Missouri; WLUC, Marquette, Michigan; and KTVO, Kirksville, Missouri, all of which are wholly-owned. Barrington Group also programs WWMB, owned by SagamoreHill of Carolina, LLC ("SagamoreHill"), in South Carolina, under a local marketing agreement ("LMA"). SagamoreHill is consolidated as a variable interest entity in accordance with Financial Accounting Standards Board Interpretation No. 46 (R) ("FIN 46R"), Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51. All significant intercompany accounts and transactions have been eliminated. Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

        On August 11, 2006 all of Barrington Broadcasting Corporation's existing operating subsidiaries merged with and into newly-formed limited liability company subsidiaries of Barrington Broadcasting Corporation and Barrington Broadcasting Corporation merged with and into Barrington Group. Barrington Group, the survivor of such merger, acquired twelve television stations from Raycom Media Inc. ("Raycom") and Barrington Group entered into a new credit facility with a $147,500,000 term loan facility and a $25,000,000 revolving facility. In addition, Barrington Broadcasting Capital Corporation was formed on August 11, 2006 to be a co-issuer of the $125,000,000 10.5% Senior Subordinated Notes due 2014 (the "Notes") in connection with the Raycom transaction. The financial statements include the consolidated financial statements of Barrington Group (formerly Barrington Broadcasting Corporation).

        Significant Accounting Policies

(1)
Accounting estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Barrington Group's actual results could differ from those estimates.

(2)
Cash equivalents and concentration

          Barrington Group considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Barrington Group's excess cash is invested primarily in mutual funds consisting of U.S. government securities and money market funds.

          At various times during the periods, Barrington Group had cash and cash equivalents on deposit with a financial institution in excess of federal depository insurance limits. Barrington Group has not experienced any credit losses on these deposits.

          At December 31, 2005, $400,059 was held in escrow for the benefit of Barrington Group's lender for the payment of principal and interest on related loans. During 2006, the escrow was released to Barrington Group when the related debt was refinanced.

(3)
Accounts receivable and allowance for doubtful accounts

          Barrington Group's accounts receivable consists primarily of billings to its customers for advertising spots aired and also includes amounts for production and other similar activities. Trade receivables normally have terms of 30 days and Barrington Group has no interest provision for customer accounts that are past due. Barrington Group maintains an allowance for estimated losses resulting from the inability of customers to make required payments. Barrington Group makes estimates of the amount of uncollectible accounts receivable and specifically reviews historical write-off activity by market, large customer concentrations, customer creditworthiness, and changes in customer payment practices when evaluating the adequacy of the allowance for doubtful accounts. Accounts receivable are charged to the allowance when the Company determines that the receivable will not be collectible. Barrington Group recorded bad debt expense of $371,150 and $131,255 in 2006 and 2005, respectively, which is included in general and administrative expenses in Barrington Group's consolidated statements of operations. For the eight months ended December 31, 2004 the amount charged to general and administrative expenses for bad debt expense totaled $18,325.

(4)
Revenues

          Revenue related to the sale of advertising is recognized at the time of broadcast. Net revenues are shown net of agency and national representatives' commissions. Revenue is recognized on network affiliation agreements over the term of each contract on a straight-line basis. Payments received from networks in advance of the period in which they are earned are recognized as deferred revenue and classified between current and long-term.

          Approximately 21% of pro forma gross revenues for the year ended December 31, 2006 (after giving effect to all 2006 acquisitions as if they had occurred on January 1, 2006), consisted of automotive advertising revenues. A significant decrease in these revenues in the future could materially and adversely affect our results of operations and cash flows, which could affect our ability to fund operations and service our debt obligations.

(5)
Barter transactions

          Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and merchandise or services received are charged to expense (or capitalized as appropriate) when received or used. In addition, revenue and expense from barter transactions include the recognition of revenue and expense pursuant to programming contracts whereby advertising time is given in exchange for the license to broadcast a program. Barter transactions are recorded at the fair market value of the asset or service received. For the year ended December 31, 2006, barter revenue and expenses totaled $3,627,163 and $3,006,006, respectively. For the period ended December 31, 2005, revenues from barter transactions totaled $1,302,907 and barter expenses totaled $1,089,327. Barter revenues and expenses for the eight month period ended December 31, 2004 totaled $469,085 and $449,654, respectively.

(6)
Program broadcast rights and liabilities

          Program broadcast rights represent rights for the telecast of feature length motion pictures, series produced for television, and other films and are presented at the lower of amortized cost or estimated net realizable value. Each agreement is recorded as an asset and liability when the license period begins, and the program is available for its first showing. Program broadcast rights are amortized on the straight-line method over the life of the contract, which is included in selling, technical and program expenses. The agreements are classified between current and long-term assets according to the estimated time of future usage. The related liability is classified between current and long-term on the basis of the payment terms.

(7)
Advertising expense

          Advertising costs are expensed as incurred. Barrington Group incurred advertising costs in the amounts of $626,910, $222,352 and $163,340 for the years ended December 31, 2006 and 2005 and the eight months ended December 31, 2004, respectively.

(8)
Debt issuance costs and station acquisition costs

          Debt issuance costs are amounts incurred in connection with long-term financing. The costs are amortized using a method that approximates the effective interest method over the terms of the related debt. Costs incurred in connection with long-term financing that is not consummated are expensed at the point in time when the negotiation regarding the financing ceases.

          Acquisition costs are amounts incurred in connection with acquiring additional television stations. Costs incurred in connection with acquisitions not consummated are expensed at the point in time when the negotiation regarding the acquisition ceases. Acquisition costs related to successful acquisitions are treated as part of the purchase price and are allocated to the assets purchased.

(9)
Property and equipment and intangible assets

(a)
Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Intangible assets are amortized over their estimated lives as described below. The following are the estimated ranges of the useful lives of the assets:

Years
Building and improvements	5-40
Towers	5-10
Transmission equipment	3-10
Other equipment	1-5
Furniture and fixtures	4-10
Network affiliation agreements	5-11
Advertiser contracts and income leases	1-39

            Expenditures for repairs and maintenance that do not extend the useful life of assets are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are eliminated, and any gain or loss is recognized at such time.

  (b)
  Intangible assets and goodwill total $281,419,569 or 66% and $76,282,134 or 65% of Barrington Group's total assets at December 31, 2006 and 2005, respectively. Intangible assets are principally comprised of Federal Communications Commission ("FCC") licenses and network affiliation agreements. FCC licenses are considered indefinite lived and are not amortized for financial reporting purposes in accordance with generally accepted accounting principles in the United States. Network affiliation agreements are recorded at appraised value at the time of acquisition and amortized over the remaining life of the network contract. Advertiser lists and trademarks have been recorded at appraised value when acquired and are amortized over three years. Advertiser contracts and income leases have been recorded at appraised value when acquired and are amortized over the life of the contract or lease.

  (c)
  Barrington Group applies the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, which requires that indefinite-lived intangible assets be tested for impairment at least annually. Barrington Group considers each one of its television stations a reporting unit and as such tests its goodwill and indefinite-lived assets annually for impairment each September 30 unless events or circumstances would require an additional interim review. Annual impairment tests made by Barrington Group resulted in no adjustment to the carrying value.

  (d)
  In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, other long-lived assets are reviewed for potential impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Any impairment loss would be recognized when the sum of the expected, undiscounted future net cash flows is less than the carrying amount of the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

(10)
Income taxes

          Barrington Broadcasting Corporation was organized as a C-corporation for income tax purposes. As such, deferred taxes were provided based on the liability method whereby deferred tax assets were recognized for deductible temporary differences, operating losses and tax credit carryforwards. Deferred tax liabilities were recognized for taxable temporary differences. Temporary differences consisted of the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets were reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the merger of Barrington Broadcasting Corporation into Barrington Broadcasting Group LLC on August 11, 2006, Barrington Group now passes all taxable profits or losses directly to its members, in a manner similar to a partnership. Accordingly, Barrington Group is no longer subject to federal income taxes but remains taxable for certain state taxes in some jurisdictions.

(11)
Employee benefits

          Barrington Group has a defined contribution plan covering all eligible employees. Barrington Group's contribution is at the discretion of the Board of Directors.

          Barrington Group is self-insured for health benefits, which are offered to all full-time employees with specified periods of service. Insurance coverage is maintained by Barrington Group for claims in excess of specific and annual aggregate limits.

(12)
Derivative Financial Instruments

          Barrington Group accounts for derivative financial instruments under the provisions of SFAS No. 133, Accounting for Derivative and Hedging Activities, which was amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 established accounting and reporting standards for: (1) derivative instruments, including certain derivative instruments embedded in other contracts, which are collectively referred to as derivatives; and (2) hedging activities. (See Note F).

(13)
Financial Instruments

          Barrington Group's financial instruments consist of cash, trade receivables, accounts payable and long-term debt. Barrington Group's estimate of fair value of these instruments approximates their carrying amount at December 31, 2006 and 2005.

(Note B)—Acquisition of Television Stations

        On February 6, 2006, the Company completed the acquisition of all of the television broadcasting assets of WPDE, Myrtle Beach, South Carolina from Diversified Communications (the "WPDE/WWMB Acquisition"). In addition to the assets of WPDE, the Company acquired the rights to operate WWMB, Myrtle Beach, South Carolina and an option to purchase the station from its owner. The WPDE/WWMB Acquisition was funded with cash provided by contributed capital and bank financing. Concurrently with the WPDE transaction, WWMB, the CW affiliate serving Myrtle Beach, was purchased by SagamoreHill. Barrington Group is operating WWMB on behalf of SagamoreHill under a local marketing agreement ("LMA"). Under the terms of the LMA, Barrington Group makes periodic payments to SagamoreHill for the right to provide programming and sell advertising on WWMB. SagamoreHill retains ultimate control and responsibility for the operation of its station. Barrington

Group guaranteed full payment of all obligations incurred by SagamoreHill and SagamoreHill of Carolina Licenses, LLC, which owns WWMB's FCC license, under a $2,450,000 senior credit facility incurred by SagamoreHill and SagamoreHill of Carolina Licenses, LLC. SagamoreHill is considered a variable interest entity and in accordance with FIN 46R, our interest in SagamoreHill was consolidated into the consolidated financial statements as of February 6, 2006. The Company has an option to acquire the assets of SagamoreHill for $2,366,727. The option price escalates by 5% annually until it expires in 2021. The option term can be extended through 2029. The total purchase price of WPDE and SagamoreHill's WWMB, including costs of the acquisition, was $24,790,517, which consisted of the fair market value of the assets of $24,165,862 and fees and costs of the transaction amounting to $624,655. The purchase price has been allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets.

        On August 11, 2006, the Company completed the acquisition of the television broadcasting assets of certain television stations owned by Raycom Media, Inc. (the "Raycom Acquisition" and together with the WPDE/WWMB Acquisition, the "2006 Acquisitions"). The stations included WNWO, the NBC affiliate in Toledo, Ohio; WSTM and WSTQ, the NBC and CW affiliates, respectively, in Syracuse, New York; WACH, the FOX affiliate in Columbia, South Carolina; KGBT, the CBS affiliate in Harlingen, Texas; KXRM and KXTU, the FOX and CW affiliates, respectively, in Colorado Springs, Colorado; WPBN and WTOM, the NBC affiliates in Traverse City and Sheboygan, Michigan; WLUC, the NBC affiliate in Marquette, Michigan; WFXL, the FOX affiliate in Albany, Georgia; and KTVO, the ABC affiliate in Kirksville, Missouri (collectively, the "Raycom Stations").

        The total purchase price of the Raycom Acquisition including costs was $264,026,427, which consisted of the fair market value of the assets of $261,582,355 and fees and costs of the transaction estimated at $2,444,072. The purchase price is subject to the resolution of various contingencies including the final transaction fee amounts. The purchase price has been allocated on a preliminary basis to acquired assets and liabilities at fair value based on an appraisal of the acquired assets.

        The Raycom Acquisition was financed with the proceeds from the $125,000,000 offering of 10.5% Senior Subordinated Notes due 2014 (the "Notes"), a $60,458,144 member's equity contribution from Pilot Group LP and the proceeds from Barrington Group's new credit facility in the form of a $147,500,000 senior secured term loan B and a $25,000,000 revolving credit facility. The revolving credit facility was not used to finance the Raycom Acquisition.

The aggregate purchase price for each of the 2006 Acquisitions was allocated on a preliminary basis as follows:

	2006 Acquisitions
	Raycom Acquisition	WPDE/WWMB Acquisition
Current assets	$12,342,648	$43,490
Program broadcast rights	3,734,320	210,365
Joint venture and long term assets	2,074,236	—
Total property and equipment	61,720,797	10,292,590
Intangible Assets
FCC licenses	182,353,500	2,182,600
Goodwill	3,487,613	1,340,523
Other intangibles, subject to amortization	8,877,859	8,786,993
Other intangibles, not subject to amortization	—	2,182,600

Total intangible assets acquired	194,718,972	14,492,716

Total assets	274,590,973	25,039,161

Current liabilities	3,948,270	31,086
Other liabilities	2,791,867	—
Program broadcast payable	3,824,409	217,558

Total liabilities	10,564,546	248,644

Total purchase price, including costs	$264,026,427	$24,790,517

        A portion of the Raycom acquisition was comprised of two 50% equity interests in joint ventures formed to co-own and maintain television towers in two of our markets. The first, Tall Tower Joint Venture operates in Harlingen, Texas and the second, Albany Tower LLC ("Albany Tower") in Albany Georgia. Albany Tower represents our right to 50% of a newly constructed tower, which is currently in the process of being constructed.

        On February 28, 2005, the Company completed the purchase of the television broadcast assets of KRCG, the CBS affiliate serving Columbia-Jefferson City, Missouri (the "KRCG Acquisition"). The KRCG Acquisition was funded with cash provided from contributed capital and bank financing. The total purchase price including costs of the KRCG Acquisition was $38,482,304. The total purchase price consisted of the fair market value of the assets of $38,000,000 and fees and costs of the transaction. The purchase price has been allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets. The purchase price was subject to certain contingencies, of which final costs of $4,611 were reflected during the year ended December 31, 2006.

        On April 14, 2005, the Company completed the acquisition of a construction permit (the "Permit Acquisition") issued by the Federal Communications Commission for constructing a full-power broadcasting facility in the Flint-Saginaw-Bay City, Michigan area (the "Construction Permit") and certain other rights under various contracts from ACME Television, Inc. for $4,500,000. Construction of the transmission facility was completed during the third quarter of 2006. The total purchase price including costs of the Permit Acquisition was $4,694,094, which consisted of the purchase price of the

Construction Permit and various other licenses of $4,500,000 plus assumed liabilities and fees and costs of the transaction of $194,094. The purchase price was subject to certain contingencies, of which a final reduction of $7,500 was reflected during the year ended December 31, 2006.

        On August 1, 2005, the Company completed the purchase of the television broadcast assets of KVII, the CBS affiliate in Amarillo, Texas, and KVIH, its satellite in Clovis, New Mexico (the "KVII/KVIH Acquisition" and, together with the KRCG Acquisition and the Permit Acquisition, the "2005 Acquisitions"). The total purchase price including costs of the KVII/KVIH Acquisition was $22,735,952, which consisted of the purchase price of the assets of $22,275,000 including the acquired liabilities and fees and costs of the transaction of $460,952. The purchase price was subject to resolution of certain contingencies, of which a reduction of $199,900 was reflected during the year ended December 31, 2006. The purchase price has been allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets. The KVII/KVIH Acquisition was funded with cash provided by contributed capital and bank financing.

        The aggregate purchase price for each of the 2005 Acquisitions was allocated as follows:

	2005 Acquisitions
	KRCG Acquisition	KVII/KVIH Acquisition	Permit Acquisition
Program broadcast rights	$57,200	$448,228	$—
Total property and equipment	8,435,310	7,717,036	—
Intangible Assets
FCC licenses	28,024,100	13,491,500	4,500,000
Goodwill	1,032,106	604,961	194,094
Other intangibles, subject to amortization	1,011,295	1,022,507

Total intangible assets acquired	30,067,501	15,118,968	4,694,094

Total assets	38,560,011	23,284,232	4,694,094

Other liabilities	20,511	79,376	—
Program broadcast payable	57,196	468,904	—

Total liabilities	77,707	548,280	—

Total purchase price, including costs	$38,482,304	$22,735,952	$4,694,094

        On December 31, 2003, the Company entered into an asset purchase agreement with Chelsey Broadcasting Company, LLC. ("Chelsey"), and on January 8, 2004, the Company entered into an asset purchase agreement with LIN Television, Inc. ("LIN"). Pursuant to these agreements, the Company acquired the television broadcast assets of WHOI-TV and KHQA-TV from Chelsey on April 30, 2004 and WEYI-TV from LIN on May 14, 2004 (collectively, the "2004 Acquisitions").

        The total purchase price including costs of the acquisition of WHOI-TV and KHQA-TV was $24,084,626, which consisted of the purchase price of the assets of $23,500,000 plus acquired liabilities and fees and costs of the transaction of $522,627 for 2004 and $61,999 for 2005. The purchase price was allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets completed during 2005.

        The total purchase price including costs of the acquisition of WEYI-TV was $24,404,598, which consisted of the purchase price of the assets of $24,000,000 plus acquired liabilities and fees and costs of the transaction of $422,847 for 2004 and ($18,249) for 2005. The purchase price was allocated to acquired assets and liabilities at fair value based on an appraisal of the acquired assets completed during 2005.

        The aggregate purchase price for each of the 2004 Acquisitions was allocated as follows:

	2004 Acquisitions
	WHOI-TV	KHQA-TV	WEYI-TV
Current assets	$—	$—	$1,436,505
Program broadcast rights	179,587	119,247	274,926
Total property and equipment	4,793,734	6,882,488	7,813,132
Intangible Assets
FCC licenses	8,066,900	718,000	12,583,700
Goodwill	847,251	732,653	1,038,649
Other intangibles, subject to amortization	1,177,285	945,415	1,540,811

Total intangible assets acquired	10,091,436	2,396,068	15,163,160

Total assets	15,064,757	9,397,803	24,687,723

Other liabilities	58,319	39,051	11,969
Program broadcast payable	160,647	119,917	271,156

Total liabilities	218,966	158,968	283,125

Total purchase price, including costs	$14,845,791	$9,238,835	$24,404,598

        All of the acquisitions have been recorded under the purchase method of accounting and are included in the operating results from the acquisition date forward. The FCC licenses and goodwill are considered indefinite-lived assets and as such are not subject to amortization. The definite-lived intangible assets are being amortized over a weighted average period of approximately eight years. All of our intangible assets are deductible over 15 years for tax purposes.

        The following table reflects the unaudited consolidated pro forma results of operations data for the year ended December 31, 2006 and 2005 as if the 2006 Acquisitions and the 2005 Acquisitions had occurred on January 1, 2005.

	Years Ended December 31,
	2006	2005
	(unaudited)
(Dollars rounded to thousands)
Net revenues	$120,799,000	$105,933,000
Income (loss) from operations	11,810,000	(2,808,000)
Net loss	(15,717,000)	(27,876,000)

(Note C)—Property and Equipment

        Property and equipment consists of the following:

	December 31,
	2006	2005
Land and improvements	$6,249,865	$2,791,467
Building and improvements	14,759,808	4,917,612
Towers	9,980,825	3,230,012
Transmission equipment	29,656,658	8,468,897
Studio technical equipment	51,069,504	18,248,408
Office equipment	4,745,374	1,692,176
Automotive equipment	1,230,623	516,944
Other	3,094,478	363,786

Total property, plant, and equipment	120,787,135	40,229,302
Less accumulated depreciation	(25,362,368)	(9,346,792)

Property, plant, and equipment—net	$95,424,767	$30,882,510

        Barrington Group recorded depreciation expense of $16,031,576 and $6,726,929 and for the years ended December 31, 2006 and 2005, respectively. Depreciation expense for the eight months ended December 31, 2004 was $2,626,099.

        During the year ended December 31, 2006, Barrington Group recorded an impairment loss on a property consisting of land and a building that was taken out of service during 2007. The Company estimated the fair market value of the assets based on an appraisal resulting in an impairment loss of $258,094 which is included in general and administrative expenses in the consolidated statements of operations.

(Note D)—Other Intangible Assets

        The following table summarizes the carrying amount of each major classification of intangible assets:

	December 31,
	2006	2005
Unamortized Intangible Assets
FCC licenses	$251,920,300	$67,384,200
Other intangibles	2,182,600	—
Amortized Intangible Assets
Network affiliation agreements	17,425,685	3,954,126
Other intangibles	5,936,481	1,743,187
Accumulated amortization	(5,323,434)	(1,451,970)

	$272,141,632	$71,629,543

        The WPDE/WWMB Acquisition increased intangibles by $14,492,716. WPDE has $8,628,625 of amortizable intangible assets and WWMB has $158,368 of amortizable intangible assets. Unamortized intangible assets include Barrington Group's FCC licenses, goodwill and the rights to purchase SagamoreHill's FCC license. The Raycom Acquisition increased intangibles by $194,718,972. The Raycom Stations' intangible assets subject to amortization were $8,877,859, the remaining intangible assets include FCC licenses and goodwill which are not subject to amortization.

        Amortization of intangible assets was $3,871,464 and $916,044 for the years ended December 31, 2006 and 2005, respectively. For the eight months ended December 31, 2004 the amortization of intangible assets totaled $535,841. The weighted average amortization period at December 31, 2006 was approximately six years.

        At December 31, 2006, the estimated future amortization of intangible assets was as follows:

	Estimated Future Amortization
Year Ending December 31,	Network Affiliation	Other Intangibles
2007	$2,576,446	$1,659,739
2008	2,417,333	356,781
2009	2,289,588	140,819
2010	2,116,451	95,592
2011	2,114,658	122,545
Thereafter	3,457,622	691,158

	$14,972,098	$3,066,634

(Note E)—Long-Term Debt

        Long-term debt consists of the following:

	December 31,
	2006	2005
Senior Secured Term Loan B	$147,131,250	$—
Senior Secured Term Loan	—	54,017,845
Senior Subordinated Notes	125,000,000	—
Guaranteed Loan	2,443,875	—

	274,575,125	54,017,845
Less current portion	1,499,500	2,700,892

	$273,075,625	$51,316,953

        The credit facility consists of a $147,500,000 senior secured term loan B with a seven year maturity and a $25,000,000 revolving credit facility with a six year maturity. The obligations under the credit facility are guaranteed by Barrington Broadcasting LLC, the parent of Barrington Group, and all of Barrington Group's direct and indirect subsidiaries. The credit facility is secured by a first priority lien on substantially all of our existing and future assets and those of our direct and indirect subsidiaries. Barrington Group had not drawn on its revolving credit line as of December 31, 2006.

        Borrowings under the credit facility bear interest at a floating rate, which can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin payable at least annually. Base rate is defined as the higher of (i) the Bank of America prime rate or (ii) the federal funds effective rate plus 0.50%. The applicable margin for (x) the term loan is 2.25% for LIBOR loans and 1.25% for base rate loans and (y) the revolving facility is 2.25% for LIBOR loans and 1.25% for base rate loans for the first nine months and subject to a pricing grid thereafter based on total leverage. The interest rate payable under the credit facility will increase by 2.0% per annum during the continuance of an event of default. The unused portion of the revolving credit facility is subject to a commitment fee of 0.50%. The weighted average interest rate on the outstanding balances under the new credit facility and the guaranteed loan was 7.60% as of December 31, 2006.

        Barrington Group issued $125,000,000 aggregate principal amount of the Senior Subordinated Notes. The Senior Subordinated Notes mature on August 15, 2014. Interest is payable on the Senior Subordinated Notes semi-annually in cash in arrears on February 15 and August 15 of each year. The Senior Subordinated Notes are unconditionally guaranteed on an unsecured senior subordinated basis by all of Barrington Group's current and future restricted subsidiaries (other than Barrington Capital) that guarantee our and our subsidiaries' other indebtedness. The Senior Subordinated Notes bear interest at a fixed rate of 10.5% and principal is due at maturity.

        The credit facility and the indenture governing the Senior Subordinated Notes limit our ability to incur additional indebtedness and issue certain preferred stock; pay dividends on our capital stock or repurchase our capital stock or subordinated debt; make investments; create certain liens; sell certain assets or merge or consolidate with or into other companies; incur restriction on the ability of our subsidiaries to make distributions or transfer assets to us; and enter into transactions with affiliates.

        The loan agreement contains certain financial covenants, including, but not limited to, covenants related to interest coverage and total leverage. In addition, the loan agreement contains other affirmative and negative covenants relating to, among other things, preservation of assets, compliance with laws, maintenance of insurance, financial statements and reporting, liens, payments on other debt, disposition of assets, transactions with affiliates, mergers and acquisitions, sales of assets, guarantees, and investments. The loan agreement contains customary events of default for bank facilities of this kind, including default on payment of the loans or other indebtedness, certain changes in ownership, control or management of Barrington Group, bankruptcy, and loss of FCC licenses, among others. The loans are secured by Barrington Group's present and future property and mortgages on substantially all presently owned and hereafter acquired real estate, guarantees by and security interests in the assets of each of the subsidiaries of Barrington Group. Barrington Group is currently in compliance with these financial covenants.

        Barrington Corporation borrowed $25,500,000 in the form of a term loan pursuant to a loan facility dated May 14, 2004. The loan facility was amended during 2005 to reduce the interest rate on the facility, to extend the maturity and to restructure the covenants to reflect the 2005 Acquisitions (see Note B). The loan facility also provided a $5,000,000 revolving credit line. The additional borrowings during the twelve months ended December 31, 2005 totaled $28,517,845 and were used for the 2005 Acquisitions. The total borrowings during 2006 totaled $4,550,000 for the acquisition of WPDE and $2,450,000 on the guaranteed loan for SagamoreHill. On August 11, 2006, the outstanding balance of the term loan and the guaranteed loan totaled $61,017,845 and was refinanced concurrently with the Raycom Acquisition.

        The amendment of the loan facility during 2005 was considered a material modification of Barrington Group's debt consistent with EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments. Barrington Corporation incurred $1,850,037 of additional debt issuance costs related to the amendment, which together with the balance of the unamortized debt issuance costs of the original loan facility resulted in a loss on the early extinguishment of debt of $2,046,942 for the year ended December 31, 2005. In addition, concurrently with the Raycom Acquisition on August 11, 2006, Barrington Group refinanced all of its existing debt resulting in a loss on the early extinguishment of debt of $575,062 which consisted of the unamortized balance of its existing debt issuance costs as of the date of the Raycom Acquisition. In relation to the August 11, 2006 refinancing, Barrington Group recorded $11,936,552 of new debt issuance costs.

        At December 31, 2006, our outstanding long-term debt provided for annual payments as follows:

Year Ending December 31,	Senior Secured Term Loan B	Senior Suborndinated Notes	Guaranteed Loan	Total
2007	$1,475,000	$—	$24,500	$1,499,500
2008	1,475,000	—	24,500	1,499,500
2009	1,475,000	—	24,500	1,499,500
2010	1,475,000	—	24,500	1,499,500
2011	1,475,000	—	24,500	1,499,500
Thereafter	139,756,250	125,000,000	2,321,375	267,077,625

	$147,131,250	$125,000,000	$2,443,875	$274,575,125

(Note F)—Accounting for Derivative Instruments and Hedging Activities

        Under the provisions of SFAS No. 133, as amended and interpreted, Barrington Group recognizes at fair value all derivatives, whether designated in hedging relationships or not, in the balance sheet as either an asset or liability. The accounting for changes in the fair value of a derivative, including certain derivative instruments embedded in other contracts, depends on the intended use of the derivative and the resulting designation. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item are recognized in the statement of operations. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the statement of operations when the hedged item affects net income. If a derivative does not qualify as a hedge, it is marked to fair value through the statement of operations. Any fees associated with these derivatives are amortized over their term. Under these derivatives, the differentials to be received or paid are recognized as an adjustment to interest expense over the life of the contract. Gains and losses on termination of these instruments are recognized as interest expense when terminated.

        SFAS No. 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments in order to use hedge accounting under this standard. Barrington Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes relating all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. Barrington Group's derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of corporate risk-management policies. Management reviews the correlation and effectiveness of its derivatives on a periodic basis.

Non Hedge Accounting Treatment

        During the year ended December 31, 2005, Barrington Group entered into two interest rate cap agreements containing notional amounts of $44,000,000 and $20,000,000 that did not qualify for hedge accounting treatment. These agreements were outstanding at December 31, 2006.

        These interest rate cap agreements, with a combined original cost of $108,800, limit Barrington Group's exposure to interest rate increases on its floating rate debt, thus reducing the impact of interest rate increases on future income. The 5.0% interest rate cap dated June 1, 2005 contains a notional amount of $44,000,000 and expires May 31, 2007. The 5.5% interest rate cap dated November 9, 2005, contains a notional amount of $20,000,000 and expires November 14, 2007. The notional principal amount of floating rate debt covered by the interest rate cap agreements effectively limits Barrington Group's exposure to LIBOR rates rising over 5.0% for the first $44,000,000 and 5.5% for the next $20,000,000.

        The agreements provide payment to Barrington Group as of specified dates, without an exchange of the underlying principal, of a differential which represents the interest at the three-month LIBOR rate on the notional amounts in excess of 5.0% or 5.5%, as the case may be, during the term of the agreements. The differential to be received is accrued as interest rates increase above the stated LIBOR rate and is recognized as a reduction to interest expense related to debt.

        The fair value of the interest rate caps was $83,154 at December 31, 2006. As a result of adjustments to fair value, Barrington Group recorded unrealized losses on interest rate caps of $5,783 and $19,863 for the years ended December 31, 2006 and 2005, respectively.

Hedge Accounting Treatment

        During the years ended December 31, 2006 and December 31, 2005, Barrington Group had no derivatives that qualified for hedge accounting treatment.

(Note G)—Program Broadcast Rights and Liabilities

        Program broadcast rights and program broadcast liabilities consist of the following:

	December 31, 2006		December 31, 2005
	Program Rights	Program Liabilities	Program Rights	Program Liabilities
Beginning Balance	$1,054,934	$1,250,724	$860,478	$855,914
Station acquisitions	3,944,685	4,041,967	505,428	526,100
Contracts acquired	2,719,779	2,719,779	935,428	935,428
Amortization	(3,052,743)	—	(1,246,400)	—
Amounts paid	—	(2,129,993)	—	(1,066,718)

Total film contracts	4,666,655	5,882,477	1,054,934	1,250,724
Less long term maturities	(1,067,897)	(1,433,675)	(31,056)	(19,717)

Current contracts as of December 31	$3,598,758	$4,448,802	$1,023,878	$1,231,007

        The maturities of the contracts in progress are as follows at December 31, 2006:

Year Ending December 31,
2007	$4,448,802
2008	409,988
2009	279,716
2010	244,223
2011	131,606
Thereafter	368,142

$5,882,477

        In addition, the Company has entered into non-cancelable commitments for future program broadcast rights aggregating $10,576,056 as of December 31, 2006, with total future payments as follows:

Year Ending December 31,
2007	$—
2008	3,420,559
2009	3,221,429
2010	2,443,716
2011	1,344,068
Thereafter	146,284

$10,576,056

(Note H)—Accrued Expenses and Other Liabilities

        Accrued expenses and other liabilities consist of the following:

	December 31,
	2006	2005
Compensation and benefits	$1,793,391	$457,427
Other	3,170,917	644,058

	$4,964,308	$1,101,485

(Note I)—Leases

        Barrington Group leases certain land, office facilities, and office and transportation equipment under noncancelable operating lease arrangements expiring through March of 2022. The leases also require payment of the normal maintenance, real estate taxes and insurance on the properties. Future minimum lease payments for the operating leases at December 31, 2006 are as follows:

Year Ending December 31,
2007	$756,175
2008	694,030
2009	664,378
2010	652,154
2011	478,554
Thereafter	3,332,723

$6,578,014

        Charges to operations for these leases totaled $523,952 and $60,835 for the years ending December 31, 2006 and 2005, respectively. Lease expense charged to operations for the eight months ended December 31, 2004 totaled $18,928.

        Barrington Group leases certain portions of its real property to various organizations. Total rental income under these agreements was $347,743 for the year ended December 31, 2006, $159,395 for the year ended December 31, 2005 and $62,887 for the eight months ended December 31, 2004.

(Note J)—Employee Benefit Plan

        Barrington Group has a qualified 401(k) profit sharing plan in which substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Barrington Group declared matching contributions of $211,277 and $45,582 during years ending December 31, 2006 and 2005, respectively. The amount of matching contributions made by the company for the eight months ended December 31, 2004 was $33,344. For the years ended December 31, 2006 and 2005, employee contributions were $1,063,809 and $356,429, respectively. For the eight month period ended December 31, 2004 employee contributions totaled $270,805.

(Note K)—Management Agreement and Contingent Interest

        On December 30, 2003, the member of Barrington Group entered into a Management Agreement with Barrington Broadcasting Company, LLC ("BBCLC"). The members of BBCLC are officers of Barrington Group. The agreement provides that BBCLC will provide management services to television stations acquired by Barrington Group. The fees charged by BBCLC approximate actual expenses incurred by BBCLC, including designated amounts for services provided by the members.

        BBCLC also has a contingent interest in the parent of Barrington Group. Upon the occurrence of a sale of broadcast assets or similar liquidity events, BBCLC is entitled to proceeds, if distributed, after the member of Barrington Group receives the return of its cumulative capital contributions. BBCLC's contingent profits interest is limited to 10% of total profits. As liquidation is not probable at December 31, 2006, Barrington Group has not recorded compensation expense related to this agreement.

(Note L)—Income Taxes

        Concurrently with the closing of the Raycom Acquisition, Barrington Corporation and each of its subsidiaries were merged into newly-formed limited liability companies resulting in an estimated taxable gain of $22,900,000. Barrington Corporation had provided a valuation allowance for its deferred tax assets as their realization through future taxable earnings was not certain. The previously unrecognized tax benefits generated from net operating loss carryforwards ("NOLs") and other book-tax differences generated through the date of the merger totaled approximately $18,000,000 and were used to offset a portion of the taxable gain during the year ended December 31, 2006. The resulting federal and state tax liabilities of $2,441,000 have been recognized as an expense for the year ended December 31, 2006. Subsequent to the merger, the newly-formed LLC's are allowed to pass all taxable profits or losses directly to its members, in a manner similar to a partnership. As such, Barrington Group will not be subject to federal income taxes. Accordingly, no federal tax provision has been recorded for the period subsequent to the merger date through December 31, 2006. In addition to the tax liability related to the merger, provisions for various other state revenue and franchise taxes have been recorded in the amount of $478,776.

        The deferred tax assets and liabilities of Barrington Corporation for the year ended December 31, 2005 and the eight months ended December 31, 2004 consisted of the following components for Barrington Corporation:

	Year Ended December 31,	Eight Month Period Ended December 31,
	2005	2004
Deferred tax assets:
Net operating losses and credit carryforwards	$4,567,812	$314,310
Receivable allowances	49,154	35,715
Accruals	70,091	52,541

	4,687,057	402,566

Deferred tax liabilities:
Intangibles	(1,535,000)	(259,585)
Depreciation	(285,127)	(33,287)

	(1,820,127)	(292,872)

	2,866,930	109,694
Less: valuation allowance	(2,866,930)	—

Net deferred tax asset	$—	$109,694

        The provision for income tax consists of the following:

	Year Ended December 31,		Eight Month Period Ended December 31, 2004
	2006	2005
Current income tax:
Federal	$(1,700,000)	$—	$73,954
State	(1,219,776)	(49,679)	(1,600)

	(2,919,776)	(49,679)	72,354
Deferred income tax:
Federal	—	2,757,236	35,740
State	—	—	—

	—	2,757,236	35,740

	(2,919,776)	2,707,557	108,094
Less: valuation allowance	—	(2,866,930)	—

Net tax (expense) benefit	$(2,919,776)	$(159,373)	$108,094

(Note M)—Recent Issued Accounting Pronouncements

        In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements (SFAS No. 157), which is effective for fiscal years beginning after November 15, 2007.

SFAS No. 157 establishes a comprehensive definition of fair value and provides measurement standards and disclosure requirements for entities to use in the application of the concept as is already required or permitted in other accounting standards.

        In February 2007, the Financial Accounting Standards Board issued SFAS Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 establishes as optional but irrevocable once elected, the accounting application of fair value for financial assets and liabilities. Barrington Group is assessing the impact of both SFAS No. 157 and 159 on its financial statements for 2008 and beyond.

(Note N)—Subsequent Event

        During January 2007, Barrington Group entered into two interest rate collars to limit the exposure to fluctuation in short-term interest rates on a portion of its variable rate debt by locking in a range of interest rates. The interest rate collars consist of a purchased option and a sold option, which are entered into simultaneously with the same counterparty. The notional amount of both the interest rate collar agreements is $80,000,000. Barrington Group receives a payment when the three-month LIBOR rises above 5.5% and makes a payment when the three-month LIBOR falls below 4.84%. These payments are recorded as adjustments to interest expense. Both interest rate collar contracts expire on February 12, 2011.

CHELSEY BROADCASTING OF QUINCY, LLC AND
CHELSEY BROADCASTING OF PEORIA, LLC

Combined Financial Statements for the
Period from January 1, 2004 to April 30, 2004 and the Year Ended December 31, 2003

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Member
Barrington Group, LLC

        We have audited the accompanying combined balance sheets of WHOI-TV (Chelsey Broadcasting Company of Peoria, LLC) and KHQA-TV (Chelsey Broadcasting Company of Quincy, LLC), as combined (the "Company"), as of April 30, 2004 and December 31, 2003, and the related combined statements of operations, cash flows and member's equity for the four month period from January 1, 2004 through April 30, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above, present fairly, in all material respects, the combined financial position of the Company at April 30, 2004 and December 31, 2003, and the combined results of their operations and their cash flows for the four month period from January 1, 2004 through April 30, 2004 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
December 29, 2006

CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND
CHELSEY BROADCASTING COMPANY OF PEORIA, LLC

Combined Balance Sheets

	April 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$398,090	$359,193
Trade receivables, less allowance for doubtful accounts of $55,797 and $83,985	1,595,000	1,829,454
Current portion of program broadcast rights	204,327	356,651
Prepaid expenses and other current assets	61,316	46,439

Total current assets	2,258,733	2,591,737
Program broadcast rights	96,184	113,518
Other	10,961	11,661
Property and equipment, net	5,093,265	5,240,156
Intangibles, net	4,134,103	4,155,015

TOTAL ASSETS	$11,593,246	$12,112,087

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$6,014	$12,439
Current portion of program broadcast payable	193,911	367,023
Current maturities of long-term debt	84,983	77,334
Current obligations under capital leases	2,417	2,912
Accrued compensation and benefits	504,448	339,346
Accrued property taxes	63,045	45,747
Other accrued expenses	111,626	141,181

Total current liabilities	966,444	985,982
Long-term debt	840,556	867,160
Program broadcast payable	86,652	86,652
Obligations under capital lease	2,748	3,194
MEMBER'S EQUITY
Member's equity	9,096,555	9,096,555
Retained earnings	600,291	1,072,544

Total member's equity	9,696,846	10,169,099

TOTAL LIABILITIES AND MEMBER'S EQUITY	11,593,246	$12,112,087

CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND
CHELSEY BROADCASTING COMPANY OF PEORIA, LLC

Combined Statements of Operations

	Four Month Period Ended April 30, 2004	Year Ended December 31, 2003
NET REVENUES	$3,161,497	$9,421,839
OPERATING EXPENSES
Selling, technical and programming expenses	1,865,141	5,635,457
General and administrative	745,839	2,063,009
Depreciation and amortization	256,324	689,073
Loss on fixed asset disposal	—	71,564
Corporate expense	60,667	54,518

Total operating expenses	2,927,971	8,513,621

INCOME FROM OPERATIONS	233,526	908,218
INTEREST (EXPENSE) INCOME
Interest expense	(22,087)	(87,091)
Interest income	—	220

Total net interest expense	(22,087)	(86,871)

NET INCOME	$211,439	$821,347

CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND
CHELSEY BROADCASTING COMPANY OF PEORIA, LLC

Combined Statements of Member's Equity

For the Four Month Period Ended April 30, 2004
and the Year Ended December 31, 2003

	Member's Equity	Retained Earnings	Total
Balance at January 1, 2003	$9,096,555	$624,678	$9,721,233
Distribution to member	—	(373,481)	(373,481)
Net income	—	821,347	821,347

Balance at December 31, 2003	$9,096,555	$1,072,544	$10,169,099

Distribution to member	—	(683,692)	(683,692)
Net income	—	211,439	211,439

Balance at April 30, 2004	$9,096,555	$600,291	$9,696,846

\

CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND
CHELSEY BROADCASTING COMPANY OF PEORIA, LLC

Combined Statements of Cash Flows

	Four Month Period Ended April 30, 2004	Year Ended December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$211,439	$821,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	256,325	689,073
Amortization of program broadcast rights	169,658	507,064
Payments of program broadcast payable	(173,112)	(513,115)
Loss on disposal of assets	—	71,564
Barter revenue net of expenses	3,643	(18,488)
Changes in assets and liabilities that relate to operations:
Trade receivables	234,454	(166,805)
Prepaid expenses and other	(14,177)	9,870
Accounts payable	(25,068)	13,010
Accrued expenses	152,845	105,979

Net cash provided by operating activities	816,007	1,519,499
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(73,522)	(1,108,534)
Proceeds from disposition of assets	—	9,250

Net cash used in investing activities	(73,522)	(1,099,284)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(18,955)	(115,791)
Principal payments on capital leases	(941)	(8,040)
Distribution to member	(683,692)	(373,481)

Net cash used in financing activities	(703,588)	(497,312)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,897	(77,097)
Cash and cash equivalents, beginning of period	359,193	436,290

Cash and cash equivalents, end of period	$398,090	$359,193

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$15,661	$87,091

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of program broadcast rights	$—	$457,083

Equipment acquired by barter transactions	$15,000	$9,232

CHELSEY BROADCASTING OF QUINCY, LLC AND

CHELSEY BROADCASTING OF PEORIA, LLC

Notes to Combined Financial Statements

(Note A)—Basis of Presentation and Accounting Policies

        Nature of Business—The combined financial statements are comprised of two television stations; Chelsey Broadcasting Company of Peoria, LLC in Peoria, Illinois, ("WHOI-TV") and Chelsey Broadcasting of Quincy, LLC in Quincy, Illinois, ("KHQA-TV"), as combined (the "Company"). Revenues were derived primarily from the sale of advertising time and, to a lesser extent from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. The stations sold commercial time during programs to national, regional and local advertisers. The networks also sold commercial time during the programs to national advertisers. Credit arrangements were determined on an individual customer basis. Segment information has not been presented because all of the Company's revenues were attributed to a single reportable segment.

        The advertising revenues of the stations was generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. Additionally, advertising revenue in even-numbered years can benefit from demand for advertising time in Olympic broadcasts and advertising placed by candidates for political offices.

        Basis of Presentation—The combined financial statements include the accounts of the two stations, WHOI-TV and KHQA-TV. On October 21, 2002, Chelsey Broadcasting, LLC ("Chelsey") entered into an asset purchase agreement with Benedek Broadcasting ("Benedek") after Benedek's parent company, Stations Holding Inc., had entered into bankruptcy. Pursuant to the agreement, Chelsey acquired the television broadcast assets of eight television stations including WHOI-TV and KHQA-TV.

        The total purchase price including costs of acquisitions of the eight television stations of approximately $30,000,000 was allocated to acquired assets and liabilities at fair value based on a management estimate of the value of the underlying assets. The purchase price allocation resulted in negative goodwill in connection with the WHOI-TV and KHQA-TV assets. As a result, in accordance with Statement of Financial Standards ("SFAS") 141 Business Combinations, Chelsey applied the negative goodwill against other intangible assets including FCC licenses and network affiliation agreements.

        Barrington Broadcasting Corporation ("Barrington Broadcasting") was formed in 2003 to own and operate television stations. Barrington Broadcasting had no operations prior to its acquisition of the assets of WHOI-TV and KHQA-TV. As a result, WHOI-TV and KHQA-TV are deemed to be the predecessor company to Barrington Broadcasting.

        Barrington Broadcasting completed an asset purchase agreement with Chelsey on April 30, 2004. The total purchase price was approximately $23,500,000. All significant intercompany accounts and transactions have been eliminated. Barrington Broadcasting Corporation purchased the assets of the two television stations under an asset purchase agreement on May 1, 2004. As such, the results of operations, statements of member's equity and statements of cash flows are presented for the twelve months ended December 31, 2003 and the four month period ended April 30, 2004.

  Significant Accounting Policies

(1)
Accounting estimates

        The preparation of combined financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)
Cash and cash equivalents

        The Company considered all highly liquid instruments with an original maturity of three months or less to be cash equivalents. At various times during the periods, the Company had cash and cash equivalents on deposit with a financial institution in excess of federal depository insurance limits. The Company has not experienced any credit losses on these deposits.

(3)
Accounts receivable and allowance for doubtful accounts

        The Company's accounts receivable consisted primarily of billings to its customers for advertising spots aired and also included amounts for production and other similar activities. Trade receivables normally had terms of 30 days and the Company had no interest provision for customer accounts that are past due. The Company maintained an allowance for estimated losses resulting from the inability of customers to make required payments. The Company made estimates of uncollectible accounts receivable and specifically reviewed historical write-off activity by market, large customer concentrations, customer credit-worthiness, and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. Accounts receivable were charged to the allowance when the Company determined that the receivable were not collectible. The Company recorded bad debt expense for the four months ended April 30, 2004 and the year ended December 31, 2003 of approximately $22,000 and $2,000 respectively, which was included in general and administrative expenses in the Company's combined statements of operations.

(4)
Revenues

        Revenue related to the sale of advertising was recognized at the time of broadcast. Net revenues are shown net of agency and national representatives' commissions. Revenue was recognized on network affiliation agreements on an accrual basis. There was no significant difference between payments received on network affiliation agreements and the amount recognized on an accrual basis.

(5)
Barter transactions

        Revenue from barter transactions (advertising provided in exchange for goods and services) was recognized as income when advertisements were broadcast and merchandise or services received were charged to expense (or capitalized as appropriate) when received or used. In addition, revenue and expense from barter transactions included the recognition of revenue and expense pursuant to programming contracts whereby advertising time was given in exchange for the license to broadcast a program. Barter transactions were recorded at the fair market value of the asset or service received. For the four month period ended April 30, 2004, barter revenue and expenses totaled $126,927 and $130,571, respectively. For the period ended December 31, 2003, revenues from barter transactions totaled $464,074 and barter expenses totaled $436,575.

(6)
Program broadcast rights and liabilities

        Program broadcast rights represent rights for the telecast of feature length motion pictures, series produced for television, and other films, and were presented at the lower of amortized cost or estimated net realizable value. Each agreement was recorded as an asset and liability when the license period began, and the program was available for its first showing. Program broadcast rights were amortized on the straight-line method over the life of the contract, which is included in selling, technical and program expenses. The agreements were classified between current and long-term assets according to the estimated time of future usage. The related liability was classified between current and long-term on the basis of the payment terms.

(7)
Advertising expense

        Advertising costs were expensed as incurred. The Company incurred advertising costs in the amounts of $46,618 and $181,495 for the four month period ended April 30, 2004 and the year ended December 31, 2003, respectively.

(8)
Property and equipment and intangible assets

(a)
Property and equipment were recorded at cost and depreciated using the straight-line method over their estimated useful lives. Intangible assets were amortized over their estimated lives. The following are the estimated ranges of useful lives of the assets

Years
Building and improvements	5–40
Towers	5–10
Transmission equipment	3–10
Other equipment	1–5
Network affiliation	15

    Expenditures for repairs and maintenance that do not extend the useful life of assets are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are eliminated and any gain or loss is recognized at such time.

  (b)
  Approximately $3,300,000 or 29% of the Company's total assets as of April 30, 2004 consisted of unamortized intangible assets, principally Federal Communications Commission ("FCC") broadcast licenses and network affiliation agreements. FCC licenses were considered indefinite lived and were not amortized for financial reporting purposes in accordance with generally accepted accounting principles. Network affiliation agreements were recorded at estimated fair value at the time of acquisition and amortized over fifteen years.

  (c)
  The Company applied the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which requires that indefinite lived intangible assets be tested for impairment at least annually. The Company tested its goodwill and indefinite lived assets for impairment as of the end of each year, unless events or circumstances required an additional interim review. Annual impairment tests made by the Company resulted in no adjustment to the carrying value.

    In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets were reviewed for potential impairment when events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. Any impairment loss would have been recognized when the sum of the expected, undiscounted future net cash flows was less than the carrying amount of the asset. In the event that the asset was determined to be impaired, the impairment recognized would be the amount by which the carrying value of the asset exceeded its fair value.

(8)
Income taxes

        As of the date of the financial statements, the stations were owned and organized as limited liability companies and, as such, paid no income taxes.

(9)
Employee benefits

        The Company had a defined contribution plan covering all eligible employees. The Company's contribution is at the discretion of the Board of Directors. No company contributions were made for the four month period ended April 30, 2004 and the year ended December 31, 2003.

        The Company was self-insured for health benefits, which are provided to all full-time employees with specified periods of service. Insurance coverage was maintained by the Company for claims in excess of specific and annual aggregate limits.

(10)
Financial instruments

        The Company's financial instruments consisted of cash, trade receivables, accounts payable and long-term debt. The Company's estimate of fair value of these instruments approximated their carrying amounts at April 30, 2004 and December 31, 2003.

(Note B)—Property and Equipment

        Property and equipment consisted of the following:

	April 30, 2004	December 31, 2003
Land	$278,938	$278,938
Building and improvements	1,353,388	1,335,932
Towers	618,146	600,000
Transmission equipment	1,054,963	1,054,963
Studio technical equipment	1,464,885	1,433,665
Office equipment	181,422	170,957
Automotive equipment	199,051	184,952
Other	895,453	905,218

	6,046,246	5,964,625
Less accumulated depreciation	(952,981)	(724,469)

	$5,093,265	$5,240,156

        The Company recorded depreciation expense of $235,413 and $626,337 for the four month period ended April 30, 2004 and the year ended December 31, 2003.

(Note C)—Intangible Assets

        The following table summarizes the carrying amount of each major classification of intangible assets:

	April 30, 2004	December 31, 2003
Unamortized Intangible Assets
FCC licenses	$3,287,173	$3,287,173
Amortized Intangible Assets
Network affiliation agreement	941,034	941,034
Accumulated amortization	(94,104)	(73,192)

	$4,134,103	$4,155,015

        Amortization of intangible assets was $20,912 and $47,052 for the four month period ended April 30, 2004 and the year ended December 31, 2003, respectively. The weighted average amortization period was 13.7 years at April 30, 2004.

        Estimated amortization expense on the network affiliation contracts for each of the succeeding five years was as follows:

From May 1, 2004 to December 31, 2004	$41,824
Year Ended December 31,
2006	62,736
2007	62,736
2008	62,736
2009	62,736
Thereafter	554,162

$846,930

(Note D)—Long Term Debt

        The Company refinanced an existing mortgage on the studio building of KHQA-TV on March 21, 2003 for an amount totaling $997,914. The interest rate on the debt was 6.25% which was fixed over the five-year term ending on March 21, 2008. Fixed installments of principal and interest of $11,253 were due each month until March 21, 2008, when the remaining balance was due in full. The balance outstanding was $925,539 and $944,494 as of April 30, 2004 and December 31, 2003 respectively. The debt was secured by a first priority lien on the studio building and a guarantee from the Company's parent, Chelsey Broadcasting Company, LLC.

        As of April 30, 2004, the remaining principal payments on the debt were:

From May 1, 2004—December 31, 2004	$58,042
Years ended December 31,
2005	80,406
2006	85,431
2007	90,771
2008	610,889

$925,539

(Note E)—Program Broadcast Rights and Liabilities

        Program broadcast rights and program broadcast liabilities consisted of the following:

	Four Month Period Ended April 30, 2004		Year Ended December 31, 2003
	Program Rights	Program Liabilities	Program Rights	Program Liabilities
Beginning of period	$470,169	$453,675	$520,150	$509,707
Contracts acquired	—	—	457,083	457,083
Amortization	(169,658)	—	(507,064)	—
Amounts paid	—	(173,112)	—	(513,115)

	300,511	280,563	470,169	453,675
Less long-term maturities	(96,184)	(86,652)	(113,518)	(86,652)

Current contracts	$204,327	$193,911	$356,651	$367,023

        The maturities of the current contracts in progress were as follows at April 30, 2004:

From May 1, 2004 to December 31, 2004	$193,911
Year ended December 31,
2005	64,985
2006	21,667

$280,563

        In addition, the Company had noncancelable commitments for future program broadcast rights aggregating $1,174,326 as of April 30, 2004, with total future payments as follows:

From May 1, 2004 to December 31, 2004	$352,688
Year ended December 31,
2005	500,605
2006	257,419
2007	63,614

1,174,326

(Note F)—Leases

        The Company leased certain land, office space and equipment under operating lease arrangements that expire from 2004 through 2005 and require minimum annual rentals. The leases also required payment of the normal maintenance, real estate taxes and insurance on the properties. Future minimum payments under these non-cancelable operating leases as of April 30, 2004, were as follows:

From May 1, 2004 to December 31, 2004	$16,586
Year ended December 31, 2005	11,136

Net minimum lease payments	27,722
Less amount representing interest	—

Present value of minimum lease payments	$27,722

        Rent expense under the operating leases was $11,232 for the four month period ended April 30, 2004 and $69,011 for the year ended December 31, 2003.

        The Company leased certain portions of its real property to various organizations. Total rental income under these agreements for the four month period ended April 30, 2004 and for the year ended December 31, 2003 was $14,061 and $35,480, respectively.

(Note G)—Employee Benefit Plan

        The Company had a qualified 401(k) profit sharing plan in which substantially all of the employees of the Company meeting certain service requirements were eligible to participate. The Company made no matching contributions for the four month period ended April 30, 2004 and the year ended December 31, 2003. Employee contributions were $88,093 and $164,742 for the four month period ended April 30, 2004 and the year ended December 31, 2003 respectively.

(Note H)—Subsequent Event

        On December 31, 2003, the Company entered into an agreement with Barrington Broadcasting Corporation to sell the television broadcast assets of WHOI-TV and KHQA-TV for $23,500,000. The transaction was completed on April 30, 2004. Accordingly, the results of the operations are presented until the date of the sale.

 RAYCOM SALES GROUP
(A DIVISION OF RAYCOM MEDIA, INC. AND SUBSIDIARIES)

Combined Financial Statements for the
Period from January 1, 2006 to August 11, 2006

 INDEPENDENT AUDITORS' REPORT

The Board of Directors
Raycom Media, Inc. and Subsidiaries:

        We have audited the accompanying combined balance sheet of Raycom Sales Group (a division of Raycom Media, Inc. and Subsidiaries) (the Group) as of August 11, 2006, and the related combined statements of operations, division equity, and cash flows for the period from January 1, 2006 to August 11, 2006. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of August 11, 2006, and the results of their operations and their cash flows for the period from January 1, 2006 to August 11, 2006, in conformity with U.S. generally accepted accounting principles.

                            /s/ KPMG LLP

McLean, VA
July 31, 2007

 RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Balance Sheet

August 11, 2006

(In thousands)

Assets
Current assets:
Cash and cash equivalents	$—
Accounts receivable, net of allowance for doubtful accounts of $474	12,812
Intercompany accounts receivable	8,818
Current portion of programming rights	1,230
Prepaid expenses and other current assets	612

Total current assets	23,472
Programming rights, net of current portion and accumulated amortization	1,598
Property, plant, and equipment, net	39,746
Goodwill	47,437
Intangible assets, net	162,736
Other assets	679

Total assets	$275,668

Liabilities and Division Equity
Current liabilities:
Current installments of programming liabilities	1,699
Accounts payable	1,387
Accrued expenses	1,684
Other current liabilities	90

Total current liabilities	4,860
Indebtedness to Parent	192,166
Programming liabilities, net of current installments	2,443
Deferred income tax liabilities, net	30,659
Other liabilities	935

Total liabilities	231,063

Total division equity	44,605
Commitments and contingencies

Total liabilities and division equity	$275,668

See accompanying notes to combined financial statements.

 RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Statement of Operations

Period from January 1, 2006 to August 11, 2006

(In thousands)

Gross revenues	$50,292
Agency commissions and representation fees	(6,897)

Net revenues	43,395

Expenses:
Operating	18,184
Selling, general, and administrative	10,146
Parent management fee	1,106
Depreciation and amortization	8,509

Total operating expenses	37,945

Income from operations	5,450
Interest expense	(15,866)
Other expense	(1,230)

Net loss before income tax benefit	(11,646)
Income tax benefit	(3,176)

Net loss	$(8,470)

See accompanying notes to combined financial statements.

 RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Statement of Division Equity
Period from January 1, 2006 to August 11, 2006
(In thousands)

Total division equity
Balance, December 31, 2005	$24,086
Net loss	(8,470)
Contributions by Parent	28,989

Balance, August 11, 2006	$44,605

See accompanying notes to combined financial statements.

RAYCOM SALES GROUP
(A DIVISION OF RAYCOM MEDIA, INC. AND SUBSIDIARIES)

Combined Statements of Cash Flows
Period from January 1, 2006 to August 11, 2006
(In thousands)

Cash flows from operating activities:
Net loss	$(8,470)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	2,941
Amortization of intangibles	3,627
Amortization of programming rights	1,941
Payment of programming liabilities	(2,129)
Loss on disposal of fixed assets	1,230
Changes in operating assets and liabilities, excluding the impact of business combinations:
Decrease in accounts receivable, net	1,218
Increase in prepaid expenses and other current assets	(111)
Increase in other assets	(18)
Decrease in other current liabilities	(278)
Decrease in accounts payable and accrued expenses	(722)
Decrease in deferred income tax liability	(2,397)

Net cash used in operating activities	(3,168)

Cash flows from investing activities:
Capital expenditures	(368)
Acquisition of KGBT	(32,946)

Net cash used in investing activities	(33,314)

Cash flows from financing activities:
Intercompany transfers, net	7,181
Contributions by Parent	28,989

Net cash provided by financing activities	36,170

Net decrease in cash and cash equivalents	(312)
Cash and cash equivalents, beginning of year	312

Cash and cash equivalents, end of year	$—

See accompanying notes to combined financial statements.

 RAYCOM SALES GROUP

(A Division of Raycom Media, Inc. and Subsidiaries)

Notes to Combined Financial Statements

Period from January 1, 2006 to August 11, 2006

(1)    Description of Business

        Raycom Media, Inc. and Subsidiaries (the Parent) was formed on May 2, 1996 for the purpose of acquiring broadcast properties. Each of the broadcast properties listed below (the Raycom Sales Group or the Group) are wholly owned subsidiaries of the Parent. As of August 11, 2006, the Group consists of twelve broadcast television stations as follows:

State	City	Station
Colorado	Colorado Springs	KXRM/KXTU
Georgia	Albany	WFXL
Michigan	Marquette	WLUC
Michigan	Traverse City	WPBN/WTOM
Missouri	Kirksville	KTVO
New York	Syracuse	WSTM/WSTQ
Ohio	Toledo	WNWO
South Carolina	Columbia	WACH
Texas	Harlingen	KGBT

        In addition to the above, the Group provides certain operating and management services to one station in Ottumwa, IA owned by Ottumwa Media Holdings, LLC.

        The Group's principal business is the sale of advertising time to local, regional, and national customers.

        The Group is dependent on the Parent for financing.

        The combined financial statements include the accounts of the Group.

(2)    Summary of Significant Accounting Polities

        (a)   Use of Estimates

        The preparation of the combined financial statements requires management of the Group to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  (b)
  Recognition of Revenue and Expenses

        Revenue is reported net of agency commissions and representation fees. Agency commissions and representation fees are calculated based on a stated percentage applied to gross billings for the Group's broadcasting operations.

        Advertising revenues are recognized in the period in which the advertisements are aired. Revenues from other sources are recognized in the period in which the related events are held or services are provided.

  (c)
  Concentration of Credit Risk

        The Group extends credit based upon its evaluation of a customer's credit worthiness and financial condition. For certain advertisers, the Group does not extend credit and requires cash payment in advance. The Group monitors the collection of receivables and maintains an allowance for estimated losses based upon the aging of such receivables and specific collection issues that may be identified. Concentration of credit risk with respect to accounts receivable is generally limited due to the large number of geographically diverse customers and individually small balances.

  (d)
  Programming Rights and Liabilities

        Programming rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when these programs are available for use. Programming rights are amortized over the lives of the underlying contracts using the greater of the straight-line method or the accelerated per-play method. Programming rights expected to be amortized within one year are classified as current in the accompanying combined balance sheets. Programming liabilities represent the gross amounts to be paid to program suppliers over the life of the contracts. Payments for programming liabilities which are due within one year are classified as current in the accompanying combined balance sheets.

  (e)
  Trade and Barter Transactions

        The Group trades certain advertising time for various goods and services. The Group also barters advertising time for certain programming rights. These transactions are recorded at the estimated fair-value of the goods or services received, if determinable, or at the estimated fair value of the advertising time traded. The related revenue is recognized when advertisements are broadcast and the related expenses are recognized as the goods or services are used. For the period from January 1, 2006 to August 11, 2006, trade and barter expense was approximately $2.8 million and trade and barter revenue was $2.4 million.

  (f)
  Property and Equipment

        Property and equipment is stated at cost or estimated fair value if acquired in a business combination. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which range from three to thirty years. Depreciation does not commence on construction in process until the asset is placed into service.

  (g)
  Impairment of Long-Lived Assets

        In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

  (h)
  Goodwill

        Goodwill relating to the Group's acquisitions of broadcast properties represents the excess of cost over the fair value of net tangible and identifiable intangible assets acquired.

        SFAS No. 141, Business Combinations, requires that the purchase method of accounting be used for all business combinations and specifies the criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142, Goodwill and Other Intangible Asset, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144.

        SFAS No. 142 also requires that goodwill be evaluated for impairment at least annually or when events or circumstances indicate that impairment may exist. The Group performed its annual impairment analysis required by SFAS No. 142 in 2006, with no indication of impairment.

  (i)
  Other Intangible Assets

        SFAS No. 141 requires that intangible assets acquired in a business combination are recognized only if such assets arise from a contractual or other legal right and are separable, that is, capable of being sold, transferred, licensed, rented, or exchanged. Intangible assets acquired in a business combination that do not meet this criterion are considered a component of goodwill.

        The Group's definite-lived intangible assets consist primarily of network affiliation agreements and are amortized in accordance with SFAS No. 142 over the respective lives of the agreements.

        Under the guidance in SFAS No. 142, the Group's FCC licenses are considered to be indefinite-lived intangibles, separately recognized apart from goodwill. Pursuant to the adoption of SFAS No. 142, these assets are not subject to amortization, but are tested for impairment at least annually. In accordance with SFAS No. 142, the Group performed its annual impairment analysis related to FCC licenses by comparing their estimated fair value to their carrying value at that date. As a result of this impairment test, the Group did not recognize any impairment loss related to its FCC licenses in 2006. The estimated fair value used in measuring the impairment loss was based on a market multiple of broadcast cash flow, as determined by an independent appraisal which considered among other things, recent transactions in the market.

  (j)
  Income Taxes

        The Group is included in the income tax returns of the Parent. The Group calculates its income tax provision on a stand-alone basis using the asset and liability method in accordance with SFAS No. 109. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  (k)
  Stock-Based Compensation

        The Group's employees are eligible to receive stock options on the Parent's restricted common stock. Any expense recorded by the Parent in relation to these stock options of the Group's employees are recorded as expense in the Group's combined statements of operations.

        SFAS No. 123, Accounting for Stock-Based Compensation, permits the Parent to compute the compensation expense relating to employee stock-based compensation under two alternatives: a fair value based computation, which recognizes the value of the instruments issued, or the intrinsic value method prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Parent has elected to account for its employee stock-based compensation plans in accordance with the provisions of APB Opinion No. 25. As such, compensation expense is determined as the difference between the exercise price of the option or grant and the estimated fair value on the date of grant. This compensation expense, if any, is then recognized over the period of performance, generally the vesting term of the option or grant. Under the provisions of SFAS No. 123, pro forma disclosures of net income (loss) are presented to reflect the compensation expense, which would have been recorded for stock options made during the year had the fair value provisions of SFAS No. 123 been applied.

        The fair value of the Parent's restricted common stock is considered to be de minimus, based on a review performed by the Parent, which was based on an independent appraiser's analysis. As such, the pro forma disclosures of the impact on the Group's combined net loss under the fair value provisions of SFAS No. 123 have been omitted as the effect on the combined net loss is not considered to be significant for the period from January 1, 2006 to August 11, 2006.

  (l)
  Fair Value of Financial Instruments

        The carrying value of the Group's financial instruments including accounts receivable, accounts payable and accrued expenses, approximate their fair value as of August 11, 2006, due to the short term of these instruments.

        The carrying value of the Group's indebtedness to its Parent is considered to approximate fair value, as if the Group obtained similar debt in the open market.

  (m)
  Intercompany Accounts Payable

        The Group owes amounts to the Parent for working capital, allocations of overhead, cash management and treasury functions, etc. These amounts do not assume interest and are repaid periodically at the discretion of the Parent.

(3)    Acquisitions

        On February 1, 2006, virtually all of the assets of a station in Texas (KGBT) were purchased by the Parent from Liberty Corporation for a purchase price of approximately $32.9 million. The acquisition was funded through debt due to the Parent. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition (in thousands):

Amount
Current assets	$1,992
Programming rights	609
Property, plant, and equipment	8,412
Other assets	637
FCC license	6,599
Network affiliation	13,077
Othe intangibles	2,402
Accounts payable and accrued expenses	(173)
Programming obligations	(609)

Total consideration paid	$32,946

        This acquisition was accounted for under the purchase method of accounting in accordance with SFAS No. 141 whereby the net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values at the date of acquisition. The purchase price was equal to the estimated fair values of the net assets and as a result, no goodwill was recorded as a result of the KGBT acquisition.

        This acquisition was accounted for under the purchase method of accounting in accordance with SFAS No. 141 whereby the net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values at the date of acquisition. The purchase price was equal to the estimated fair values of the net assets and as a result, no goodwill was recorded as a result of the KGBT acquisition.

(4)    Property, Plant, and Equipment

        Property and equipment consists of the following as of August 11, 2006 (in thousands):

Land and improvements	$2,092
Buildings and improvements	13,780
Broadcasting equipment	46,321
Furniture and other equipment	4,072
Vehicles	2,053
Construction in process	259

68,577
Less accumulated depreciation	(28,831)

$39,746

(5)    Goodwill and Intangible Assets

(a)   Goodwill

        Goodwill as of August 11, 2006 (in thousands):

Balance at December 31, 2005	$47,437
Other	—

Balance at August 11, 2006	$47,437

(b)
Intangible Assets

        Intangible assets consist of nonamortizable (indefinite lived) and amortizable (definite lived) intangible assets as of August 11, 2006, as follows (in thousands):

Indefinite-lived intangible assets:
FCC licenses	$123,346
Definite-lived intangible assets:
Network affiliation agreements	55,843
Other intangible assets	3,008
Less accumulated amortization	(19,461)

Total amortizable intangible assets, net	39,390

Total intangible assets, net	$162,736

        The Group's amortizable intangible assets are amortized over the term of their related agreements.

(6)    Indebtedness

        Indebtedness to Parent represents an allocation of the long-term debt incurred by the Parent in connection with the acquisition of the Group's broadcast properties. Each of the broadcast properties in the Group, in addition to the Parent's other subsidiaries, is a guarantor of the Parent's debt. The terms and conditions of the Parent's debt related to the Group consist of the following:

        On October 6, 2004, concurrently with the issuance of the Senior Secured Credit Facilities (as described below), the Parent and the Lenders amended The Third Amended and Restated Loan and Credit Agreement and signed The Fourth Amended and Restated Loan and Credit Agreement. On February 1, 2006, the Parent amended The Forth Amended and Restated Loan and Credit Agreement and entered into the Fifth Amended and Restated Loan and Credit Agreement (see note (c) below). The Fourth Amended and Restated Loan and Credit Agreement restructured the Parent's outstanding debt with the Lenders by the Parent paying down approximately $600.0 million of principal on the Fixed Rate Loan and exchanging the remaining 978,500 shares of Series D redeemable preferred stock and the remaining outstanding debt associated with the Fixed Rate Loan, Fixed Rate Loan—Waitt acquisition, and the Floating Rate Loan, into an additional 401,306 shares of Series E redeemable preferred stock (see note 10) with the same rights and preferences as all other previously issued shares of Series E redeemable preferred stock and a new fixed rate loan (the New Fixed Rate Loan) in the amount of approximately $1.6 billion.

        The New Fixed Rate Loan's aggregate principal balance of approximately $1.6 billion is the difference between the equity value of the Series D redeemable preferred stock, the principal balance of the Fixed Rate Loan at October 6, 2004, and the Floating Rate Loan principal balance, less the equity value of the newly issued shares of Series E redeemable preferred stock, as described above. The New Fixed Rate Loan bears interest at 6.75% per annum and is payable on April 1 and October 1 of each year. The New Fixed Rate Loan matures on December 15, 2016.

        The repayment of the loans under the Fourth Amended and Restated Loan and Credit Agreement is based upon the Parent's excess cash flows as defined by the agreement and requires that preferred stock dividends be declared prior to the repayment of any portion of the outstanding balances, except in the case of any disposition of the Parent's broadcasting properties. The Fourth Amended and Restated Loan and Credit Agreement also contains significant prepayment penalties, which substantially negate the Parent's ability to prepay the loans.

        On January 31, 2006, the Parent and the Lenders amended The Fourth Amended and Restated Loan and Credit Agreement and signed The Fifth Amended and Restated Loan and Credit Agreement. The Fifth Amended and Restated Loan and Credit Agreement allowed the Parent to borrow on January 31, 2006 $808,480,000.00 solely to pay the purchase price, working capital, and closing costs associated with the Liberty Acquisition. Almost all other terms and conditions of the Fifth Amended and Restated Loan and Credit Agreement are the same as stated in the Forth Amended and Restated Loan and Credit Agreement.

        On February 28, 2006, in connection with the signing of the new Senior Secured Credit Facilities agreement, the Company paid approximately $45 million towards the principal balance of the New Fixed Rate Loan. On March 3, 2006, in connection with the sale of WWAY, the Parent paid approximately $11.1 million towards the principal balance of the New Fixed Rate Loan. On June 30, 2006, in connection with the sale of KWWL, the Parent paid approximately $50 million towards the principal balance of the New Fixed Rate Loan. On August 11, 2006, in connection with the sale of KXRM/KXTU, KTVO, WACH, KGBT, WLUC, WPBN/WTOM, WFXL, WSTM/WSTQ, and WNWO (the Barrington Sales Group) the Company paid approximately $187.7 million towards the principal balance of the New Fixed Rate Loan. On September 21, 2006, the Parent paid approximately $1.1 million towards the principal balance of the New Fixed Rate Loan with additional proceeds from the sale of WLII/WSUR that had previously been held in reserve for direct costs of the sale.

        The First Amendment to the Fifth Amended and Restated Loan and Credit Agreement was signed on February 28, 2006 in conjunction with the signing of the new Senior Secured Credit Facilities. This amendment allowed the release of certain guarantors and collateral in exchange for additional guarantors and collateral.

(7)    Income Taxes

        The benefit for income tax for the period from January 1, 2006 to August 11, 2006 is as follows (in thousands):

Current:
Federal	$—
State	95

95

Deferred:
Federal	(2,692)
State	(579)

(3,271)

Income tax benefit	$(3,176)

        The effective income tax rate for the period from January 1, 2006 to August 11, 2006 varied from the statutory U.S. Federal income tax rate due to the following:

Statutory U.S. Federal income tax	35.0%
State income taxes, net of Federal tax benefit	2.7%
Change in valuation allowance	(10.4)%

Effective income tax rate	27.3%

        Deferred tax assets (liabilities) are comprised of the following as of August 11, 2006 (in thousands):

Deferred tax liabilities:
Depreciation	$(4,130)
Amortization of intangibles	(39,015)

Gross deferred tax liabilities	(43,145)

Deferred tax assets:
Allowance for doubtful accounts	188
Amortization of programming rights	550
Tower lease adjustment	388
Net operating loss carryforwards	12,226

Gross deferred tax assets	13,352
Valuation allowance	(678)

Deferred tax assets, net	12,674

Net deferred tax liabilities	$(30,471)

        At August 11, 2006, the Group had approximately $30.9 million of federal and state net operating loss carryforwards. As a result of changes in common stock ownership in 2002 and prior years, the future realization of the net operating loss carryforwards generated in 2001 and prior years has been limited.

        In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers scheduled reversals of-deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Group in making this assessment. Based upon the level of historical taxable income, scheduled reversals of deferred tax liabilities and projections of future taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes that it is not more likely than not that most of the deferred tax asset will be realized. As such, the Group recorded a valuation allowance of $678,000 as of August 11, 2006, to reduce the deferred tax assets to the amount which management believes is more likely than not to be recoverable.

(8)    Employee Benefit Plans

        The Parent maintains the Raycom Media, Inc. and Subsidiaries 401(k) Savings Plan (the Plan), a defined contribution plan under Section 401(k) of the Internal Revenue Code. The Group's employees are eligible to participate in the Plan. The Plan provides for matching contributions of $0.33 per dollar contributed by a participant for the first 6% of participant compensation contributed. The Plan permits all eligible employees to contribute up to 25% of their annual compensation, subject to Internal Revenue Service limitations on maximum contributions. Employer matching contributions by the Group were approximately $155,000 for the period from January 1, 2006 to August 11, 2006.

(9)    Supplemental Disclosures of Cash Flow and Noncash Information

        Interest, taxes, and the Group's acquisitions are paid by the Parent and are accrued by the Group as a component of intercompany accounts payable.

        Film broadcast rights acquired from January 1, 2006 to August 11, 2006, through the assumption of film contracts payable were approximately $924,000.

(10)    Commitments

        At August 11, 2006, the Group has executed contracts for programming rights totaling approximately $9.3 million. As the broadcast license period has not yet begun, the asset and related liability are not recorded at August 11, 2006. Also, the Group leases certain equipment and facilities under noncancelable operating leases expiring at various dates through 2036. Future annual payments required under noncancelable operating leases and programming rights are as follows (in thousands):

	Operating leases	Programming rights
Remainder of 2006	$231	1,190
2007	595	3,216
2008	512	2,511
2009	502	2,028
2010	359	1,696
2011	348	978
Thereafter	4,460	370

	$7,007	11,989

(11)    Related Party Transactions

        The Parent allocates its costs of operations to the Group through a management fee. The management fee is charged to the Group based on approximately 2.7% of net revenues, exclusive of trade and other nonoperating revenues in 2006. The components of the Parent's costs of operations include substantially all costs of operating the Parent's office, which includes facilities, insurance, technology support, human resources, legal, finance, etc. For the period from January 1, 2006 to August 11, 2006, the Parent management fee totaled approximately $1.1 million.

        In accordance with the Fourth and Fifth Amended and Restated Loan and Credit Agreements, the Group is committed to air public service announcements for bona fide agencies of the State of Alabama, as directed by the RSA. These announcements are being aired in otherwise unsold commercial inventory and the commitment extends over the life of the Fifth Amended and Restated Loan and Credit Agreement. As public service announcements have no commercial value and these spots are limited to otherwise unsold inventory, no liability has been recorded in the combined financial statements for this commitment.

(12)    Contingencies

        From time to time, the Group may be party to certain litigation and other claims in the normal course of business. Currently, there are claims or lawsuits filed against the Group and its subsidiaries for potential libel and defamation claims or other alleged actions arising from information contained in newscasts and other employee related matters. The Group intends to vigorously defend against these matters and does not believe their resolution will significantly affect the financial position of the Group.

(13)    Subsequent Event

        On August 11, 2006, the Parent completed its sale of the Raycom Sales Group, selling substantially all the assets and liabilities of the Group and one of the Parent's other subsidiaries for approximately $262 million.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Raycom Media, Inc. and Subsidiaries:

        We have audited the accompanying combined balance sheets of Raycom Sales Group (a division of Raycom Media, Inc. and Subsidiaries) (the Group) as of December 31, 2005 and 2004, and the related combined statements of operations, division equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, VA
May 12, 2006

RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Balance Sheets

December 31, 2005 and 2004

(In thousands)

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$312	$378
Accounts receivable, net of allowance for doubtful accounts of $382 and $391 in 2005 and 2004, respectively	12,057	12,216
Current portion of programming rights	3,451	4,023
Prepaid expenses and other current assets	482	518

Total current assets	16,302	17,135
Programming rights, net of current portion and accumulated amortization	1,196	1,548
Property and equipment, net	35,225	37,950
Goodwill	47,437	47,437
Intangible assets, net	144,286	146,526
Other assets	24	32

Total assets	$244,470	$250,628

Liabilities and Division Equity
Current liabilities:
Current installments of capital lease obligations	$48	$48
Current installments of programming liabilities	4,661	5,335
Accounts payable	1,245	1,231
Intercompany accounts payable	12,966	12,062
Accrued expenses	1,926	2,718
Other current liabilities	90	76

Total current liabilities	20,936	21,470
Capital lease obligations, net of current installments	16	62
Indebtedness to Parent	163,176	163,176
Programming liabilities, net of current installments	2,240	2,492
Deferred income tax liabilities, net	33,056	32,682
Other liabilities	960	1,019

Total liabilities	220,384	220,901

Total division equity	24,086	29,727

Commitments and contingencies
Total liabilities and division equity	$244,470	$250,628

See accompanying notes to combined financial statements.

RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Statements of Operations

Years Ended December 31, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Gross revenues	$69,811	$78,828	$67,034
Agency commissions and representation fees	(9,226)	(11,178)	(9,076)

Net revenues	60,585	67,650	57,958

Expenses:
Operating (excludes depreciation and amortization)	25,193	25,356	21,885
Selling, general, and administrative (excludes depreciation and amortization)	13,502	14,328	12,992
Parent management fee (excludes depreciation and amortization)	1,778	1,701	1,842
Depreciation and amortization	9,993	10,166	8,050

Total operating expenses	50,466	51,551	44,769

Income from operations	10,119	16,099	13,189
Interest expense	(14,999)	(15,031)	(13,652)
Other expense	(135)	(80)	(19)

Income (loss) before income taxes	(5,015)	988	(482)
Income tax expense	626	630	241

Net income (loss)	$(5,641)	$358	$(723)

See accompanying notes to combined financial statements.

RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Statements of Division Equity (Deficit)

Years Ended December 31, 2005, 2004, and 2003

(In thousands)

Total division equity (deficit)
Balance, December 31, 2002	$(73,470)
Net loss	(723)

Balance, December 31, 2003	(74,193)
Net income	358
Contributions by Parent	103,562

Balance, December 31, 2004	29,727
Net loss	(5,641)

Balance, December 31, 2005	$24,086

See accompanying notes to combined financial statements.

RAYCOM SALES GROUP
(A Division of Raycom Media, Inc. and Subsidiaries)

Combined Statements of Cash Flows

Years Ended December 31, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$(5,641)	$358	$(723)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation	4,569	4,548	3,506
Amortization of intangibles	2,240	2,682	1,965
Amortization of programming rights	3,184	2,936	2,579
Payment of programming liabilities	(3,186)	(2,941)	(3,021)
Changes in operating assets and liabilities, excluding the impact of business combinations:
Decrease in accounts receivable, net	159	456	1,499
Decrease (increase) in prepaid expenses and other current assets	36	(49)	(22)
Decrease (increase) in other assets	8	(29)	17
Increase (decrease) in other current liabilities	14	(7)	—
Decrease in other liabilities	(59)	(61)	(60)
Increase (decrease) in accounts payable and accrued expenses	(778)	(969)	1,538
Increase in programming rights	—	—	(2)
Decrease (increase) in deferred income tax liability	374	372	(1,250)

Net cash provided by operating activities	920	7,296	6,026

Cash flows from investing activities:
Capital expenditures	(1,844)	(2,630)	(17,536)
Other	—	(7)	—

Net cash used in investing activities	(1,844)	(2,637)	(17,536)

Cash flows from financing activities:
Intercompany transfers, net	904	(108,332)	12,238
Contributions by Parent	—	103,562	—
Decrease in capital lease obligations	(46)	(160)	(79)

Net cash provided by (used in) financing activities	858	(4,930)	12,159

Net increase (decrease) in cash and cash equivalents	(66)	(271)	649
Cash and cash equivalents, beginning of year	378	649	—

Cash and cash equivalents, end of year	$312	$378	$649

See accompanying notes to combined financial statements.

RAYCOM SALES GROUP

(A Division of Raycom Media, Inc. and Subsidiaries)

Notes to Combined Financial Statements

December 31, 2005, 2004, and 2003

(1)    Description of Business

        Raycom Media, Inc. and Subsidiaries (the Parent) was formed on May 2, 1996 for the purpose of acquiring broadcast properties. Each of the broadcast properties listed below (the Raycom Sales Group or the Group) are wholly owned subsidiaries of the Parent. As of December 31, 2005, the Group consists of eleven broadcast television stations as follows:

State	City	Station
Colorado	Colorado Springs	KXRM/KXTU
Georgia	Albany	WFXL
Michigan	Marquette	WLUC
Michigan	Traverse City	WPBN/WTOM
Missouri	Kirksville	KTVO
New York	Syracuse	WSTM/WSTQ
Ohio	Toledo	WNWO
South Carolina	Columbia	WACH

        In addition to the above, the Group provides certain operating and management services to one station in Ottumwa, IA owned by Ottumwa Media Holdings, LLC.

        The Group's principal business is the sale of advertising time to local, regional, and national customers.

        As the Group has losses and negative working capital, the Group is dependent on the Parent for financing.

        The combined financial statements include the accounts of the Group.

(2)    Summary of Significant Accounting Policies

  (a)
  Use of Estimates

        The preparation of the combined financial statements requires management of the Group to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  (b)
  Recognition of Revenue and Expenses

        Revenue is reported net of agency commissions and representation fees. Agency commissions and representation fees are calculated based on a stated percentage applied to gross billings for the Group's broadcasting operations.

        Advertising revenues are recognized in the period in which the advertisements are aired. Revenues from other sources are recognized in the period in which the related events are held or services are provided.

  (c)
  Concentration of Credit Risk

        The Group extends credit based upon its evaluation of a customer's credit worthiness and financial condition. For certain advertisers, the Group does not extend credit and requires cash payment in advance. The Group monitors the collection of receivables and maintains an allowance for estimated losses based upon the aging of such receivables and specific collection issues that may be identified. Concentration of credit risk with respect to accounts receivable is generally limited due to the large number of geographically diverse customers and individually small balances.

  (d)
  Programming Rights and Liabilities

        Programming rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when these programs are available for use. Programming rights are amortized over the lives of the underlying contracts using the greater of the straight-line method or the accelerated per-play method. Programming rights expected to be amortized within one year are classified as current in the accompanying combined balance sheets. Programming liabilities represent the gross amounts to be paid to program suppliers over the life of the contracts. Payments for programming liabilities which are due within one year are classified as current in the accompanying combined balance sheets.

  (e)
  Trade and Barter Transactions

        The Group trades certain advertising time for various goods and services. The Group also barters advertising time for certain programming rights. These transactions are recorded at the estimated fair value of the goods or services received, if determinable, or at the estimated fair value of the advertising time traded. The related revenue is recognized when advertisements are broadcast and the related expenses are recognized as the goods or services are used. For the years ended December 31, 2005, 2004, and 2003, trade and barter expense was approximately $4.6 million, $4.7 million, and $3.8 million, respectively. For the years ended December 31, 2005, 2004, and 2003, trade and barter revenue was approximately $4.6 million, $4.7 million, and $3.8 million, respectively.

  (f)
  Property and Equipment

        Property and equipment is stated at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which are as follows: buildings and improvements—ten to thirty years; broadcasting equipment—five to twenty years; furniture and other equipment—three to five years, vehicles—five years. Routine maintenance and repairs are expensed as incurred. Depreciation does not commence on construction in process until the asset is placed into service.

  (g)
  Impairment of Long-Lived Assets

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

  (h)
  Goodwill

        Goodwill relating to the Group's acquisitions of broadcast properties represents the excess of cost over the fair value of net tangible and identifiable intangible assets acquired.

        SFAS No. 141, Business Combinations, requires that the purchase method of accounting be used for all business combinations and specifies the criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142, Goodwill and Other Intangible Asset, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144.

        SFAS No. 142 also requires that goodwill be evaluated for impairment at least annually or when events or circumstances indicate that impairment may exist. The Group performed its annual impairment analysis required by SFAS No. 142 in 2005, 2004, and 2003 with no indication of impairment.

  (i)
  Other Intangible Assets

        SFAS No. 141 requires that intangible assets acquired in a business combination are recognized only if such assets arise from a contractual or other legal right and are separable, that is, capable of being sold, transferred, licensed, rented, or exchanged. Intangible assets acquired in a business combination that do not meet this criterion are considered a component of goodwill.

        The Group's definite-lived intangible assets consist primarily of network affiliation agreements and are amortized in accordance with SFAS No. 142 over the respective lives of the agreements.

        Under the guidance in SFAS No. 142, the Group's FCC licenses are considered to be indefinite-lived intangibles, separately recognized apart from goodwill. Pursuant to the adoption of SFAS No. 142, these assets are not subject to amortization, but are tested for impairment at least annually. In accordance with SFAS No. 142, the Group performed its annual impairment analysis related to FCC licenses by comparing their estimated fair value to their carrying value at that date. As a result of this impairment test, the Group did not recognize any impairment loss related to its FCC licenses in 2005, 2004, or 2003. The estimated fair value used in measuring the impairment loss was based on a market multiple of broadcast cash flow, as determined by an independent appraisal which considered among other things, recent transactions in the market.

  (j)
  Income Taxes

        The Group is included in the income tax returns of the Parent. The Group calculates its income tax provision on a stand- alone basis using the asset and liability method in accordance with SFAS No. 109. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  (k)
  Stock-Based Compensation

        The Group's employees are eligible to receive stock options on the Parent's restricted common stock. Any expense recorded by the Parent in relation to these stock options of the Group's employees is recorded in the Group's combined statements of operations.

        SFAS No. 123, Accounting for Stock-Based Compensation, permits the Parent to compute the compensation expense relating to employee stock-based compensation under two alternatives: a fair value based computation, which recognizes the value of the instruments issued, or the intrinsic value method prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Parent has elected to account for its employee stock-based compensation plans in accordance with the provisions of APB Opinion No. 25. As such, compensation expense is determined as the difference between the exercise price of the option or grant and the estimated fair value on the date of grant. This compensation expense, if any, is then recognized over the period of performance, generally the vesting term of the option or grant. Under the provisions of SFAS No. 123, pro forma disclosures of net income (loss) are presented to reflect the compensation expense, which would have been recorded for stock options made during the year had the fair value provisions of SFAS No. 123 been applied.

        The fair value of the Parent's restricted common stock is considered to be de minimus, based on a review performed by the Parent, which was based on an independent appraiser's analysis. As such, the pro forma disclosures of the impact on the Group's combined net income (loss) under the fair value provisions of SFAS No. 123 have been omitted as the effect on the combined net income (loss) is not considered to be significant for the years ended December 31, 2005, 2004, and 2003.

  (l)
  Fair Value of Financial Instruments

        The carrying values of the Group's financial instruments including accounts receivable, accounts payable and accrued expenses, approximate their fair values as of December 31, 2005, 2004, and 2003, due to the short term of these instruments.

        The carrying value of the Group's indebtedness to its Parent is considered to approximate fair value, as if the Group obtained similar debt in the open market.

  (m)
  Intercompany Accounts Payable

        The Group owes amounts to the Parent for working capital, allocations of overhead, cash management and treasury functions, etc. These amounts do not assume interest and are repaid periodically at the discretion of the Parent.

  (n)
  Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment: an amendment of FASB Statements No. 123 and 95.This standard requires companies to recognize an expense for the grant-date fair value of stock options and other equity-based compensation issued to employees. The Group is not required to adopt SFAS No. 123R until January 1, 2006, and does not believe there will be an impact on the Group's financial position or results of operations as the fair value of the Parent's Class A restricted common stock is considered to be de minimus.

(3)    Acquisitions

        On December 15, 2003, virtually all of the assets of a station in Georgia (WFXL) were purchased by the Parent from Waitt Broadcasting for approximately $15.6 million, including transaction costs of approximately $94,000 paid at the time of closing. The acquisition was funded through debt due to the

Parent. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition (in thousands):

Amount
Current assets	$755
Programming rights	256
Property and equipment	2,464
Goodwill	2,788
Definite-lived intangible assets	6,493
Indefinite-lived intangible assets	3,325
Accounts payable and accrued expenses	(166)
Programming obligations	(282)

Total consideration paid	$15,633

        On September 3, 2003 the Parent purchased all of the assets of WAWA (subsequently renamed WSTQ), a station in Syracuse, NY, for approximately $606,000, including transaction costs of approximately $31,000 paid at the time of closing. The acquisition was funded through debt due to the Parent. The following table summarizes the estimated fair value of the assets acquired at the date of the acquisition (in thousands):

Amount
Property and equipment	$23
Goodwill	141
Indefinite-lived intangible assets	442

Total consideration paid	$606

        All acquisitions were accounted for under the purchase method of accounting in accordance with SFAS No. 141 whereby the net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets has been included in goodwill and is subject to the annual impairment test provisions of SFAS No. 142.

        The unaudited combined condensed pro forma results of operations data for the year ended December 31, 2003, reflect adjustments as if all acquisitions completed during 2003 had occurred on January 1, 2003, follow (in thousands):

Amount
(Unaudited)
Net revenues	$61,074
Operating income	13,106
Net loss	(1,236)

(4)    Property and Equipment

        Property and equipment consists of the following (in thousands):

	2005	2004
Land	$1,574	$1,574
Buildings and improvements	11,917	11,683
Broadcasting equipment	43,727	42,611
Furniture and other equipment	4,033	4,047
Vehicles	1,568	1,509
Construction in process	311	118

	63,130	61,542
Less accumulated depreciation	27,905	23,592

	$35,225	$37,950

(5)    Goodwill and Intangible Assets

(a)
Goodwill

        Goodwill is as follows (in thousands):

Balance at January 1, 2003	$44,494
Purchase of WFXL	2,788
Purchase of WSTQ	110
Other	(4)

Balance at December 31, 2003	47,388
Other	49

Balance at December 31, 2005 and 2004	$47,437

        "Other" represents final true-up adjustments made in 2004 and 2003 related to the Group's acquisitions.

(b)
Intangible Assets

        Intangible assets consist of nonamortizable (indefinite-lived) and amortizable (definite-lived) intangible assets as of December 31, 2005 and 2004, as follows (in thousands):

	2005	2004
Indefinite-lived intangible assets:
FCC licenses	$116,748	$116,748
Definite-lived intangible assets:
Network affiliation agreements	42,766	42,766
Other intangible assets	606	606
Less accumulated amortization	15,834	13,594

Total amortizable intangible assets, net	27,538	29,778

Total intangible assets, net	$144,286	$146,526

        The Group's amortizable intangible assets are amortized straight-line over the term of their related agreements. The Group's amortization expense for amortizable intangible assets was approximately $2,240,000, $2,682,000, and $1,965,000 for the years ended December 31, 2005, 2004, and 2003, respectively. The approximate amortization expense related to amortizable intangible assets for each of the next five years beginning January 1, 2006, is expected to be approximately $2.2 million per year.

(6)    Indebtedness

        Indebtedness as of December 31, 2005 and 2004 consists of the following (in thousands):

	2005	2004
Indebtedness to Parent	$163,176	$163,176
Obligations under capital leases	64	110

	163,240	163,286
Less current installments of obligations under capital lease	48	48

Long-term debt, net of current portion of capital lease obligations	$163,192	$163,238

(a)
Indebtedness to Parent

        Indebtedness to Parent represents an allocation of the long-term debt incurred by the Parent in connection with the acquisition of the Group's broadcast properties. Each of the broadcast properties in the Group, in addition to the Parent's other subsidiaries, is a guarantor of the Parent's debt. The terms and conditions of the Parent's debt related to the Group consist of the following:

          On October 6, 2004, concurrently with the issuance of the Senior Secured Credit Facilities (as described below), the Parent and the Teachers' Retirement System of Alabama (TRS) and the Employees' Retirement System of Alabama (ERS) (collectively, the Lenders) signed The Fourth Amended and Restated Loan and Credit Agreement. The Fourth Amended and Restated Loan

  and Credit Agreement restructured the Parent's outstanding debt with the Lenders. As a result of the restructuring, the Parent obtained a fixed rate loan with an original aggregate principal balance of approximately $1.6 billion. The fixed rate loan bears interest at 6.75% per annum and is payable on April 1 and October 1 of each year. The fixed rate loan matures on December 15, 2016.

          The repayment of the loans under the Fourth Amended and Restated Loan and Credit Agreement is based upon the Parent's excess cash flows as defined by the agreement. Also, the Fourth Amended and Restated Loan and Credit Agreement contains significant prepayment penalties, which substantially negate the Parent's ability to prepay the loans.

          On January 31, 2006, the Parent entered into the Fifth Amended and Restated Loan and Credit Agreement with the Lenders. Under this agreement, the Lenders agreed to loan approximately $808.5 million solely for the use of the Parent to pay the purchase price, working capital, and closing costs associated with the acquisition of Liberty Corporation early in 2006. The agreement did not change the interest rate, maturity date, or the timing of when interest payments are to be made on the fixed rate loan.

          On October 6, 2004, concurrently with the signing of The Fourth Amended and Restated Loan and Credit Agreement, Raycom TV Broadcasting, Inc., a subsidiary of the Parent which includes certain broadcast properties of the Group, entered into a credit agreement (the Senior Secured Credit Facilities Agreement) with Wachovia Bank (Wachovia) that consists of the following credit facilities (described below): Tranche A Term Note, Tranche B Term Note, Revolving Credit Facility, Swingline Loan(s), Letter of Credit(s), and Incremental Term Loan(s).

        At the discretion of Raycom TV Broadcasting, Inc., the interest rate on the Tranche A Term Note, Tranche B Term Note, Revolving Credit Facility, and any Incremental Term Loan(s) borrowed is set at either the LIBOR rate or the Base Rate, described as follows:

          LIBOR rate: the rate of interest appearing on Telerate Page 3,750 at approximately 11:00 am London time, two business days prior to the first day of such interest period for a period substantially equal to such interest period plus an applicable percentage (between 1%-2%) dependent upon the leverage ratio as defined by the Senior Secured Credit Facilities Agreement.

          Base Rate: the higher of (i) the per annum interest rate publicly announced by Wachovia to be its prime rate, or (ii) the Federal Funds Rate plus 0.5% per annum.

        The interest rate on any Swingline Loan(s) borrowed is required to be at the Base Rate.

        The Tranche A Term Note was issued in exchange for $375 million and matures on October 6, 2011 with mandatory repayments beginning on December 31, 2006 as defined in the Senior Secured Credit Facilities Agreement. Interest accrues on the Tranche A Term Note based on the LIBOR rate, which at December 31, 2005 was 6.1875%.

        The Tranche B Term Note was issued in exchange for $200 million and matures on April 6, 2012 with mandatory repayments beginning on December 31, 2006 as defined in the Senior Secured Credit Facilities Agreement. Interest accrues on the Tranche B Term Note based on the LIBOR rate, which at December 31, 2005 was 6.4375%.

        Upon closing of the Senior Secured Credit Facilities Agreement, Raycom TV Broadcasting, Inc. borrowed $40 million under the Revolving Credit Facility. The maximum aggregate amount Raycom TV Broadcasting, Inc. can borrow under the Revolving Credit Facility is $75 million. The total outstanding principal of the Revolving Credit Facility matures on October 6, 2011; however, Raycom TV Broadcasting, Inc. can make prepayments on any outstanding principal, which can later be reborrowed. Interest accrues on the Revolving Credit Facility based on the LIBOR rate, which at December 31, 2005 was 6.1875%.

        Raycom TV Broadcasting, Inc. can obtain Swingline Loan(s) in an aggregate amount not to exceed $75 million, less any amount borrowed under the Revolving Credit Facility and any Incremental Term Loan(s), which are described below. Any amounts outstanding under the Swingline Loan(s) may be prepaid and reborrowed before their maturity date of October 13, 2011.

        Raycom TV Broadcasting, Inc. can draw upon a Letter of Credit with Wachovia, the terms of which to be negotiated upon borrowing, however, the aggregate principal balance of the Letter of Credit may not exceed $10 million, nor, when combined with the outstanding principal balance of the Revolving Credit Facility and any Swingline Loan(s), exceed $75 million. The Letter of Credit may not contain terms that extend beyond the longer of one year or September 30, 2011.

        Raycom TV Broadcasting, Inc. can obtain Incremental Term Loan(s) in an aggregate amount not to exceed $250 million. Any amounts outstanding under any Incremental Term Loan(s) may be repaid, but not reborrowed, through their maturity date, which is determined upon obtaining the Incremental Term Loan(s).

        The Senior Secured Credit Facilities Agreement provides for certain restrictive and financial covenants over leverage, interest coverage and fixed charge coverage. Raycom TV Broadcasting, Inc. also has the right to make voluntary prepayments limited to certain restrictions as defined in the Senior Secured Credit Facilities agreement.

        On February 28, 2006, the Parent and Raycom TV Broadcasting, Inc. restructured the Senior Secured Credit Facilities Agreement by entering into the Credit Agreement with Wachovia. The significant terms and conditions of the Credit Agreement are similar to those under the Senior Secured Credit Facilities Agreement with the exception of the following:

          The Tranche A Term Note matures on February 28, 2013, with mandatory quarterly repayments beginning on June 30, 2008, based on annual percentages set forth within the Credit Agreement, provided that such quarterly repayments are to be calculated based upon the principal amount of the Tranche A Term Note outstanding as of June 30, 2006. The Tranche B Term Note was increased to an aggregate principle amount of $260.0 million and the maturity date was extended to August 28, 2013. Quarterly payments of $675,000 begin on March 31, 2006, and continue through December 31, 2012. On August 28, 2013, the remaining principle of $241.1 million is due. The total outstanding principal on the Revolving Credit Facility has been extended to February 28, 2013.

          In addition to the minimum repayments above, on April 30 of each year the Parent must prepay the outstanding principal amount of the loans in an amount based on the Parent's excess cash flow from the previous fiscal year, if any, as defined in the Credit Agreement. These prepayments, if any, are scheduled to begin on April 30, 2007 and are calculated based on the Parent's 2006 fiscal year financial results. Also, each prepayment is to be applied (i) first, to reduce the outstanding principal amount of the Tranche A Term Note, Tranche B Term Note, and the Incremental Term Loan(s), if any, on a pro rata basis, with such reduction to be applied to the remaining mandatory principal payments in each instance on a pro rata basis, (ii) second, to reduce the outstanding principal amount on any Swingline Loan(s), (iii) third, to reduce the outstanding principal amount of any Revolving Term Loan(s), and (iv) fourth, to pay any outstanding reimbursement obligations and to collateralize letter of credit exposure.

(b)
Capital Leases

        The Group acquired certain equipment under a long-term lease that is capitalized for financial reporting purposes. Accordingly, the present value of the future minimum lease payments has been capitalized. The lease expires in 2007.

        Future minimum lease payments for the Group's capital lease are as follows (in thousands):

Amount
Year ending December 31:
2006	$51
2007	17

Total future minimum lease payments	68
Less amount representing interest	4

Obligations under capital lease	64
Less current portion of obligations under capital lease	48

Obligations under capital leases, net of current portion	$16

(7)    Contributions by Parent

        As part of the issuance of the Senior Secured Credit Facilities during 2004, the Parent contributed outstanding intercompany payables to the Group of approximately $103.6 million.

(8)    Income Taxes

        The expense for income taxes is as follows (in thousands):

	2005	2004	2003
Current:
Federal	$—	$—	$—
State	237	233	174

	237	233	174

Deferred:
Federal	330	337	57
State	59	60	10

	389	397	67

Income tax expense	$626	$630	$241

        The effective income tax rate for the years ended December 31, 2005, 2004, 2003 varied from the statutory U.S. Federal income tax rate due to the following:

	2005	2004	2003
Statutory U.S. Federal income tax	35.0%	35.0%	35.0%
State income taxes, net of Federal tax benefit	(3.8)	19.3	(24.8)
Other non-deductible business expenses	(0.8)	3.9	(12.5)
Change in valuation allowance	(36.2)	—	—
Other	(6.6)	5.7	(47.7)

Effective income tax rate	(12.4)%	63.9%	(50.0)%

        Deferred tax assets (liabilities) are comprised of the following (in thousands):

	2005	2004
Deferred tax liabilities:
Depreciation	$(2,828)	$(2,729)
Amortization of intangibles	(36,404)	(34,304)

Gross deferred tax liabilities	(39,232)	(37,033)

Deferred tax assets:
Allowance for doubtful accounts	151	155
Amortization of programming rights	563	625
Accrued expenses	28	39
Tower lease adjustment	403	427
Net operating loss carryforwards	7,235	3,298

Gross deferred tax assets	8,380	4,544
Valuation allowance	(2,025)	—

Deferred tax assets, net	6,355	4,544

Net deferred tax liabilities	$(32,877)	$(32,489)

        At December 31, 2005, 2004 and 2003 the Group had approximately $18.3 million, $8.3 million and $5.3 million, respectively, of federal and state net operating loss carryforwards. As a result of changes in common stock ownership in 2002 and prior years, the future realization of the net operating loss carryforwards generated in 2001 and prior years has been limited.

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Group in making this assessment. Based upon the level of historical taxable income, scheduled reversals of deferred tax liabilities and projections of future taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes that it is not more likely than not that most of the deferred tax asset will be realized. As such, the Group recorded a valuation allowance of approximately $2.0 million as of December 31, 2005 to reduce the deferred tax assets to the amount which management believes is more likely than not to be recoverable. No valuation allowance was recorded as of December 31, 2004 and 2003 as management believed the deferred tax assets at those dates were more likely than not recoverable.

(9)    Employee Benefit Plans

        The Parent maintains the Raycom Media, Inc. and Subsidiaries 401(k) Savings Plan (the Plan), a defined contribution plan under Section 401(k) of the Internal Revenue Code. The Group's employees are eligible to participate in the Plan. The Plan provides for matching contributions of $0.33 per dollar contributed by a participant for the first 6% of participant compensation contributed. The Plan permits all eligible employees to contribute up to 25% of their annual compensation, subject to Internal Revenue Service limitations on maximum contributions. Employer matching contributions by the Group were approximately $198,000, $174,000, and $160,000, for the years ended December 31, 2005, 2004, and 2003, respectively.

(10)    Supplemental Disclosures of Cash Flow and Noncash Information

        Interest, taxes, and the Group's acquisitions are paid by the Parent and are accrued by the Group as a component of intercompany accounts payable.

        Film broadcast rights acquired during 2005, 2004, and 2003 through the assumption of film contracts payable were approximately $2.3 million, $4.2 million, and $2.9 million, respectively.

(11)    Commitments

        At December 31, 2005, the Group has executed contracts for programming rights totaling approximately $7.6 million. As the broadcast license period has not yet begun, the asset and related liability are not recorded at December 31, 2005. Also, the Group leases certain equipment and facilities under noncancelable operating leases expiring at various dates through 2036. Future annual payments required under noncancelable operating leases and programming rights are as follows (in thousands):

	Operating leases	Programming rights
2006	$560	$3,154
2007	411	3,132
2008	317	2,379
2009	215	1,764
2010	207	941
Thereafter	3,430	851

Total	$5,140	$12,221

        Rent expense for operating leases was approximately $662,000, $717,000, and $460,000, for the years ended December 31, 2005, 2004, and 2003, respectively.

(12)    Related Party Transactions

        The Parent allocates its costs of operations to the Group through a management fee. For the years ended December 31, 2005 and 2004, the management fee was allocated based on the Group's percentage of the Parent's budgeted broadcast cash flow. For the year ended December 31, 2003, the management fee was charged to the Group based on approximately 3% of the Group's net revenue. The components of the Parent's costs of operations include substantially all costs of operating the Parent's office, which includes facilities, insurance, technology support, human resources, legal, finance, etc. For the years ended December 31, 2005, 2004, and 2003, the Parent management fee totaled approximately $1.8 million, $1.7 million, and $1.8 million, respectively. Management of the Group believes the Parent management fee approximates the cost that would have been incurred if the Group had to provide for the Parent's services on a stand-alone basis.

        In accordance with the Fourth and Fifth Amended and Restated Loan and Credit Agreements, the Group is committed to air public service announcements for bona fide agencies of the State of Alabama, as directed by the RSA. These announcements are being aired in otherwise unsold commercial inventory and the commitment extends over the life of the Fifth Amended and Restated Loan and Credit Agreement. As public service announcements have no commercial value and these spots are limited to otherwise unsold inventory, no liability has been recorded in the combined financial statements for this commitment.

(13)    Stock-Based Compensation

  (a)
  Restricted Stock Plan

        The Parent has a Restricted Stock Plan that employees of the Group participate in. The stock issued under this plan cliff-vests on January 1st, following four years from the grant date. Stock issued under the Restricted Stock Plan is restricted as to the transfer of the stock to other parties and is pledged as collateral to support the Parent's obligations under the Fourth Amended Restated Loan and Credit Agreement (note 6). As of December 31, 2005, 2004, and 2003, the Parent had issued to employees of the Group 108,500, 100,250, and 103,250 shares of restricted common stock, respectively, under the Restricted Stock Plan. For participants receiving stock in 1997, the vesting period was applied retroactive to January 1, 1997 for individuals who were employed by the Group or the broadcasting entities that were acquired by the Group during 1997.

  (b)
  Stock Option Plan

        The Parent has a Stock Option Plan that employees of the Group participate in. Under the terms of the Stock Option Plan, as amended, the Parent may issue stock options to key employees of the Group, which may be exercised for shares of the Parent's Class A restricted common stock. As of December 31, 2005, 2004, and 2003, the Parent had issued and outstanding 83,400, 86,250, and 96,750 options, respectively, to employees of the Group under the Stock Option Plan. The exercise prices of options granted under the Stock Option Plan are equal to the fair value of the Parent's Class A restricted common stock as of the date of grant. The fair value and exercise price of the options granted under the Stock Option Plan were considered to be de minimus as of December 31, 2005, 2004, and 2003. Options granted under the Stock Option Plan vest from the grant date as follows: 60% after 3 years, 80% after 4 years and 100% after 5 years. No options had been exercised in 2005, 2004, and 2003.

(14)    Contingencies

        From time to time, the Group may be party to certain litigation and other claims in the normal course of business. Currently, there are claims or lawsuits filed against the Group and its subsidiaries for potential libel and defamation claims or other alleged actions arising from information contained in newscasts and other employee related matters. The Group intends to vigorously defend against these matters and does not believe their resolution will significantly affect the financial position of the Group.

(15)    Subsequent Events

        On February 1, 2006, the Parent acquired Liberty Corporation and Subsidiaries (Liberty), a broadcasting company composed of 15 television stations. The accounts of one of these stations, KGBT-TV, has been combined with the accounts of the Group effective February 1, 2006.

        On March 24, 2006, the Parent entered into an agreement to sell substantially all the assets and liabilities of the Group and one of the Parent's other subsidiaries for approximately $262 million. The transaction is subject to FCC approval. The Parent believes that the sale is not expected to result in a loss and, therefore, no impairment loss has been recognized in the combined financial statements of the Group.

KGBT-TV
(A WHOLLY OWNED SUBSIDIARY OF RAYCOM MEDIA, INC.)

Financial Statements for the Years Ended
December 31, 2005, 2004 and 2003

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Raycom Media, Inc., and Subsidiaries:

        We have audited the accompanying balance sheets of KGBT-TV (a wholly owned subsidiary of Raycom Media, Inc.) (the Station) as of December 31, 2005 and 2004, and the related statements of operations, changes in division equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Station's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Station as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, VA
July 7, 2006

KGBT-TV
(A Wholly Owned Subsidiary of Raycom Media, Inc.)

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Cash	$1,000	$1,000
Accounts receivable, net of allowance for doubtful accounts of $161,189 in 2005 and $122,165 in 2004, respectively	1,913,743	2,044,013
Programming rights	104,216	108,947
Prepaid expenses and other current assets	21,813	43,486
Current portion of deferred tax asset	75,369	52,837

Total current assets	2,116,141	2,250,283
Property and equipment, net	5,578,947	6,306,745
FCC license	16,031,210	16,031,210
Investment in joint venture	392,159	429,080
Other assets	40,768	—
Deferred tax asset	—	496,427

Total assets	$24,159,225	$25,513,745

Liabilities and Equity
Current liabilities:
Programming liabilities	$104,216	$110,673
Accounts payable and accrued expenses	440,809	406,266

Total current liabilities	545,025	516,939
Deferred tax liabilities	164,526	—

Total liabilities	709,551	516,939

Total division equity	23,449,674	24,996,806

Commitments and contingencies
Total liabilities and equity	$24,159,225	$25,513,745

See accompanying notes to financial statements.

KGBT-TV
(A Wholly Owned Subsidiary of Raycom Media, Inc.)

Statements of Operations

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Gross revenues	$9,423,075	$8,826,708	$8,917,862
Agency commissions and representation fees	(1,456,217)	(1,364,252)	(1,386,727)

Net revenues	7,966,858	7,462,456	7,531,135

Expenses:
Operating (excludes depreciation and amortization)	6,632,732	6,275,086	6,522,848
Depreciation and amortization of property and equipment	1,105,434	878,645	1,242,859

Total operating expenses	7,738,166	7,153,731	7,765,707

Income (loss) from operations	228,692	308,725	(234,572)
Equity in losses of joint venture	(39,510)	(26,335)	—

Income (loss) before income taxes	189,182	282,390	(234,572)
Income tax expense	75,327	112,902	(85,430)

Net income (loss)	$113,855	$169,488	$(149,142)

See accompanying notes to financial statements.

KGBT-TV
(A Wholly Owned Subsidiary of Raycom Media, Inc.)

Statements of Changes in Division Equity

Years Ended December 31, 2005, 2004, and 2003

Total division equity
Balance, January 1, 2003	$27,965,532
Net transfers	(1,570,349)
Net loss	(149,142)

Balance, December 31, 2003	26,246,041
Net transfers	(1,418,723)
Net income	169,488

Balance, December 31, 2004	24,996,806
Net transfers	(1,660,987)
Net loss	(133,855)

Balance, December 31, 2005	$23,449,674

See accompanying notes to financial statements.

KGBT-TV
(A Wholly Owned Subsidiary of Raycom Media, Inc.)

Statements of Cash Flows

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$113,855	$169,488	$(149,142)
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	1,105,434	878,645	1,242,859
Amortization of programming rights	239,315	210,753	183,958
Payment of programming liabilities	(241,041)	(201,502)	(191,303)
Equity in losses of joint venture	39,510	26,335	—
Deferred tax expense	638,421	1,383,193	632,259
Loss on sale and disposal of assets, net	55,983	41,978	693,528
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	130,270	32,537	50,167
Decrease (increase) in prepaid expenses	21,673	(26,588)	(9,131)
Increase in other assets	(40,768)	—	—
Increase (decrease) in accounts payable and accrued expenses	34,543	(55,732)	28,068

Net cash provided by operating activities	2,097,195	2,457,107	2,481,263

Cash flows from investing activities:
Capital expenditures	(447,003)	(1,041,323)	(581,982)
Contributions to joint venture	(2,589)	(73,601)	—
Proceeds from sales of assets	13,384	19,444	—

Net cash used in investing activities	(436,208)	(1,095,480)	(581,982)

Cash flows from financing activities:
Intercompany transfers, net	(1,660,987)	(1,418,723)	(1,952,163)

Net cash used in financing activities	(1,660,987)	(1,418,723)	(1,952,163)

Net decrease in cash and cash equivalents	—	(55,096)	(52,882)
Cash and cash equivalents, beginning of year	1,000	56,096	108,978

Cash and cash equivalents, end of year	$1,000	$1,000	$56,096

See accompanying notes to financial statements.

KGBT-TV
(A Wholly Owned Subsidiary of Raycom Media, Inc.)

Notes to Financial Statements

December 31, 2005, 2004, and 2003

(1)    Description of Business

        KGBT-TV (the Station) is a wholly owned subsidiary of Raycom Media, Inc. (the Parent). The Station is located in Harlingen, Texas and its principal business is the sale of television advertising time to local, regional, and national customers. The Station was acquired by the Parent on February 1, 2006, prior to which, the Station was a wholly owned subsidiary of Liberty Corporation (Liberty). On March 24, 2006, the Parent reached an agreement to sell substantially all of the assets of KGBT-TV and eleven of the Parent's other television properties to a third party for approximately $262 million. The transaction is subject to FCC approval.

(2)    Summary of Significant Accounting Policies

  (a)
  Basis of Presentation

        The financial statements include the accounts of the Station. The Station's financial statements reflect no adjustments resulting from the acquisition of the Station made by the Parent.

  (b)
  Use of Estimates

        The preparation of the financial statements requires management of the Station to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  (c)
  Recognition of Revenue

        Revenue is reported net of agency commissions and representation fees. Agency commissions and representation fees are calculated based on a stated percentage applied to gross billings for the Station's broadcasting operations. Advertising revenues are recognized in the period in which the advertisements are aired.

  (d)
  Concentration of Credit Risk

        The Station's accounts receivable are due primarily from local, regional, and national advertising agencies. The Station extends credit to customers on an unsecured basis in the normal course of business. Concentration of credit risk with respect to accounts receivable is generally limited due to the large number of geographically diverse customers and individually small balances.

  (e)
  Programming Rights and Liabilities

        Programming rights, primarily in the form of syndicated programs, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when these programs are available for use. Programming rights are amortized over the lives of the underlying contracts using the straight-line method. Programming rights expected to be amortized within one year are classified as current in the accompanying balance sheets. Programming liabilities represent the gross amounts to be paid to program suppliers over the life of the contracts. Payments for programming liabilities which are due within one year are classified as current in the accompanying balance sheets.

  (f)
  Trade and Barter Transactions

        The Station trades certain advertising time for various goods and services. The Station also barters advertising time for certain programming rights. These transactions are recorded at the estimated fair value of the goods or services received, if determinable, or at the estimated fair value of the advertising time traded. The related revenue is recognized when advertisements are broadcast and the related expenses are recognized as the goods or services are used. For the years ended December 31, 2005, 2004, and 2003, trade and barter expense was approximately $62,000, $61,000 and $87,000, respectively. For the years ended December 31, 2005, 2004, and 2003, trade and barter revenue was approximately $67,000, $60,000, and $90,000, respectively.

  (g)
  Property and Equipment

        Property and equipment is stated at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which are as follows: buildings and improvements—forty and fifteen years, respectively; broadcasting equipment—three to five years; furniture and other equipment—twelve and five years, respectively; vehicles—three years. Routine maintenance and repairs are expensed as incurred. Depreciation does not commence on construction in process until the asset is placed in service.

  (h)
  FCC Licenses

        Under SFAS No. 141, Business Combinations, the Station's intangible assets acquired in a business combination are recognized only if such assets arise from a contractual or other legal right and are separable, that is, capable of being sold, transferred, licensed, rented, or exchanged. Intangible assets acquired in a business combination that do not meet this criteria are considered a component of goodwill. The Station's definite-lived intangible assets consist primarily of leases on a tower and advertising contracts; these definite-lived intangible assets continue to be amortized in accordance with SFAS No. 142, Goodwill and Other Intangible Assets over the respective lives of the agreements.

        Under the guidance in SFAS No. 142, the Station's FCC licenses are considered to be indefinite-lived intangibles, separately recognized apart from goodwill. Pursuant to the adoption of SFAS No. 142, these assets are not subject to amortization, but are tested for impairment at least annually. In accordance with SFAS No. 142, the Station tested these indefinite-lived intangible assets for impairment by comparing their estimated fair value to their carrying value. The carrying value of the Station's FCC license was approximately $16,031,000 as of December 31, 2005 and 2004. The Station's annual impairment analysis related to the FCC license resulted in no indication of impairment in 2005, 2004, and 2003.

  (i)
  Impairment of Long-Lived Assets

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

  (j)
  Income Taxes

        The Station was included in the income tax returns of Liberty. The Station calculates its income tax provision on a stand-alone basis using the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  (k)
  Fair Value of Financial Instruments

        The carrying values of the Station's financial instruments, including, accounts receivable, accounts payable and accrued expenses, approximate their fair values as of December 31, 2005 and 2004, due to the short duration of such instruments.

(3)    Property and Equipment

        Property and equipment consists of the following:

	2005	2004
Land and improvements	$920,349	$920,349
Buildings and improvements	1,586,824	1,584,704
Broadcasting equipment	7,762,767	7,557,075
Furniture and other equipment	1,066,337	986,572
Vehicles	526,576	506,834
Construction in process	126,464	80,351

	11,989,317	11,635,885
Less accumulated depreciation	6,410,370	5,329,140

	$5,578,947	$6,306,745

(4)    Investment in Joint Venture

        The Station participates in a 50/50 joint venture with Hispanic Broadcasting Corporation (formerly Harbenito Realty Corporation) to operate a partnership named Tall Tower Company (Tall Tower), which is the owner of a broadcast tower that is used by both partners of the joint venture. Tall Tower also generates limited revenue by leasing broadcast transmission space to unrelated third parties. In 2003, the investment in joint venture of approximately $382,000 was contributed to the Station's financial statements by Liberty.

        As the Station exercises significant influence over Tall Tower, the Station accounts for their investment in Tall Tower under the equity method. As such, the Station records its proportionate share of Tall Tower's net income or loss. The Station's proportionate share of Tall Tower's net loss for the years ended December 31, 2005 and 2004 was approximately $40,000 and $26,000, respectively. As such, the Station's investment in Tall Tower has been reduced by these respective amounts as of December 31, 2005 and 2004.

        The Station has advanced money to Tall Tower for certain operating expenditures. Hispanic Broadcasting Corporation has disputed their portion of this advancement in the amount of approximately $39,000 and $75,000 in 2005 and 2004, respectively. Therefore, the Station has provided an allowance against the total amount of these receivables due from Hispanic Broadcasting Corporation in each of the respective years.

(5)    Income Taxes

        The expense (benefit) for income taxes is as follows:

	2005	2004	2003
Current:
Federal	$(493,302)	$(1,115,119)	$(636,079)
State	(69,792)	(155,092)	(81,610)

	(563,094)	(1,270,291)	(717,689)

Deferred:
Federal	562,819	1,219,394	557,238
State	75,602	163,799	75,021

	638,421	1,383,193	632,259

Income tax expense (benefit)	$75,327	$112,902	$(85,430)

        The effective income tax rate for the years ended December 31, 2005, 2004, 2003 varied from the statutory U.S. Federal income tax rate due to the following:

	2005	2004	2003
Statutory U.S. Federal income tax	35.0%	35.0%	35.0%
Rate applied to pre-tax income	$66,213	$98,836	$(82,100)
State taxes, net of Federal tax benefit	5,810	8,708	16,589
Other, net	3,303	5,359	3,260

Provision for income taxes	$75,327	$112,902	$(85,430)

        Deferred tax assets (liabilities) are comprised of the following:

	2005	2004
Deferred tax liabilities:
Depreciation	$(762,495)	$(980,674)
Joint venture	(149,148)	(143,077)

Gross deferred tax liabilities	(911,643)	(1,123,751)

Deferred tax assets:
Allowance for doubtful accounts	61,252	46,423
Basis in intangible assets	747,116	1,620,178
Accrued expenses	6,062	4,543
Other	8,056	1,871

Gross deferred tax assets	822,486	1,673,015

Net deferred tax asset (liability)	$(89,157)	$549,264

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Station in making this assessment. Based upon the level of historical taxable income, scheduled reversals of deferred tax liabilities and projections of future taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes that it is not more likely than not that the deferred tax assets will be realized as of December 31, 2005 and 2004. As such, the Station has not recorded a valuation allowance as of December 31, 2005, and 2004.

(6)    Employee Benefit Plan

        Liberty maintained a defined contribution plan (the Plan) under Section 401(k) of the Internal Revenue Code. The Plan provided dollar for dollar matching contributions for funds contributed by a participant for the first 3% of participant compensation contributed. The Plan permitted all eligible employees to contribute up to 13% of their annual compensation, subject to Internal Revenue Service limitations on maximum contributions. Employer matching contributions by the Station were approximately $70,000, $66,000, and $64,000 for the years ended December 31, 2005, 2004, and 2003, respectively. Liberty made a discretionary contribution of 6% of all eligible annual compensation of members employed at December 31 of each of the last three years. These discretionary contributions amounted to approximately $140,000, $121,000, and $126,000 for the years ended December 31, 2005, 2004, and 2003, respectively. Employees have a six year step vesting period for all employer contributions.

(7)    Commitments

        At December 31, 2005, the Station has executed contracts for programming rights totaling approximately $518,000. As the broadcast license period has not yet begun, the asset and related liability are not recorded at December 31, 2005. The total future annual payments required under programming contracts as of December 31, 2005, are as follows:

2006	$147,000
2007	127,000
2008	128,000
2009	132,000
2010	88,000

$622,000

(8)    Supplemental Disclosures of Noncash Information

        Film broadcast rights acquired during 2005, 2004, and 2003 through the assumption of film contracts payable were approximately $235,000, $180,000, and $228,000, respectively. Investment in joint venture allocated by Liberty through intercompany transfers was approximately $382,000 in 2003.

(9)    Performance Incentive Compensation Program of Liberty Corporation

        Liberty had a Performance Incentive Compensation Program (the Program) which provided that Liberty's Compensation Committee of the Board of Directors could grant, among other equity-based awards, awards of unrestricted shares of Liberty's common stock to key employees.

        In accordance with the provisions of SFAS No. 123 Accounting for Stock-Based Compensation, the Station has elected to follow Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees and related interpretations in accounting for awards of restricted shares. Expense is recognized on a straight-line basis over the vesting period of the restricted shares. Expense related to restricted shares totaled approximately $61,000, $33,000, and $0 for the years ended December 31, 2005, 2004, and 2003, respectively.

(10)    Related Party Transactions

        A number of corporate services were performed centrally by Liberty during the years ended December 31, 2005, 2004, and 2003. These services included human resource functions and certain corporate functions such as accounting and finance, treasury, and legal. The Station has been allocated the costs of such corporate services based on the Station's percentage of Liberty's earnings before interest, taxes, depreciation, and amortization. For the years ended December 31, 2005, 2004, and 2003, these allocated costs totaled approximately $603,000, $307,000, and $241,000, respectively, and have been included in the Station's operating expenses in the accompanying statements of operations. Management of the Station believes the allocated costs approximate the costs that would have been incurred if the Station had to provide for Liberty's services on a stand-alone basis.

(11)    Contingencies

        From time to time, the Station may be party to certain litigation and other claims in the normal course of business. Currently, there are claims or lawsuits filed against the Station for potential libel and defamation claims or other alleged actions arising from information contained in newscasts and other employee related matters. The Station intends to vigorously defend against these matters and does not believe their resolution will significantly affect the financial position of the Station.

SOUTH CAROLINA BROADCASTING
(A DIVISION OF DIVERSIFIED COMMUNICATIONS)

Financial Statements for the
Period from January 1, 2006 to February 5, 2006 and the Year Ended December 31, 2005

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Diversified Communications

        We have audited the accompanying balance sheets of South Carolina Broadcasting, a division of Diversified Communications and Subsidiaries, as of February 5, 2006 and December 31, 2005, and the related statements of operations and changes in divisional accumulated deficit and cash flows for the period January 1, 2006 to February 5, 2006 and the year ended December 31, 2005. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Carolina Broadcasting, a division of Diversified Communications, as of February 5, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period January 1, 2006 to February 5, 2006 and the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BAKER NEWMAN & NOYES
Portland, Maine August 22, 2006	Limited Liability Company

SOUTH CAROLINA BROADCASTING
A DIVISION OF DIVERSIFIED COMMUNICATIONS

BALANCE SHEETS

February 5, 2006 and December 31, 2005

DOLLARS IN THOUSANDS

	February 5, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash	$86	$201
Accounts receivable, less allowance for doubtful accounts (2006, $282; 2005, $125) (note 3)	1,574	1,524
Prepaid expenses	68	51
Film rights	81	85

Total current assets	1,809	1,861
PROPERTY, PLANT AND EQUIPMENT:
Land and improvements	73	73
Buildings and improvements	531	531
Broadcasting equipment	8,190	8,190
Furniture, fixtures and office equipment	105	105
Vehicles	321	321
Leasehold improvements	61	61

	9,281	9,281
Less allowance for depreciation	5,257	5,155

Net property, plant and equipment	4,024	4,126
OTHER ASSETS:
Goodwill	1,979	1,979

Total other assets	1,979	1,979

TOTAL ASSETS	$7,812	$7,966

LIABILITIES AND DIVISIONAL NET ASSETS
CURRENT LIABILITIES:
Accounts payable	$85	$94
Accrued expenses	289	382
Current portion of film contracts payable (note 2)	55	62

Total current liabilities	429	538
LONG-TERM LIABILITIES (note 2):
Film contracts payable	55	60

Total other liabilities	55	60

Total liabilities	484	598
COMMITMENTS AND CONTINGENT LIABILITIES (note 5)
DIVISIONAL NET ASSETS:
Due to Diversified Communications (note 4)	7,475	7,445
Accumulated deficit	(147)	(77)

Total divisional net assets	7,328	7,368

TOTAL LIABILITIES AND DIVISIONAL NET ASSETS	$7,812	$7,966

See accompanying notes.

SOUTH CAROLINA BROADCASTING
A DIVISION OF DIVERSIFIED COMMUNICATIONS

STATEMENTS OF OPERATIONS AND CHANGES
IN DIVISIONAL ACCUMULATED DEFICIT

Period From January 1, 2006 to February 5, 2006 and
Year Ended December 31, 2005

DOLLARS IN THOUSANDS

	2006	2005
Revenues, net of agency and commissions (2006, $110; 2005, $1,032) (note 3)	$725	$7,195
Expenses:
Cost of operations (note 6)	444	3,941
General and administrative (notes 5 and 6)	245	1,313
Depreciation and amortization	106	904

	795	6,158

Operating (loss) earnings	(70)	1,037
Other expense:
Loss on disposition of property, plant and equipment	—	(92)

	—	(92)

Net (loss) earnings	(70)	945
Beginning divisional accumulated deficit	(77)	(1,022)

Ending divisional accumulated deficit	$(147)	$(77)

See accompanying notes.

SOUTH CAROLINA BROADCASTING
A DIVISION OF DIVERSIFIED COMMUNICATIONS

STATEMENTS OF CASH FLOWS

Period From January 1, 2006 to February 5, 2006 and
Year Ended December 31, 2005

DOLLARS IN THOUSANDS

	2006	2005
Cash flows from operating activities:
Receipts from customers	$518	$7,000
Payments to suppliers and employees	(621)	(6,740)

Net cash (used by) provided from operating activities	(103)	260
Cash flows from investing activities:
Additions to property, plant and equipment	—	(264)

Net cash used for investing activities	—	(264)
Cash flows from financing activities:
Film contract payments	(12)	(47)

Net cash used by financing activities	(12)	(47)

Net decrease in cash	(115)	(51)
Beginning cash	201	252

Ending cash	$86	$201

Reconciliation of net (loss) earnings to net cash flows (used by) provided from operating activities:
Net (loss) earnings	$(70)	$945
Adjustments to reconcile net (loss) earnings to net cash flows (used by) provided from operating activities:
Depreciation	102	787
Loss on disposition of property, plant and equipment	—	92
Film rights amortization	4	117
Provision for doubtful accounts	157	58
Change in accounts receivable	(207)	(253)
Change in prepaid expenses	(17)	97
Change in accounts payable	(9)	18
Change in accrued expenses	(93)	(140)
Change in due to Diversified Communications	30	(1,461)

Net cash (used by) provided from operating activities	$(103)	$260

Noncash transactions:
	During the year ended December 31, 2005, the Division acquired film rights of $26, which were being financed through long-term contracts.

See accompanying notes.

SOUTH CAROLINA BROADCASTING

A DIVISION OF DIVERSIFIED COMMUNICATIONS

Notes to Financial Statements

February 5, 2006 and December 31, 2005

1.    Summary of Significant Accounting Policies

Nature of Operations

        South Carolina Broadcasting (the Division) is a division of Diversified Communications (the Parent) that operates television stations WWMB-TV in Myrtle Beach, South Carolina and WPDE-TV in Florence, South Carolina. The Division is not a legal entity. As a result, the difference between assets and liabilities is presented as divisional net worth. In addition, the financial position and results of operations are not necessarily indicative of what they would be if the Division was a stand-alone entity and not a division of the Parent.

        The Division derives a substantial part of its revenues from advertisers in South Carolina.

        On February 6, 2006, the Parent sold all the assets of the Division to an unrelated third party at a gain.

        The broadcasting operations recognize revenue using a 52/53 week year ending on the last Sunday prior to December 31; 52 weeks were reported in 2005.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however management does not anticipate significant changes in estimates in the near term. A material estimate that is particularly susceptible to significant change in the near-term relates to the valuation of goodwill and accounts receivable.

Revenue Recognition and Accounts Receivable

        Accounts receivable are carried at cost, less an allowance for doubtful accounts. Management provides an allowance for doubtful accounts based on historical trends and an analysis of accounts that are delinquent based on payment terms. Accounts are written off when deemed uncollectible.

        Revenue is recognized at the time the ad is aired.

Property, Plant and Equipment

        Property, plant and equipment is carried at cost, less any impairment loss. Depreciation is provided over the estimated useful lives of the various assets by means of accelerated and straight-line methods.

        Any impairment losses related to long-lived assets are recognized when incurred.

Film Rights

        Film rights reflect rights to broadcast syndicated program material available for showing and are stated at the lower of amortized cost or net realizable value. Amortization of film rights is charged to operations over the contract period. The cost of film rights estimated to be charged to operations during the next fiscal year has been classified as a current asset.

Goodwill

        Goodwill includes goodwill ($1,345,000 at February 5, 2006 and December 31, 2005) and other nonamortizable intangible assets with indefinite lives, which are television network affiliation agreements and broadcast licenses ($634,000 at February 5, 2006 and December 31, 2005).

        The Division accounts for Goodwill and Other Intangible Assets under the provisions of Statement of Financial Accounting Standards No. 142 (Statement 142). The Division doesn't amortize goodwill but annually reviews the carrying balance of goodwill for impairment.

First-Run Programming

        First-run programming consists of programs not available for showing until shortly before they are aired; therefore these programs are not recorded as other assets or other liabilities. Payments are expensed as the programs are aired. Expenses for first-run programming were approximately $17,000 and $201,000 in the period January 1, 2006 to February 5, 2006 and the year ended December 31, 2005, respectively.

Advertising

        The Division expenses advertising costs as incurred. Advertising expenses, including promotional expenses, in the period January 1, 2006 to February 5, 2006 and the year ended December 31, 2005 were $16,000 and $158,000, respectively.

2.    Film Contracts Payable

        Scheduled maturities due for film contracts payable for years after February 5, 2006 are as follows (amounts in thousands):

2006 (remainder)	$55
2007	44
2008	11

$110

3.    Concentration of Credit and Business Risks

        Due to the nature of the Division's business its customers often remit payment to an advertising agency which in turn remits the payment, less the agency commission, to the Division. Therefore, the Division is also dependent on the ability of advertising agencies to pay the amounts owed to the Division. At February 5, 2006 and December 31, 2005, approximately 86% and 95%, respectively, of total accounts receivable were due from numerous advertising agencies. These accounts receivable are unsecured.

        There was no significant concentration of credit to any one customer at February 5, 2006 or December 31, 2005.

        Revenues from customers in the automobile industry accounted for 39% and 35% of sales in the period January 1, 2006 to February 5, 2006 and the year ended December 31, 2005, respectively.

4.    Due to Diversified Communications

        This represents amounts owed to Diversified Communications, the Parent Company of the Division. The amount owed consists of allocations of corporate expenses to the Division and net cash flows of the Division since acquisition, including acquisition costs. There are no repayment terms and the balance is not interest-bearing.

        The Division receives some services from Diversified Communications at no cost.

        The activity in the amount due to Diversified Communications is summarized below:

	January1, 2006- February 5, 2006	Year Ended December 31, 2005
Beginning balance	$7,445	$8,906
Net advances (to) from Diversified Communications	30	(1,461)

	$7,475	$7,445

5.    Rental Expense

        The Division leases office and studio space under operating leases. Rental expense under these leases was approximately $30,000 in the period January 1, 2006 to February 5, 2006 and $349,000 for the year ended December 31, 2005.

        At February 5, 2006, minimum rental payments under leases are as follows for the next five years and thereafter (amounts in thousands):

2006 (remainder)	$132
2007	144
2008	144
2009	144
2010	144
Thereafter	12

6.    Retirement Program

        The Division participates in the Parent's 401(k) plan which covers substantially all full time employees. In 2006 and 2005, the Division matched up to 4% of employee compensation if employees contributed 3% of compensation. Profit sharing contributions are made based on a formula; the profit sharing contribution for 2005 was 4%.

        The expense allocated to the Division for this plan was approximately $14,000 in the period January 1, 2006 to February 5, 2006 and $132,000 for the year ended December 31, 2005.

7.    Income Taxes

        The Parent has elected to be taxed as a small business corporation (Subchapter S) under Section 1362 of the United States Internal Revenue Code. Accordingly, the Parent does not provide for U.S. federal income taxes since such taxes are paid directly by the stockholders on their individual tax returns. Accordingly, the Division does not record any allocation of income taxes.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

PROSPECTUS
                        , 2007

Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation

Offer to Exchange
10 1/2% Senior Subordinated Notes due 2014,
which have been registered under
the Securities Act of 1933,
for any and all outstanding
10 1/2% Senior Subordinated Notes due 2014,
which have not
been registered under
the Securities Act of 1933

        Until                        , 2007 (90 days after the date of this prospectus), all dealers that effect transactions in the new notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

        Indemnification of the Officers and Directors of Barrington Broadcasting Group LLC, Barrington Albany LLC, Barrington Amarillo LLC, Barrington Bay City LLC, Barrington Colorado Springs LLC, Barrington Columbia LLC, Barrington Flint LLC, Barrington Harlingen LLC, Barrington Jefferson City LLC, Barrington Kirksville LLC, Barrington Marquette LLC, Barrington Myrtle Beach LLC, Barrington Peoria LLC, Barrington Quincy LLC, Barrington Syracuse LLC, Barrington Toledo LLC, Barrington Traverse City LLC, Barrington Albany License LLC, Barrington Amarillo License LLC, Barrington Bay City License LLC, Barrington Colorado Springs License LLC, Barrington Columbia License LLC, Barrington Flint License LLC, Barrington Harlingen License LLC, Barrington Jefferson City License LLC, Barrington Kirksville License LLC, Barrington Marquette License LLC, Barrington Myrtle Beach License LLC, Barrington Peoria License LLC, Barrington Quincy License LLC, Barrington Syracuse License LLC, Barrington Toledo License LLC and Barrington Traverse City License LLC

        Barrington Broadcasting Group LLC, Barrington Albany LLC, Barrington Amarillo LLC, Barrington Bay City LLC, Barrington Colorado Springs LLC, Barrington Columbia LLC, Barrington Flint LLC, Barrington Harlingen LLC, Barrington Jefferson City LLC, Barrington Kirksville LLC, Barrington Marquette LLC, Barrington Myrtle Beach LLC, Barrington Peoria LLC, Barrington Quincy LLC, Barrington Syracuse LLC, Barrington Toledo LLC, Barrington Traverse City LLC, Barrington Albany License LLC, Barrington Amarillo License LLC, Barrington Bay City License LLC, Barrington Colorado Springs License LLC, Barrington Columbia License LLC, Barrington Flint License LLC, Barrington Harlingen License LLC, Barrington Jefferson City License LLC, Barrington Kirksville License LLC, Barrington Marquette License LLC, Barrington Myrtle Beach License LLC, Barrington Peoria License LLC, Barrington Quincy License LLC, Barrington Syracuse License LLC, Barrington Toledo License LLC and Barrington Traverse City License LLC are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the "Act," provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The certificates of formation of the Barrington Broadcasting Group LLC, its operating subsidiaries and its FCC subsidiaries do not address the issue of indemnification of such companies' officers and directors.

        The limited liability company agreement of Barrington Broadcasting Group LLC and each of its operating subsidiaries and FCC subsidiaries provides in relevant parts that none of the members, the manager, the organizer, the officers, any authorized person or any of their respective officers, members, shareholders, partners, employees, representatives, agents or affiliates, collectively referred to as the "Covered Persons," shall, to the fullest extent permitted by law, be liable to the company or any other person that is a party to or is otherwise bound by the limited liability company agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such covered person by the limited liability company agreement. However, a Covered Person shall be liable for any such loss, damage or claim incurred by reason of the Covered Person's gross negligence, willful misconduct or breach of the implied covenant of good faith and fair dealing created by the Act. Each limited liability company agreement also provides that such company shall indemnify, to the extent permitted by applicable law, a Covered Person for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited liability company agreement. No Covered Person shall be entitled to be indemnified with respect to any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct, or breach of the implied covenant of good faith and fair dealing created by the Act, with respect to such acts or omissions. To the extent permitted by applicable law, a Covered Person's right to indemnification under the each of the limited liability company agreements may also include the right to receive an advance from such company for the expenses (including legal fees) incurred by such Covered Person defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the respective company of an undertaking by or on behalf of the Covered Person to repay the advance if it shall be determined that the Covered Person is not entitled to be indemnified. Under each limited liability company agreement, a Covered Person shall be fully protected in relying in good faith upon the records of the company and upon such information, opinions, reports or statements presented to the company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the companies. Further, each limited liability company agreement states that if any Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with such limited liability company agreement or such company's business or affairs, whether or not pending or threatened and whether or not any Covered Person is a party thereto, the company will pay such reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided that such Covered Person shall provide the company with an undertaking to promptly repay to the company the amount of any such reimbursed expenses paid to him, her or it to the extent that it shall ultimately be determined that such Covered Person is not entitled to be indemnified by such company in connection with such action, proceeding or investigation. If for any reason (other than by reason of the exclusions from indemnification hereinabove set forth) the foregoing indemnification is unavailable to such Covered Person, or is insufficient to cover his expenses, the company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, damage or claim in such proportion as is appropriate to reflect the relative benefits received by the company on the one hand and by such Covered Person on the other, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

Indemnification of the Officers and Directors of Barrington Broadcasting Capital Corporation

        Barrington Broadcasting Capital Corporation is a corporation organized under the laws of the State of Delaware.

        Section 102(b)(7) of the Delaware General Corporation Law, or the "DGCL," enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

        The certificate of incorporation of Barrington Broadcasting Capital Corporation provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        The bylaws of Barrington Broadcasting Corporation provide that the corporation shall, to the fullest extent permitted by the DGCL, indemnity members of the board of directors and may, to the fullest extent permitted by the DGCL, if authorized by the board of directors, indemnify its officers, employees, and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.

Item 21.    Exhibits and Financial Statement Schedules.

        The exhibits filed as part of this Registration Statement are listed in the exhibit index immediately preceding such exhibits, which index in incorporated herein by reference.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the following Registrants have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on the 3rd day of August, 2007.

BARRINGTON BROADCASTING GROUP LLC BARRINGTON BROADCASTING CAPITAL CORPORATION
By:	/s/ K. JAMES YAGER K. James Yager Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ K. JAMES YAGER K. James Yager	Director and Chief Executive Officer (Principal Executive Officer)	August 3, 2007
/s/ WARREN SPECTOR Waren Spector	Director and Chief Financial Officer (Principal Financial Officer)	August 3, 2007
/s/ MARY FLODIN Mary Flodin	Vice President (Principal Accounting Officer)	August 3, 2007
* Mayo S. Stuntz, Jr.	Director	August 3, 2007
* Paul M. McNicol	Director	August 3, 2007
* Robert B. Sherman	Director	August 3, 2007
* Andrew Russell	Director	August 3, 2007
* Chris Cornelius	Director	August 3, 2007
*By:	/s/ WARREN SPECTOR as Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, each of the following Registrants have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on the 3rd day of August, 2007.

BARRINGTON ALBANY LLC
BARRINGTON AMARILLO LLC
BARRINGTON BAY CITY LLC
BARRINGTON COLORADO SPRINGS LLC
BARRINGTON COLUMBIA LLC
BARRINGTON FLINT LLC
BARRINGTON HARLINGEN LLC
BARRINGTON JEFFERSON CITY LLC
BARRINGTON KIRKSVILLE LLC
BARRINGTON MARQUETTE LLC
BARRINGTON MYRTLE BEACH LLC
BARRINGTON PEORIA LLC
BARRINGTON QUINCY LLC
BARRINGTON SYRACUSE LLC
BARRINGTON TOLEDO LLC
BARRINGTON TRAVERSE CITY LLC
BARRINGTON ALBANY LICENSE LLC
BARRINGTON AMARILLO LICENSE LLC
BARRINGTON BAY CITY LICENSE LLC
BARRINGTON COLORADO SPRINGS LICENSE LLC
BARRINGTON COLUMBIA LICENSE LLC
BARRINGTON FLINT LICENSE LLC
BARRINGTON HARLINGEN LICENSE LLC
BARRINGTON JEFFERSON CITY LICENSE LLC
BARRINGTON KIRKSVILLE LICENSE LLC
BARRINGTON MARQUETTE LICENSE LLC
BARRINGTON MYRTLE BEACH LICENSE LLC
BARRINGTON PEORIA LICENSE LLC
BARRINGTON QUINCY LICENSE LLC
BARRINGTON SYRACUSE LICENSE LLC
BARRINGTON TOLEDO LICENSE LLC
BARRINGTON TRAVERSE CITY LICENSE LLC
By:	/s/ K. JAMES YAGER K. James Yager Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ K. JAMES YAGER K. James Yager	Chief Executive Officer (Principal Executive Officer)	August 3, 2007
/s/ WARREN SPECTOR Warren Spector	Chief Financial Officer (Principal Financial Officer)	August 3, 2007
/s/ MARY FLODIN Mary Flodin	Vice President (Principal Accounting Officer)	August 3, 2007
/s/ K. JAMES YAGER K. James Yager	Chief Executive Officer Barrington Broadcasting Group LLC, as Managing Member	August 3, 2007

EXHIBIT INDEX

Exhibit Number	Title
2.1	Asset Purchase Agreement, dated as of March 24, 2006, by and between Raycom Media, Inc. and Barrington Broadcasting Corporation**
2.2	Amendment No. 1 to Asset Purchase Agreement, dated as of August 11, 2006, by and among Raycom Media, Inc., certain subsidiaries thereof and Barrington Broadcasting Corporation*
3.1	Certificate of Formation of Barrington Broadcasting Group LLC**
3.2	Certificate of Incorporation of Barrington Broadcasting Capital Corporation**
3.3	Certificate of Formation of Barrington Albany LLC**
3.4	Certificate of Formation of Barrington Amarillo LLC**
3.5	Certificate of Formation of Barrington Bay City LLC**
3.6	Certificate of Formation of Barrington Colorado Springs LLC**
3.7	Certificate of Formation of Barrington Columbia LLC**
3.8	Certificate of Formation of Barrington Flint LLC**
3.9	Certificate of Formation of Barrington Harlingen LLC**
3.10	Certificate of Formation of Barrington Jefferson City LLC**
3.11	Certificate of Formation of Barrington Kirksville LLC**
3.12	Certificate of Formation of Barrington Marquette LLC**
3.13	Certificate of Formation of Barrington Myrtle Beach LLC**
3.14	Certificate of Formation of Barrington Peoria LLC**
3.15	Certificate of Formation of Barrington Quincy LLC**
3.16	Certificate of Formation of Barrington Syracuse LLC**
3.17	Certificate of Formation of Barrington Toledo LLC**
3.18	Certificate of Formation of Barrington Traverse City LLC**
3.19	Certificate of Formation of Barrington Albany License LLC**
3.20	Certificate of Formation of Barrington Amarillo License LLC**
3.21	Certificate of Formation of Barrington Bay City License LLC**
3.22	Certificate of Formation of Barrington Colorado Springs License LLC**
3.23	Certificate of Formation of Barrington Columbia License LLC**
3.24	Certificate of Formation of Barrington Flint License LLC**
3.25	Certificate of Formation of Barrington Harlingen License LLC**
3.26	Certificate of Formation of Barrington Jefferson City License LLC**
3.27	Certificate of Formation of Barrington Kirksville License LLC**
3.28	Certificate of Formation of Barrington Marquette License LLC**
3.29	Certificate of Formation of Barrington Myrtle Beach License LLC**
3.30	Certificate of Formation of Barrington Peoria License LLC**

3.31	Certificate of Formation of Barrington Quincy License LLC**
3.32	Certificate of Formation of Barrington Syracuse License LLC**
3.33	Certificate of Formation of Barrington Toledo License LLC**
3.34	Certificate of Formation of Barrington Traverse City License LLC**
3.35	Limited Liability Company Agreement of Barrington Broadcasting Group LLC**
3.36	Bylaws of Barrington Broadcasting Capital Corporation**
3.37	Limited Liability Company Agreement of Barrington Albany LLC**
3.38	Limited Liability Company Agreement of Barrington Amarillo LLC**
3.39	Limited Liability Company Agreement of Barrington Bay City LLC**
3.40	Limited Liability Company Agreement of Barrington Colorado Springs LLC**
3.41	Limited Liability Company Agreement of Barrington Columbia LLC**
3.42	Limited Liability Company Agreement of Barrington Flint LLC**
3.43	Limited Liability Company Agreement of Barrington Harlingen LLC**
3.44	Limited Liability Company Agreement of Barrington Jefferson City LLC**
3.45	Limited Liability Company Agreement of Barrington Kirksville LLC**
3.46	Limited Liability Company Agreement of Barrington Marquette LLC**
3.47	Limited Liability Company Agreement of Barrington Myrtle Beach LLC**
3.48	Limited Liability Company Agreement of Barrington Peoria LLC**
3.49	Limited Liability Company Agreement of Barrington Quincy LLC**
3.50	Limited Liability Company Agreement of Barrington Syracuse LLC**
3.51	Limited Liability Company Agreement of Barrington Toledo LLC**
3.52	Limited Liability Company Agreement of Barrington Traverse City LLC**
3.53	Limited Liability Company Agreement of Barrington Albany License LLC**
3.54	Limited Liability Company Agreement of Barrington Amarillo License LLC**
3.55	Limited Liability Company Agreement of Barrington Bay City License LLC**
3.56	Limited Liability Company Agreement of Barrington Colorado Springs License LLC**
3.57	Limited Liability Company Agreement of Barrington Columbia License LLC**
3.58	Limited Liability Company Agreement of Barrington Flint License LLC**
3.59	Limited Liability Company Agreement of Barrington Harlingen License LLC**
3.60	Limited Liability Company Agreement of Barrington Jefferson City License LLC**
3.61	Limited Liability Company Agreement of Barrington Kirksville License LLC**
3.62	Limited Liability Company Agreement of Barrington Marquette License LLC**
3.63	Limited Liability Company Agreement of Barrington Myrtle Beach License LLC**
3.64	Limited Liability Company Agreement of Barrington Peoria License LLC**
3.65	Limited Liability Company Agreement of Barrington Quincy License LLC**

3.66	Limited Liability Company Agreement of Barrington Syracuse License LLC**
3.67	Limited Liability Company Agreement of Barrington Toledo License LLC**
3.68	Limited Liability Company Agreement of Barrington Traverse City License LLC**
4.1	Indenture dated as of August 11, 2006 by and among Barrington Broadcasting Group LLC, Barrington Broadcasting Capital Corporation and U.S. Bank National Association**
4.2	Form of 10 1/2% Senior Subordinated Note due 2014 (included in Exhibit 4.1)**
4.3
Registration Rights Agreement, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, Barrington Broadcasting Capital Corporation, the guarantors named therein and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as initial purchasers**
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP*
10.1
Credit Agreement, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, Barrington Broadcasting LLC, as guarantor, Bank of America, N.A., Wachovia Bank, National Association, CIT Lending Services Corporation, Banc of America Securities LLC and Wachovia Capital Markets, LLC**
10.2	Guaranty Agreement, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, the guarantors party thereto and Bank of America, N.A.**
10.3	Security Agreement, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, the guarantors party thereto and Bank of America, N.A.**
10.4	Credit Agreement, dated as of August 11, 2006, by and among Sagamore Hill of Carolina, LLC, as borrower, Bank of America, N.A., as administrative agent, and lenders party thereto*
10.5	Barrington Guaranty Agreement, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, the guarantors party thereto and Bank of America, N.A., as collateral agent**
10.6
Amendment and Restated Limited Liability Company Operating Agreement of Barrington Broadcasting LLC, dated as of December 30, 2003, by and between Pilot Group and Barrington Broadcasting Company, LLC**
10.7	Management Agreement, dated as of December 30, 2003, by and between Barrington Broadcasting LLC (formerly Pilot Group TV LLC) and Barrington Broadcasting Company, LLC**
10.8	First Amendment to Management Agreement, dated as of July 24, 2006, by and between Barrington Broadcasting Corporation and Barrington Broadcasting Company, LLC**
10.9	Time Brokerage Agreement, dated as of April 28, 1994, by and Atlantic Media Group, Inc. and Diversified Communications, as assignee of Vision Communications, Inc.*
10.10	Amendment to and Extension of Time Brokerage Agreement, dated as of December 9, 2003, by and between Atlantic Media Group, Inc. and Diversified Communications*
10.11	Second Amendment to Time Brokerage Agreement, dated as of July 19, 2005, by and between Atlantic Media Group, Inc. and Diversified Communications*
10.12	Third Amendment to Time Brokerage Agreement, dated as of July 19, 2005, by and between SagamoreHill of Carolina LLC and Barrington Broadcasting South Carolina Corporation*
10.13	Fourth Amendment to Time Brokerage Agreement, dated as of February 6, 2006, by and between SagamoreHill of Carolina LLC and Barrington Broadcasting South Carolina Corporation*

10.14	Option Agreement, dated as of July 19, 2005, by and among SagamoreHill of Carolina LLC, SagamoreHill of Carolina Licenses LLC and Barrington Broadcasting South Carolina Corporation*
12	Statement Regarding Computation of Ratios*
21	List of Subsidiaries of Barrington Broadcasting Group LLC**
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm*
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.5	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.6	Consent of Baker, Newman and Noyes LLC, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included in Part II of Registration Statement)**
25.1	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1**
99.1	Form of Letter of Transmittal**
99.2	Form of Letter to Clients**
99.3	Form of Letter to Registered Holders**
99.4	Form of Notice of Guaranteed Delivery**

*
Filed herewith.

**
Previously Filed

        All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

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BARRINGTON BROADCASTING GROUP LLC BARRINGTON BROADCASTING CAPITAL CORPORATION
TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
PROSPECTUS SUMMARY
Company Overview
Corporate Structure
The Raycom Acquisition and Related Transactions
Our Strengths
Our Strategy
Our Equity Sponsor
The Exchange Offer
Summary of Terms of New Notes
Terms of New Notes
Comparison with Original Notes
Summary Historical Financial Data for Barrington Group
Ratio of Earnings to Fixed Charges
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
Barrington Group Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2006
Notes to Unaudited Pro Forma Consolidated Statement of Operations (dollars in thousands)
SELECTED HISTORICAL FINANCIAL DATA FOR BARRINGTON GROUP
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY AND MARKET
BUSINESS
REGULATION
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NOTES
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
BARRINGTON BROADCASTING GROUP LLC Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2007 and 2006 (Unaudited)
BARRINGTON BROADCASTING GROUP LLC Condensed Consolidated Balance Sheets
BARRINGTON BROADCASTING GROUP LLC Condensed Consolidated Statements of Operations (Unaudited)
BARRINGTON BROADCASTING GROUP LLC Condensed Consolidated Statements of Cash Flows (Unaudited)
BARRINGTON BROADCASTING GROUP LLC Notes to the Condensed Consolidated Financial Statements (Unaudited)
BARRINGTON BROADCASTING CORPORATION Consolidated Financial Statements for the Years Ended December 31, 2006 and 2005, and the Eight Month Period from May 1, 2004 to December 31, 2004
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BARRINGTON BROADCASTING GROUP LLC Consolidated Balance Sheets
BARRINGTON BROADCASTING GROUP LLC Consolidated Statements of Operations
BARRINGTON BROADCASTING GROUP LLC Consolidated Statement of Member's/Stockholder's Equity For the Years Ended December 31, 2006 and 2005 and the Eight Month Period Ended December 31, 2004
BARRINGTON BROADCASTING GROUP LLC Consolidated Statements of Cash Flows
BARRINGTON BROADCASTING GROUP LLC Notes to the Consolidated Financial Statements
CHELSEY BROADCASTING OF QUINCY, LLC AND CHELSEY BROADCASTING OF PEORIA, LLC Combined Financial Statements for the Period from January 1, 2004 to April 30, 2004 and the Year Ended December 31, 2003
REPORT OF INDEPENDENT AUDITORS
CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND CHELSEY BROADCASTING COMPANY OF PEORIA, LLC
Combined Balance Sheets
CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND CHELSEY BROADCASTING COMPANY OF PEORIA, LLC Combined Statements of Operations
CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND CHELSEY BROADCASTING COMPANY OF PEORIA, LLC Combined Statements of Member's Equity For the Four Month Period Ended April 30, 2004 and the Year Ended December 31, 2003
CHELSEY BROADCASTING COMPANY OF QUINCY, LLC AND CHELSEY BROADCASTING COMPANY OF PEORIA, LLC Combined Statements of Cash Flows
CHELSEY BROADCASTING OF QUINCY, LLC AND CHELSEY BROADCASTING OF PEORIA, LLC Notes to Combined Financial Statements
RAYCOM SALES GROUP (A DIVISION OF RAYCOM MEDIA, INC. AND SUBSIDIARIES) Combined Financial Statements for the Period from January 1, 2006 to August 11, 2006
INDEPENDENT AUDITORS' REPORT
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Balance Sheet August 11, 2006 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Statement of Operations Period from January 1, 2006 to August 11, 2006 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Statement of Division Equity Period from January 1, 2006 to August 11, 2006 (In thousands)
RAYCOM SALES GROUP (A DIVISION OF RAYCOM MEDIA, INC. AND SUBSIDIARIES) Combined Statements of Cash Flows Period from January 1, 2006 to August 11, 2006 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Notes to Combined Financial Statements Period from January 1, 2006 to August 11, 2006
INDEPENDENT AUDITORS' REPORT
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Balance Sheets December 31, 2005 and 2004 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Statements of Operations Years Ended December 31, 2005, 2004, and 2003 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Statements of Division Equity (Deficit) Years Ended December 31, 2005, 2004, and 2003 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Combined Statements of Cash Flows Years Ended December 31, 2005, 2004, and 2003 (In thousands)
RAYCOM SALES GROUP (A Division of Raycom Media, Inc. and Subsidiaries) Notes to Combined Financial Statements December 31, 2005, 2004, and 2003
KGBT-TV (A WHOLLY OWNED SUBSIDIARY OF RAYCOM MEDIA, INC.) Financial Statements for the Years Ended December 31, 2005, 2004 and 2003
INDEPENDENT AUDITORS' REPORT
KGBT-TV (A Wholly Owned Subsidiary of Raycom Media, Inc.) Balance Sheets December 31, 2005 and 2004
KGBT-TV (A Wholly Owned Subsidiary of Raycom Media, Inc.) Statements of Operations Years Ended December 31, 2005, 2004, and 2003
KGBT-TV (A Wholly Owned Subsidiary of Raycom Media, Inc.) Statements of Changes in Division Equity Years Ended December 31, 2005, 2004, and 2003
KGBT-TV (A Wholly Owned Subsidiary of Raycom Media, Inc.) Statements of Cash Flows Years Ended December 31, 2005, 2004, and 2003
KGBT-TV (A Wholly Owned Subsidiary of Raycom Media, Inc.) Notes to Financial Statements December 31, 2005, 2004, and 2003
SOUTH CAROLINA BROADCASTING (A DIVISION OF DIVERSIFIED COMMUNICATIONS) Financial Statements for the Period from January 1, 2006 to February 5, 2006 and the Year Ended December 31, 2005
INDEPENDENT AUDITORS' REPORT
SOUTH CAROLINA BROADCASTING A DIVISION OF DIVERSIFIED COMMUNICATIONS BALANCE SHEETS February 5, 2006 and December 31, 2005 DOLLARS IN THOUSANDS
SOUTH CAROLINA BROADCASTING A DIVISION OF DIVERSIFIED COMMUNICATIONS STATEMENTS OF OPERATIONS AND CHANGES IN DIVISIONAL ACCUMULATED DEFICIT Period From January 1, 2006 to February 5, 2006 and Year Ended December 31, 2005 DOLLARS IN THOUSANDS
SOUTH CAROLINA BROADCASTING A DIVISION OF DIVERSIFIED COMMUNICATIONS STATEMENTS OF CASH FLOWS Period From January 1, 2006 to February 5, 2006 and Year Ended December 31, 2005 DOLLARS IN THOUSANDS
SOUTH CAROLINA BROADCASTING A DIVISION OF DIVERSIFIED COMMUNICATIONS Notes to Financial Statements February 5, 2006 and December 31, 2005
PROSPECTUS , 2007 Barrington Broadcasting Group LLC Barrington Broadcasting Capital Corporation
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX